Exhibit 10.5

EXECUTION COPY

PARTICIPATION AGREEMENT

Dated as of October 21, 2003

among

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.,

as Construction Agent and as Lessee,

WELLS FARGO DELAWARE TRUST COMPANY,

not in its individual capacity, except

as expressly provided herein, but solely

as Independent Manager,

SPRINGERVILLE UNIT 3 HOLDING LLC,

as Owner Lessor,

SPRINGERVILLE UNIT 3 OP LLC,

as Owner Participant,

and

WILMINGTON TRUST COMPANY,

not in its individual capacity, but solely as

Series A Pass Through Trustee and

Series B Pass Through Trustee

and

as Indenture Trustee

SPRINGERVILLE “UNIT 3” FACILITY

A New 400 MW (net) Coal-Fired Power Plant

Located Near Springerville, Arizona

CREDIT SUISSE FIRST BOSTON,

as Lead Arranger

i

		Page

Section 8.6	Quiet Enjoyment	62
Section 8.7	Single Purpose	62
Section 8.8	Change of Jurisdiction of Organization	62
Section 8.9	Approvals in Writing	62

ARTICLE IX COVENANTS OF THE OWNER PARTICIPANT		63
Section 9.1	Restrictions on Transfer of Member Interest	63
Section 9.2	Status of Owner Participant	66
Section 9.3	Owner Participant’s Liens	66
Section 9.4	Amendments or Revocation of LLC Agreement	66
Section 9.5	Instructions	67
Section 9.6	Appointment of Successor Independent Manager	67
Section 9.7	Regulatory Event of Loss; Deemed Loss	67
Section 9.8	Quiet Enjoyment	67
Section 9.9	Bankruptcy Filings	68
Section 9.10	ERISA	68

ARTICLE X COVENANTS OF THE INDENTURE TRUSTEE AND THE NOTEHOLDERS		68
Section 10.1	Quiet Enjoyment	68
Section 10.2	Indenture Trustee’s Liens	68

ARTICLE XI COMPANY EVENTS OF DEFAULT		69
Section 11.1	Company Events of Default	69
Section 11.2	Construction Period Events of Default	73
Section 11.3	Survival of Construction Period Obligations	73
Section 11.4	Construction Period Purchase Option; Construction Period Remedies	73
Section 11.5	Recourse Limitations	75
Section 11.6	Owner Lessor’s Right to Cure Company Defaults during the Construction Period	75
Section 11.7	Construction Purchase Procedures	76
Section 11.8	Construction Return Procedures	76
Section 11.9	Other Remedies	77
Section 11.10	No Waiver; Remedies Cumulative	78

ARTICLE XII INDEMNIFICATION BY THE LESSEE		78
Section 12.1	General Indemnity	78
Section 12.2	General Tax Indemnity	85
Section 12.3	Limit on the Owner Lessor’s Indemnity Obligations	95
Section 12.4	Environmental Indemnity	96

ARTICLE XIII SUPPLEMENTAL FINANCING OF REQUIRED MODIFICATIONS; OPTIONAL REFINANCINGS; SUPPLEMENTAL FINANCING OF COST OVERRUNS, ETC.; RIGHT OF OWNER PARTICIPANT TO ASSUME LESSOR NOTES		98
Section 13.1	Financing Required Modifications	98

SCHEDULES

Schedule I	—	Commitments of the Participants
Schedule II	—	Construction Closing Date Funding Amounts
Schedule III	—	Notice Address
Schedule IV	—	Pricing Assumptions
Schedule 3.1(a)	—	Operative Documents to be Executed and Delivered on the
Construction Closing Date
schedule 3.1(h)(i)	—	Construction Budget
schedule 3.1(h)(ii)	—	Drawdown Schedule
schedule 3.1(q)	—	Perfection of Liens and Security Interests
schedule 6.1(d)	—	Governmental Approvals
schedule 6.1(h)	—	Litigation
schedule 6.1(1)	—	Environmental Warranties
schedule 6.1(p)	—	Tax Returns
schedule 6.1(u)	—	Adequate Rights
schedule 6.1(ee)	—	Subsidiaries
schedule 6.4(n)	—	Owner Participant Capital Structure
schedule 7.29	—	Insurance
schedule 9.1(b)	—	List of Competitors

v

EXHIBITS

Exhibit A	—	Form of Construction Agency Agreement
Exhibit B	—	Form of Facility Lease
Exhibit C	—	Form of Indenture
Exhibit D-1	—	Form of Series A Pass Through Trust Agreement
Exhibit D-2	—	Form of Series B Pass Through Trust Agreement
Exhibit E	—	Form of Disbursement Agreement
Exhibit F	—	Form of Site Lease
Exhibit G	—	Form of Site Sublease
Exhibit H	—	Form of Assignment and Assumption Agreement (Project Document Interest)
Exhibit I	—	Form of LLC Agreement
Exhibit J	—	Form of OP Guaranty
Exhibit K	—	Form of Consent (EPC Contractor)
Exhibit L	—	Form of Consent (TEP)
Exhibit M	—	Form of Consent (SRP)
Exhibit N	—	Form of Consent (Unit 4 Owner)
Exhibit O	—	Form of Funding Request
Exhibit P	—	Form of Transfer Agreement
Exhibit Q	—	Form of Completion Certificate
Exhibit R	—	Form of Memorandum of Facility Lease
Exhibit S	—	Form of Memorandum of Site Lease
Exhibit T	—	Form of Memorandum of Site Sublease
Exhibit U	—	Form of TEP Indemnity Agreement

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT, dated as of October 21, 2003, among (i) TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation, (ii) WELLS FARGO DELAWARE TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager under the LLC Agreement, (iii) SPRINGERVILLE UNIT 3 HOLDING LLC, a Delaware limited liability company, as Owner Lessor, (iv) SPRINGERVILLE UNIT 3 OP LLC, a Delaware limited liability company, as Owner Participant and (v) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, but solely as trustee under the Series A Pass Through Trust Agreement and the Series B Pass Through Trust Agreement and as Indenture Trustee.

WITNESSETH:

WHEREAS, the Company desires to construct the Facility referred to herein, consisting of an approximately 400-megawatt (net) coal-fired generating facility known as “Unit 3” to be developed, installed, assembled, constructed and operated on the Site, located near Springerville, Arizona;

WHEREAS, the Company desires to fund the construction and lease of the Facility by entering into the transactions contemplated hereby and in the other Operative Documents;

WHEREAS, each Pass Through Trustee (on behalf of the Certificateholders) and the Owner Participant have agreed, on the terms and conditions set forth herein, to provide construction and post-construction funding to the Owner Lessor (a) for the development, engineering, construction, start-up and testing of the Facility and (b) for the lease of the Facility pursuant to the Facility Lease and the lease of the Ground Interest from the Site Lessor pursuant to the Site Lease;

WHEREAS, prior to the execution and delivery of this Agreement, the Owner Participant and the Independent Manager entered into the LLC Agreement, pursuant to which the Owner Lessor agreed, among other things and subject to the terms and conditions hereof and thereof, to hold the Lessor Estate for the use and benefit of the Owner Participant;

WHEREAS, pursuant to the LLC Agreement, the Owner Participant authorized the Owner Lessor to, among other things and subject to the terms and conditions of the Operative Documents, (a) enter into and perform its obligations under this Agreement, the Indenture, the Construction Agency Agreement and the Disbursement Agreement, (b) issue the Initial Lessor Notes to the Pass Through Trustees and accept the Equity Contributions from the Owner Participant, (c) become a party, along with the Company, to the Springerville Project Agreement and the Supplemental Fuel Handling Agreements and enter into and perform its obligations under each of the other Project Documents, (d) lease the Ground Interest from the Site Lessor pursuant to the Site Lease, (e) grant to the Indenture Trustee, for the benefit of the Secured

Parties, Liens against the Facility, the Ground Interest, the Project Document Interest and the other Collateral to secure the Secured Obligations, (f) own the Facility as provided in the Operative Documents, (g) enter into the Swap Agreement with the Swap Counterparty, (h) lease the Facility to the Company pursuant to the Facility Lease, (i) sublease the Ground Interest to the Company pursuant to the Site Sublease and (j) assign the Project Document Interest (other than the Owner Lessor’s rights and obligations under the Springerville Project Agreement and the Supplemental Fuel Handling Agreements) to the Company pursuant to the Assignment and Assumption Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Owner Lessor will enter into the Construction Agency Agreement pursuant to which the Company will agree to act as construction agent during the development, engineering, construction, start-up and testing of the Facility;

WHEREAS, prior to the execution and delivery of this Agreement, the Owner Lessor and the Company entered into the Certificate Purchase Agreement with the Initial Purchaser pursuant to which the Initial Purchaser will purchase, on the Construction Closing Date, the Series A Certificates from the Series A Pass Through Trust and the Series B Certificates from the Series B Pass Through Trust;

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Series A Pass Through Trustee will enter into the Series A Pass Through Trust Agreement pursuant to which the Series A Pass Through Trustee will be directed to use the proceeds received from the offering of the Series A Certificates to purchase the Series A Lessor Note from the Owner Lessor on the Construction Closing Date and (b) the Series B Pass Through Trustee will enter into the Series B Pass Through Trust Agreement pursuant to which the Series B Pass Through Trustee will be directed to use the proceeds received from the offering of the Series B Certificates to purchase the Series B Lessor Note from the Owner Lessor on the Construction Closing Date;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee, the Deed of Trust Trustee and the Owner Lessor will enter into the Indenture pursuant to which (a) the Series A Pass Through Trustee will purchase the Series A Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series A Certificates and (b) the Series B Pass Through Trustee will purchase the Series B Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series B Certificates, in each case, in accordance with the terms and conditions hereof and thereof;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Lessor will execute and deliver each Security Agreement and will grant to the Indenture Trustee, for the benefit of the Secured Parties, and/or will grant to the Deed of Trust Trustee, for the benefit of the Indenture Trustee, Liens against the Facility, the Ground Interest, the Project Document Interest and the other Collateral to secure the Secured Obligations;

WHEREAS, immediately prior to the execution and delivery of this Agreement, the Owner Lessor has entered into the EPC Contract with the EPC Contractor, pursuant to which the EPC Contractor shall design and construct the Facility;

WHEREAS, immediately prior to the execution and delivery of this Agreement, the Owner Lessor (a) became a party, along with the Company, to the Springerville Project Agreement and the Supplemental Fuel Handling Agreements and (b) entered into each of the other Project Documents (other than the Fuel Supply Agreement and the Fuel Transportation Agreement) with the respective Project Participants party to each such agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Lessor will (a) enter into amendments with respect to the Supplemental Construction Agreement, the EPC Contract, the O&M Agreement, the Interconnection Agreement and the Support and Operating Agreement, (b) enter into the Fuel Supply Agreement and the Fuel Transportation Agreement and (c) enter into the Assignment and Assumption Agreement with the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee, the Owner Lessor, the Owner Participant, the Depositary Bank and the Company will enter into the Disbursement Agreement, pursuant to which the funds received from Advances and from certain other sources will be distributed for application in accordance with the other Operative Documents;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Lessor will enter into (a) the Site Lease with the Site Lessor, pursuant to which the Owner Lessor will lease the Ground Interest from the Site Lessor and (b) the Facility Lease and the Site Sublease with the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the OP Guarantor will enter into the OP Guaranty for the benefit of certain of the Funding Parties, whereby the OP Guarantor will guarantee the Owner Participant’s payment and performance obligations under the Operative Documents;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Lessor will enter into the Swap Agreement with the Swap Counterparty;

WHEREAS, concurrently with the execution and delivery of this Agreement, TEP will execute and deliver the TEP Indemnity Agreement for the benefit of the Owner Lessor;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Owner Participant will enter into the Tax Indemnity Agreement;

WHEREAS, during the Commitment Period, each Pass Through Trustee will make Advances to the Owner Lessor in accordance with the terms hereof that will consist of an initial funding of the proceeds received from the offering of the Certificates, which proceeds will be deposited into the Note Proceeds Account, and subsequent withdrawals and distributions of portions of such proceeds from the Note Proceeds Account;

WHEREAS, during the Commitment Period, the Owner Participant will make Advances to the Owner Lessor in accordance with the terms hereof;

WHEREAS, on the Lease Commencement Date, each of the Site Sublease Term and the Basic Lease Term will commence and the Project Document Interest will be assigned, transferred, sold, conveyed and set over by the Owner Lessor to the Company, and the Company will accept and assume such assignment, transfer, sale, conveyance and set over of all rights and obligations of the Owner Lessor in respect of the Project Document Interest, pursuant to the Assignment and Assumption Agreement; and

WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

The capitalized terms used in this Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The rules of interpretation and the other general provisions of Appendix A shall apply to the terms used in this Agreement.

ARTICLE II

PARTICIPATIONS IN THE TRANSACTIONS

Section 2.1                      Certain Actions. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, each party hereto hereby agrees to participate in the Overall Transaction as described in this Section 2.1 as follows:

(a)                                 on October 14, 2003, the Owner Participant and the Independent Manager entered into the LLC Agreement;

(b)                                 on October 14, 2003, the Company, the Owner Lessor and the Initial Purchaser entered into the Certificate Purchase Agreement;

(c)                                  on October 20, 2003, the Owner Lessor entered into the EPC Contract with the EPC Contractor;

(d)                                 on October 20, 2003, the Owner Lessor became a party, along with the Company, to the Springerville Project Agreement and the Supplemental Fuel Handling Agreements and entered into each of the other Project Documents (other than the Fuel Supply Agreement and the Fuel Transportation Agreement) with the respective Project Participants party to each such agreement;

(e)                                  on the date hereof, the Series A Pass Through Trustee and the Company each agree to execute and deliver the Series A Pass Through Trust Agreement, the Series A Pass Through Trustee agrees to declare the creation of the Series A Pass Through Trust for the benefit of the Series A Certificateholders and the initial Series A Certificateholders, as the grantors of the Series A Pass Through Trust and by their respective acceptances of the Series A Certificates, agree to join in the creation of the Series A Pass Through Trust with the Series A Pass Through Trustee;

(f)                                   on the date hereof, the Series B Pass Through Trustee and the Company each agree to execute and deliver the Series B Pass Through Trust Agreement, the Series B Pass Through Trustee agrees to declare the creation of the Series B Pass Through Trust for the benefit of the Series B Certificateholders and the initial Series B Certificateholders, as the grantors of the Series B Pass Through Trust and by their respective acceptances of the Series B Certificates, agree to join in the creation of the Series B Pass Through Trust with the Series B Pass Through Trustee;

(g)                                  on the date hereof, the Series A Pass Through Trustee agrees to use the proceeds received from the offering of the Series A Certificates to purchase the Series A Lessor Note issued by the Owner Lessor and to hold such Series A Lessor Note in trust for the benefit of the Series A Certificateholders;

(h)                                 on the date hereof, the Series B Pass Through Trustee agrees to use the proceeds received from the offering of the Series B Certificates to purchase the Series B Lessor Note issued by the Owner Lessor and to hold such Series B Lessor Note in trust for the benefit of the Series B Certificateholders;

(i)                                     on the date hereof, the Owner Lessor, the Deed of Trust Trustee and the Indenture Trustee each agree to execute and deliver the Indenture pursuant to which (i) the Owner Lessor agrees to issue to the Series A Pass Through Trustee the Series A Lessor Note and the Series A Pass Through Trustee agrees to purchase the Series A Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series A Certificates and (ii) the Owner Lessor agrees to issue to the Series B Pass Through Trustee the Series B Lessor Note and the Series B Pass Through Trustee agrees to purchase the Series B Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series B Certificates;

(j)                                    on the date hereof, the Owner Lessor, the Owner Participant, the Indenture Trustee, the Depositary Bank and the Company each agree to execute and deliver the Disbursement Agreement;

(k)                                 on the date hereof, the Owner Lessor agrees to lease the Ground Interest from the Site Lessor pursuant to the Site Lease;

(1)                                 on the date hereof, the OP Guarantor agrees to enter into the OP Guaranty providing for the guarantee by the OP Guarantor of the Owner Participant’s payment and performance obligations under the Operative Documents;

(m)                             on the date hereof, the Owner Participant and the Company each agree to enter into a Tax Indemnity Agreement;

(n)                                 on the date hereof, the Company and the Owner Lessor each agree to enter into the Construction Agency Agreement, the Site Sublease and the Facility Lease;

(o)                                 on the date hereof, the Owner Lessor agrees to enter into amendments with respect to the Supplemental Construction Agreement, the EPC Contract, the O&M Agreement, the Interconnection Agreement and the Support and Operating Agreement and to enter into the Fuel Supply Agreement and the Fuel Transportation Agreement with Powder River and BNSF respectively;

(p)                                 on the date hereof, the Owner Lessor and the Company each agree to enter into the Assignment and Assumption Agreement;

(q)                                 on the date hereof, the parties hereto each agree to enter into the other Operative Documents substantially in the respective forms attached hereto;

(r)                                    on the date hereof, the Owner Lessor agrees to enter into the Swap Agreement with the Swap Counterparty;

(s)                                   the Owner Lessor agrees to (i) on the Construction Closing Date and upon receipt of the proceeds received from the offering of the Certificates, issue the Initial Lessor Notes to the Pass Through Trustees pursuant to Section 2.4 of the Indenture and deposit such proceeds into the Note Proceeds Account pursuant to Section 2.2 and Section 3.1 of the Disbursement Agreement, (ii) during the Commitment Period and on the Lease Commencement Date, accept Equity Contributions from the Owner Participant as provided in Sections 2.2, 2.3(b), 4.3(a)(ii) and 4.4 and (iii) on the Construction Closing Date, execute and deliver each Security Document and grant to the Indenture Trustee, for the benefit of the Secured Parties, and grant to the Deed of Trust Trustee, for the benefit of the Indenture Trustee, Liens against the Facility, the Ground Interest, the Project Document Interest and the other Collateral to secure the Secured Obligations;

(t)                                    on the Construction Closing Date, the Series A Pass Through Trustee agrees to purchase the Series A Lessor Note from the Owner Lessor pursuant to Section 2.4 of the Indenture;

(u)                                 on the Construction Closing Date, the Series B Pass Through Trustee agrees to purchase the Series B Lessor Note from the Owner Lessor pursuant to Section 2.4 of the Indenture;

(v)                                 during the Commitment Period, the Indenture Trustee agrees to, from time to time, instruct the Depositary Bank, to withdraw and distribute portions of the proceeds received from the issuance of the Initial Lessor Notes from the Note Proceeds Account as set forth in Sections 2.2, 2.3(a) and 4.3(a)(i) and Article 3 of the Disbursement Agreement in order to make Advances to the Owner Lessor during the Commitment Period;

(w)                               during the Commitment Period, the Owner Participant agrees to, from time to time, (A) fund portions of its Owner Participant Commitment by making Equity Contributions available to the Owner Lessor as set forth in Sections 2.2, 2.3(b) and 4.3(a)(ii) and

(B) deposit the proceeds of such funding into the Equity Proceeds Account to be withdrawn and distributed in accordance with Article 3 of the Disbursement Agreement;

(x)                                 during the Commitment Period, the Owner Lessor agrees to use the proceeds of Advances from the Pass Through Trustees (consisting of the proceeds originally deposited into the Note Proceeds Account) and the Owner Participant first, to pay accrued interest on the Initial Lessor Notes, second, with the proceeds of Advances made by the Owner Participant only, to pay Equity Yield on the Equity Contributions and Equity Commitment Fees, third to pay all other amounts payable to the Secured Parties, the Owner Lessor or the Owner Participant (other than amounts for which the Secured Parties or the Owner Participant are indemnified by the Company or the Owner Lessor under Section 12.1(g), 12.2(j) or 12.3) and fourth, to fund the remaining amounts of such Advances to the Company pursuant to this Agreement, the Construction Agency Agreement and the Disbursement Agreement;

(y)                                 on the Lease Commencement Date, each of the Basic Lease Term and the Site Sublease Term will commence and the Project Document Interest will be assigned, transferred, sold, conveyed and set over by the Owner Lessor to the Company, and the Company will accept and assume such assignment, transfer, sale, conveyance and set over of all rights and obligations of the Owner Lessor in respect of the Project Document Interest, pursuant to the Assignment and Assumption Agreement; and

(z)                                  on the Lease Commencement Date, the Owner Participant agrees to make an additional Equity Contribution to the Owner Lessor to the extent required by Section 4.4.

The Owner Participant hereby authorizes and directs the Owner Lessor to take all such actions as may be required to be taken by the Owner Lessor by the terms of any Operative Document, whether on the Construction Closing Date or thereafter.

Section 2.2                      Construction Closing Date Participant Fundings. Subject to the terms and conditions of this Agreement, on the Construction Closing Date, the Owner Participant shall fund a portion of its Owner Participant Commitment, the Series A Pass Through Trustee shall purchase the Series A Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series A Certificates and the Series B Pass Through Trustee shall purchase the Series B Lessor Note from the Owner Lessor with the proceeds received from the offering of the Series B Certificates, in each case, not later than 12:00 Noon, New York City time, by transferring or delivering the amount set forth on Schedule II opposite such Person’s name in immediately available funds to (i) with respect to the Owner Participant, the Equity Proceeds Account and (ii) with respect to the Series A Pass Through Trustee and the Series B Pass Through Trustee, the Note Proceeds Account. The proceeds of the Owner Participant Commitment deposited into the Equity Proceeds Account and a portion of the proceeds received from the issuance of the Initial Lessor Notes shall be distributed in accordance with Section 3.4 of the Disbursement Agreement. If any proceeds of the Initial Lessor Notes remain on deposit in the Note Proceeds Account after distribution pursuant to Section 3.4 of the Disbursement Agreement, such proceeds shall be advanced from time to time pursuant to the provisions of Sections 2.3(a) and 4.3(a)(i).

Section 2.3                      Participations in Project Cost.

(a)                                 Lessor Note Proceeds Funding. Subject to and upon the terms and conditions herein set forth, on each Requested Funding Date, but only to the extent that there are proceeds of the Lessor Notes on deposit in the Note Proceeds Account, the Indenture Trustee agrees, at any time and from time to time during the Commitment Period (including the Advance to be made on the Lease Commencement Date pursuant to Section 4.3(a)(i)), to instruct the Depositary Bank to withdraw from the Note Proceeds Account and distribute an amount in Dollars equal to the Debt Funding Amount requested by the Company to be funded on such Requested Funding Date for distribution in accordance with either Section 3.2(b) or Section 3.5(a) of the Disbursement Agreement.

(b)                                 Owner Participant’s Commitment. Subject to and upon the terms and conditions herein set forth, (i) on each Requested Funding Date, the Owner Participant agrees, at any time from time to time during the Commitment Period (including the Advance to be made on the Lease Commencement Date pursuant to Section 4.3(a)(ii)), to make Equity Contributions to the Owner Lessor, in Dollars, in an amount equal to the Equity Funding Amount requested by the Company to be funded by the Owner Participant on such Requested Funding Date and (ii) on the Lease Commencement Date, the Owner Participant agrees to make the Equity Contribution, to the extent required by Section 4.4; provided, that in no event shall the aggregate amount funded by the Owner Participant pursuant to this Section 2.3(b) and pursuant to Section 2.2, Section 4.3(a)(ii) and, if required, Section 4.4 exceed the Owner Participant Commitment set forth opposite the Owner Participant’s name on Schedule I. The Owner Participant Commitment set forth in this Section 2.3(b) shall expire on the Commitment Termination Date (after the Advance to be made on the Lease Commencement Date pursuant to Section 4.3(a)(ii) and, if required, Section 4.4), without further action on the part of the Owner Participant.

(c)                                  Funding Requests: Notice of Borrowing. Whenever the Company desires that the Owner Lessor request an Advance of funds for use and application in accordance with the Operative Documents, the Company shall submit a Funding Request (each, a “Funding Request”) to the Owner Lessor, the Indenture Trustee and the Owner Participant at least eight (8) Business Days prior to the date on which the Company requires a distribution of funds (the “Requested Funding Date”), or in the case of the initial Advance of funds on the Construction Closing Date, at least three (3) Business Days in advance of such date, providing the information required to be provided by Section 3.2 with respect to such Advance. Each Funding Request shall (i) be signed by an Authorized Officer of the Company and (ii) be substantially in the form of Exhibit O. No more than two Advances under Section 2.2 and this Section 2.3 may be drawn in any calendar month and no more than eighteen (18) Advances under Section 2.2 and this Section 2.3 may be drawn in any calendar year. Each Funding Request given by the Company in accordance with this Section 2.3(c) shall be deemed to have been given jointly by the Owner Lessor and the Company.

(d)                                 Disbursement of Advances. If the conditions precedent to an Advance as set forth in this Section 2.3 and in Section 3.2 shall have been satisfied or waived by the Owner Participant, then no later than 12:00 Noon, New York City time, on each Requested Funding Date, (i) an amount equal to the Debt Funding Amount requested by the Company on such Requested Funding Date shall be withdrawn from the Note Proceeds Account and distributed in accordance with Section 3.5(a) of the Disbursement Agreement and (ii) the Owner Participant shall wire transfer an amount, in Dollars and in immediately available funds, equal to the Equity Funding Amount requested by the Company on such Requested Funding Date to the Equity Proceeds Account, which amount shall be withdrawn from the Equity Proceeds Account and distributed in accordance with Section 3.5(a) of the Disbursement Agreement. Notwithstanding anything to the contrary set forth in the Operative Documents, it is agreed that, other than with respect to the Advance to be made on the Construction Closing Date, the Owner Participant may waive the non-satisfaction of any of the conditions set forth in Section 3.2 and, so long as the Owner Participant shall have deposited into the Equity Proceeds Account an amount equal to the Equity Funding Amount requested by the Company to be made on such Requested Funding Date pursuant to the requirements set forth in this Section 2.3, proceeds on deposit in the Note Proceeds Account in an amount equal to the Debt Funding Amount requested to be funded by the Company on such Requested Funding Date shall be withdrawn from the Note Proceeds Account and distributed in accordance with Section 3.5(a) of the Disbursement Agreement concurrently with the funding by the Owner Participant, unless an Indenture Event of Default shall have occurred and is continuing on such date and the Initial Lessor Notes shall have been accelerated.

Section 2.4                      Owner Participant Authorization. The Owner Participant hereby authorizes and directs the Owner Lessor to issue the Initial Lessor Notes to the Pass Through Trustees as provided in this Article II.

Section 2.5                      Equity Commitment Fee. The Owner Lessor shall pay to the Owner Participant, and the Owner Participant shall pay to the Equity Investor, from the proceeds of Advances made by the Owner Participant, a nonrefundable fee (the “Equity Commitment Fee”) equal to ¾ of 1% per annum on the average daily amount of the unused portion of the Owner Participant Commitment. The Equity Commitment Fee shall accrue daily from the Construction Closing Date until the Commitment Termination Date and is payable monthly in arrears on the last day of each month and on the Commitment Termination Date.

Section 2.6                      Making of Equity Contributions. The Equity Contributions made by the Owner Participant from time to time may be (i) LIBOR Rate Equity Contributions, (ii) Base Rate Equity Contributions or (iii) a combination thereof, as determined by the Company and notified to the Owner Participant pursuant to Sections 2.3(c) and 2.8.

Section 2.7                      Certain Agreements Regarding Yield Periods. (a) Each of the Owner Lessor and the Owner Participant hereby agrees that, notwithstanding anything to the contrary contained in this Agreement, the Indenture or any other Operative Documents, without the prior written consent of the Company (which consent shall not be required during the occurrence and continuance of a Significant Company Default or a Company Event of Default), the Owner Lessor shall not take any action with respect to the Equity Contributions concerning the (a) continuation of a LIBOR Rate Equity Contribution as a LIBOR Rate Equity Contribution or (b) conversion of a LIBOR Rate Equity Contribution to a Base Rate Equity Contribution or a Base Rate Equity Contribution to a LIBOR Rate Equity Contribution. The Owner Lessor hereby appoints and authorizes the Company to act as its exclusive agent (and agrees that it will not act other than through the Company, as such agent) for the purpose of (i) continuing a LIBOR Rate Equity Contribution as a LIBOR Rate Equity Contribution or (ii) converting a LIBOR Rate Equity Contribution to a Base Rate Equity Contribution or a Base Rate Equity Contribution to a

LIBOR Rate Equity Contribution; provided, that such appointment and authorization shall not confer upon the Company during any period in which a Significant Company Default or a Company Event of Default shall have occurred and be continuing, the authority to act as agent to designate an Equity Contribution as other than a Base Rate Equity Contribution. Each of the Owner Lessor and the Owner Participant hereby consents to such appointment and authorization. In taking any actions as agent of the Owner Lessor as aforesaid, the Company shall be authorized to deal directly with the Owner Participant and each of the Owner Lessor and the Owner Participant agrees to cooperate with the Company and otherwise to do all things and take all actions reasonably necessary to effect the actions taken by the Company as the agent of the Owner Lessor under this Section 2.7.

(b)                                 Any action taken by Owner Lessor in violation of any of the foregoing shall be null and void and of no force and effect.

Section 2.8                      Conversion and Continuation Options. (a) The Company may elect from time to time to convert all or a portion of the LIBOR Rate Equity Contributions to Base Rate Equity Contributions by giving the Owner Participant prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date; provided, that any such conversion of LIBOR Rate Equity Contributions may only be made on the last day of a Yield Period with respect thereto. The Company may elect from time to time to convert all or a portion of the Base Rate Equity Contributions to LIBOR Rate Equity Contributions by giving the Owner Participant prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Yield Period therefor). All or any part of the outstanding LIBOR Rate Equity Contributions or Base Rate Equity Contributions may be converted as provided herein; provided, that no Base Rate Equity Contributions may be converted into LIBOR Rate Equity Contributions when any Significant Company Default or Company Event of Default has occurred and is continuing and the Owner Participant has determined in its sole discretion not to permit such conversions after the date that is one month prior to the Commitment Termination Date.

(b)                                 Any LIBOR Rate Equity Contribution may be continued as such upon the expiration of the then current Yield Period with respect thereto by the Company giving irrevocable notice to the Owner Participant, in accordance with the applicable provisions of the term “Yield Period” set forth in Appendix A hereto, of the length of the next Yield Period to be applicable to such Equity Contribution, provided, that no LIBOR Rate Equity Contribution may be continued as such when any Significant Company Default or Company Event of Default has occurred and is continuing and the Owner Participant has determined in its sole discretion not to permit such continuation, and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Equity Contribution shall be automatically continued as a LIBOR Rate Equity Contribution on the last day of such then expiring Yield Period and such continued LIBOR Rate Equity Contribution shall have a Yield Period with the same length as that of then expiring Yield Period.

Section 2.9                      Limitations on LIBOR Rate Tranches. Notwithstanding anything to the contrary in this Agreement or the other Operative Documents, all Advances, conversions and continuations of LIBOR Rate Equity Contributions and all selections of Yield Periods shall be in such amounts and be made pursuant to such elections so that, no more than five LIBOR Rate Tranches shall be outstanding at any one time, collectively in respect of LIBOR Rate Equity Contributions.

Section 2.10               Equity Yield and Payment Dates. (a) Each LIBOR Rate Equity Contribution shall bear Equity Yield for each day during each Yield Period with respect thereto at a rate per annum determined in accordance with clause (i) of the definition of “Equity Yield” in Appendix A.

(b)                                 Each Base Rate Equity Contribution shall bear Equity Yield at a rate per annum determined in accordance with clause (ii) of the definition of “Equity Yield” in Appendix A.

(c)                                  If all or a portion of (i) any Equity Contribution, (ii) any Equity Yield payable on any Equity Contribution, (iii) any Equity Commitment Fee or (iv) any other amount calculated with respect thereto, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear Equity Yield at a rate per annum equal to 200 basis points over the Base Rate then in effect, plus the Applicable Margin, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)                                 Equity Yield shall be payable in arrears on each Yield Payment Date from the proceeds of Advances made by the Owner Participant, provided that Equity Yield accruing pursuant to paragraph (c) of this Section 2.10 shall be payable from time to time on demand and provided, further that each prepayment of Equity Contributions shall be accompanied by accrued Equity Yield to the date of such prepayment.

Section 2.11               Computation of Interest, Equity Yield and Fees. (a) Equity Yield and Equity Commitment Fees payable pursuant to this Agreement shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Equity Contributions, the Equity Yield on which is calculated on the basis of the Prime Rate, the Equity Yield thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Owner Participant shall as soon as practicable notify the Company of each determination of a LIBOR Rate in respect thereof. Any change in the rate of Equity Yield on an Equity Contribution resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Owner Participant shall as soon as practicable notify the Company of the effective date and the amount of each such change in the rate of Equity Yield on an Equity Contribution.

(b)                                 Each determination of the rate of Equity Yield on an Equity Contribution by the Owner Participant pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error. The Owner Participant shall, at the request of the Company, deliver to the Company and the Owner Lessor a statement showing the quotations used by the Owner Participant in determining any rate of Equity Yield on an Equity Contribution pursuant to Section 2.10(a).

Section 2.12               Inability to Determine Rate on Equity Yield. If, prior to the first day of any Yield Period, the Owner Participant shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Yield Period, the Owner Participant shall give telecopy or telephonic notice thereof to the Owner Lessor and the Company as soon as practicable thereafter. If such notice is given (x) any LIBOR Rate Equity Contributions requested to be made on the first day of such Yield Period shall be made as Base Rate Equity Contributions, (y) any Equity Contribution that was to have been converted on the first day of such Yield Period to a LIBOR Rate Equity Contribution shall be continued as a Base Rate Equity Contribution and (z) any outstanding LIBOR Rate Equity Contributions shall be converted, on the last day of the then-current Yield Period, to Base Rate Equity Contributions. Until the Owner Participant has withdrawn such notice, no further LIBOR Rate Equity Contributions shall be made or continued as such, nor shall the Company have the right to convert such Base Rate Equity Contributions to LIBOR Rate Equity Contributions.

Section 2.13               Payments. All payments to be made by the Owner Lessor hereunder, whether on account of Equity Yield, Equity Commitment Fees or otherwise, shall be made without setoff or counterclaim from the proceeds of Advances made by the Owner Participant and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Owner Participant, in Dollars and in immediately available funds. If any payment hereunder (other than payments on the LIBOR Rate Equity Contributions) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Rate Equity Contribution becomes due and payable on a day other than a LIBOR Business Day, the maturity thereof shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding LIBOR Business Day.

Section 2.14               Requirements of Law. (a) If a Change in Law:

(i)                       shall subject the Owner Participant or any Consolidated Tax Group Member to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Rate Equity Contribution made by it, or change the basis of taxation of payments to the Owner Participant in respect thereof (except for Taxes covered by Section 12.2(k) and changes in the rate of tax on the overall net income of the Owner Participant or any Consolidated Tax Group Member);

(ii)                    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Owner Participant or any Consolidated Tax Group Member that is not otherwise included in the determination of the LIBOR Rate; or

(iii)                 shall impose on the Owner Participant or any Consolidated Tax Group Member any other condition relating to the making or maintaining of LIBOR Rate Equity Contributions;

and the result of any of the foregoing is to increase the cost to the Owner Participant or any Consolidated Tax Group Member, by an amount that the Owner Participant or any Consolidated Tax Group Member deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Equity Contributions, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay to the Owner Participant, on an After-Tax Basis, any additional amounts necessary to compensate the Owner Participant or any Consolidated Tax Group Member for such increased cost or reduced amount receivable. If the Owner Participant or any Consolidated Tax Group Member becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company of the event by reason of which it has become so entitled.

(b)                                 If the Owner Participant shall have determined that the adoption of or any change in any Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Owner Participant or any Person controlling the Owner Participant with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Owner Participant’s or such Person’s capital as a consequence of its obligations hereunder to a level below that which the Owner Participant or such Person could have achieved but for such adoption, change or compliance (taking into consideration the Owner Participant’s or such Person’s policies with respect to capital adequacy) by an amount deemed by the Owner Participant to be material, then from time to time, after submission by the Owner Participant to the Company of a written request therefor, the Company shall pay to the Owner Participant such additional amount or amounts as will compensate the Owner Participant or such Person for such reduction.

(c)                                  A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by the Owner Participant to the Company shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.14, the Company shall not be required to compensate the Owner Participant pursuant to this Section 2.14 for any amounts incurred more than nine months prior to the date that the Owner Participant notifies the Company of the Owner Participant’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and the payment of the Equity Contributions and all other amounts payable hereunder.

Section 2.15               Indemnity. The Company agrees to indemnify the Owner Participant for, and to hold the Owner Participant harmless from, any loss or expense that the Owner Participant or any Consolidated Tax Group Member may sustain or incur as a consequence of (a) a default by the Company in requesting the Owner Lessor to request an Advance of, conversion into or continuation of a LIBOR Rate Equity Contribution after the Company has given a notice to the Owner Lessor in order to request the same in accordance with the provisions of this Agreement, (b) a default by the Company in making any prepayment of or conversion from a LIBOR Rate Equity Contribution after the Company has requested that the Owner Lessor give a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of a LIBOR Rate Equity Contribution on a day that is not the last day of a Yield Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of Equity Yield that would have accrued on the amount so prepaid, or not so advanced, converted or continued, for the period from the date of such prepayment or of such failure to advance, convert or continue to the last day of such Yield Period (or, in the case of a failure to advance, convert or continue, the Yield Period that would have commenced on the date of such failure), in each case, at the applicable rate of Equity Yield for such Equity Contributions provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of Equity Yield (as reasonably determined by the Owner Participant) that would have accrued to the Owner Participant on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. A certificate as to any amounts payable pursuant to this Section 2.15 submitted to the Company by the Owner Participant shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Equity Contributions and all other amounts payable hereunder.

Section 2.16               Closing Date. The closing of the Overall Transaction (the “Construction Closing”) shall take place after 9:00 A.M., New York City time, on the Scheduled Closing Date or such other date as the parties hereto shall mutually agree (the “Construction Closing Date”), at the offices of Simpson Thacher & Bartlett LLP in New York City.

Section 2.17               Transaction Expenses; Fees and Expenses; Make-Whole Premium. (a) All Transaction Expenses incurred on or prior to the Construction Closing Date and substantiated by an appropriate invoice or otherwise supported in reasonable detail shall be paid by the Owner Lessor from the proceeds of Advances. Subject to Section 2.17(b) and the Mandate Letter, all other fees, costs and expenses incurred by the Funding Parties on or prior to the Construction Closing Date shall be for their respective accounts whether or not the Overall Transaction is consummated.

(b)                                 On the Construction Closing Date, all administration fees through the end of the Facility Lease Term charged by the Trust Company, the Independent Manager, the Pass Through Trustees, the Indenture Trustee and the Depositary Bank shall be paid by the Owner Lessor from the proceeds of Advances.

(c)                                  On and after the Lease Commencement Date, Make-Whole Premium shall be payable by the Company to the Noteholders, if and when due, as Supplemental Lease Rent.

(d)                                 All Transaction Expenses due and payable on the Lease Commencement Date by any Funding Party and substantiated by an appropriate invoice or otherwise supported in reasonable detail and which are in excess of the Transaction Expenses used in the Pricing Assumptions shall be paid directly by the Company. Any such payment shall not result in an adjustment to Basic Lease Rent.

Section 2.18               Limit on the Company’s Obligations. Notwithstanding anything to the contrary in any Operative Document or the Certificate Purchase Agreement, recourse of the Company in respect of any payment of its obligations under the Operative Documents or the Certificate Purchase Agreement made prior to the Lease Commencement Date or otherwise in respect of Project Costs made prior to the Lease Commencement Date shall be limited to the proceeds of Advances, Other Available Amounts and amounts payable by Persons that the Company is required to pay over to the Owner Lessor, any Noteholder, the Indenture Trustee, the Depository Bank, the Initial Purchaser or the Pass Through Trustees, except that (i) any payment obligation (other than any Non-Recourse Payment Obligation) pursuant to Article XII, Section 7 of the Certificate Purchase Agreement and Section 4.1(f) of the Disbursement Agreement shall not be paid with the proceeds of Advances or Other Available Amounts, but shall be paid directly by the Company with other funds of the Company, (ii) the Company shall be personally liable with respect to the exercise of remedies pursuant to Section 11.4 upon the occurrence of a Company Event of Default and, with respect to the payment of any obligation (other than any Non-Recourse Payment Obligation), pursuant to Article XII, Section 7 of the Certificate Purchase Agreement and Section 4.1(f) of the Disbursement Agreement, but in any such case, only to the extent provided in Section 11.5 and (iii) the Company shall be personally liable for all of its obligations under the Operative Documents or otherwise in respect of Project Costs if the Company delivers a Recourse Notification pursuant to Section 3.1 of the Construction Agency Agreement (and, no recourse limitations under the Operative Documents shall thereafter apply in any respect).

Section 2.19               Mandatory Prepayments of Lessor Notes; Mandatory Reduction of Owner Participant Commitment. (a) If, at any time prior to the Lease Commencement Date, the Company shall have received notice from the Unit 4 Owner of the Unit 4 Owner’s intention to exercise its option to make a lump sum payment (i) to the Owner Lessor to purchase an undivided ownership interest in all, but not a portion, of the Designated Shared Facilities (as defined in the Shared Facilities Agreement) pursuant to Section 4.1.4(b) of the Shared Facilities Agreement and/or (ii) to reimburse the Owner Lessor for 50% of the Existing Station Construction Work Sum (as defined in the Existing Facilities Upgrade Reimbursement Agreement) pursuant to Section 3.2.2 of the Existing Facilities Upgrade Reimbursement Agreement (such options, the “Unit 4 Owner Options”), the Company shall promptly notify the Owner Lessor, the Owner Participant and the Indenture Trustee of the exercise of either or both of such options. Such notice from the Company to the Owner Lessor, the Owner Participant and the Indenture Trustee shall specify (A) the Unit 4 Owner Option Base Amount expected to be received from the Unit 4 Owner upon the exercise of either or both of the Unit 4 Owner Options, (B) the amount of funds expected to be received from the Unit 4 Owner upon the exercise of either or both of the Unit 4 Owner Options in respect of Make-Whole Premium, Breakage Costs and Swap Termination Obligation and any other amounts due to the Secured Parties (other than accrued interest on the Lessor Notes) (the “Unit 4 Owner Option Other Amount”, and together with the Unit 4 Owner Option Base Amount, the “Unit 4 Owner Option Purchase Amount”) and (C) the date of expected receipt of the Unit 4 Owner Option Purchase Amount, which date shall not be later than 5 Business Days prior to the Lease Commencement Date. Upon the Owner Lessor’s receipt of the Unit 4 Owner Option Purchase Amount, the Owner Lessor shall promptly pay over such amount to the Indenture Trustee.

(b)                                 The Indenture Trustee shall distribute the Unit 4 Owner Option Base Amount to the Noteholders and the Owner Participant pro rata in accordance with the Debt/Equity Ratio in existence immediately prior to the receipt of such amount. The portion of the Unit 4 Owner Option Base Amount paid to the Indenture Trustee for distribution to the Noteholders pursuant to the preceding sentence shall be used to prepay the Lessor Notes, together with accrued interest to the date of such prepayment on the amount of Lessor Notes so prepaid, in the manner set forth in Section 3.5(d)(iii) of the Indenture. The portion of the Unit 4 Owner Option Base Amount paid to the Owner Participant pursuant to the first sentence of this Section 2.19(b) shall be used to prepay any outstanding Equity Contributions advanced by the Owner Participant to the Owner Lessor, together with accrued Equity Yield to the date of such prepayment on the amount of Equity Contributions so prepaid. Once prepaid pursuant to this Section 2.19(b), such Equity Contributions may not be re-advanced pursuant to Section 2.3 and the Owner Participant Commitment shall be permanently reduced by the amount of such prepayment.

(c)                                  The Indenture Trustee shall distribute the Unit 4 Owner Option Other Amount to the Noteholders in amounts sufficient to cover any Make-Whole Premium and any other amounts due and payable on the Lessor Notes (other than accrued interest), to the Owner Participant in amounts sufficient to cover any Breakage Costs due and payable on any LIBOR Rate Equity Contribution and to the Swap Counterparty in amounts sufficient to cover any Swap Termination Obligations due and payable under the Swap Agreement, in each such case, to the extent such amounts have become due and payable due to the exercise of either or both of the Unit 4 Owner Options and the related prepayment of the Lessor Notes and Equity Contributions.

(d)                                 The parties agree that all or a portion of the Unit 4 Owner Option Base Amount may be paid by the Unit 4 Owner on a date prior to the date specified for prepayment of the Lessor Notes in the notice of prepayment given pursuant to Section 3.6 of the Indenture. In such event, the parties agree that the amount of such early payment by the Unit 4 Owner may be held by the Company, in trust for the sole benefit of the Owner Lessor, and that the amount of such payment held by the Company shall be required to be paid over to the Owner Lessor immediately prior to the date specified for prepayment of the Lessor Notes in the notice of prepayment given pursuant to Section 3.6 of the Indenture. In no event shall any portion of the Unit 4 Owner Option Base Amount held by the Company be considered to be the Property of the Company, but shall at all times be and remain the Property of the Owner Lessor until paid over to the Indenture Trustee.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1                      Conditions Precedent to Construction Closing. The obligations of the parties hereto to consummate the transactions contemplated hereby on the Construction Closing Date shall be subject to prior or concurrent satisfaction or waiver of the following conditions, except that the obligations of any Person shall not be subject to such Person’s own performance or compliance with any of the following:

(a)                                 Documents Executed and Delivered on Construction Closing Date. On or before the Construction Closing Date, each of the documents set forth in Schedule 3.1(a) shall have been duly authorized, executed and delivered by the parties thereto and, if attached hereto as Exhibits, in substantially the form attached as an exhibit hereto, and executed counterparts of each shall have been delivered to each of the parties hereto (except that there shall be only one (1) original of the Series A Lessor Note and one (1) original of the Series B Lessor Note, which originals shall be delivered to the Series A Pass Through Trustee and the Series B Pass Through Trustee, respectively).

(b)                                 Project Documents. The Indenture Trustee and each Participant shall have received a true and complete copy of each of the following Project Documents, certified by the Company as such on the Construction Closing Date, each of which shall be in form and substance satisfactory to the Indenture Trustee and each such Participant and in full force and effect:

(i)                                     the EPC Contract;

(ii)                                  the Springerville Project Agreement;

(iii)                               the Supplemental Construction Agreement;

(iv)                              the Power Purchase Agreement;

(v)                                 the Fuel Supply Agreement;

(vi)                              the Fuel Transportation Agreement;

(vii)                           the O&M Agreement;

(viii)                        the Supplemental Fuel Handling Agreements;

(ix)                              the Shared Facilities Agreement;

(x)                                 the Existing Facilities Upgrade Reimbursement Agreement;

(xi)                              the Support and Operating Agreement;

(xii)                           the Interconnection Agreement;

(xiii)                        the Unit 1 Supplemental Agreement; and

(xiv)                       the Tucsonel Lease.

In addition, the Indenture Trustee and each Participant shall have received an Officer’s Certificate of the Company or other evidence satisfactory to it that each of the conditions precedent set forth in the Project Documents that are required to be satisfied on or prior to the Construction Closing Date (including the provision of notices and acknowledgements under Sections 5.4, 30.1 and 30.2 of the Springerville Project Agreement, Section 2(a) of the Intercompany Transfer Agreement and Section 2.1 of Amendment No. 2 to the Springerville Project Agreement) have been satisfied or waived by the parties thereto with the consent of the Required Participants and that no breach, default or violation by the Company, the Owner Lessor or, to the Company’s knowledge, any other Project Participant under any Project Document has occurred and is continuing and that no event or condition exists that could permit any party thereto to terminate any Project Document or suspend its performance thereunder or excuse such party from the failure to perform thereunder.

(c)                                  Other Documents. Each of the Funding Parties shall have received certified copies of the Constitutive Documents of each of the other Funding Parties (other than the Initial Purchaser, the Depositary Bank, the Indenture Trustee and the Pass Through Trustees who shall not be required to provide such documents) and resolutions of the Governing Body of each such Funding Party duly authorizing the Overall Transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by the Transaction Documents, the taking of all corporate, limited liability company, trust, partnership and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers, members or partners signing any of the Transaction Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipients thereof.

(d)                                 Representations and Warranties. The representations and warranties set forth in the Operative Documents (including pursuant to Article VI hereof) shall be true and correct on and as of the Construction Closing Date with the same effect as though made on and as of the Construction Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such date). Each of the Funding Parties shall have received an Officer’s Certificate of each of the other parties hereto (other than the Initial Purchaser, the Depositary Bank, the Indenture Trustee and the Pass Through Trustees who shall not be required to provide such documents) to such effect.

(e)                                  Default under Operative Documents. No Company Event of Default or Company Default shall have occurred and be continuing, or shall occur after giving effect to the issuance of the Initial Lessor Notes and the Certificates, the acceptance of the Equity Contributions and the making of the Advances on the Construction Closing Date. No Event of Loss shall have occurred.

(f)                                   Ratings.

(i)                                     The Certificates shall have been rated at least BBB- by S&P, Baa3 by Moody’s and BBB- by Fitch pursuant to a final ratings letter delivered by each of S&P, Moody’s and Fitch, respectively.

(ii)                                  The Company’s corporate or indicative credit rating shall be rated at least A from S&P, Baa2 from Moody’s and A from Fitch pursuant to a ratings letter delivered by each of S&P, Moody’s and Fitch, respectively.

(g)                                  Governmental Actions. All Governmental Approvals listed on Part A of Schedule 6.1(d) shall have been duly obtained or made and validly issued and shall be in full force and effect and, except as disclosed on Schedule 6.1(1), shall not be the subject of any pending or, to the knowledge of the Company, threatened judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period shall have expired. The Indenture Trustee and each Participant shall have received true and complete copies of all such Governmental Approvals, certified by the Company as such.

(h)                                 Construction Budget; Drawdown Schedule; Adequate Funding.

(i)                                     The Indenture Trustee and each Participant shall have received the Construction Budget, in form and substance reasonably satisfactory to each such Person and attached hereto as Schedule 3.1(h)(i), for all anticipated costs to be incurred in connection with the construction and start-up of the Facility and the Upgrades, including in the Construction Budget all construction and non-construction costs and all interest, taxes and other carrying costs relating to the Facility and the Upgrades, and such other information as the Indenture Trustee and each such Participant may reasonably request. The Construction Budget shall also be made available to the Indenture Trustee and each Participant in electronic form on the Construction Closing Date. The Construction Budget will contain an appropriate number of budget categories (each, a “Budget Category”), which will detail the estimated timing and value of draw downs in each such Budget Category, and the total of all estimated amounts to be drawn down in respect of such Budget Category (with respect to each Budget Category, the “Budget Category Amount”);

(ii)                                  The Indenture Trustee and each Participant shall have received an estimated schedule of Advances, in form and substance reasonably satisfactory to each such Person and attached hereto as Schedule 3. l(h)(ii) (the “Drawdown Schedule”). It is understood that the actual timing of Advances may deviate from the Drawdown Schedule to reflect construction progress; and

(iii)                               The Indenture Trustee and each Participant shall have received evidence reasonably satisfactory to each such Person that adequate funding exists to cover the full amount of the Construction Budget.

(i)                                     Financial Statements. The Indenture Trustee and each Participant shall have received a copy of (i) the audited consolidated financial statements of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended December 31, 2002 and (ii) a copy of the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries for the six-month period ended June 30, 2003. Each of such financial statements shall be reasonably satisfactory to each such Person, and shall not, in the reasonable judgment of such Persons reflect any material adverse change in the consolidated assets, liabilities, business operations or financial condition of the Company and its consolidated Subsidiaries, the Facility or the Site since the date of such financial statements.

(j)                                    Insurance Coverage. The Indenture Trustee and each Participant shall have received and found reasonably satisfactory, certificates of, or binders for, each policy of insurance required under Schedule 7.29, documenting insurance coverage and the Additional Insurance Beneficiary status as required, accompanied by a report of the Insurance Consultant addressed to the Indenture Trustee and each Participant stating that (i) insurance complying with the provisions of Schedule 7.29 and covering the risks and in the amounts referred to therein has been obtained and is in full force and effect, is not subject to cancellation without prior notice and that all currently due premiums therefor have been paid in full and (ii) the coverages contemplated by such insurance are reasonable for the Facility. Each Participant and the Indenture Trustee shall have received executed insurance brokers letters in customary form, dated as of the Construction Closing Date, identifying all insurance coverage in place as required by Schedule 7.29 and certifying that all premiums in respect of such policies are current.

(k)                                 Engineering Report. The Indenture Trustee and each Participant shall have received a report of the Engineering Consultant with respect to the technical and economic feasibility of the Facility and the Upgrades, the reasonableness of the terms of the EPC Contract (including design and specifications, the Construction Schedule, the Construction Budget and the contract prices), the capital budget, the status of Governmental Approvals, the ability of the Facility and the Upgrades to meet regulatory requirements, the adequacy of the “Phase I” and the “Phase II” environmental studies prepared with respect to the Site and such other matters relating to the Facility, the Upgrades, the Project Documents and the transactions contemplated hereby and thereby as the Indenture Trustee and the Participants shall reasonably request, which report shall be addressed to the Indenture Trustee and each Participant and shall be reasonably satisfactory in scope, form and substance to each such Person.

(l)                                     Intentionally Omitted.

(m)                             Intentionally Omitted.

(n)                                 Appraisal; Condition of the Facility. The Owner Participant and the Equity Investor shall have received the Closing Appraisal prepared by the Appraiser addressed and delivered only to the Owner Participant and the Equity Investor, such Appraisal to be in form and substance satisfactory to the Owner Participant and the Equity Investor. The Indenture Trustee and the Company shall have received a copy of the verification of value, useful life and estimated residual value prepared by the Appraiser in connection with the appraisal of assets subject to the Facility Lease, each of which will be reasonably satisfactory to each such Person. The parties acknowledge that neither the Owner Participant nor the Equity Investor is undertaking to provide the foregoing to the Indenture Trustee or the Company.

(o)                                 Opinion with Respect to Certain Tax Aspects. The Owner Participant and the Equity Investor shall have received the opinion of, Paul, Hastings, Janofsky & Walker, LLP, dated the Construction Closing Date, addressed and delivered only to the Owner Participant and the Equity Investor as to certain tax matters in form and substance satisfactory to the Owner Participant and the Equity Investor.

(p)                                 Opinions of Counsel. Each of the Funding Parties (other than the Depositary Bank) shall have received an opinion or opinions, dated the Construction Closing Date, of (i) Robert E. Temmer, Senior Vice President and General Counsel of the Company, (ii) Dorsey & Whitney LLP, special counsel to the Company, (iii) Brown & Bain, P.A., Arizona counsel to the Company, (iv) Roshka Heyman & DeWulf, special Arizona regulatory counsel to the Company, (v) Paul, Hastings, Janofsky & Walker LLP, special counsel to the OP Guarantor, the Equity Investor and the Owner Participant, (vi) Bond K. Koga, counsel to the OP Guarantor, (vii) Potter Anderson & Corroon LLP, special Delaware counsel to the Independent Manager and the Trust Company, (viii) Potter Anderson & Corroon LLP, special Delaware counsel to the Owner Lessor and the Owner Participant, (ix) Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Indenture Trustee and the Pass Through Trustees, (x) Snell & Wilmer, L.L.P., special Arizona counsel to the Initial Purchaser, the OP Guarantor, the Equity Investor

and the Owner Participant, (xi) Carol Burns Duke, counsel to the EPC Contractor, (xii) Snell & Wilmer L.L.P., special Arizona counsel to the EPC Contractor, (xiii) Orrick Herrington & Sutcliffe, special counsel to TEP, (xiv) Vincent Nitido, Jr., general counsel of TEP, (xv) Hunton & Williams, special environmental counsel to TEP, (xvi) Roshka Heyman & DeWulf, special Arizona regulatory counsel to TEP and (xvii) Salmon, Lewis & Weldon P.L.C., special counsel to SRP and the Unit 4 Owner. Each such opinion shall be in form and substance reasonably satisfactory to each recipient thereof. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 3.1(p) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent required, (i) include as addressees the Rating Agencies and the Initial Purchaser or (ii) permit the Rating Agencies and the Initial Purchaser to rely on its opinion as if such opinion were addressed to such parties. In addition, the Rating Agencies and the Company shall have received an appropriate non-consolidation opinion of Paul, Hastings, Janofsky & Walker, LLP, special counsel to the Owner Participant, relating to the bankruptcy of the Owner Lessor and the Owner Participant.

(q)                                 Perfection of Liens and Security Interests. The financing statements, instruments and other documents with respect to the filings and recordings described in Schedule 3.1(g) shall be in form and substance satisfactory to the Indenture Trustee and all such filings and recordings and all other filings and recordings and other actions that are necessary in order to establish, protect, preserve and perfect the Indenture Trustee’s Lien on and perfected security interest in all right, title, estate and interest of the Owner Lessor in and to the Collateral prior and superior to all other Liens, existing or future, except Permitted Liens, shall have been duly executed (if required to be executed by the Company and/or the Owner Lessor by Applicable Law) and delivered to the Indenture Trustee or its designees in proper form for filing, registration or recordation, and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Owner Lessor from the proceeds of Advances; and when such documents are filed or recorded, the Indenture Trustee shall have a first Lien on and prior perfected security interest in all right, title, estate and interest of the Owner Lessor in and to the Collateral prior and superior to all other Liens, except Permitted Liens. In addition, the Indenture Trustee shall have received copies of Uniform Commercial Code, judgment and tax lien search reports with respect to each “Debtor” specified in Schedule 3.1(q) in each jurisdiction in which financing statements are to be filed confirming that no Uniform Commercial Code filing exists with respect to the Property of such Person.

(r)                                    No Liens. There shall be no Liens (other than Permitted Liens) on the Facility, the Ground Interest, the Project Document Interest or the other Collateral.

(s)                                   Taxes. All Taxes, if any, due and payable on or before the Construction Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document required to be executed and delivered on or before the Construction Closing Date, or any document or instrument contemplated thereby, shall have been duly paid in full.

(t)                                    No Changes in Applicable Laws. No change shall have occurred in Applicable Laws or the interpretation thereof by any competent court or other Governmental Authority that would make it illegal for any Funding Party to participate in the Overall Transaction or would materially adversely affect the Company, the Facility, the Site or the Transaction Documents.

(u)                                 No Tax Law Change. The Owner Participant shall not have delivered notice to the Company that a Material Adverse Tax Law Change shall have occurred.

(v)                                 Title Insurance. Each of the Title Policies shall have been delivered to the Indenture Trustee, each Participant and the Owner Lessor in form and substance reasonably satisfactory to each such Person. The Indenture Trustee and the Owner Participant shall also have received evidence that the premium in respect of such Title Policies has been paid.

(w)                               Survey. Each Participant, the Indenture Trustee and the Owner Lessor shall have received a copy of the Survey certified and delivered to the Company, each Participant, the Indenture Trustee and the Owner Lessor, which Survey shall be in form and substance reasonably satisfactory to each such Person.

(x)                                 Utility Regulation. The Indenture Trustee and each Participant shall have received evidence reasonably satisfactory to it that (i) none of the Company or any of its Subsidiaries is a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of PUHCA and (ii) the Company shall have filed an application with FERC seeking (A) a declaratory order disclaiming jurisdiction during the Facility Lease Term over certain of the Funding Parties and (B) EWG Status Orders determining that each of the Owner Lessor and the Owner Participant is an “exempt wholesale generator” as defined in Section 32(a) of PUHCA.

(y)                                 Environmental Report. The Indenture Trustee and each Participant shall have received the Environmental Report, which shall be addressed to the Indenture Trustee, each Participant and the Equity Investor and shall be reasonably satisfactory to each such Person in scope, form and substance.

(z)                                  Chattel Paper. The original chattel paper counterpart of the Facility Lease shall have been delivered to the Indenture Trustee.

(aa)                          Notice to Proceed. The Company, in its capacity as Construction Agent, shall have issued the Notice to Proceed under the EPC Contract. The Indenture Trustee and each Participant shall have received an Officer’s Certificate from the EPC Contractor stating that the EPC Contractor knows of no facts or conditions not previously disclosed to the Indenture Trustee, the Participants and the Engineering Consultant that would entitle the EPC Contractor to a material Change Order under the EPC Contract.

(bb)                          Fees. All fees and expenses due and payable on or prior to the Construction Closing Date pursuant to Section 2.17 shall have been paid.

(cc)                            Letter as to Number of Offerees. (i) The Owner Participant, the Company and the Indenture Trustee shall have received a certification from the Lease Advisor as to the number of offerees by it of the Lessor Estate and the Equity Contributions and (ii) the Company and the Indenture Trustee shall have received a certification from the Owner Participant as to the number of offerees by it of the Lessor Estate, the Initial Lessor Notes and the manner of offering thereof.

(dd)                          Operating Lease Treatment. The Company shall have determined that the Facility Lease qualifies as an operating lease (subject to any Rent adjustments pursuant to the Operative Documents that may be applied on the Lease Commencement Date) under GAAP, including FAS 13.

(ee)                            Evidence of Necessary Utility Rights. The Indenture Trustee and each Participant shall have received evidence that all utility services, roadway access and fuel and interconnection services necessary for the construction and operation of the Facility are and will be available to the Facility on commercially reasonable terms.

(ff)                              Adequate Rights. The Indenture Trustee and each Participant shall have received evidence that all necessary titles, leaseholds and Appurtenant Rights that are required for the construction and operation of the Facility have been obtained, free and clear of all Liens, except for Permitted Liens.

(gg)                            EPC Security. The EPC Security in the amount required by the EPC Contract shall have been issued for the benefit of and received by the Indenture Trustee.

(hh)                          No Material Adverse Effect. No event shall have occurred and be continuing, and no condition exists, that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)                                  Certificate Purchase Agreement. The Company, the Owner Lessor and the Initial Purchaser shall have executed and delivered the Certificate Purchase Agreement and all conditions precedent to the issuance of the Certificates contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchaser. The Initial Purchaser shall have purchased the Certificates pursuant to, and in accordance with the terms of, the Certificate Purchase Agreement, and the proceeds received from the offering of the Certificates shall have been provided to the Owner Lessor through the purchase by the Pass Through Trustees of the Initial Lessor Notes.

(jj)                                Registered Agent. CT Corporation System shall have been appointed by the Company as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

Section 3.2                      Conditions Precedent to Advances. The obligations of the Participants to make Advances (including the withdrawal and distribution of any proceeds of the Lessor Notes held in the Note Proceeds Account) to the Owner Lessor during the Commitment Period and the obligation of the Owner Lessor to make Advances to the Company during the Commitment Period shall be subject to the satisfaction or waiver on the date such Advance is made (or, with respect to the condition set forth in Section 3.2(i), on an annual basis during the Commitment Period and in any event on the date of the last requested Advance to be made pursuant to Section 4.3(a)) of the following conditions precedent:

(a)                                 Construction Closing Date. The Construction Closing Date shall have occurred.

(b)                                 Funding Request; Invoices. With respect to Advances by the Participants pursuant to Section 2.2 and Section 2.3, the Owner Lessor, the Owner Participant and the Indenture Trustee shall have received a Funding Request from the Company in accordance with Section 2.3(c) and copies of invoices with respect to Project Costs to be paid with the proceeds of such Advances, if available.

(c)                                  Payment of Project Costs. The Indenture Trustee and the Owner Participant shall have received an Officer’s Certificate (such Officer’s Certificate may be contained in the related Funding Request) from the Company certifying that (i) the amount of the Advance requested by the Company on the date of such Advance shall not exceed the amount of Project Costs due and payable within thirty (30) days of the date of such Advance, or in the case of the initial Advance of funds on the Construction Closing Date, the amount of such Advance requested by the Company shall not exceed the amount of Project Costs due and payable on or before November 30, 2003 (in either case, as such Project Costs are set forth in the related Funding Request delivered to the Indenture Trustee and the Owner Participant with respect to such Advance), (ii) the proceeds of such Advance shall be used solely to pay Project Costs and (iii) such Project Costs are in accordance with the Construction Budget.

(d)                                 No Other Proceeds. With respect to any Advance, the Owner Participant and the Indenture Trustee shall have received an Officer’s Certificate (such Officer’s Certificate may be contained in the related Funding Request) from the Company certifying that the proceeds of all prior Advances shall have been expended or applied pursuant to the provisions of the Operative Documents and the Construction Budget or remain in the Inflow Account, the Equity Proceeds Account or the Note Proceeds Account to be applied against subsequent requisitions (and the items for which amounts are requested in the subject Funding Request shall have not been the basis for a previous Funding Request).

(e)                                  Representations and Warranties of the Company. The representations and warranties of the Company set forth in Section 6.1 and the Operative Documents shall be true and correct in all material respects, on and as of the date of such Advance with the same effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such date). Each of the Indenture Trustee and the Owner Participant shall have received an Officer’s Certificate (such Officer’s Certificate may be contained in the related Funding Request) from the Company to such effect.

(f)                                   No Company Default, Company Event of Default or Event of Loss. No Company Event of Default or Company Default shall have occurred and be continuing on the date of such Advance, or shall occur after giving effect to the Advance to be made on such date. No Event of Loss shall have occurred. No breach, default or violation by the Company, the Owner Lessor or the EPC Contractor under the EPC Contract shall have occurred and be continuing that permits the EPC Contractor to terminate the EPC Contract or suspend its performance thereunder (unless the EPC Contractor shall have irrevocably waived its right to terminate the EPC Contract or suspend its performance thereunder from its failure to perform thereunder, in each case, with respect to the circumstance giving rise to the breach, default or violation).

(g)                                  Engineering Consultant Report. With respect to each Advance other than the Advance made on the Construction Closing Date, the Owner Participant and the Indenture Trustee shall have received a certificate of the Engineering Consultant (the “Engineering Consultant’s Certificate”) dated not more than four (4) Business Days prior to the date of such Advance, (i) identifying the Project Costs that have been properly incurred and are due and payable on the date of such Advance and itemizing the use of the proceeds of the Advance to be made on the date of such Advance by Budget Category, (ii) stating that (A) construction of the Facility is proceeding satisfactorily, in a good and workmanlike manner and according to the EPC Contract and the Construction Schedule, the amount to be paid to the EPC Contractor does not exceed the amount required to be paid in accordance with Section 4.2 and Schedule A to the EPC Contract (as adjusted to reflect any Change Orders permitted or approved pursuant to Section 7.19), (B) as of the date of such Engineering Consultant’s Certificate, and without giving effect to any Advances made on such date, the estimated cost of completing the Facility and paying amortization, Equity Yield, interest, taxes (or payments in lieu thereof), rent and other carrying costs through completion does not exceed the sum of (1) the Available Owner Participant Commitment and (2) the amount on deposit in the Inflow Account, the Equity Proceeds Account, the Note Proceeds Account and the Completion Escrow Account, (C) in its judgment, Completion of the Facility should occur prior to the Outside Completion Date and (D) to the best of its knowledge, no events or changes have occurred since the date of the last Engineering Consultant’s Certificate that would have a material adverse effect on the Facility, (iii) describing (x) the results of the Engineering Consultant’s most recent site visit to the Facility and (y) the results of the Engineering Consultant’s review of the EPC Contractor’s most recent monthly progress report (including with respect to the areas of design, procurement and start-up), which monthly progress report shall certify as to the matters set forth in clause (ii) above and shall be delivered to the Indenture Trustee and the Owner Participant and (iv) specifying the estimated date for Completion.

(h)                                 Insurance. The Owner Participant and the Indenture Trustee shall have received an Officer’s Certificate (such Officer’s Certificate may be contained in the related Funding Request) of the Company stating that all insurance coverages required to be obtained by or on behalf of the Company pursuant to Schedule 7.29 are in place and are in full force and effect.

(i)                                     Master Indenture; RUS Loan Agreement. No “event of default” (as such term is defined in the Master Indenture) shall have occurred and be continuing under the Master Indenture and no “event of default” (as such term is defined in the RUS Loan Agreement) shall have occurred and be continuing under the RUS Loan Agreement, other than any “event of default” arising in respect of any of Section 2.1(g), 2.1(1) or 6.14 of the RUS Loan Agreement.

(j)                                    Title Endorsement. The Indenture Trustee, the Owner Lessor and the Owner Participant shall have received from the Title Company a notice of title continuation or an endorsement, on satisfactory terms, to the Title Policies theretofore delivered (insuring as of each anniversary of the Construction Closing Date), covering all Advances made through the date of such endorsement and indicating that since the date of the previous such endorsement (or, if none, since the effective date of said Title Policy), there shall have been no change in the state of title to the Facility and the Site and that there are no Liens (other than Permitted Liens) affecting the Facility or the Site that may take priority over the Lien of the Security Documents with respect to the Advances made through the date of such endorsement. If there is any charge for such endorsement, such endorsement shall have been issued at regular rates, without hazard or extra premium and without any indemnification of the Title Company by the Company or any other Person for any risk the Title Company is otherwise assuming. Such endorsement shall reflect that no Liens arising from labor and services performed and materials furnished through the date of such endorsement have been filed in Apache County, Arizona, prior to the date of such endorsement, except for Permitted Liens. The Title Company, the Owner Participant, the Owner Lessor and the Indenture Trustee shall have received any and all affidavits, lien waivers, certificates and other documents, in form and substance satisfactory to each such Person, that may be required by the Title Company as a condition to issuing the endorsement referred to above.

(k)                                 Project Documents, (i) Each of the Material Project Documents shall be in full force and effect and (ii) each of the Owner Lessor and the Company shall have complied in all material respects with its covenants and obligations with respect to each of the Material Project Documents.

(l)                                     No Significant Company Event. Since the Construction Closing Date, no event has occurred, and no condition exists, that has resulted in a Significant Company Event or could reasonably be expected to result in, a Significant Company Event.

(m)                             Regulatory Approvals. No order shall have been issued by the Arizona Corporation Commission that takes the position or states mat an approval from the Arizona Corporation Commission was required in connection with the granting and/or transfer of certain rights and interests from TEP or any of its Affiliates to the Owner Lessor under any of the Transaction Documents or the Intercompany Transfer Agreement.

ARTICLE IV

LEASE COMMENCEMENT

Section 4.1                      Notice of Completion Date; Occurrence of Lease Commencement Date.

(a)                                 Prior Notice of Completion; Completion. The Company covenants that it will give each of the other Funding Parties (other than the Initial Purchaser) at least thirty (30) days prior written notice of the expected Completion Date; provided, that Company shall have no liability to any Person for failure to provide such notice.

(b)                                 Notice of Lease Commencement Date. The Company will provide written notice (such notice to include the Required Rent Adjustment Information (it being understood that such information is subject to change pursuant to Section 4.2(a)(ii))) to each of the other Funding Parties (other than the Initial Purchaser) advising each such Person of a date (the “Lease Commencement Date”) on which the lease commencement closing (the “Lease Commencement

Closing”) is scheduled to occur, which date must be a Business Day not less than fifteen (15) days after such notice, provided, that Company may revoke such notice in the event that the Company reasonably determines that the Completion Date will not occur prior to the proposed Lease Commencement Date (but shall promptly thereafter provide a new notice in accordance with this Section 4.1(b)). In any event, the Lease Commencement Date shall occur on or before the tenth (10th) day after the Completion Date, but in no event shall the Lease Commencement Date occur prior to the date that the Facility has been placed in service for United States federal income tax purposes and has been synchronized into the electric transmission grid, in each case, as confirmed by the Special Tax Advisor. On the Completion Date, the Company shall provide each of the Funding Parties (other than the Initial Purchaser) with evidence that the Completion Date has occurred. The Owner Participant shall provide the Company with a preliminary proposal with respect to the adjustments required by Section 3.4(a)(i) of the Facility Lease within ten (10) days of receipt of the Required Rent Adjustment Information.

Section 4.2                      Actions Prior to the Lease Commencement Date.

(a)                                 Facility Lease Adjustments.

(i)                                     After the Company has given the notice required by Section 4.1 (a), the Company shall request a letter from the Appraiser indicating any revisions to the cost segregation analysis provided in the Closing Appraisal resulting from any variations in the actual constructed property as of the Lease Commencement Date from the property planned to be constructed on the Construction Closing Date.

(ii)                                  After the Company has given the notice required by Section 4.1(b) with respect to the Lease Commencement Date and has, no later than ten (10) Business Days prior to the scheduled Lease Commencement Date, provided a final notice of the Required Rent Adjustment Information to the Owner Participant, the Owner Participant shall promptly take all actions necessary and appropriate to provide the Company with the Owner Participant’s proposal with respect to the adjustments required by Section 3.4(a)(i) of the Facility Lease (such adjustments to give effect to, among other things, any Performance Liquidated Damages received on or prior to the Lease Commencement Date, the Targeted LD Amount determined pursuant to Section 4.5, the amount of the Unit 4 Owner Option Purchase Amount, if any, and the projected Advances or payments under Section 4.3(a) and, if required, Section 4.4), and in any event shall provide the Company with such proposed adjustments within five (5) Business Days of the receipt of the final Required Rent Adjustment Information. The Company and the Owner Participant will negotiate in good faith prior to (or after as mutually agreed) the Lease Commencement Date to resolve any differences with respect to the adjustments required by Section 3.4(a)(i) of the Facility Lease. The parties hereto acknowledge that all such adjustments shall (A) be in compliance with the tests of Sections 4.02(5) and 4.07 of Revenue Procedure 2001-29 and (B) be made in a manner so that the Facility Lease complies with the safe harbor set forth in Treasury Regulations Section 1.467-3(c)(3)(i) and therefore avoids any potential characterization of the Facility Lease as a “disqualified leaseback or long-term agreement” within the meaning of Section 467 of the Code.

(b)                                 Final Funding Request. At least eight (8) Business Days prior to the then scheduled Lease Commencement Date, the Company shall submit a final Funding Request (the “Final Funding Request”) requesting a final Advance from the Participants for all remaining Project Costs (incurred or expected), including any Project Costs relating to Punch List items to be completed after the Lease Commencement Date pursuant to Section 6.1.4 of the EPC Contract and any other Project Costs that may be required to be paid after the Lease Commencement Date under any of the other Construction Documents.

Section 4.3                      Actions on the Lease Commencement Date; Payment of Project Costs.

(a)                                 Final Construction Advance. Not later than 11:00 A.M., New York City time, on the Lease Commencement Date, but subject to Sections 2.3(a) and (b) and 3.2 (but not subject to Section 2.3(c) or (d)), (i) an amount equal to the Debt Funding Amount requested by the Company pursuant to the Final Funding Request shall be withdrawn from the Note Proceeds Account and either transferred to the Completion Escrow Account in accordance with Sections 3.1(d) and 3.2 of the Disbursement Agreement or distributed in accordance with Section 3.5(a) of the Disbursement Agreement and (ii) the Owner Participant shall wire transfer an amount, in Dollars and in immediately available funds, equal to the Equity Funding Amount requested by the Company pursuant to the Final Funding Request to the Equity Proceeds Account, which amount shall be withdrawn from the Equity Proceeds Account and either transferred to the Completion Escrow Account in accordance with Sections 3.1(d) and 3.2 of the Disbursement Agreement or distributed in accordance with Section 3.5(a) of the Disbursement Agreement. On the Lease Commencement Date, the Company shall use the proceeds of such Advance to pay, or cause to be paid, all remaining Project Costs, other than amounts representing Punch List items to be completed after the Lease Commencement Date pursuant to Section 6.1.4 of the EPC Contract and any other Project Costs under any other Construction Documents not required to be paid under such Construction Documents until after the Lease Commencement Date and the remaining proceeds of such Advance, which shall be an amount at least equal to the sum of the amounts of such Punch List items and such other Projects Costs, shall have been deposited into the Completion Escrow Account.

(b)                                 Rent Adjustments. Subject to Section 4.2(a), the Owner Lessor and the Company, without necessity of any consent or approval from any other Funding Party other than the Owner Participant, shall execute and deliver a supplement to the Facility Lease reflecting the Rent adjustments required to be made pursuant to Section 3.4(a)(i) of the Facility Lease (such adjustments to give effect to any Performance Liquidated Damages received on or prior to the Lease Commencement Date, the Targeted LD Amount determined pursuant to Section 4.5, the amount of the Unit 4 Owner Option Purchase Amount, if any, and the projected Advances or payments under Section 4.3(a) and, if required, Section 4.4) and the Company shall update Exhibit 1 and Exhibit 2 to the Tax Indemnity Agreement and provide such updated exhibits to the Owner Participant.

(c)                                  Commencement of Facility Lease Term and Site Lease Term. On the Lease Commencement Date, the Owner Lessor shall deliver possession of the Facility and the Ground Interest to the Company pursuant to the terms of the Facility Lease and the Site

Sublease, respectively, and the Facility Lease Term and the Site Sublease Term shall immediately commence.

(d)                                 Assignment of Project Document Interest. On the Lease Commencement Date, the Owner Lessor shall assign, transfer, sell, convey and set over the Project Document Interest to the Company, and the Company shall accept and assume such assignment, transfer, sale, conveyance and set over of all rights and obligations in respect of the Project Document Interest, pursuant to the terms of the Assignment and Assumption Agreement.

(e)                                  Completion Certificate. On the Lease Commencement Date, each of the Indenture Trustee and the Owner Participant shall have received a certificate, substantially in the form of Exhibit Q (the “Completion Certificate”), duly completed and executed and delivered by a duly Authorized Officer of each of the Company and the Engineering Consultant.

Section 4.4                      Lease Commencement Date Commitment of Owner Participant. On the Lease Commencement Date and following the Advance contemplated by Section 4.3(a)(ii), but only to the extent that, after giving effect to the Advance contemplated by Section 4.3(a)(ii), the Debt/Equity Ratio is less than the Lease Term Debt/Equity Ratio, the Owner Participant shall make an additional Equity Contribution available to and for the account of the Owner Lessor in an amount sufficient to cause the Debt/Equity Ratio immediately after such contribution by the Owner Participant to be equal to the Lease Term Debt/Equity Ratio (after giving effect to the Advance contemplated by Section 4.3(a)(ii)); provided, that in no event shall the aggregate amounts expended by the Owner Participant pursuant to this Section 4.4 and pursuant to Sections 2.2, 2.3 and 4.3(a)(ii) exceed the Owner Participant Commitment set forth opposite the Owner Participant’s name on Schedule I. The Owner Lessor shall promptly apply all amounts funded by the Owner Participant pursuant to this Section 4.4 to the prepayment of the Lessor Notes in accordance with Section 3.5(d)(ii)of the Indenture.

Section 4.5                      Performance Liquidated Damages. (a) After the Company has given the notice required by Section 4.1(a), but no later than 30 days prior to the scheduled Lease Commencement Date, the Company shall provide the Owner Lessor, the Owner Participant and the Indenture Trustee with an estimate of the amount of Performance Liquidated Damages that are expected to be received from the EPC Contractor pursuant to the EPC Contract (the “Targeted LP Amount”).

(b)                                 On the Lease Commencement Date and in connection with the adjustments required by Section 3.4(a)(i) of the Facility Lease, to the extent that the Company determines that any Targeted LD Amount is expected to be received from the EPC Contractor under the EPC Contract, the Owner Lessor and the Company shall include in the adjustments to Basic Lease Rent payable under the Facility Lease an amount of Basic Lease Rent payable on the third Rent Payment Date to occur after the Lease Commencement Date equal to the Targeted LD Amount. If the Targeted LD Amount is less than or equal to $10,000,000, then the portion of such payment of Basic Lease Rent attributable to the Targeted LD Amount shall be retained by the Owner Lessor (in addition to any other amount payable to the Owner Participant on such date) and shall not be used to prepay the Lessor Notes. If the Targeted LD Amount exceeds $10,000,000, then (i) the portion of such Basic Lease Rent attributable to the Targeted LD Amount payment up to $10,000,000 (in addition to any other amount payable to the Owner

Participant on such date) shall be retained by the Owner Lessor and shall not be used to prepay the Lessor Notes and (ii) the portion of such Basic Lease Rent payment attributable to the Targeted LD Amount in excess of $10,000,000 shall be paid to the Indenture Trustee, for distribution to the Noteholders, and to the Owner Participant, pro rata in accordance with the Debt/Equity Ratio in existence immediately after giving effect to the transaction described in clause (i) above. The amount paid to the Indenture Trustee, for distribution to the Noteholders, pursuant to the preceding sentence shall be used to prepay the Lessor Notes in accordance with Section 3.5(d)(i) of the Indenture.

(c)                                  To the extent that the amount of Performance Liquidated Damages actually received from the EPC Contractor pursuant to the EPC Contract exceeds the Targeted LD Amount (the amount of such excess, the “Excess LD Amount”), such Excess LD Amount (as assigned to the Owner Lessor pursuant to Section 2 of the Assignment and Assumption Agreement) shall be paid directly to the Owner Lessor and shall be deposited into the Major Expenditure Account for distribution in accordance with Section 3.7 of the Disbursement Agreement.

ARTICLE V

EXTENT OF INTEREST OF NOTEHOLDERS

No Noteholder shall have any further interest in, or other right with respect to, the Liens created by the Security Documents when and if the principal of and interest on all Lessor Notes owing to such Noteholder and all other sums payable to such Noteholder hereunder, under the Indenture and under the other Operative Documents shall have been paid in full. Each Noteholder agrees that it will look solely to the income and proceeds from the Collateral to the extent available for distribution to such Noteholder as provided in Article IV of the Indenture, and that neither the Owner Participant nor the Owner Lessor shall be personally liable to any Noteholder for any amounts payable hereunder, under the Indenture or under any other Operative Document, except as expressly provided in the Operative Documents.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1                      Representations and Warranties of the Company. The Company represents and warrants that:

(a)                                 Organization; Power. It (i) is a cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, (ii) is duly licensed or qualified to do business and is in good standing in the State of Arizona and in each other jurisdiction where the nature of its business or the ownership of its Property requires such qualification, (iii) has all requisite corporate power, authority and legal right to construct, own, lease and operate the Property it purports to own and to carry on its business as now being conducted and as proposed to be conducted by it and (iv) has all requisite corporate power, authority and legal right and holds all requisite Governmental Approvals to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party except, with respect to clause (ii) and (iii), where the failure to be so qualified or be in good standing (except with respect to qualification in the State of Arizona) or the failure to obtain such Governmental Approvals would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Due Authorization; Enforceability, Etc. This Agreement and each of the other Transaction Documents to which the Company is or will be a party have been or, when executed and delivered will be, duly authorized, executed and delivered by all necessary corporate action by the Company and, this Agreement constitutes and, assuming the due authorization, execution and delivery by each other party thereto, when executed and delivered, each other Transaction Document to which the Company is or will be a party will constitute, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(c)                                  Non-Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is or will be a party, the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law (including Environmental Laws) binding on or affecting the Company or its Property or the Facility, (ii) contravene any of the Company’s Constitutive Documents, (iii) require any action, consent or approval by any trustee or holder of any Indebtedness of the Company, (iv) contravene or constitute a violation of, or a default by, the Company under any Contractual Obligation binding on or affecting the Company or its Property or (v) result in, or require the creation or imposition of, any Lien upon the Property of the Company (other than pursuant to the Master Indenture or as permitted pursuant to any Operative Document).

(d)                                 Government Approvals. Except for those Governmental Approvals which are set forth in Schedule 6.1(d), no Governmental Approval is required in connection with (a) the execution, delivery and performance by the Company or the Owner Lessor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, (b) the construction, use, lease, ownership or operation of the Facility and to the Actual Knowledge of the Company, the Common Facilities or the Fuel Handling Facilities or (c) the making of the Equity Contributions and the issuance of the Lessor Notes and the Certificates, in each case, as contemplated by the Operative Documents. Each of the Governmental Approvals listed in Part A of Schedule 6.1(d) has been duly obtained or made, was validly issued and is in full force and effect and, except as otherwise disclosed on Schedule 6.1(1), is not the subject of any pending or threatened judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period has expired. None of the Governmental Approvals listed in Part B of Schedule 6.1(d) is required to be obtained prior to the date hereof and each thereof is customarily obtained at a later stage of construction of the Facility or after the Completion Date. The Company reasonably expects that each of the Governmental Approvals listed in Part B of Schedule 6.1(d) can be obtained or made in the normal course of business as and when required without significant delay or material impairment to the consummation and performance of the Overall Transaction. Each of the Company and the Owner Lessor, as the case may be, is in compliance with all Governmental Approvals required to be obtained as of the Construction Closing Date, any subsequent Advance date or on the Lease Commencement Date, as the case may be, other than any failure with which to be in compliance as of such date would not have a Material Adverse Effect.

(e)                                  Transaction Documents. Each of the Transaction Documents is in full force and effect and the Company or the Owner Lessor, as the case may be, has not given or received any notice of default thereunder and, to the Company’s Actual Knowledge (i) no default, breach or violation has occurred and is continuing under any Transaction Document and (ii) no event of “force majeure” under any Project Document has occurred and is continuing that affects the performance under such Project Document of any other Project Participant under such Project Document.

(f)                                   No Company Default or Company Event of Default: No Event of Loss. No Company Default or Company Event of Default has occurred or will occur as a consequence of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder or thereunder. No Event of Loss has occurred or will occur as a result of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder or thereunder.

(g)                                  Compliance with Applicable Laws. The Company is in compliance in all material respects with all Applicable Laws (including Environmental Laws) and Governmental Approvals applicable to it or relating to the construction, operation, maintenance, use, lease or ownership of the Facility.

(h)                                 Litigation. Except as set forth on Schedule 6.1(h), there is no pending or, to the knowledge of the Company, threatened (i) action, suit, arbitration, litigation, investigation or proceeding in law or in equity against the Company, any Property of the Company, the Facility, the Upgrades, the Springerville Generating Station, the Site or to the Actual Knowledge of the Company, the Common Facilities that could reasonably be expected to have a Material Adverse Effect or (ii) injunction, writ, preliminary restraining order or other order of any nature issued by an arbitrator, court or any other Governmental Authority against the Company, any Property of the Company, the Facility, the Upgrades, the Springerville Generating Station, the Site or to the Actual Knowledge of the Company, the Common Facilities that could reasonably be expected to have a Material Adverse Effect.

(i)                                     Title; Liens.

(i)                                     The Owner Lessor has (A) good, clear, record and marketable title to the Facility and the other tangible personal property forming a part of the Collateral purported to be covered by the Lien of the Security Documents, free and clear of all Liens other than Permitted Liens, (B) good, clear, record and marketable title or valid leasehold rights or other interests in the Ground Interest, free and clear of all Liens other than Permitted Liens and (C) good, clear, record and marketable title to or a valid leasehold, easement interest or, in the case of the Fuel Handling Facilities and the

Common Facilities only, a valid right of use, free and clear of all Liens other than Permitted Liens, in all Appurtenant Rights required for access to, and construction and/or operation of, the Facility, the Fuel Handling Facilities and the Common Facilities as contemplated by the applicable Transaction Documents, other than any thereof not needed for the construction of the Facility that the Company has no reason to believe it will not be able to obtain by the time needed on commercially reasonable terms.

(ii)                                  When duly authorized, executed and delivered by each of the parties thereto, the Indenture and the other Security Documents will create a valid Lien in favor of the Indenture Trustee in the Facility, the Ground Interest, the Project Document Interest and the other Collateral and no filing, recording, registration or notice with any federal or state Governmental Authority will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 3.1 (q), to perfect, or give record notice of, the Lien in favor of the Indenture Trustee in the Facility, the Ground Interest, the Project Document Interest and the other Collateral to the extent such Lien may be created or perfected by filings or recordings.

(j)                                    Utility Regulation.

(i)                                     None of the Company or any of its Subsidiaries is a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of PUHCA.

(ii)                                  On and after the date of receipt from the FERC of the EWG Status Orders required to be obtained pursuant to Section 7.30, each of the Owner Lessor and the Owner Participant has been determined by the EWG Status Orders to be and is an “exempt wholesale generator” as defined under Section 32(a) of PUHCA, and, as a result, based solely on its participation in the Overall Transaction, neither the Owner Lessor nor the Owner Participant can be considered an “electric utility company” or a “public utility company” under PUHCA and each is exempt from all provisions of PUHCA.

(iii)                               After receipt from the FERC, (A) the EWG Status Orders obtained from the FERC pursuant to Section 7.30 were validly issued by the FERC and are final and in full force and effect and (B) neither the EWG Status Orders nor the Owner Lessor’s or the Owner Participant’s status as an “exempt wholesale generator” as defined under Section 32(a) of PUHCA, is the subject of any pending or, to the Company’s knowledge, threatened judicial or administrative proceeding.

(iv)                              The Company is not subject to any regulation as a “public service corporation” under Arizona law and is not otherwise subject to any regulation under Arizona law relating to “public service corporations” that could reasonably be expected to have a Material Adverse Effect.

(v)                                 None of the Trust Company, the Independent Manager, the Noteholders, the Depository Bank, the Owner Participant, the Owner Lessor, the Indenture Trustee, the Equity Investor, the OP Guarantor or the Initial Purchaser will, during the Facility Lease Term, solely by reason of (i) the ownership of the Facility by the Owner Lessor or the construction, use, leasing, operation or maintenance of the Facility by the Company, (ii) the making of the Equity Contributions and the issuance of the Lessor Notes and the Certificates, in each case, as contemplated by the Operative Documents or (iii) the consummation of any other transaction contemplated by any Transaction Document, be deemed by any Governmental Authority having jurisdiction to be or otherwise become a “public utility”, a “public utility company”, a “public utility holding company”, a “public service company”, a “public service corporation”, an “electric utility”, an “electric company”, an “electric utility company” or any similar type of entity (or an affiliate of any thereof) under any Applicable Law (including PUHCA, the Federal Power Act, Article XV of the Arizona Constitution or Title 40 of the Arizona Revised Statutes) or otherwise subject to any regulation relating to any such type of entity (or an affiliate of any thereof) under any Applicable Law (including PUHCA, the Federal Power Act, Article XV of the Arizona Constitution or Title 40 of the Arizona Revised Statutes).

(k)                                 Securities Act. Neither the Company nor anyone authorized by the Company has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes, the Certificates or any part thereof, or in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes, the Certificates or any part thereof, solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

(l)                                     Environmental Warranties.

(i)                                     Except as disclosed in Schedule 6.1(1), the Company has not received from any Governmental Authority or other Person any, and does not have Actual Knowledge of any existing or threatened, written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that (A) there has been any violation or potential violation of any Environmental Law by the Company or at, or relating to, the Facility, the Common Facilities or the Site, (B) there has been any Release of any Hazardous Materials in, on, under or from the Facility, the Common Facilities or the Site, or by the Company at any other location which would be in material violation of any Environmental Law or could result in material Liability under or relating to any Environmental Law, (C) the Company may be or is liable, in whole or in part regarding any violation or potential violation of any Environmental Law or for the costs of cleaning up, remedying or responding to a Release of any Hazardous Materials or (D) either the Facility, the Common Facilities or the Site is subject to a Lien in favor of any Governmental Authority or other Person in response to a release of Hazardous Materials.

(ii)                                  Each of the Company and the Facility is, and at all prior times has been, complying with all Environmental Laws applicable to the construction and operation of the Facility, including the compliance with any Governmental Approvals related to Environmental Laws that are necessary for the construction and operation of the Facility, except to the extent that failure to so comply individually and in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(iii)                               Except as disclosed in Schedule 6.1(1), there is not and has not been any Environmental Condition (A) at, on, under or from the Facility or the Site, (B) resulting from or arising in connection with the construction, operation, maintenance, use or ownership of the Facility or (C) otherwise relating to the Company, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or involve any danger of (1) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on, the Facility or the Site or the impairment of the ownership, construction, use, operation or maintenance of the Facility or the Site in any material respect or (2) any criminal liability or any civil liability beyond the means of the Company to reasonably satisfy being incurred by any Funding Party (other than the Company).

(iv)                              Except as disclosed in Schedule 6.1(1), the Company has not assumed, either by contract or by operation of law, any material liability or obligation under or relating to Environmental Laws.

(m)                             Jurisdiction of Incorporation of Company. The Company is a Colorado cooperative corporation.

(n)                                 Margin Regulation. The Company is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes, the Certificates or the Equity Contributions as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, Regulations T, U and X of the Federal Reserve System or Section 7 of the Exchange Act, or any regulations issued pursuant thereto. Terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.1(n) with such meanings.

(o)                                 Investment Company Act. The Company is not an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

(p)                                 Taxes. The Company has filed or caused to be filed all Tax and information returns which are required to be filed by it in any jurisdiction, all such returns are true, correct and complete in all material respects and the Company has paid all Taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other Taxes and assessments payable or imposed on it by any Governmental Authority (other than Taxes the payment of which are not yet due and payable or which are being contested in good faith by the Company through appropriate judicial or administrative proceedings and with respect to which adequate accounting reserves have, to the extent required by GAAP, been set aside and the failure to pay such Taxes or assessments during the pendency of such proceedings would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and no Liens for Taxes (other than Permitted Liens) on the Company, the Facility or the Site have been filed. No adjustment relating to any such returns has been proposed formally or informally by any Governmental Authority and, to the Actual Knowledge of the Company, no basis exists for any such adjustment. Proper and accurate amounts have been withheld by the Company from its employees, independent contractors, creditors, members, partners and other third parties for all periods in full and complete compliance with all Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 6.1(p) sets forth, as of the Construction Closing Date, those taxable years for which the Company’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority. The Company has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes.

(q)                                 Disclosure. Taken as a whole, none of the representations and warranties set forth herein, the information furnished in writing or to be furnished in writing by the Company to the Lead Arranger, any other Funding Party, the Appraiser, the Engineering Consultant, the Insurance Consultant, the Environmental Consultant or the Market and Fuel Consultant in connection with Overall Transaction and the information contained in the Offering Circular contains or will contain any untrue statement of a material fact or omits or will omit to state as of the date made or furnished a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made (unless disclosed in writing to such Persons prior to the date hereof); provided, that no representation or warranty is made with regard to any projections or other forward-looking statements provided by or on behalf of the Company (except as set forth in Section 6.1(r)); provided, further, that the Indenture Trustee and each Participant acknowledges and agrees that the Company has heretofore provided to the Appraiser, the Engineering Consultant, the Insurance Consultant, the Environmental Consultant, the Market and Fuel Consultant certain (1) general market information, (2) information about certain energy markets and the deregulation process relating thereto and (3) information passed along from Persons who are not Affiliates of the Company, and that the Company makes no representation or warranty whatsoever with respect to such information, except as expressly set forth in the Tax Indemnity Agreement. There is no fact known to the Company that has not been disclosed in writing by or on behalf of the Company to each of the other Funding Parties, the Lead Arranger, the Appraiser, the Engineering Consultant, the Insurance Consultant, the Environmental Consultant and the Market and Fuel Consultant which has had or would reasonably be expected to have a Material Adverse Effect.

(r)                                    Construction Budget; Base Case Projections.

(i)                                     The Construction Budget (as it may be revised pursuant to the Operative Documents) was prepared on behalf of the Company in good faith and represents, in the opinion of the Company, accurate estimates of the costs of constructing the Facility and the Upgrades based on reasonable and complete assumptions. On the Construction Closing Date, the Company is not aware of any existing condition or state of facts that is not generally known that is reasonably expected to result in any material or adverse change in the Construction Budget.

(ii)                                  The Base Case Projections were prepared on behalf of the Company based on assumptions developed on behalf of the Company and, to the Company’s Actual Knowledge, the Base Case Projections are (i) based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and (ii) as of the Construction Closing Date, are consistent with the provisions of the Transaction Documents. As of the Construction Closing Date, the textual material accompanying the Base Case Projections discloses, in the reasonable opinion of the Company, all information reasonably necessary for an understanding of the Base Case Projections, and does not, to the Actual Knowledge of the Company, contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading.

(s)                                   ERISA.

(i)                                     Assuming the correctness of the representations of the Owner Participant set forth in Sections 6.4(h) and 9.10, the Noteholders set forth in Section 6.5 and the Certificateholders set forth in the fifth paragraph of each Certificate, the execution and delivery of the Operative Documents, the making of the Equity Contributions, the issuance of the Lessor Notes and the Certificates and the consummation of transactions contemplated hereby and thereby, will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a tax or penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

(ii)                                  Except where the failure of any of the following statements to be true could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) with respect to each Plan, neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, (ii) each Plan has complied in all respects with the applicable provisions of ERISA and the Code, (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen during such five-year period, (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, (vi) neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (vii) no such Multiemployer Plan is in Reorganization or Insolvent.

(t)                                    Financial Statements.

(i)                                     The audited consolidated balance sheet of the Company as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified opinion from Ernst & Young LLP, present fairly the consolidated financial condition of the Company as at such date and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Company as at June 30, 2003 and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Company as at such date and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Company does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

(ii)                                  Since December 31, 2002, no event has occurred, and no condition exists, that has had, or could reasonably be expected to have, a Material Adverse Effect.

(u)                                 Adequate Rights. Based upon the Company’s reasonable expectations and upon Applicable Law in effect on and as of the date this representation is made, except as set forth on Schedule 6.1(u), the rights and interests made available to the Owner Lessor pursuant to the Transaction Documents permit on a commercially practicable basis during the period following the expiration or earlier termination of the Facility Lease Term (but with respect to the Common Facilities only, subject to the rights of the parties to the Springerville Project Agreement and, with respect to the Fuel Handling Facilities only, subject to the rights of the parties to the Supplemental Fuel Handling Agreements) (i) the occupation, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions to the Facility, subject to the provisions of the Operative Documents, (iv) appropriate ingress to and egress from the Facility, the Site, the Fuel Handling Facilities and the Common Facilities for any reasonable purpose in connection with such Owner Lessor’s interest in the Facility and the exercise of rights under the Project Documents, (v) the rights and services necessary or appropriate to utilize the Facility, the Fuel Handling Facilities and the Common Facilities in a commercial manner, including the procurement of fuel, (vi) the interconnection of the Facility electrically with the transmission system of TEP sufficient to enable the Owner Lessor to sell the output of the Facility at such interconnection point and (vii) any intellectual property necessary to operate and maintain the Facility pursuant to Prudent Utility Practices.

(v)                                 Utility Services. All utility services, means of transportation and facilities (including electrical, water and sewage services and facilities) necessary for the construction, use and operation of the Facility, the Fuel Handling Facilities or the Common Facilities are available to the Facility and the Site pursuant to the Project Documents or otherwise on commercially reasonable terms and, to the extent appropriate, contractual arrangements have been made on commercially reasonable terms for such services, means of transportation, facilities and other materials.

(w)                               Eminent Domain. There is no action pending or, to the Company’s Actual Knowledge, threatened by a Governmental Authority or other Person to initiate a taking or use of the Facility, the Site, the Fuel Handling Facilities or the Common Facilities through Condemnation, seizure, Requisition, power of eminent domain or otherwise, which is reasonably likely to have an adverse effect on the value (current and fair market), utility or useful life of the Facility or would prevent or materially interfere with the use or operation of the Facility, the Fuel Handling Facilities or the Common Facilities.

(x)                                 No Adverse Proceedings. There are no violations or proceedings or actions pending or, to the Company’s Actual Knowledge, threatened, with respect to any Appurtenant Rights that are reasonably likely to materially adversely affect the Facility, the Fuel Handling Facilities or the Common Facilities or enjoin or prevent the construction, use, occupancy or operation of the Facility, the Fuel Handling Facilities or the Common Facilities in such a way that the Company would be impaired in any material respect in its ability to perform its material obligations under this Agreement or any other Transaction Document.

(y)                                 Notices. To the Company’s Actual Knowledge, (i) there are no outstanding notices from any Governmental Authority of any violation of, or that the Facility, the Site, the Fuel Handling Facilities or the Common Facilities are not in compliance with, any and all Applicable Laws relating to the Facility, the Site, the Fuel Handling Facilities or the Common Facilities or the ownership, construction, use, occupancy and operation thereof and (ii) there are no outstanding notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility, the Site, the Fuel Handling Facilities or the Common Facilities by any Governmental Authority or by any insurance company which currently issues any insurance in respect of the Facility or by any board of fire underwriters or other body exercising similar functions, except, in either case, where such violation, noncompliance or repairs, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

(z)                                  Location of the Facility and the Site. The Facility is located on and surrounded by the Site. The Site and the related Appurtenant Rights do not lie within areas of “special flood hazard” as that term is defined in 44 Code of Federal Regulations Section 59.1.

(aa)                          Compliance with Building Codes; Zoning Laws, Etc. The Facility, as contemplated by the EPC Contract, is capable of being maintained, leased and operated in compliance in all material respects with all applicable Environmental Laws and with all applicable zoning (including use and building code requirements) laws, regulations and ordinances and the Company does not have any Actual Knowledge of any violation of any laws, ordinances, codes, requirements or orders of any Governmental Authority materially adversely affecting the Facility.

(bb)                          Description of Property. The real property descriptions of the Site and related Appurtenant Rights set forth in the Indenture are true and accurate in all material respects and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests and rights, and the first priority of the Liens intended to be created and provided in such property by Security Documents.

(cc)                            Insurance Coverage. All insurance required to be maintained by or on behalf of the Company or the Owner Lessor pursuant to Schedule 7.29 and under each of the Project Documents to which the Company or the Owner Lessor is a party has been obtained and is in full force and effect.

(dd)                          Completion of the Project. The Company has no reason to believe that (i) construction of the Facility will not occur in accordance with the Construction Schedule, (b) the Lease Commencement Date will not occur on or prior to the Outside Completion Date, (c) the aggregate amount of Project Costs required to be paid in order to complete the Facility and the Upgrades will exceed the aggregate amount budgeted therefor in the Construction Budget and (d) the Facility, upon completion in accordance with the EPC Contract and the Supplemental Construction Contract, will not comply in all material respects with the Project Documents and all Applicable Laws and Governmental Approvals.

(ee)                            Subsidiaries. The Subsidiaries listed on Schedule 6.1(ee) constitute all the Subsidiaries of the Company at the date hereof. Schedule 6.1(ee) sets forth the name and jurisdiction of organization of each Subsidiary and, as to each Subsidiary, whether such Subsidiary is a member of the Restricted Group.

(ff)                              Intellectual Property. The Company has the right to use all intellectual property rights that are necessary for the operation of its business as presently conducted, except where the failure to have such rights would not be reasonably likely to result in a Material Adverse Effect.

Section 6.2                      Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that:

(a)                                 Organization; Power. The Owner Lessor (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware of which the Owner Participant is the sole member, (ii) is duly qualified to do business and is in good standing in the State of Arizona and (iii) has all requisite power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party except, with respect to clause (iii), where the failure to obtain such Governmental Approvals would not reasonably be expected to result in a material adverse effect on the Owner Lessor.

(b)                                 Due Authorization; Enforceability; Etc. This Agreement and each of the other Transaction Documents to which the Owner Lessor is or will be a party have been or, when executed and delivered will be, duly authorized, executed and delivered by the Owner Lessor, and this Agreement constitutes and when executed and delivered each of the other Transaction Documents to which it is or will be a party will be the legal, valid and binding obligation of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(c)                                  Non-Contravention. The execution, delivery and performance by the Owner Lessor of this Agreement and the other Transaction Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance with the terms and conditions hereof and thereof, do not and will not (i) contravene any Applicable Law binding on or affecting the Owner Lessor or its Property, (ii) contravene the LLC Agreement or the Owner Lessor’s other Constitutive Documents, (iii) contravene or constitute a violation of, or a default under, any Contractual Obligation binding on or affecting the Owner Lessor or its Property or (iv) result in, or require the creation or imposition of, any Owner Lessor’s Lien upon the Lessor Estate.

(d)                                 Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by, or the validity or enforceability as against, the Owner Lessor of the LLC Agreement, this Agreement or the other Transaction Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing or registration as has been duly obtained, taken or given and is in full force and effect or other than with respect to any such authorization or approval or other action or notice or filing or registration required by or with the Arizona Corporation Commission.

(e)                                  Litigation. There is no pending or, to the knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding in law or in equity against the Owner Lessor before any Governmental Authority that (i) questions the validity of the Transaction Documents or (ii) would, if determined adversely to it, materially adversely affect the ability of the Owner Lessor to perform its obligations under the LLC Agreement, this Agreement or the other Transaction Documents to which it is or will be a party or would materially adversely affect the Facility, the Ground Interest, the Project Document Interest or any interest therein or part thereof or the Lien of the Security Documents in the Facility, the Ground Interest, the Project Document Interest or the other Collateral.

(f)                                   Liens. The Lessor Estate is free of any Owner Lessor’s Liens.

(g)                                  Jurisdiction of Organization of Owner Lessor. The Owner Lessor is a Delaware limited liability company.

(h)                                 Compliance with Applicable Laws. The Owner Lessor is in compliance with all Applicable Laws applicable to it, except to the extent that failure to so comply would not reasonably be expected to result in a material adverse effect on the Owner Lessor.

(i)                                     Margin Regulation. The Owner Lessor is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes, the Equity Contributions or the Certificates as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, Regulations T, U and X of the Federal Reserve System or Section 7 of the Exchange Act or any regulations issued pursuant thereto. Terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.2(i) with such meanings.

(j)                                    Utility Regulation. The Owner Lessor is not (A) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of PUHCA (other than regulation under Section 9(a)(2) thereof) pursuant to Section 3(c) thereof, as such terms are used thereunder, (B) an “electric utility” or a “public utility”, within the meaning of the Federal Power Act or (C) a “public service corporation” under Arizona law.

Section 6.3                      Representations and Warranties of the Independent Manager and the Trust Company. The Trust Company (only with respect to representations and warranties relating to the Trust Company) and the Independent Manager hereby severally represent and warrant that:

(a)                                 Due Incorporation; etc. The Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority, as the Independent Manager and/or in its individual capacity to the extent expressly provided herein or in the LLC Agreement, to enter into and perform its obligations under the LLC Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

(b)                                 Due Authorization, Enforceability; etc.

(i)                                     The LLC Agreement has been duly authorized, executed and delivered by the Trust Company, and constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Independent Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Independent Manager and the Trust Company, and this Agreement constitutes the legal, valid and binding obligation of each of the Independent Manager and the Trust Company, enforceable against each of Trust Company and the Independent Manager, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(iii)                               Each of the other Operative Documents to which the Trust Company or the Independent Manager is or will be a party has been or, when executed and delivered will be, duly authorized, executed and delivered by the Trust Company or the Independent Manager, as the case may be, and each of the other Operative Documents to which the Trust Company or the Independent Manager is or will be a party constitutes or, when executed and delivered will constitute, a legal, valid and binding obligation of the Trust Company or the Independent Manager, as the case may be, enforceable against the Trust Company or the Independent Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(c)                                  Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Independent Manager, as the case may be, of the LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity, or as Independent Manager, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity, or as Independent Manager, as the case may be, with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Laws of the State of Delaware governing the Trust Company or any United States federal law governing the banking or trust powers of the Trust Company, (ii) contravene the LLC Agreement or its Constitutive Documents, (iii) contravene or constitute a violation of, or a default under, any Contractual Obligation binding on or affecting the Trust Company or its Property or (iv) result in, or require the creation or imposition of, any Owner Lessor’s Lien unrelated to the transactions contemplated by the Operative Documents upon the Lessor Estate.

(d)                                 Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by, or the validity or enforceability as against, the Trust Company or the Independent Manager, as the case may be, of the LLC Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Independent Manager is or will be a party, other than any such authorization or approval or other action or notice or filing or registration as has been duly obtained, taken or given and is in full force and effect or other than with respect to any such authorization or approval or other action or notice or filing or registration required by or with the Arizona Corporation Commission.

(e)                                  Litigation. There is no pending or, to the knowledge of the Trust Company, threatened action, suit, investigation or proceeding in law or in equity against the Trust Company either in its individual capacity or as the Independent Manager, as the case may be, before any Governmental Authority that (i) if determined adversely to it, would reasonably be expected to materially adversely affect the ability of the Trust Company, in its individual capacity, or as Independent Manager, as the case may be, to perform its obligations under the LLC Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would reasonably be expected to materially adversely affect the Facility, the Ground Interest, the Project Document Interest or any interest therein or part thereof or the Lien of the Security Documents in the Facility, the Ground Interest, the Project Document Interest or the other Collateral or (ii) questions the validity or enforceability of any Operative Document.

(f)                                   Liens. The Lessor Estate is free of any Owner Lessor’s Liens attributable to the Trust Company or the Independent Manager.

(g)                                  Taxes. There are no Taxes payable by the Trust Company imposed by the State of Delaware or any political subdivision thereof in connection with the making of the Equity Contributions and the issuance of the Lessor Notes and the Certificates, in each case, as contemplated by the Operative Documents, or the execution and delivery of any of the Operative Documents to which it is a party and the consummation of the transactions contemplated thereby, that, in each case, would not have been imposed if the Lessor Estate were not located in Wilmington, Delaware and the Trust Company had not (i) had its principal place of business in, (ii) performed any or all of its duties under the Operative Documents in and (iii) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, Wilmington, Delaware.

(h)                                 Location of Chief Executive Office. The chief executive office of the Trust Company and the office where the Trust Company keeps its corporate records concerning the Independent Manager, the Facility, the Ground Interest, the Project Document Interest and the Operative Documents are located in Wilmington, Delaware.

(i)                                     Securities Act. Except as expressly provided in the Operative Documents, neither the Trust Company, the Independent Manager nor anyone authorized by either such Person has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes, the Certificates or any part thereof, or in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member-Interest, the Lessor Notes, the Certificates or any part thereof, solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

Section 6.4                      Representations and Warranties of the Owner Participant, the Equity Investor and the OP Guarantor. The Owner Participant represents and warrants on behalf of itself and on behalf of the Equity Investor and the OP Guarantor that:

(a)                                 Organization; Power.

(i)                                     The Owner Participant (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification and (C) has all requisite power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations under the LLC Agreement, this Agreement and the Tax Indemnity Agreement, except with respect to clauses (B) and (C), where the failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not reasonably be expected to result in a material adverse effect on the Owner Participant.

(ii)                                  The OP Guarantor (A) is a corporation, duly incorporated and validly existing and is in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification and (C) has all requisite corporate power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations under the OP Guaranty, except with respect to clauses (B) and (C), where the failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not reasonably be expected to result in a material adverse effect on the OP Guarantor.

(b)                                 Due Authorization; Enforceability; Etc.

(i)                                     This Agreement, the LLC Agreement and the Tax Indemnity Agreement have been or, when executed and delivered will be, duly authorized, executed and delivered by the Owner Participant and this Agreement, the LLC Agreement and the Tax Indemnity Agreement constitute or, when executed and delivered will constitute, the legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(ii)                                  The OP Guaranty has been or, when executed and delivered will be, duly authorized, executed and delivered by all necessary corporate action by the OP Guarantor and the OP Guaranty constitutes or, when executed and delivered will constitute, the legal, valid and binding obligation of the OP Guarantor, enforceable against the OP Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(c)                                  Non-Contravention.

(i)                                     The execution, delivery and performance by the Owner Participant of this Agreement, the LLC Agreement and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby and the compliance with the terms and conditions hereof and thereof, do not and will not (A) contravene the Constitutive Documents of the Owner Participant, (B) contravene any Applicable Law binding on or affecting the Owner Participant or its Property, (C) contravene or constitute a violation of, or a default under, any Contractual Obligation binding on or affecting the Owner Participant or its Property or (D) result in, or require the creation or imposition of, any Owner Participant’s Lien (other than any Lien created under any Operative Document) upon the Lessor Estate.

(ii)                                  The execution, delivery and performance by the OP Guarantor of the OP Guaranty, the consummation by the OP Guarantor of the transactions contemplated thereby and the compliance with the terms and conditions thereof, do not and will not (i) contravene the Constitutive Documents of the OP Guarantor, (ii) contravene any Applicable Law binding on or affecting the OP Guarantor or its Property, (iii) contravene or constitute a violation of, or a default under, any Contractual Obligation binding on or affecting the OP Guarantor or its Property or (iv) result in, or require the creation or imposition of, any Owner Participant’s Lien (other than any Lien created under any Operative Document) upon the Lessor Estate.

(d)                                 Government Action.

(i)                                     No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by, or the validity or enforceability as against, the Owner Participant of this Agreement, the LLC Agreement or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing or registration as has been duly obtained, taken or given and is in full force and effect or other than with respect to any such authorization or approval or other action or notice or filing or registration required by or with the Arizona Corporation Commission.

(ii)                                  No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by, or the validity or enforceability as against, the OP Guarantor of the OP Guaranty, other than any authorization or approval or other action or notice or filing or registration as has been duly obtained, taken or given and is in full force and effect.

(e)                                  Compliance with Applicable Laws. Each of the Owner Participant and the OP Guarantor is in compliance with all Applicable Laws applicable to it, except to the extent that failure to so comply would not reasonably be expected to result in a material adverse effect on the Owner Participant or the OP Guarantor, as applicable.

(f)                                   Litigation. There is no pending or, to the knowledge of the Owner Participant, threatened action, suit, investigation or proceeding in law or in equity against the Owner Participant or the OP Guarantor before any Governmental Authority that (i) questions the validity of the Operative Documents, (ii) would, if determined adversely to the Owner Participant, materially adversely affect the Owner Participant’s ability to perform its obligations under this Agreement, the LLC Agreement or the Tax Indemnity Agreement or (iii) would, if determined adversely to the OP Guarantor, materially adversely affect the OP Guarantor’s ability to perform its obligations under the OP Guaranty, or would materially adversely affect the Facility, the Ground Interest, the Project Document Interest or any interest therein or part thereof or the Lien of the Security Documents in the Facility, the Ground Interest, the Project Document Interest or the other Collateral.

(g)                                  Liens. The Lessor Estate is free of any Owner Participant’s Liens.

(h)                                 ERISA. The Owner Participant is not and will not be funding its Equity Contributions, and is not and will not be performing its obligations, under the Operative Documents with Plan Assets. The OP Guarantor is not and will not be performing its obligations under the OP Guaranty with Plan Assets.

(i)                                     Acquisition for Investment.

(i)                                     The Owner Participant is purchasing the Member Interest to be acquired by it for its own account with no present intention of distributing such Member Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Member Interest in accordance with the Operative Documents and under an exemption from registration available under the Securities Act.

(ii)                                  The Equity Investor is purchasing the OP Interest to be acquired by it for its own account with no present intention of distributing such OP Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Equity Investor at all times to sell or otherwise dispose of all or any part of such OP Interest in accordance with the Operative Documents and under an exemption from registration available under the Securities Act.

(j)                                    Regulatory Event of Loss; Deemed Loss. The Owner Participant is not aware of any fact or circumstance that could constitute or cause a Regulatory Event of Loss or any other type of Deemed Loss.

(k)                                 Securities Act. Neither the Owner Participant, the Equity Investor, the OP Guarantor nor anyone authorized by the Owner Participant, the Equity Investor or the OP Guarantor has directly or indirectly offered or sold any interest in the OP Interest, the Member Interest, the Lessor Notes, the Certificates or any part thereof, or in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the OP Interest, the Member Interest, the Lessor Notes, the Certificates or any part thereof, solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

(l)                                     Utility Regulation. Neither the OP Guarantor, the Equity Investor nor the Owner Participant is (A) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of PUHCA (other than regulation under Section 9(a)(2) thereof) pursuant to Section 3(c) thereof, as such terms are used thereunder, (B) an “electric utility” or a “public utility”, within the meaning of the Federal Power Act or (C) a “public service corporation” under Arizona law.

(m)                             Margin Regulation. Neither the OP Guarantor, the Equity Investor nor the Owner Participant is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes, the Equity Contributions or the Certificates as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, Regulations T, U and X of the Federal Reserve System or Section 7 of the Exchange Act or any regulations issued pursuant thereto. Terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.4(m) with such meanings.

(n)                                 Capital Structure. As of the Construction Closing Date, Schedule 6.4(n) sets forth the true, correct and complete description of the capital structure of the Owner Participant, the Equity Investor and the OP Guarantor.

(o)                                 U.S. Person. Each of the Equity Investor and the OP Guarantor is a “United States Person” for purposes of Section 7701(a)(30) of the Code.

(p)                                 Net Worth; Ratings. The OP Guarantor has a Consolidated Tangible Net Worth, calculated in accordance with GAAP, of at least $75,000,000 and the Reference Debt of the OP Guarantor is rated at least BBB+ by S&P and Baal by Moody’s.

(q)                                 Relationship of Parties. (i) The OP Guarantor has received a copy of this Agreement and the other Operative Documents and is familiar with and fully understands the terms and conditions hereof and thereof, (ii) none of the Owner Participant or any Beneficiary (as defined in the OP Guaranty) has made any representation or warranty to the OP Guarantor regarding the Owner Participant, this Agreement or the other Operative Documents and (iii) the OP Guarantor has established adequate means of obtaining from the Owner Participant, on a continuing basis, financial and other information pertaining to the business of the Owner Participant.

Section 6.5                      Representations and Warranties of the Noteholders. Each Noteholder hereby severally represents and warrants that, based upon and subject to the accuracy of the representations made by the Certificateholders in each Certificate, at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by it to purchase its Lessor Notes:

(a)                                 the Source is an “insurance company general account” (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption (“PTE”) 95-60) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with such Noteholder’s state of domicile; or

(b)                                 the Source is an insurance company pooled separate account (within the meaning of PTE 90-1) maintained by such Noteholder in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of PTE 90-1 issued by the Department of Labor are satisfied; or

(c)                                  the Source is a bank collective investment fund (within the meaning of PTE 91-38) maintained by such Noteholder in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of PTE 91-38 issued by the Department of Labor are satisfied; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(l) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1 (c), (d) and (g) of the QPAM Exemption are satisfied, and (i) the identity of the QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e)                                  the Source constitutes the assets of a “plan” within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”) managed by a “in-house asset manager” within the meaning of Part IV(a) of the INHAM Exemption and the conditions of Part 1(a) of the INHAM Exemption with respect to the purchase of the Lessor Notes are satisfied; or

(f)                                   the Source is a governmental plan; or

(g)                                  the Source does not include assets of any employee benefit plan or other retirement account or arrangement, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code.

As used herein, the terms “employee benefit plan” and “governmental plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

ARTICLE VII

COVENANTS OF THE LESSEE

Section 7.1                      Maintenance of Existence and Properties. The Company shall at all times (i) preserve and maintain in full force and effect its organizational existence and its good standing under the laws of the State of Colorado, (ii) preserve and maintain in full force and effect its qualification to do business in the State of Arizona, (iii) preserve and maintain in full force and effect its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (iv) preserve and maintain in full force and effect and obtain all material rights, franchises, privileges and consents necessary for the maintenance of its existence, for the normal conduct of its business and the construction and operation of the Facility.

Section 7.2                      Maintenance of Governmental Approvals. The Company shall obtain and maintain, or cause to be obtained and maintained, in full force and effect all Governmental Approvals (including those required under Environmental Laws) required to be obtained by the Company from time to time in connection with (i) the construction, use, lease, ownership, maintenance or operation of the Facility (ii) the making of the Equity Contributions and the issuance of the Lessor Notes and the Certificates, in each case, as contemplated by the Operative Documents and (iii) the execution, delivery and performance by the Company or the Owner Lessor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, except, in each case, where failure to so obtain or maintain any such Governmental Approval could not reasonably be expected to result in a Material Adverse Effect.

Section 7.3                      Compliance with Laws and Governmental Approvals. The Company shall comply in all material respects with, and ensure that the Facility is constructed, maintained and operated in compliance in all material respects with, all Applicable Laws (including Environmental Laws) and Governmental Approvals. Without limitation to the foregoing, the Company shall promptly perform all required investigations, removals or remediations of all Environmental Conditions at or relating to the Site or the Facility.

Section 7.4                      Project Reports. The Company shall furnish to the Owner Lessor, the Indenture Trustee, the Owner Participant and the Engineering Consultant, the following:

(a)                                 Monthly Construction Progress Report. On or before the tenth (10) day of any calendar month during the Construction Period, a report executed by an Authorized Officer of the Company (i) specifying the amount of Project Costs expended since the Construction Closing Date as well as during the preceding calendar month and the amount of Project Costs estimated to be required to complete the Facility, (ii) providing an assessment of the overall construction progress of the Facility since the date of the last report and since the Construction Closing Date, together with an assessment of how such progress compares to the Construction Schedule, (iii) specifying the estimated Completion Date with respect to the Facility and the estimated date of each of the Construction Contract Milestones, (iv) providing a detailed description of all material problems (including but not limited to actual and then anticipated Cost Overruns, if any) encountered or then anticipated in connection with the construction of the Facility since the date of the last report, together with an assessment of how such problems are likely to impact the Construction Schedule and the meeting of critical dates thereunder and a detailed description of the proposed solutions to any such problems, (v) specifying the delivery status of major Equipment and the effect, if any, that the anticipated delivery dates of such Equipment has on the overall Construction Schedule, (vi) specifying any currently proposed or pending Change Orders and (vii) a discussion or analysis of such other matters related to the Facility as the Indenture Trustee, the Owner Participant or the Engineering Consultant may reasonably request. The Company shall respond, and use commercially reasonable efforts to cause the EPC Contractor to respond, to the Indenture Trustee’s, the Owner Participant’s or the Engineering Consultant’s inquiries regarding such report, the construction of the Facility and the EPC Contractor’s performance of its obligations under the EPC Contract.

(b)                                 EPC Contractor Reports. During the Construction Period, promptly after receipt thereof, a copy of the Monthly Progress Report (as defined in the EPC Contract) and each other material report delivered by the EPC Contractor to the Company or the Owner Lessor pursuant to the EPC Contract.

Section 7.5                      Acceptance of Project. The Company shall not, without the prior written consent of the Indenture Trustee (acting in consultation with the Engineering Consultant) and the Owner Participant deliver any certificate to the EPC Contractor with respect to the achievement of any of the Construction Contract Milestones or otherwise consent or agree to any such achievement (including any elected or deemed Final Acceptance under Section 6.8.4 of the EPC Contract), accept all or any portion of the Facility as substantially complete or waive any of the requirements to achieve any Construction Contract Milestones.

Section 7.6                      Project Completion. The Company shall deliver to the Indenture Trustee, the Owner Lessor and the Owner Participant, no later than the Project Completion Date, a final certificate of the EPC Contractor that all requested waivers of all Liens relating to the work performed under the EPC Contract have been obtained (attaching copies of such waivers that were not previously delivered).

Section 7.7                      Financial Statements. The Company shall deliver to the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee:

(a)                                 As soon as available but, in any event, within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company (commencing with the quarter ending September 30, 2003), a copy of the unaudited balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarterly period with related unaudited statements of income and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, prepared in accordance with GAAP, consistently applied and setting forth comparative unaudited figures for the related periods in the prior fiscal year, all of which shall be accompanied by an Officer’s Certificate of the Company to the effect that such financial statements present fairly in all material respects the financial condition and results of operation and cash flows of the Company on the dates and for the periods indicated, subject to normal year-end audit adjustments;

(b)                                 As soon as available but, in any event, within 120 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2003), a copy of the audited balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year with the related audited statements of income and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified without a “going concern” or like qualification or exception, or qualification as to the scope of the audit, by a nationally recognized independent certified public accounting firm;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail in accordance with GAAP, consistently applied throughout the periods reflected therein and with prior periods (except for changes approved or required by the independent certified public accountants certifying such statements and disclosed in reasonable detail therein).

Section 7.8                      Certificates; Other Information. The Company shall deliver to the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee:

(a)                                 at the time of the delivery of the financial statements referred to in Section 7.7(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary thereof no knowledge was obtained of any Company Default or Company Event of Default, except as specified in such certificate;

(b)                                 at the time of the delivery of the financial statements pursuant to Section 7.7, an Officer’s Certificate of the Company stating that (i) such financial statements are true, complete and correct in all respects as of the date of such statement and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the date thereof and (ii) to the best of such Authorized Officer’s knowledge after reasonable inquiry, the Company during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements and satisfied every condition contained in this Agreement and the other Operative Documents, and that such Authorized Officer is not aware of any Company Default or Company Event of Default hereunder at any time during such period or on the date of such certificate (or, if any such Company Default or Company Event of Default shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Company to remedy the same);

(c)                                  promptly after delivery or receipt thereof, a copy of each material default or material notice or material demand or material waiver thereof delivered by or received by the Company or the Owner Lessor pursuant to any Project Document, the Master Indenture or the RUS Loan Agreement;

(d)                                 promptly after receipt thereof (and with a copy to the Engineering Consultant), a copy of (i) any notice it receives from the EPC Contractor pursuant to the EPC Contract that any Construction Contract Milestone has been achieved or requesting that all or any portion of the Facility be accepted as complete or substantially complete and (ii) any proposal it receives from the EPC Contractor with respect to any list of Operating Spare Parts, any Approved Test Procedures, the Commissioning Manual, the Operating Manual or any Punch List items under Sections 2.1.14, 2.1.22, 2.1.23, 2.1.24 and 6.1.4, respectively, of the EPC Contract (as such terms are defined under the EPC Contract);

(e)                                  promptly after receipt thereof, a copy of any written notice indicating that any Governmental Approval will not be granted or renewed, will not be granted or renewed in time to allow continued operation of the Facility in compliance with all Applicable Laws, or will be granted, renewed or modified on terms materially more burdensome than proposed or materially more burdensome than under a previously applicable Governmental Approval;

(f)                                   promptly after the obtaining or filing thereof, as the case may be, a copy of (i) each Governmental Approval or other consent or approval obtained by the Company, or obtained by the EPC Contractor and delivered to the Company or the Owner Lessor pursuant to the EPC Contract after the Construction Closing Date and (ii) each material filing made or received by the Company with respect to any Government Authority, except such as are routine or ministerial in nature and in respect of which a failure to file could not reasonably be expected to have a Material Adverse Effect;

(g)                                  concurrently with the delivery thereof to the Depositary Bank, a copy of each certificate, request, direction or notice delivered by the Company or the Owner Lessor pursuant to the Disbursement Agreement;

(h)                                 a quarterly RUS Form 12(d) (USDA Rural Utilities Service Operating Report Steam Plant) relating to the Facility providing information for the year to date through the end of the applicable quarterly period. Any information provided pursuant to this paragraph (h) may, at the Company’s option, be in summary form and, to the extent it includes any operational, generation, sales or similar data, such as megawatt hours produced, availability, megawatts sold, fuel used and all other statistical information, may, at the Company’s option, be limited to aggregate numbers for each of the applicable quarterly periods; and

(i)                                     promptly, such additional financial and other information with respect to the Company or the Facility, as the Indenture Trustee or the Owner Participant may reasonably request.

Section 7.9                      Notices. The Company shall give notice to the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee of:

(a)                                 the occurrence of any Company Default, Company Event of Default, Event of Loss, Deemed Loss, any Indenture Event of Default or Indenture Default or any waiver in respect of any thereof, the occurrence of an “event of default” (as such term is defined in the Master Indenture) or the occurrence of an “event of default” (as such term is defined in the RUS Loan Agreement), other than any “event of default” arising in respect of any of Sections 2.1(g), 2.1(e) or 6.14 of the RUS Loan Agreement;

(b)                                 the occurrence of any Casualty or Condemnation in excess of $500,000 per occurrence and $1,000,000 in the aggregate or the occurrence and continuance of any Requisition that could reasonably be expected to give rise to requisition proceeds in an amount in excess of $1,000,000 (without regard to the existence of any good faith contest in respect thereof);

(c)                                  any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) that relates to the Facility or the Transaction Documents; or any material litigation, investigation or proceeding which may exist at any time between the Company and any Government Authority;

(d)                                 any violation of any Environmental Law, any dispute, litigation, investigation, proceeding or pending claim arising under or relating to any Environmental Law against the Company, any Release of Hazardous Materials or the identification of any other event or condition that would reasonably be expected to result in material Liabilities against the Company, the Facility or the Site;

(e)                                  any Lien or claim to the Company’s knowledge against the Collateral, other than Permitted Liens;

(f)                                   any notice received by the Company purporting to cancel or materially alter the terms of any insurance policy that the Company is required to maintain or cause to be maintained pursuant to Schedule 7.29; or

(g)                                  any matter that has or is reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section 7.9 shall be accompanied by a statement of an Authorized Officer of the Company setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

Section 7.10               Books and Records; Inspections. The Company shall keep adequate logs, books, records and accounts in accordance with GAAP consistently applied and Applicable Law and the Company shall permit representatives and agents of the other Funding Parties, including any environmental consultant retained by any of the foregoing, and the Engineering Consultant to visit and inspect its Property and operations, to examine and audit all of Company’s logs, books, records and accounts, to make copies and memoranda thereof, and to discuss its affairs, operations, finances and accounts with its principal officers, employees, engineers and Independent Accountants, all at such times during business hours and at such intervals as any such Funding Party or the Engineering Consultant may reasonably request. The Engineering Consultant and representatives and agents of such Funding Parties, including any environmental consultant retained by any of the foregoing, shall have the right to inspect the Facility from time to time upon notice to a representative of the Company (except that if a Company Event of Default has occurred and is continuing, no such notice shall be required) and to witness and verify all tests, investigations and inspections referred to in the EPC Contract (including the Initial Operation Demonstration and all Performance Tests, each as defined in the EPC Contract). The Engineering Consultant, the Owner Participant and the Indenture Trustee shall be given reasonable notice of all such tests, investigations and inspections. Without limiting the generality of the foregoing provisions of this Section 7.10, the Company shall permit the Engineering Consultant, after reasonable pre-scheduling with the Company, to make such inspections of the Facility, and shall provide to the Engineering Consultant such information with respect to the Facility, as the Engineering Consultant may from time to time reasonably request. Each such inspection pursuant to this Section 7.10 shall be conducted so as not to unreasonably interfere with the construction or operation of the Facility or such other Property and any such party making an inspection shall comply with (i) the reasonable request of the Company to maintain the confidentiality of any information identified by the Company in writing to the recipient thereof as confidential and received as a result of such inspection and (ii) the provisions concerning confidentiality in the Operative Documents.

Section 7.11               Taxes. The Company shall, prior to the time penalties shall attach thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction and (ii) pay or cause to be paid all Taxes shown to be, or to have been, due and payable on such returns and all other Taxes lawfully imposed and payable by it, to the extent the same shall have become due and payable, except to the extent there is a good faith contest thereof by the Company, if the Company has established (and is maintaining in accordance with GAAP) adequate reserves for such Taxes.

Section 7.12               Performance and Enforcement. The Company shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed under each Operative Document and shall (a) perform and observe its and the Owner Lessor’s covenants, agreements and conditions contained in any of the Material Project Documents, (b) enforce, defend and protect all of its and the Owner Lessor’s rights contained in any of the Material Project Documents and (c) take all reasonable and necessary actions to prevent the termination or cancellation of any of the Material Project Documents, except, with respect to the requirements set forth in clauses (a), (b) and (c) above, but not with respect to the EPC Contract, to the extent that the Owner Lessor and the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee shall have received an Officer’s Certificate from the Company stating that the failure to comply with any of the provisions of such clauses could not reasonably be expected to result in a Material Adverse Effect; provided, that, during the Construction Period, the Company shall be subject in all respects to the terms of the Construction Agency Agreement and Article XI and not this Section 7.12.

Section 7.13               Notice of Change in Jurisdiction of Organization or Name. The Company shall provide the Owner Participant and the Owner Lessor, and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee, prompt written notice of any anticipated change in its jurisdiction of organization or name, which notice shall, in any event, be provided no later than 30 days prior to such change.

Section 7.14               Further Assurances. The Company, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Agreement and the other Operative Documents to which it is a party and the transactions contemplated hereby and thereby. The Company, at its own cost, expense and liability, will cause any financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents shall not have been terminated or discharged, the Indenture Trustee shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or advisable in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Facility, the Ground Interest, the Project Document Interest and the other Collateral, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Security Documents therein. The Company shall promptly from time to time furnish to the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents shall not have been terminated or discharged, the Indenture Trustee such information with respect to the Facility, the Ground Interest, the Project Document Interest and the other Collateral or the transactions contemplated by the Operative Documents to which it is a party as may be required to enable the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents shall not have been terminated or discharged, the Indenture Trustee to timely file with any Governmental Authority any reports and obtain any licenses or permits required to be filed or obtained by the Owner Lessor under any Operative Document or the Owner Participant as the owner of the Member Interest.

Section 7.15               Limitation on Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist or permit any Lien upon the Facility, the Ground Interest, the Project Document Interest or any of the other Collateral, other than Permitted Liens.

Section 7.16               Future Real Property. The Company shall, if it or the Owner Lessor shall at any time acquire any real property or leasehold or other interest in real property related to the Facility or the Site that is not covered by the Indenture, promptly upon such acquisition (or on the Construction Closing Date, if such acquisition occurred prior thereto) execute, deliver and record a supplement to the Indenture, reasonably satisfactory in form and substance to the Indenture Trustee, subjecting such real property or leasehold or other interest to the Lien and security interest created by the Indenture.

Section 7.17               Limitations on Amendment, Termination or Extension of Project Documents. The Company shall not, without the prior written consent of the Required Participants agree to or acquiesce in (i) the cancellation, suspension or termination of any Material Project Document, (ii) the assignment, release or relinquishment of the rights or obligations of any Project Participant under a Material Project Document, (iii) any amendment, revision, supplement or modification of, or consent or waiver with respect to, any provision of the EPC Contract (except as permitted pursuant to Section 7.19) or (iv) any amendment, revision, supplement or modification of, or consent or waiver with respect to, any provision of any Material Project Document (other than the EPC Contract), except to the extent that the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee shall have received an Officer’s Certificate from the Company stating that such amendment, revision, supplement, modification, consent or waiver could not reasonably be expected to result in a Material Adverse Effect.

Section 7.18               Additional Construction Documents. (a) Without the prior written consent of the Required Participants, the Company shall not (i) enter into any Additional Construction Documents relating to the Facility (other than the EPC Contract and the Supplemental Construction Agreement) with a value in excess of $1,000,000 individually or $5,000,000 in the aggregate or (ii) enter into or amend, modify or waive any contract as Construction Agent that would, directly or indirectly, impose any liability or any obligation on any other Funding Party other than the liabilities and obligations of such Funding Parties pursuant to the Operative Documents.

(b)                                 To the extent that the Company has entered into any Additional Construction Document in compliance with Section 7.18(a), the Company shall undertake all obligations thereunder (until such Additional Construction Document is assigned to the Company pursuant to the Assignment and Assumption Agreement) in its capacity as Construction Agent for the Owner Lessor (and not on a recourse basis to itself) and such Additional Construction Document shall contain provisions (i) limiting the recourse against the Owner Lessor and the Company, as Construction Agent, by the other party to such Additional Construction Document with respect to any claims against the Owner Lessor and the Construction Agent under such Additional Construction Document solely to the proceeds of Advances funded to the Owner Lessor specifically for the purpose of making payments to such party under such Additional Construction Document for payment of such claims and (ii) eliminating any obligation or personal liability of the Company, the members of the Owner Lessor or the other Funding Parties under such Additional Construction Document for the payment or performance of any obligation of the Owner Lessor thereunder.

Section 7.19               Changes to Construction Budget and Construction Schedule; Change Orders. The Company shall not (a) amend, modify or otherwise change the Construction Budget or the Construction Schedule as to the scheduled date of any of the Construction Contract

Milestones or extend the scheduled date of Guaranteed Completion Date beyond the Outside Completion Date, provided, that, to the extent that an unanticipated delay in the Construction Schedule arises and the Company either (i) arranges for additional sources of financing for any additional Project Costs arising therefrom and any scheduled principal payments due in respect of the Lessor Notes during any such period of delay in accordance with Section 13.3 and Section 2.7 of the Construction Agency Agreement (or, if applicable, Section 14.1) or (ii) provides a Recourse Notification pursuant to Section 3.1(b) of the Construction Agency Agreement, the Company may amend the Construction Budget and the Construction Schedule in order to appropriately account for such delay as well as the additional Project Costs arising from and other amounts due during such delay and the additional sources of financing to pay such Project Costs and other amounts, (b) enter into any Change Order without the prior written consent of the Required Participants, provided, that no consent of the Required Participants shall be required if (i) any such Change Order would not result in an increase in amounts payable under the EPC Contract in excess of $2,000,000 individually or $8,000,000 in the aggregate and (ii) the Company certifies that the amount of such Change Order, when aggregated with the amount of all previous Change Orders and utilizations of the “contingency” category of the Construction Budget does not exceed the amount set forth for such category in the Construction Budget, or (c) agree to any Change Order otherwise permitted under clause (b) of this sentence that represents or would result in a material change in the Scope of the Work, the Project Schedule, the Payment Schedule, the Significant Design Documents, any Performance Guarantee, the amount or method of computing any Performance Guarantee Payment or Late Completion Payment or the requirements to achieve any Construction Contract Milestone or to conduct any Performance Testing (as such terms, if not defined herein, are defined in the EPC Contract).

Section 7.20               Fiscal Year. The Company shall not change its fiscal year except on 60 days’ prior written notice to the Owner Participant and the Owner Lessor and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee.

Section 7.21               Utility Regulation. The Company shall not take any action (or omit to take any action) which action or omission could reasonably be expected to result in either (i) the Company being subject to any regulation as a “public service corporation” under Arizona law or (ii) any other Funding Party, solely by reason of (1) the construction, ownership, lease, operation or maintenance of the Facility by the Company, (2) the making of the Equity Contributions and the issuance of the Lessor Notes and the Certificates, in each case, pursuant to the Operative Documents or (3) the consummation of any other transactions contemplated by any Transaction Document, being deemed by any Government Authority having jurisdiction to be or otherwise become a “public utility”, a “public utility company”, a “public utility holding company”, a “public service company”, a “public service corporation”, an “electric utility”, an “electric company”, an “electric utility company”, an “electrical corporation” or any similar type of entity (or an affiliate of any thereof) under any Applicable Law (including PUHCA, the Federal Power Act, Article XV of the Arizona Constitution or Article 40 of the Arizona Revised Statutes) or otherwise subject to any regulation relating to any such type of entity (or an affiliate of any thereof) under any Applicable Law (including PUHCA, the Federal Power Act, Article XV of the Arizona Constitution or Article 40 of the Arizona Revised Statutes).

Section 7.22               Company Merger Covenant. The Company covenants that it will not enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself

(or suffer any liquidation or dissolution) or convey, transfer, lease or otherwise dispose of all or substantially all of its Property or business as an entirety or convey, transfer or assign the Facility Leasehold Interests (other than pursuant to Section 15.2 or Section 18 or 21.4(c) of the Facility Lease) to any Person (in one or in a series of related transactions) unless, in the case of any merger, consolidation or amalgamation only:

(a)                                 the Company shall be the surviving entity of such merger, consolidation or amalgamation and, immediately after giving effect to such merger, consolidation or amalgamation, at least 51% of the membership of the Company shall consist of organizations that were members of the Company immediately prior to such merger, consolidation or amalgamation;

(b)                                 for so long as the Initial Lessor Notes or the Certificates shall be outstanding and immediately after giving effect to such merger, consolidation or amalgamation, the Rating Agencies shall each confirm that such merger, consolidation or amalgamation shall not result in a downgrade of the then-existing credit rating of the Certificates, and in any event, the Certificates shall not be rated less than Baa3 by Moody’s or BBB- by S&P;

(c)                                  immediately after giving effect to such merger, consolidation or amalgamation, no Significant Company Default or Company Event of Default shall have occurred and be continuing; and

(d)                                 the Company shall have delivered to the Owner Participant and the Owner Lessor, and so long as the Lien of the Security Agreement has not been terminated or discharged, the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or amalgamation complies with this Section 7.22 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any such consolidation, merger or amalgamation in accordance with this Section 7.22, the Company, as the surviving entity, shall remain liable in respect of, and shall retain the right to exercise every right and power of, the “Company” under this Agreement and the other Operative Documents with the same effect as if such merger, consolidation or amalgamation had not occurred.

Section 7.23               Disbursement Agreement Accounts. The Company shall cause to be deposited and maintained in each of the Accounts the amounts required by this Agreement and the Disbursement Agreement at the times required hereby and thereby. The amounts on deposit in each of the Accounts shall be subject to the terms of, and distributed in accordance with, this Agreement and the Disbursement Agreement.

Section 7.24               Rate Covenant. (a) Subject to any necessary regulatory approval, including the approval of the RUS if required, in each fiscal year of the Company, the Company shall and shall cause each of its Restricted Subsidiaries to, establish and collect rates, fees and charges for the use or the sale of the output, capacity or service of the System that, together with other Revenues, are reasonably expected to cause the Debt Service Ratio of the Restricted Group in each such fiscal year to be not less than 102%.

(b)                                 Promptly upon any material change in the circumstances that was not contemplated at the time such rates and charges were most recently reviewed, but not less frequently than once in each fiscal year, the Company shall review the rates and charges so established and shall promptly take, and cause each of its Restricted Subsidiaries to take, the actions necessary to revise such rates and charges as necessary to comply with the requirements set forth in Section 7.24(a) and all covenants under this Agreement and the other Operative Documents.

(c)                                  If, at the end of any fiscal year, the Debt Service Ratio of the Restricted Group is less than 102%, within 60 days of the receipt of the audited financial statements of the Company and its Restricted Subsidiaries for the preceding fiscal year of the Company, the Governing Bodies of the Company and the Restricted Subsidiaries shall implement a plan that is designed to produce a Debt Service Ratio of the Restricted Group for the current fiscal year that will be at least 102%. Subject to any Applicable Laws to which the Company or any of its Restricted Subsidiaries are subject, the Company and its Restricted Subsidiaries shall promptly implement such changes described in such plan to the fullest extent practicable. The Company shall promptly supply the Owner Participant with a copy of such plan. The Company shall take reasonable action to seek the approval of any applicable regulatory authority, including RUS if required, of rates required to be set pursuant to this Section 7.24.

(d)                                 The failure of the Restricted Group to realize a Debt Service Ratio at least equal to 102% shall not be a Company Event of Default or a Company Default hereunder so long as (i) such plan is adopted in a timely manner by the Governing Bodies of the Company and all Restricted Subsidiaries and they are implementing such plan and (ii) no payment default has occurred with respect to the outstanding Debt of the Restricted Group.

Section 7.25               Distributions of Patronage Capital. The Company may only return to its members patronage capital allocated to members so long as (a) no Company Default or Company Event of Default has occurred and is continuing or would occur after giving effect to such return and (b) after giving effect to such return, the Equity to Capitalization Ratio on the date of any such return shall be not less than the percentage set forth below opposite the fiscal year in which such return occurred:

Fiscal Year	Minimum Ratio
2004 and 2005	9%
2006 and 2007	11%
2008 through 2015	14%
2016 and thereafter	18%

Section 7.26               Survey. The Company shall have delivered to each of the Indenture Trustee, the Title Company, the Owner Lessor and the Owner Participant, no later than 180 days after the Lease Commencement Date, a map or a plat of an “as-built” survey of the Facility and the Site and all Appurtenant Rights, certified to the Owner Lessor, the Owner Participant, the Indenture Trustee and the Title Company, in a manner reasonably satisfactory to each such Person by an independent professional licensed land surveyor reasonably satisfactory to each such Person, which map or plat and the survey on which it is based shall be made in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997.

Section 7.27               Securities Act Information. So long as any of the Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless at the time the Company is subject to and in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall provide to any Certificateholder or beneficial owner of an interest in a Certificate or any prospective purchaser of Certificates designated by a Certificateholder or beneficial owner of an interest in a Certificate, upon the request of such Certificateholder, beneficial owner or prospective purchaser, the information described in Rule 144A(d)(4) under the Securities Act.

Section 7.28               ERISA. Except where the events or conditions described in this Section 7.28 might not reasonably be expected to have a Material Adverse Effect, the Company shall ensure that (a) each Plan subject to Title IV of ERISA shall be maintained in compliance with the applicable provisions of ERISA and the Code, (b) no condition shall exist that could reasonably be expected to result in the institution of proceedings to terminate any underfunded Plan and (c) no event shall incur with respect to any Plan that might reasonably be expected to result in the incurrence by the Company or any Commonly Controlled Entity of any liability.

Section 7.29               Insurance. The Company shall maintain (or cause to be maintained) on behalf of itself, as Construction Agent and as Lessee, and on behalf of the Owner Lessor, the insurance required to be maintained pursuant to Schedule 7.29.

Section 7.30               Regulatory Approvals. The Company shall diligently work to cause to be obtained from the FERC, within 90 days after the Construction Closing Date, (a) a declaratory order disclaiming jurisdiction during the Facility Lease Term over each of the Funding Parties (other than the Company) and (b) EWG Status Orders determining that each of the Owner Lessor and the Owner Participant is an “exempt wholesale generator” as defined under Section 32(a) of PUHCA.

ARTICLE VIII

COVENANTS OF THE TRUST COMPANY, THE OWNER

MANAGER AND THE OWNER LESSOR

Section 8.1                      Compliance with the LLC Agreement. Each of the Trust Company, the Independent Manager and the Owner Lessor hereby severally covenants and agrees as to itself only that it will:

(a)                                 comply with all of the terms of the LLC Agreement applicable to it; and

(b)                                 not (i) amend, supplement, or otherwise modify the LLC Agreement except for amendments required by the Operative Documents or by Applicable Laws or which are administrative or ministerial in nature without the prior written consent of (A) so long as no Company Event of Default has occurred and is continuing, the Company and (B) so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders) or (ii) revoke, rescind or otherwise waive compliance with or terminate the LLC

Agreement without the prior written consent of (A) so long as no Company Event of Default has occurred and is continuing, the Company and (B) so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders).

Section 8.2                      Owner Lessor’s Liens. Each of the Trust Company, the Independent Manager and the Owner Lessor covenants severally and as to itself only that it (i) will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor’s Lien attributable to it, (ii) will promptly notify in writing the Company, the Owner Participant and the Indenture Trustee of the imposition of any such Owner Lessor’s Lien of which it has knowledge and (iii) shall promptly, at its own expense, take such action as may be necessary to duly discharge any Owner Lessor’s Lien attributable to it.

Section 8.3                      Amendments to Transaction Documents. (a) Each of the Owner Lessor, the Independent Manager and the Trust Company covenants severally and as to itself only that it will not, unless such action is expressly contemplated by the Operative Documents, (i) through its own action, terminate any Operative Document to which it is a party, (ii) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) any Operative Document (other than the LLC Agreement, amendments to and modifications of which are governed by Section 8.1) in any manner or (iii) except as provided in Section 13.2, take any action to prepay or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of (A) so long as no Company Event of Default shall have occurred and be continuing, the Company and (B) in the case of clause (i) or (ii), but except as otherwise set forth in Section 7.2(j) of the Indenture, so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders pursuant to Section 7.1 of the Indenture).

(b)                                 Except as permitted by Section 7.12, 7.17 or 7.19, each of the Owner Lessor, the Independent Manager and the Trust Company covenants severally and as to itself only that it will not, without the prior written consent of the Required Participants, agree to or acquiesce in (i) the cancellation, suspension or termination of any Material Project Document, (ii) the assignment (except the assignments under the Assignment and Assumption Agreement), release or relinquishment of the rights or obligations of any Project Participant under a Material Project Document, (iii) any amendment, revision, supplement or modification of, or consent or waiver with respect to, any provision of the EPC Contract (except as permitted pursuant to Section 7.19) or (iv) any amendment, revision, supplement or modification of, or consent or waiver with respect to, any provision of any Material Project Document (other than the EPC Contract), except to the extent that the Company shall have delivered an Officer’s Certificate stating that such amendment, revision, supplement, modification, consent or waiver could not reasonably be expected to result in a Material Adverse Effect.

Section 8.4                      Transfer of the Facility. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Independent Manager covenants severally and as to itself only that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Facility, the Ground Interest, the Project Document Interest, the Lessor Estate or the other Operative Documents. Nothing in this Section 8.4 shall limit the ability of the Independent Manager to resign pursuant to Section

12.1 of the LLC Agreement or the ability of the Owner Participant to appoint a successor Independent Manager pursuant to Section 12.1 of the LLC Agreement.

Section 8.5                      Lessor Estate. The Owner Lessor and the Independent Manager covenants severally and as to itself only that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

Section 8.6                      Quiet Enjoyment. Each of the Trust Company, the Independent Manager and the Owner Lessor agrees that, notwithstanding any provision of any other Operative Document, (a) prior to the Lease Commencement Date, so long as no Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither it nor any party acting by, through or under such Person shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Company of the Facility and the Ground Interest conveyed by the Construction Agency Agreement and (b) after the Lease Commencement Date, so long as no Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither it nor any party acting by, through or under such Person shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Company of the Facility conveyed by the Facility Lease and the Ground Interest conveyed by the Site Sublease.

Section 8.7                      Single Purpose. The business of the Owner Lessor is and will continue to be restricted (until the expiration or earlier termination of the Facility Lease) to the holding of the Facility, the Ground Interest, the Project Document Interest and the other Collateral and the leasing or assigning of such, in each case as required or expressly permitted or contemplated by the Operative Documents, and it will not engage, and it has not engaged, in any other business transaction except for administration of the Lessor Estate and for matters reasonably incidental to any of the foregoing. Each of the Independent Manager, on behalf of the Owner Lessor, and the Owner Lessor covenants severally as to itself only that it will not incur any Indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document.

Section 8.8                      Change of Jurisdiction of Organization. Each of the Owner Lessor, the Independent Manager and the Trust Company agrees that, notwithstanding any provision of any other Operative Document, it will not change the jurisdiction of organization of the Owner Lessor from the jurisdiction set forth in Section 6.2(g) or change the name of the Owner Lessor from “Springerville Unit 3 Holding LLC”.

Section 8.9                      Approvals in Writing. If and to the extent approval or direction is required at any time from the Owner Lessor and/or the Independent Manager (including from one to the other) under the Operative Documents or otherwise, the Owner Lessor and/or the Independent Manager, as the case may be, shall only give such approval or direction in writing.

ARTICLE IX

COVENANTS OF THE OWNER PARTICIPANT

Section 9.1                      Restrictions on Transfer of Member Interest. (a) The Owner Participant covenants and agrees that it shall not during the Construction Period or the Facility Lease Term, directly or indirectly, assign, convey or transfer any of its right, title or interest in the Member Interest without the prior written consent of the Company (so long as no Company Event of Default has occurred and is continuing) and, so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders); provided, however, the Owner Participant may assign, convey or transfer all or any portion of its interest in the Member Interest without such consent to a Person (the “Transferee”) which shall assume the duties and obligations of the Owner Participant under the Operative Documents (and the guarantor or guarantors, as the case may be, of the Transferee shall assume the duties and obligations of the OP Guarantor under the Operative Documents), with respect to the interest being transferred pursuant to a Transfer Agreement substantially in the form of Exhibit P (and such guarantor or guarantors, as the case may be, shall execute and deliver to the other parties hereto a guaranty in the form of Exhibit J), if each of the following further conditions shall have been satisfied:

(i)                                     the Company (so long as no Company Event of Default has occurred and is continuing), the Owner Lessor and, so long as any Lessor Notes remain outstanding, the Indenture Trustee, for the benefit of the Noteholders, shall have received an opinion of counsel of the Transferee and the transferring Owner Participant, which opinion shall be reasonably satisfactory to each of the Company, the Owner Lessor and the Indenture Trustee to the effect that (A) such Transfer Agreement (and any guaranty of the Transferee’s obligations) is a legal, valid and binding obligation of, and is enforceable against, each party thereto (subject to customary qualifications), (B) all material Governmental Approvals required in connection with such transfer or necessary to assume the Owner Participant’s obligations (and issue any guaranty of the Transferee’s guarantor or guarantors, as the case may be) under the Operative Documents shall have been obtained, (C) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (and any guarantor of such Transferee’s obligations under the Operative Documents) and (D) the proposed transfer of the Member Interest will not require registration pursuant to the Securities Act;

(ii)                                  the Transferee (and any guarantor of the Transferee’s obligations under the Operative Documents) shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code;

(iii)                               the Transferee or any guarantor of such Transferee shall have a Consolidated Tangible Net Worth of at least $75 million, calculated in accordance with GAAP and, if such transfer occurs during the Commitment Period, the Reference Debt of any guarantor of such Transferee shall be rated at least BBB+ by S&P and Baal by Moody’s;

(iv)                              neither the Transferee nor any guarantor (nor any Affiliate of any such Person) shall be (A) a Competitor or (B) in material litigation with the Company or an Affiliate thereof unless, in either case, the Company shall have, in its sole discretion, consented to such transfer;

(v)                                 after such transfer, there shall be no more than four Owner Participants; and

(vi)                              the transferring Owner Participant shall pay, without any right of indemnification from the Company or any other Person, on an After Tax-Basis, all reasonable documented out-of-pocket costs, fees and expenses (including reasonable attorney’s fees and expenses) incurred in connection with any such transfer or proposed transfer, including any of foregoing relating to any amendments to the Operative Documents required in connection therewith, by (A) the other parties hereto, except the Company and (B) the Company, so long as no Significant Company Default or Company Event of Default has occurred and is continuing at the time of such transfer.

(b)                                 For purposes of determining whether a Transferee, any guarantor of such Transferee or any Affiliate of any such Person is a “Competitor” of the Company or any Affiliate thereof, the Company shall, on the Construction Closing Date, provide a list of entities, each of which, or an Affiliate of which, shall be significantly involved as a generator, seller, trader, wholesale purchaser or marketer of capacity or energy in the WECC power market or any successor thereto as determined in good faith by the Company; provided, that the restriction set forth in paragraph (a)(iv)(A) above shall not apply in the case of a Transferee that is an Affiliate of such a generator, seller, trader, wholesale purchaser or marketer so long as (i) such Transferee is an entity involved in making passive investments (such as the Owner Participant’s investment in the Overall Transaction) and not otherwise engaged as a generator, seller, trader, wholesale purchaser or marketer of capacity or energy in the electric market, (ii) such Transferee has in place procedures that shall be reasonably acceptable to the Company to prevent such Affiliate that is a generator, seller, trader, wholesale purchaser or marketer of capacity or energy from acquiring confidential information relating to such passive investments and agrees in writing with the Company to maintain such procedures and (iii) neither such Transferee nor any Affiliate thereof is an entity that is actively involved in the selling, trading or generation of electricity in the WECC power market or any successor thereto and derives a material percentage of its revenues from participation in such power market. After the Construction Closing Date, the Company may, with the Owner Participant’s written consent, which consent shall not be unreasonably withheld, modify or supplement the initial List of Competitors from time to time, but no more often than once per year based on the standards used in preparing the initial List of Competitors and, in addition, after notice of any proposed transfer by the Owner Participant pursuant to this Section 9.1. Notwithstanding the foregoing, the restrictions set forth in clauses (a)(i), (a)(iii), (a)(iv) and (a)(v) shall not inure to the benefit of the Company if such transfer is in connection with the exercise of remedies during the continuance of a Company Event of Default.

(c)                                  Notwithstanding anything to the contrary contained herein, upon the occurrence of a Regulatory Event of Loss or an event described in clause (i) of the definition of “Deemed Loss” set forth in Appendix A, the Owner Participant shall have satisfied the transfer requirements of this Section 9.1 in the event the Transferee satisfies the conditions set forth in clauses (a)(ii) and (a)(iii), and the Owner Participant and the Transferee, as the case may be, shall satisfy each other condition set forth in this Section 9.1 as soon as practicable, but in any event within 15 days, following such assignment, conveyance or transfer; provided, that solely with respect to a Regulatory Event of Loss or an event described in clause (i) of the definition of “Deemed Loss” set forth in Appendix A, the condition set forth in clause (a)(iv) shall not inure to the benefit of the Company and shall be deemed waived by the Company.

(d)                                 Notwithstanding anything to the contrary contained herein, any transfer of any direct or indirect ownership interest in the Owner Participant (including any transfer of the OP Interest), up to but excluding the OP Guarantor, shall comply with the transfer restrictions set forth in Section 9.1 (a); provided, that, as long as the OP Guaranty remains in full force and effect, the transfer restrictions set forth in clause (a)(iii) will not apply to any transfers of an interest in such direct or indirect parent of the Owner Participant to other entities that are at all times wholly-owned, directly or indirectly, by the OP Guarantor; provided, further, that, in any event, any such entity shall represent and covenant that it is not and will not be funding its equity amounts, and is not and will not be performing its obligations under the Operative Documents with Plan Assets.

(e)                                  So long as any Lessor Notes remain outstanding, it shall be a condition precedent to the effectiveness of a transfer of (i) the Member Interest or (ii) the OP Interest, that the Rating Agencies shall have received an opinion of counsel substantially to the effect of the nonconsolidation opinion delivered on the Construction Closing Date or in such other form as may be acceptable to the Rating Agencies or, if as a consequence of a change in bankruptcy law, such opinion cannot be given:

(A)                               (1) in connection with an event described in clause (i) above, a legal opinion to the effect that the risk of bankruptcy consolidation of the Transferee with the Transferee’s parent immediately after giving effect to the transfer of such equity interest is not materially greater than the risk of bankruptcy consolidation of the transferor with such transferor’s parent, immediately prior to giving effect to such transfer or (2) in connection with an event described in clause (ii) above, a legal opinion to the effect that the risk of bankruptcy consolidation of the Owner Participant with the transferee in such transfer after giving effect to the transfer of such equity interest is not materially greater than the risk of bankruptcy consolidation of the Owner Participant with the transferor, immediately prior to giving effect to such transfer; and

(B)                               in connection with an event described in clause (i) above, an Officer’s Certificate of the Transferee certifying that the Constitutive Documents of the Transferee contain, and will continue to contain after the transfer, provisions substantially equivalent to those contained in the Constitutive Documents of the Owner Participant on the Construction Closing Date with respect to the following provisions: separateness, independent managers, no bankruptcy petition, no dissolution and amendment of such organizational documents or such other provisions as may be acceptable to the Rating Agencies.

(f)                                   Except as provided in Section 12.2 or in the Tax Indemnity Agreement and except for any transfer made in connection with the exercise of remedies during the continuance of a Company Event of Default, the Company shall not be responsible for any adverse Tax consequence to the Owner Lessor or the Owner Participant resulting from any transfer pursuant to this Section 9.1.

(g)                                  The Owner Participant shall give the Owner Lessor, the Indenture Trustee (so long as any Lessor Notes remain outstanding) and the Company fifteen (15) days prior written notice, in the form of an Officer’s Certificate, of any transfer pursuant to this Section 9.1, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 9.1.

(h)                                 Upon any transfer that is made in compliance with this Section 9.1, (i) the Transferee shall (x) be deemed the “Owner Participant” for all purposes and (y) enjoy the rights and privileges, and perform the obligations, of the Owner Participant hereunder and under the Transfer Agreement and each other Operative Document to which the transferor Owner Participant is a party and each reference in this Agreement, the Transfer Agreement and each other Operative Document to the “Owner Participant” shall thereafter be deemed to include such Transferee for all purposes and (ii) the transferor Owner Participant and any guarantor of such transferor Owner Participant’s obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or guarantor is a party or by which such transferor Owner Participant or guarantor is bound to the extent such obligations are expressly assumed by a Transferee; provided, however, that in no event shall any such transfer waive or release the transferor or any guarantor of the transferor from any liability existing immediately prior to or occurring prior to or simultaneously with such transfer.

Section 9.2                      Status of Owner Participant. If the Owner Participant shall become (a) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of PUHCA, (b) an “electric utility” or a “public utility” within the meaning of the Federal Power Act or (c) a “public service corporation” under Arizona law, the Owner Participant covenants that it (i) will notify each of the other Funding Parties thereof as soon as the Owner Participant shall have obtained knowledge of such fact and (ii) either take such action as may be necessary in order to cease to be one of the types described in clauses (a) through (c) of this Section 9.2 or transfer its interest in the Member Interest and the Operative Documents to a Person which will not be one of the types described in said clauses (a) through (c). Any such transfer will be made in accordance with the provisions of Section 9.1.

Section 9.3                      Owner Participant’s Liens. The Owner Participant covenants that it (a) will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant’s Lien, (b) shall promptly notify the Company, the Owner Lessor and the Indenture Trustee in writing of the imposition of any Owner Participant’s Lien of which the Owner Participant has knowledge and (c) shall promptly, at its own expense, take such action as may be necessary to duly discharge any Owner Participant’s Lien.

Section 9.4                      Amendments or Revocation of LLC Agreement. (a) Notwithstanding anything to the contrary contained in the LLC Agreement, the Owner Participant covenants that it will not (a) amend, supplement or otherwise modify the LLC Agreement except for amendments required by the Operative Documents or by Applicable Laws or that are administrative or ministerial in nature without the prior written consent of (i) so long as no Significant Company Default or Company Event of Default has occurred and is continuing, the Company and (ii) so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders) or (b) revoke, rescind, or otherwise waive compliance with or terminate the LLC Agreement without the prior written consent of (i) so long as no Significant Company Default or Company Event of Default has occurred and is continuing, the Company and (ii) so long as Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders).

(b)                                 The Owner Participant will give the Company and the Indenture Trustee at least 5 Business Days’ prior notice of any proposed amendment or supplement to the LLC Agreement and deliver true, complete and fully executed copies to the Company and the Indenture Trustee of any amendment or supplement to the LLC Agreement.

Section 9.5                      Instructions. The Owner Participant covenants that (a) it will not instruct the Independent Manager or the Owner Lessor to take any action not permitted by this Agreement or any other Transaction Document and (b) that, in response to any request for instruction or confirmation or other similar notice received from the Independent Manager or the Owner Lessor, it will promptly instruct (or confirm) the Independent Manager or the Owner Lessor to take any action required to be taken by this Agreement or any other Transaction Document.

Section 9.6                      Appointment of Successor Independent Manager. Notwithstanding any other provision of this Agreement, a successor Independent Manager shall not be appointed by the Owner Participant without the consent of (A) so long as no Significant Company Default or Company Event of Default has occurred and is continuing, the Company and (B) so long as any Lessor Notes remain outstanding, the Indenture Trustee (acting on the instruction of the Required Noteholders) unless (a) such successor Independent Manager meets the requirements of the LLC Agreement (including the requirement that such successor be a Qualified Independent Manager) and (b) (A) so long as no Significant Company Default or Company Event of Default has occurred and is continuing, the Company and (B) so long as any Lessor Notes remain outstanding, the Indenture Trustee shall have received, at the expense of the Owner Participant (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to the Indenture Trustee and the Company, covering the matters covered by the opinions required to be delivered by counsel to the Independent Manager pursuant to Section 3.1 (p) and (ii) such other documentation reasonably requested by the Company and the Indenture Trustee, as the case may be. Nothing in this Section 9.6 shall limit the ability of the Independent Manager to resign pursuant to Section 12.1 of the LLC Agreement.

Section 9.7                      Regulatory Event of Loss; Deemed Loss. The Owner Participant will promptly notify the Company of any event of which it is aware that would result in a Regulatory Event of Loss or any other type of Deemed Loss.

Section 9.8                      Quiet Enjoyment. The Owner Participant agrees that, notwithstanding any provision of any other Operative Document, (a) prior to the Lease

Commencement Date, so long as no Significant Company Default or Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither the Owner Participant nor any party acting by, through or under the Owner Participant (other than the Indenture Trustee or the Noteholders) shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Construction Agent of the Facility and the Ground Interest conveyed by the Construction Agency Agreement and (b) after the Lease Commencement Date, so long as no Significant Company Default or Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither the Owner Participant nor any party acting by, through or under the Owner Participant (other than the Indenture Trustee or the Noteholders) shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Company of the Facility Interest conveyed by the Facility Lease or the Ground Interest conveyed by the Site Sublease.

Section 9.9                      Bankruptcy Filings. The Owner Participant covenants that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or take any action to subject, or in respect of, the Owner Lessor or the Lessor Estate under the provisions of the Bankruptcy Code, or any other applicable bankruptcy or insolvency law (as now or hereafter in effect).

Section 9.10               ERISA. The Owner Participant covenants that it is not and will not be funding its Equity Contributions, and is not and will not be performing its obligations, under the Operative Documents with Plan Assets.

ARTICLE X

COVENANTS OF THE INDENTURE

TRUSTEE AND THE NOTEHOLDERS

Section 10.1               Quiet Enjoyment. The Indenture Trustee and each Noteholder agree severally and with respect to itself only that, notwithstanding any provision of any other Operative Document, (a) prior to the Lease Commencement Date, so long as no Indenture Event of Default or Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither such Person nor any party acting by, through or under such Person shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Construction Agent of the Facility and the Ground Interest conveyed by the Construction Agency Agreement and (b) after the Lease Commencement Date, so long as no Indenture Event of Default or Company Event of Default (including by virtue of any failure or omission to obtain, or cause to be obtained, any Governmental Approval) has occurred and is continuing, neither such Person nor any party acting by, through or under such Person shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Company of the Facility conveyed by the Facility Lease or the Ground Interest conveyed by the Site Sublease.

Section 10.2               Indenture Trustee’s Liens. The Indenture Trustee covenants that it (i) will not directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee’s Lien, (ii) shall promptly notify the Company, the Owner Participant and the Owner Lessor in

writing of the imposition of any Indenture Trustee’s Lien of which the Indenture Trustee has knowledge and (iii) shall promptly, at its own expense, take such action as may be necessary to duly discharge any Indenture Trustee’s Lien.

ARTICLE XI

COMPANY EVENTS OF DEFAULT

Section 11.1               Company Events of Default. Each of the following events shall constitute a “Company Event of Default” hereunder and under the other Operative Documents (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order by any court or any order, rule or regulation of any Governmental Authority):

(a)                                 the Company shall fail to make any payment of Basic Lease Rent, Renewal Lease Rent, the EBO Amount, the FPO Amount, Termination Value (or amounts computed by reference to Termination Value) or any Project Costs constituting interest or principal on the Lessor Notes or Equity Yield on the Equity Contributions, after the same shall have become due and payable, and such failure shall have continued for a period of five (5) Business Days; or

(b)                                 the Company shall fail to make any payment of Supplemental Lease Rent or any other payment under the Operative Documents (other than Excepted Payments) after the same shall have become due and such failure shall have continued for a period of ten (10) days after receipt by the Company of written notice of such failure from the Owner Lessor or the Indenture Trustee; or

(c)                                  the Company shall fail to submit a Funding Request or a Final Funding Request to the Participants to Advance funds to the Owner Lessor for the timely payment of Project Costs pursuant to Section 2.3(c) or Section 4.2(b) or fails to make any certifications required in connection therewith; or

(d)                                 the Company shall fail to apply the proceeds of any Advance pursuant to any Funding Request or the Final Funding Request as required by the Operative Documents or fails to apply any funds distributed by the Owner Lessor, the Indenture Trustee or the Depositary Bank to it for the repair or restoration of the Facility to effect such repair or restoration and, in each case, such failure shall continue unremedied for a period of five (5) Business Days after the earlier to occur of the Company obtaining knowledge thereof or receipt by the Company of written notice of such failure from the Owner Lessor or the Indenture Trustee;

(e)                                  the Company shall fail to observe or perform its obligation to maintain (or cause to be maintained) insurance in the amounts and on the terms set forth in Schedule 7.29 and such failure shall have continued for a period of five (5) days after the earlier to occur of the Company obtaining knowledge thereof or receipt by the Company of written notice of such failure from the Owner Lessor or the Indenture Trustee; or

(f)                                   the Company shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Agreement or any other Operative

Document (other than any covenant, obligation or agreement referred to in clause (a), (b), (c), (d), (e) or (g) of this Article XI or contained in the Tax Indemnity Agreement) and such failure shall continue unremedied for 30 days after the earlier of (i) receipt by the Company of written notice thereof from the Owner Lessor or the Indenture Trustee or (ii) Actual Knowledge of such failure by the Company; provided, however, that if (i) such failure is capable of being remedied, but not within such 30-day period and (ii) the Company is diligently proceeding to cure such failure, then the period for cure shall be extended for the period necessary for the Company to cure such failure, but in no event shall the aggregate cure period under this Section 11(f) exceed 180 days; provided, further, that, in the case of the Company’s obligation set forth in Section 7.1(a)(i) of the Facility Lease, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the Company, the failure by the Company to comply with such requirement shall not constitute a Company Event of Default if such test, challenge, appeal or proceeding shall not involve (i) any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, any part of the Facility or the impairment of the use, operation or maintenance of the Facility in any material respect (in each case, unless such risk is not material because appropriate reserves maintained in accordance with GAAP, if any, have been made, or such risk is appropriately bonded), (ii) any risk of criminal liability being asserted against any Funding Party (other than the Company) or their respective Affiliates or (iii) any material risk of the occurrence of any material adverse effect being incurred by any Funding Party (other than the Company), including subjecting the Owner Participant or the Owner Lessor or their Affiliates to regulation as a public utility under Applicable Law; and provided, further, that, in the case of the Company’s obligation set forth in Section 7.1(a)(i) of the Facility Lease, to the extent that, the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Company Event of Default if the Company is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger or risks described in clause (i), (ii) or (iii) of the preceding proviso; and provided. further, that such noncompliance, or such test, challenge, appeal or proceeding to review shall not extend beyond the date that is thirty-six (36) months prior to the scheduled expiration of the Basic Lease Term or, if either is then in effect or elected by the Company, the Renewal Lease Term or the FMV Renewal Lease Term; or

(g)                                  The Company shall fail to perform or observe or comply with the covenants set forth in Section 7.1 (except clause (iv) thereof), 7.9(a), 7.15, 7.17, 7.18, 7.19, 7.21, 7.22, 7.24, 7.25, 7.30 or 15.2 or Sections 18 or 21.4(c) of the Facility Lease;

(h)                                 any representation or warranty made by the Company in the Operative Documents or in any Officer’s Certificate delivered pursuant thereto shall prove to have been incorrect as of the date made in any material respect and shall continue to be material and the circumstances giving rise to such incorrect representation or warranty is unremedied for a period of thirty (30) days after the earlier to occur of the Company obtaining knowledge thereof or receipt by the Company of written notice thereof from the Owner Lessor or the Indenture Trustee; provided, however, that if (i) the circumstance giving rise to such incorrect representation or warranty is capable of being remedied, but not within such 30-day period and (ii) the Company is diligently proceeding to remedy such condition, then the period for cure shall be extended for the period necessary to remedy such condition, but in no event shall the aggregate cure period under this Section 11.1(h) exceed 180 days; or

(i)                                     (i) the Company shall commence any case or other proceeding (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors, (ii) there shall be commenced against the Company any case or other proceeding of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days, (iii) there shall be commenced against the Company any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(j)                                    the occurrence of any of the following before the Lease Commencement Date (i) a material breach or other default by the EPC Contractor under the EPC Contract shall occur in the performance of any of its obligations under the EPC Contract and such breach or default is not cured within the grace or cure period, if any, provided under the EPC Contract, (ii) any material provision of the EPC Contract shall at any time or for any reason cease to be valid and binding or in full force and effect or the EPC Contractor shall so assert in writing, (iii) any material provision of the EPC Contract shall be declared to be null and void or the validity or enforceability thereof shall be contested by the EPC Contractor or any Governmental Authority or (iv) the EPC Contractor shall deny that it has any further liability or obligation under the EPC Contract (except upon fulfillment of all of its obligations thereunder);

(k)                                 the termination or revocation of, or omission or failure to obtain, or cause a third-party to obtain, under any Transaction Document, any Governmental Approval required for the construction, use, maintenance and operation of the Facility which termination, revocation, omission or failure to obtain, or cause to be obtained, materially affects the Company’s ability to meet its financial or performance obligations under the Construction Agency Agreement or any other Operative Document to which it is a party unless (i) with respect to any such termination, revocation, omission or failure that occurs prior to the Lease Commencement Date, in the reasonable opinion of the Owner Participant and the Indenture Trustee (after consultation with the Company), such termination, revocation, omission or failure is curable in a time frame adequate to allow the Lease Commencement Date to occur by the Outside Completion Date, in which case such termination, revocation, omission or failure shall not constitute a Company Event of Default hereunder for so long as the Company is diligently taking action reasonably satisfactory to the Owner Participant and the Indenture Trustee to cure or remedy such termination, revocation, omission or failure; provided, that if such termination, revocation, omission or failure shall not have been cured or remedied prior to the Outside Completion Date, then such termination, revocation, omission or failure shall constitute a

Company Event of Default on the Outside Completion Date or (ii) with respect to any such termination, revocation, omission or failure that occurs after the Lease Commencement Date, in the reasonable opinion of the Owner Participant and, if the Lien of Security Documents shall not have been terminated or otherwise discharged, the Indenture Trustee such termination, revocation, omission or failure is curable within 180 days after the earlier of the Company obtaining knowledge thereof or receipt by the Company of written notice thereof from the Owner Lessor or the Indenture Trustee, in which case such termination, revocation, omission or failure shall not constitute a Company Event of Default hereunder for so long as the Company is diligently taking action reasonably satisfactory to the Owner Participant and the Indenture Trustee to cure or remedy such termination, revocation, omission or failure; provided, that if such termination, revocation, omission or failure shall not have been cured or remedied within such 180-day period, then such termination, revocation, omission or failure shall constitute a Company Event of Default at the conclusion of such 180-day period; or

(l)                                     the Lease Commencement Date shall fail to occur on or prior to the Outside Completion Date; or

(m)                             the occurrence of a Construction Event of Loss or the declaration of a “Company Event of Default” under Section 14.1 or 14.2; or

(n)                                 with respect to any Operative Document (other than the Security Documents), (i) such Operative Document (A) ceases to be a valid and binding obligation of the parties thereto or (B) is declared unenforceable by a Governmental Authority or the Company contests the enforceability thereof or (ii) such Operative Document is terminated or ceases to be in full force or effect (prior to its normal expiration); or

(o)                                 any Lien granted pursuant to any Security Document shall cease to be a perfected Lien in favor of the Indenture Trustee on any portion of the Collateral described therein with the priority purported to be created by such Security Document; or

(p)                                 the Company shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto, (ii) default in making any payment of interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (iii) default in the observance or performance of any other agreement or condition contained in the Master Indenture or the RUS Loan Agreement (other than any default arising in respect of any of Section 2.1(g), 2.1(1) or 6.14 of the RUS Loan Agreement), or any other event shall occur or condition exist and, with respect to any such default, event or condition occurring under any of clauses (i), (ii) and (iii) above, such default or other event or condition has caused or resulted in such Indebtedness becoming or being declared due and payable prior to its Stated Maturity Date or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any Indebtedness constituting Guarantee Obligations) to become payable; provided, that a default, event or condition described in clauses (i), (ii) or (iii) of this Section 11 (p) that has resulted in the acceleration of such Indebtedness shall not at any time constitute a Company Event of Default unless, at such time, one or more defaults, events or conditions of the types described in clauses (i), (ii) or (iii) of this Section 11 (p) shall have occurred and be continuing and shall have resulted in the acceleration of

Indebtedness, the outstanding principal amount of which exceeds in the aggregate $20,000,000, without such Indebtedness having been discharged or the acceleration having been rescinded or annulled; or

(q)                                 the Company shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) under the Master Indenture or the RUS Loan Agreement on the scheduled or original due date with respect thereto or (ii) default in making any payment of interest on any such Indebtedness under the Master Indenture or the RUS Loan Agreement beyond the period of grace, if any, provided in the Master Indenture or the RUS Loan Agreement.

Section 11.2               Construction Period Events of Default. If any one or more Company Events of Default shall occur during the Construction Period, then, in any such event, the Owner Lessor may declare this Agreement and the other Operative Documents to be in default, and in the case of a Company Event of Default described in Section 11.1(i), a default under this Agreement and the other Operative Documents shall be deemed to have occurred immediately prior to the action, omission or commencement of proceedings that initially triggered such Default without any declaration of such default at such time.

Section 11.3               Survival of Construction Period Obligations. The termination of the Construction Agency Agreement shall in no event relieve the Company of its liability and obligations hereunder and thereunder that accrued prior to such termination or of any payment obligation under Section 11.4, all of which shall survive any such termination.

Section 11.4               Construction Period Purchase Option; Construction Period Remedies.

(a)                                 Purchase Option after a Company Event of Default during the Construction Period. The Company may purchase the Facility, the Ground Interest and the Project Document Interest after the occurrence and during the continuance of a Company Event of Default prior to the Lease Commencement Date at a price equal to the Construction Balance outstanding on the date of such purchase, if the Company shall have given written notice to the Owner Lessor and the Indenture Trustee of its intention to do so within ten (10) Business Days after the occurrence of such Company Event of Default (the “Notice of Construction Purchase”). The Notice of Construction Purchase shall specify the proposed date of purchase, which date shall in any event be no later than the date that is 90 days after the Notice of Construction Purchase is issued. The delivery of the Notice of Construction Purchase shall be deemed to constitute a Recourse Notification pursuant to Section 3.1 of the Construction Agency Agreement.

(b)                                 Construction Period Remedies. Prior to the Lease Commencement Date, but subject to the provisions of the last sentence of this Section 11.4(b). the Owner Lessor may exercise any of the following remedies at the Owner Lessor’s option and without limiting the Owner Lessor in the exercise of any other right or remedy the Owner Lessor may have on account of such default, including, subject to Section 11.5, any remedies under any other Operative Document:

(i)                                     If a Company Event of Default shall have occurred and be continuing, then the Owner Lessor may, in addition to the other rights and remedies provided for in this Article XI, immediately terminate the Construction Agency Agreement in whole or in part by giving the Company written notice of such termination, and, upon the giving of such notice, all rights of the Company and all obligations of the Owner Lessor under the Construction Agency Agreement with respect to the portion of the Construction Agency Agreement being so terminated shall cease.

(ii)                                  If a Company Event of Default constituting a Full Recourse Event shall have occurred and be continuing, the Owner Lessor may require the Company to pay the Construction Balance, and upon payment in full of the Construction Balance, the Owner Lessor shall comply with the provisions of Section 11.7.

(iii)                               If a Company Event of Default constituting a Partial Recourse Event shall have occurred and be continuing the Owner Lessor may require the Company to pay to the Owner Lessor the Partial Recourse Amount and may require the Company to relinquish promptly all of its right, title and interest in, to and under the Facility, the Ground Interest and the Project Document Interest to the Owner Lessor in accordance with the provisions of Section 11.8. Simultaneously therewith or at any time thereafter, at the request of the Owner Lessor, the Company shall use commercially reasonable efforts to sell the Facility, the Ground Interest and the Project Document Interest on an “arm’s length” basis at the Fair Market Sales Value for cash and the sales proceeds of any such sale shall be applied in accordance with Section 4.2(b) of the Indenture.

(iv)                              If one or more Company Events of Default constituting Non-Recourse Events shall have occurred and be continuing and no Full Recourse Event or Partial Recourse Event shall have occurred and be continuing the Owner Lessor may require the Company to relinquish promptly all of its right, title and interest in, to and under the Facility, the Ground Interest and the Project Document Interest to the Owner Lessor in accordance with the provisions of Section 11.8. Simultaneously therewith or at any time thereafter, at the request of the Owner Lessor, the Company shall use commercially reasonable efforts to sell the Facility, the Ground Interest and the Project Document Interest on an “arm’s length” basis at the Fair Market Sales Value for cash and the sales proceeds of any such sale shall be applied in accordance with Section 4.2(b) of the Indenture.

(v)                                 The Owner Lessor may exercise, without notice to the Company or anyone claiming under the Company, and the Company waives notice of any application therefor, any other right or remedy that may be available to it under Applicable Laws or in equity or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach of this Agreement or any of the other Operative Documents.

In the event the Company delivers a Notice of Construction Purchase in accordance with Section 11.4(a), the Owner Lessor may not exercise any remedy under this Section 11.4(b) to the extent such exercise would prevent the Company from being able to consummate its purchase obligation on the date designated in such Notice of Construction Purchase (it being understood and agreed the foregoing shall not constitute any further limitation on the exercise of remedies if the Company fails to pay the Construction Balance in full by the date specified in such Notice of Construction Purchase).

Section 11.5               Recourse Limitations. (a) Notwithstanding any other provision of the Operative Documents, if a Full Recourse Event shall have occurred and the Owner Lessor exercises any of the remedies set forth in Section 11.4, the Company’s aggregate recourse liability on account of the exercise of such remedies shall not be limited in any respect.

(b)                                 Notwithstanding any other provision of the Operative Documents, if a Company Event of Default constituting a Partial Recourse Event shall have occurred, no Full Recourse Event shall have occurred and the Owner Lessor exercises any of the remedies set forth in Section 11.4, the Company’s aggregate recourse liability on account of the exercise of such remedies by the Owner Lessor under this Agreement and the other Operative Documents shall be limited to the Partial Recourse Amount, together with interest thereon at the Overdue Rate from the date any such amounts were due until the date of payment, so long as the Company has complied with its obligations in Section 11.8 within ten (10) Business Days of demand by the Owner Lessor.

(c)                                  Notwithstanding any other provision of the Operative Documents, if one or more Company Events of Default constituting Non-Recourse Events shall have occurred and no Full Recourse Event or Partial Recourse Event shall have occurred and be continuing, the Company shall not have any recourse liability with respect thereto under the Operative Documents and, if the Owner Lessor exercises any of the remedies set forth in Section 11.4, the Company shall have no recourse liability under the Operative Documents on account of the exercise of such remedies, so long as the Company has complied with its obligations in Section 11.8 within ten (10) Business Days of demand by the Owner Lessor.

(d)                                 Upon the occurrence and continuance of a Company Event of Default, any Participant may elect to fund any Project Cost or otherwise attempt to achieve the Completion Date or to fund any other costs or expenses (whether pursuant to Section 2.3(c) or otherwise) and such payment or funding shall be deemed an Advance by the Owner Lessor on the date so advanced and shall be deemed to increase the amount owed under the Operative Documents by the Owner Lessor to each Participant by the amount so funded, and the Construction Balance shall, on such date, be increased by the aggregate amounts so advanced.

(e)                                  On and after the Lease Commencement Date, upon the occurrence and continuance of a Company Event of Default, the remedies, powers and privileges provided in Section 16 of the Facility Lease, and not in this Article XI (other than in Section 11.9 or 11.10) shall apply, together with any other remedies, powers and privileges provided in the other Operative Documents.

Section 11.6               Owner Lessor’s Right to Cure Company Defaults during the Construction Period. (a) The Owner Lessor, without waiving or releasing any obligation or Company Event of Default, may (but shall be under no obligation to), during the Construction Period, remedy any Company Event of Default for the account of and at the sole cost and expense of the Company (subject to the applicable recourse limitations set forth in Section 11.5 above) and, in furtherance of such right, the Owner Lessor may make Funding Requests, execute the EPC Contract and otherwise exercise all rights and perform all duties of the Company under the Construction Agency Agreement, under the EPC Contract and of the Company hereunder with respect to the Project Obligations. Subject to the applicable recourse limitations set forth in Section 11.5, the Company shall pay to the Owner Lessor on demand all reasonable out of pocket costs and expenses incurred by the Owner Lessor in connection therewith (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Owner Lessor.

Section 11.7               Construction Purchase Procedures. In the case of any Construction Purchase by the Company pursuant to Section 11.4(a) or payment of the Construction Balance pursuant to Section 11.4(b)(ii), the Owner Lessor shall take the following actions promptly after the Owner Lessor’s receipt of all amounts due with respect to the Facility pursuant to Section 11.4 and all other amounts then due and owing pursuant to the terms of this Agreement, including Section 11.8, and of the other Operative Documents:

(a)                                 the Owner Lessor shall execute and deliver to the Company (or to the Company’s designee), at the Company’s cost and expense, (x) a quitclaim deed with respect to all of the interests of the Owner Lessor in real property constituting part of the Facility (if any) and; (y) a quitclaim bill of sale with respect to the interest of the Owner Lessor in all items of personalty or Equipment constituting part of the Facility and (z) a quitclaim assignment of the entire interest of the Owner Lessor in the Facility and the Ground Interest (which shall include an assignment of all of the right, title and interest of the Owner Lessor in and to the Site under the Site Lease and any Casualty Insurance Proceeds or Condemnation Proceeds with respect to the Facility not previously received by the Owner Lessor), in each case, in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Security Documents and any Owner Lessor’s Liens attributable to the Owner Lessor;

(b)                                 the Facility shall be conveyed to the Company (or to such Company’s designee) “AS IS” and in its then present physical condition without any other representations or warranties; and .

(c)                                  the Owner Lessor shall execute and deliver to the Company such certifications with respect to the termination of the Construction Agency Agreement as the Company may reasonably request.

Section 11.8               Construction Return Procedures. In the case of any Construction Return with respect to the Facility, the Company shall do each of the following on or prior to the Construction Return Date specified by the Owner Lessor in a written notice to the Company:

(a)                                 the Company shall, on or prior to the Construction Return Date, execute and deliver to the Owner Lessor (or to the Owner Lessor’s designee), in forms reasonably satisfactory to the Owner Lessor, (i) a deed with respect to all of the interest of the Company in real property constituting part of the Facility (if any) containing representations and covenants of the grantor thereof to the Owner Lessor (or such other Person) solely regarding the absence of Liens (other than Owner Lessor’s Liens and the Liens of the Security Documents and other than Permitted Liens of the types specified in clause (i), (ii), (iii), (iv)(A) (but only to the extent such

Lien relates to real property taxes that relate to the Facility or the Site) or (viii) of the definition thereof), (ii) a bill of sale without warranty (except as to the absence of Liens other than Owner Lessor’s Liens and the Liens of the Security Documents and other than Permitted Liens of the types specified in clause (i), (ii), (iii), (iv)(A) (but only to the extent such Lien relates to real property taxes that relate to the Facility or the Site) or (viii) of the definition thereof) with respect to all of the interest of the Company in all personalty and Equipment constituting part of the Facility and (iii) an assignment of the Company’s entire interest in the Facility, all permits and licenses of any Governmental Authority or other Person that relate solely to the Facility (to the extent assignable) and all Casualty Insurance Proceeds, Condemnation Proceeds and awards, compensation and insurance proceeds payable in connection with any Force Majeure affecting the Facility and an assignment of leases of the Facility), in each case, in recordable form and otherwise in conformity with local custom and free and clear of any Liens attributable to the Company;

(b)                                 the Company shall, on the Construction Return Date, pay over to the Owner Lessor all awards, compensation and insurance proceeds previously received by the Company in connection with the Facility;

(c)                                  the Company shall, on or prior to the Construction Return Date, execute and deliver to the Owner Lessor and the Owner Lessor’s title insurance company an affidavit as to the absence of any Liens (other than Owner Lessor’s Liens and the Liens of the Security Documents) and shall execute and deliver to the Owner Lessor a statement of termination of the Construction Agency Agreement;

(d)                                 the Company shall, on or prior to the Construction Return Date, vacate the Facility and transfer possession of the Facility and Ground Interest to the Owner Lessor or any Person designated by the Owner Lessor, in each case, by surrendering the same into the possession of the Owner Lessor or such Person, as the case may be, “AS IS”, free and clear of all Liens (other than Owner Lessor’s Liens and the Liens of the Security Documents and other than Permitted Liens of the types specified in clause (i), (ii), (iii), (iv)(A) (but only to the extent such Lien relates to real property taxes that relate to the Facility or the Site) or (viii) of the definition thereof), in compliance with all Applicable Laws (including Environmental Laws); and

(e)                                  on or prior to the Construction Return Date, the Company shall deliver to the Owner Lessor or any Person designated by the Owner Lessor copies of all books and records regarding the construction and maintenance of the Facility and the Company’s interest in the Facility, a current copy of the Significant Design Documents, an assignment of all of its interests in all Construction Documents and all service agreements (to the extent any of the foregoing have been obtained and are assignable) necessary for the maintenance and Commercial Operation of the Facility.

Section 11.9               Other Remedies. Upon the occurrence of a Company Event of Default, the Indenture Trustee, the other Secured Parties, the Owner Lessor and the Owner Participant may exercise any and all rights and remedies in accordance with the provisions under Sections 11.2 through 11.8 (prior to the Lease Commencement Date), the Indenture, the Security Documents and the other applicable Operative Document and, on or after the Lease Commencement Date, under the Facility Lease, as well as all their rights and remedies that may be available under Applicable Law or in equity or proceed by appropriate court action (legal or equitable) to enforce the forms or recover damages for breach of this Agreement or any of the other Operative Documents.

Section 11.10        No Waiver; Remedies Cumulative. (a) No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)                                 Any party’s consent to any request made by the Company shall not be deemed to constitute or preclude the necessity for obtaining such party’s consent in the future to all similar requests. No express or implied waiver by any party hereto of any Company Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Company Event of Default. To the extent permitted by any Applicable Laws, the Company hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Owner Lessor to sell, lease or otherwise use the Facility, the Ground Interest or the Project Document Interest or any part or portion of a Facility, the Ground Interest or the Project Document Interest in mitigation of damages upon the occurrence of a Company Event of Default or that may otherwise limit or modify any of the Owner Lessor’s or any other party’s rights or remedies under the Operative Documents.

ARTICLE XII

INDEMNIFICATION BY THE LESSEE

Section 12.1               General Indemnity.

(a)                                 Claims Indemnified. Subject to the exclusions set forth in Section 12.1(b) and except as provided in Section 12.1(g), the Company agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify each of the other Funding Parties, Wilmington Trust Company (in its individual capacity), the Lead Arranger and the Certificateholders and each such Person’s respective successors, assigns, agents, servants, shareholders, members, partners, directors, officers, employees and Affiliates of each of the foregoing (each an “Indemnitee”) from and against any and all Claims (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against such Indemnitee in any way relating to or resulting from or arising out of or attributable to, in whole or in part:

(i)                                     the construction, financing (including the making of the Equity Contributions and the offering and issuance of the Lessor Notes and the Certificates), refinancing, acquisition, operation, rebuilding, warranty, ownership, use, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Site or any Component or any portion thereof or any interest therein;

(ii)                                  the conduct of the business or affairs of the Company at the Facility and the Site;

(iii)                               the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Site or any Component, or any portion of any thereof or any interest therein;

(iv)                              the Facility Lease, the Site Lease, the Site Sublease or any other Transaction Document, the execution or delivery thereof or the performance, enforcement, attempted enforcement or amendment, supplement or modification of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

(v)                                 the reasonable costs and expenses of any Indemnitee (including the reasonable fees and expenses of their respective counsels) incurred in connection (A) with amendments, modifications, consents, waivers or supplements to the Transaction Documents whether or not such amendment, modification, consent, waiver or supplement is consummated, (B) any Event of Loss (including any Regulatory Event of Loss) or Deemed Loss or (C) any Company Event of Default;

(vi)                              the imposition of any Lien other than, with respect to a particular Indemnitee, a Lien arising by or through such Indemnitee or a Related Party (or any of their agents, employees, servants or Affiliates) that is prohibited by the terms of this Agreement or any other Operative Document;

(vii)                           any violation by, or liability relating to the Company of, or under, any Applicable Laws, whether now or hereafter in effect, or any action of any Governmental Authority or other Person taken with respect to the Facility or the Site, the Transaction Documents or the interest of any Indemnitee under the Transaction Documents;

(viii)                        the non-performance or breach by the Company of any obligation contained in this Agreement or any other Transaction Document to which the Company is a party or the falsity or inaccuracy of any representation or warranty of the Company contained in this Agreement or any other Transaction Document;

(ix)                              the applications of Part 4 and 5 of Subtitle B of Title I of ERISA (including any penalties under Section 502(i) of ERISA) and any excise taxes, charges or penalties under Section 4975 of the Code;

(x)                                 the offer or sale of any interest in the Member Interest, the Equity Contributions, the Lessor Notes or the Certificates, or the making of Equity Contributions and the offering and issuance of the Lessor Notes and the Certificates, in accordance with the Operative Documents;

(xi)                              any Breakage Cost payable pursuant to any Operative Document and any Forward Fix Adjustment and Breakage Costs incurred under the Forward Fix Transaction Documents;

(xii)                           the continuing fees (if any) and expenses of the Independent Manager, the Indenture Trustee, the Pass Through Trustees and the Depositary Bank (including the reasonable fees and expenses of their respective counsel, accountants and other professional persons) and of the Engineering Consultant, the Appraiser, the Market and Fuel Consultant, the Environmental Consultant and the Insurance Consultant arising out of the discharge of their respective duties under or in connection with the Transaction Documents (including the preparation of any reports or certificates);

(xiii)                        the costs and expenses of any Indemnitee (including the fees and expenses of their respective counsel) incurred in connection with the enforcement or preservation of any rights against the Company under any Operative Document; and

(xiv)                       in any other way relating to the Facility, the Site and the Transaction Documents.

(b)                                 Claims Excluded. Any Claim, to the extent (A) directly relating to or directly resulting from, (B) arising out of or attributable to or (C) such Claim would not have occurred but for, any of the following, is excluded from the Company’s agreement to indemnify any Indemnitee under this Section 12.1:

(i)                                     acts, omissions or events (including violation of law or any change in the Environmental Condition of the Facility, the Site or any portion or Component thereof, or the use, storage, transportation, treatment or manufacture of any Hazardous Materials in, at, under or from the Facility or the Site) occurring after expiration or other termination of the Facility Lease and, where required by the Facility Lease, return of the Facility and the Ground Interest to the Owner Lessor (or its successors or assigns) in compliance with the provisions of the Facility Lease or the Site Sublease, as applicable;

(ii)                                  with respect to a particular Indemnitee or a Related Party, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) in the case of the Owner Participant, any of its interest in the Member Interest, (B) in the case of the Owner Lessor, all or any portion of the Facility or the Ground Interest or any other interest in the Lessor Estate, (C) with respect to any Noteholder, all or any portion of such Person’s interest in the Lessor Notes or the collateral therefor or (D) with respect to any Certificateholder, all or any portion of such Person’s interest in the Certificates or any collateral therefor, unless, in each case, such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Company Event of Default;

(iii)                               with respect to any Indemnitee (other than the Depositary Bank, the Indenture Trustee, the Pass Through Trustees or any Related Party thereof), any Claim attributable to the gross negligence or willful misconduct of the Indemnitee seeking indemnification or a Related Party of such Indemnitee;

(iv)                              with respect to the Depositary Bank, the Indenture Trustee, the Pass Through Trustees or any Related Party thereof, the fraud, negligence or willful misconduct of such Person or any such Related Party;

(v)                                 as to any Indemnitee (other than the Depositary Bank, the Indenture Trustee, the Pass Through Trustees, the Initial Purchaser, the Lead Arranger or any Related Party thereof), any Claim attributable to the noncompliance of such Indemnitee or a Related Party with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee contained in, any Transaction Document or any breach by such Indemnitee or a Related Party of any covenant contained in any Transaction Document attributable to such Indemnitee or Related Party unless attributable to a breach by the Company of its obligations under the Transaction Documents;

(vi)                              any obligation or liability expressly borne, assumed or to be paid in any Operative Document by the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification;

(vii)                           with respect to the Owner Lessor, the Independent Manager or the Trust Company, any Claim constituting or arising from an Owner Lessor’s Lien attributable to such Indemnitee or to a Related Party of such Indemnitee;

(viii)                        with respect to the Owner Participant, any Claim constituting or arising from an Owner Participant’s Lien attributable to such Indemnitee or to a Related Party of such Indemnitee;

(ix)                              with respect to the Indenture Trustee, any Claim constituting or arising from a Indenture Trustee’s Lien attributable to such Indemnitee or to a Related Party of such Indemnitee;

(x)                                 except to make payments on an After-Tax Basis, any Claim that is a Tax, or is a cost of contesting a Tax, whether or not the Company is required to indemnify therefor pursuant to Section 12.2 or pursuant to the Tax Indemnity Agreement;

(xi)                              any negligent failure on the part of the Independent Manager to distribute in accordance with the LLC Agreement any amounts received by it under the Operative Documents and distributable by it thereunder;

(xii)                           any Claim relating to the costs and expenses of any Indemnitee in connection with any amendments, supplements, modifications, consents or waivers to an Operative Document not requested by the Company or not required by the Operative Documents or by Applicable Law, except during, and executed in connection with, a Company Event of Default, as the case may be;

(xiii)                        any Claim that constitutes principal, premium and/or interest on the Lessor Notes;

(xiv)                       any penalties imposed under Section 4975 of the Code or under Subtitle B of Title I of ERISA of a particular Indemnitee as a result of a breach of representation or covenant given by such Indemnitee under Section 6.4(h), 6.5 or 9.10 with respect to the source of funds used to provide the Equity Contributions or to purchase the Lessor Notes, as applicable; and

(xv)                          with respect to either the Owner Lessor, the Independent Manager, the Trust Company, the Equity Investor, the OP Guarantor or the Owner Participant, as the case may be, any Claim relating to an Indenture Event of Default that is caused by or attributable to such Person and that is not caused by or attributable to a Company Event of Default.

provided that the terms “omission”, “negligence”, “gross negligence” and “willful misconduct”, when applied with respect to the Independent Manager, the Trust Company, the Owner Participant, the Owner Lessor, the Depositary Bank, the Indenture Trustee, the Pass Through Trustees or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of any such entity’s interest in the Facility or the Site or any such Indemnitee’s failure to act in respect of matters which are or were the obligation of the Company under this Agreement or any other Transaction Document.

(c)                                  Insured Claims. Subject to the provisions of paragraph (e) of this Section 12.1, in the case of any Claim indemnified by the Company hereunder which is covered by a policy of insurance maintained by the Company, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to the Company, to cooperate, at the sole cost and expense of the Company, with insurers in exercise of their rights to investigate, defend or compromise such Claim; provided, that, so long as a Company Event of Default shall have occurred and be continuing, an Indemnitee may request evidence from the Company that any cost or expense relating to such cooperation will be paid by the Company promptly upon incurrence.

(d)                                 After-Tax Basis. The Company agrees that any payment or indemnity pursuant to this Section 12.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

(e)                                  Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify the Company in writing of any Claim as to which indemnification is sought; provided, that the failure so to notify the Company shall not reduce or affect the Company’s liability that it may have to such Indemnitee under this Section 12.1 unless such failure materially increases the Company’s liability under such claim from that which would have existed if the failure to give notice had not occurred and the Indemnitee knew or should have known of such consequences of its failure to provide notice. Any amount payable to any Indemnitee pursuant to this Section 12.1 shall be paid within 15 Business Days after receipt of such written demand therefor from such Indemnitee (or, if the Facility Lease is terminated pursuant to Section 10, 13, 14 or 16 thereof prior to the expiration of the 15 Business Day period, by such date of termination), accompanied by an Officer’s Certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and, if such Indemnitee is not a party hereto, an agreement to be bound by the terms of this Section 12.1, as if such

Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after the Company receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount so payable, the Company shall notify such Indemnitee in writing whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. The Company shall have the right to investigate and, so long as no Significant Company Default or Company Event of Default shall have occurred and be continuing, the Company shall have the right, in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 12.1 that the Company acknowledges is subject to indemnification hereunder; provided, that no such defense or compromise (i) is reasonably likely to involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Facility, the Site, the Lessor Estate or the impairment of the Facility in any material respect, (ii) is reasonably likely to involve any danger or a material adverse effect on the interests of any Indemnitee or (iii) could result in any criminal liability being incurred by, or could reasonably be expected to have any material adverse effect on, such Indemnitee, provided, further, that no Claim shall be compromised by the Company on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that, to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, the Company may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If the Company elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it and reasonably satisfactory to such Indemnitee. Upon the Company’s election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at the Company’s expense with all reasonable requests of the Company in connection therewith and will provide the Company, at the Company’s expense, with all information not within the control of the Company as is reasonably available to such Indemnitee that the Company may reasonably request; provided, however, that such Indemnitee shall not, unless otherwise required by Applicable Law, be obligated to disclose to the Company or any other Person, or permit the Company or any other Person to examine (i) any income tax returns of the Owner Participant, the Owner Lessor, the OP Guarantor or the Equity Investor or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant, the Owner Lessor, the OP Guarantor or the Equity Investor (and, in the event that any such information is made available, the Company shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where the Company, or the insurers under a policy of insurance maintained by the Company, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Company or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions, but only to the extent that such Person’s participation does not in the reasonable opinion of counsel of the Company interfere with such control; provided, however, that such party’s participation does not constitute a waiver of the indemnification provided in this Section 12.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Company that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including the reasonable fees and expenses of such separate counsel) shall be bome by the Company. So long as no Company Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Company unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) the Company has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this Section 12.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

(f)                                   Subrogation. To the extent that a Claim indemnified by the Company under this Section 12.1 is in fact paid in full by the Company or an insurer under an insurance policy maintained by the Company, the Company (so long as no Company Event of Default shall have occurred and be continuing) or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense or rights of the Independent Manager under the LLC Agreement) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Company hereunder, it shall promptly pay over to the Company the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount the Company or any of its insurers has paid in respect of such Claim; provided, that, so long as a Significant Company Default or a Company Event of Default shall have occurred and is continuing, such amount may be held by the Owner Lessor as security for the Company’s obligations under the Facility Lease and the other Operative Documents.

(g)                                  Construction Period. To the extent any Claim asserted prior to the Lease Commencement Date would be indemnifiable under Section 12.1(a) but relates to any act, omission, event or circumstance occurring with respect to the Facility, the Company shall not be obligated, prior to the Lease Commencement Date, to indemnify (i) any Person other than the Owner Lessor pursuant to Section 12.1(a) for such Claim or (ii) the Owner Lessor for any Claim that is a third party damage claim unless attributable to an act or omission by a Construction Agency Person (it being understood and agreed that the foregoing provisions of this sentence shall not limit the Company’s obligation pursuant to Section 12.1(a) to indemnify the Owner Lessor for any Claim resulting from the Owner Lessor’s obligations pursuant to the next sentence, but shall be subject to the recourse limitations set forth in Section 2.18, to the extent applicable). Subject to the provisions of Section 12.3, the Owner Lessor shall indemnify and keep harmless each Indemnitee from any Claim that would be indemnifiable by the Company pursuant to Section 12.1(a) but for the provisions of the preceding sentence.

(h)                                 Third Parties. Any Person seeking indemnity under this Section 12.1 who is not a party to this Agreement shall agree to the terms and conditions set forth in this Section 12.1 with respect to the applicable Claim as a condition to making any such claim for indemnity under this Section 12.1.

Section 12.2               General Tax Indemnity.

(a)                                 Taxes Indemnified. Except as provided in Section 12.2(b) and Section 12.2(i), the Company shall, on an After-Tax Basis, indemnify (but, in all events, without duplication of indemnities) each of the other Funding Parties, Wilmington Trust Company (in its individual capacity), the Certificateholders and each such Person’s respective successors, assigns, agents, servants, shareholders, members, partners, directors, officers, employees and the Affiliates of each and all of the foregoing (each a “Tax Indemnitee”) for, hold each such Tax Indemnitee harmless from, and defend each such Tax Indemnitee against, the net amount (after giving effect to any countervailing credits, deductions and other reductions) of all Taxes imposed upon any such Tax Indemnitee, the Facility or the Site, or any portion or component thereof or any interest therein, or upon any Transaction Document or interest therein, arising out of, in connection with or relating to, any of the following:

(i)                                     the construction, financing, refinancing, mortgaging, acquisition, operation, warranty, use, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, rebuild, transport, assembly, repossession, dismantling, abandonment, retirement, decommissioning, storage, delivery, non-delivery, replacement, conveying of title, servicing, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Ground Interest or the Site, or any portion or component thereof or any interest therein;

(ii)                                  the conduct of the business or affairs of the Company or any other operator at or in connection with the Facility or the Site;

(iii)                               the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Ground Interest or the Site, or any portion or component thereof or any interest therein;

(iv)                              the Facility Lease, the Site Lease, the Site Sublease or any other Transaction Document in respect of the Facility, the execution or delivery thereof, or the performance or enforcement of any of the terms thereof or any amendment thereto;

(v)                                 the payment of Basic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent or any other payment under the Facility Lease;

(vi)                              otherwise in connection with the transactions contemplated by the Transaction Documents;

(vii)                           any amount paid or payable pursuant to the Operative Documents;

(viii)                        the existence or operation of a term or condition of outstanding Indebtedness; or

(ix)                              the applications of Part 4 and 5 of Subtitle B of Title I of ERISA and any excise taxes, charges or penalties under Section 4975 of the Code.

(b)                                 Excluded Taxes. The indemnity provided for in Section 12.2(a) above shall not extend to any of the following Taxes (the “Excluded Taxes”):

(i)                                     Taxes imposed on, based on or measured by gross or net income or receipts or capital or net worth (other than Taxes that are, or are in the nature of, sales, use, stamp, license, ad valorem, value added, rental or property taxes);

(ii)                                  Taxes attributable to any period (A) in the case of a Tax Indemnitee other than the Noteholders, the Indenture Trustee and the Depositary Bank, after expiration or other termination of the Facility Lease and surrender of the Facility to the Owner Lessor or its successors or (B) in the case of the Noteholders, the Indenture Trustee and the Depositary Bank, after the repayment of the Lessor Notes and all other amounts due to the Noteholders under the Operative Documents, except to the extent such Taxes are related to or arose from payments made pursuant to the Operative Documents or events, acts or omissions occurring, or matters arising prior to or simultaneous with such expiration, termination or surrender (or repayment in the case of the Lessor Notes and other amounts due to the Noteholders, the Indenture Trustee or the Depositary Bank under the Operative Documents), provided that the exclusion set forth in this clause (ii) shall not apply so long as a Company Event of Default shall have occurred and be continuing;

(iii)                               Taxes imposed on a Tax Indemnitee attributable to the fraud, gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(iv)                              Taxes in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (other than Taxes that are, or are in the nature of, sales, use, stamp, license, ad valorem, value added, rental or property taxes);

(v)                                 Taxes imposed on any Tax Indemnitee attributable to any act (or omission) of such Tax Indemnitee that is expressly prohibited (or required) by the Operative Documents or by a breach by such Tax Indemnitee (or Affiliate thereof), or the inaccuracy of any of its representations, warranties or covenants under any Operative Document unless attributable to the breach by the Company of its obligations under an Operative Document;

(vi)                              Taxes that would not arise but for, or that are caused by, any voluntary transfer (direct or indirect) or any involuntary transfer (direct or indirect) resulting from any bankruptcy of such Tax Indemnitee or a foreclosure by a creditor of such Tax Indemnitee (A) by the Owner Participant of all or any of the Member Interest, (B) by the Owner Lessor of all or any of the Facility or the Ground Interest or any other interest in the Lessor Estate, if any, securing the Company’s obligations under the Facility Lease or any portion or component thereof or interest therein, (C) by a Noteholder of any interest in the Lessor Notes or the collateral relating thereto or (D) by a Certificateholder of any interest in the Certificates or the collateral relating thereto, unless, in each case, such transfer occurs during the continuation of a Company Event of Default, the transfer results from an Event of Loss or a Deemed Loss or from the Company’s exercise of its rights under the Operative Documents) or where the purchase price is less than Fair Market Sales Value;

(vii)                           In the case of a Tax Indemnitee that is (A) the Owner Participant or a Related Party thereto, Taxes that would not arise but for Owner Participant’s Liens or (B) in the case of a Tax Indemnitee that is the Owner Lessor or a Related Party thereto, Taxes that would not arise but for Owner Lessor’s Liens;

(viii)                        Taxes imposed on any assignee or successor-in-interest to a Tax Indemnitee (including any transfer by merger, consolidation, liquidation, reorganization or otherwise by operation of law) to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place; provided, that this exclusion (A) shall not apply for purposes of determining gross-up amounts and payments required to be made on an After-Tax Basis and (B) shall not apply to a transferee, assignee or successor-in-interest that acquires the interest of a Tax Indemnitee pursuant to a transfer or disposition in connection with the exercise of remedies during the continuance of a Company Event of Default or a Significant Company Default;

(ix)                              Taxes properly included as a part of Transaction Expenses or the Facility Cost;

(x)                                 Taxes imposed on, based on, or measured by any compensation that the Independent Manager, the Pass Through Trustees, the Depositary Bank or the Indenture Trustee receives for its services;

(xi)                              with respect to the Owner Participant, Taxes for which the Company is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

(xii)                           Taxes imposed on or withheld from payments made to any Tax Indemnitee attributable to the Tax Indemnitee being treated as other than a U.S. Person (as defined in section 7701(a)(30) of the Code), except to the extent such determination is attributable to a change in law;

(xiii)                        Taxes attributable to the failure of a Tax Indemnitee to comply on a timely basis with certification, information, documentation, reporting or other similar requirements concerning the taxation, nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided, that the foregoing exclusion shall only apply if such Tax Indemnitee is eligible to comply with such requirement and (other than with respect to the provision of a W-8BEN, W-8ECI, W-8IMY or W-9 form) shall have been given timely written notice of such requirement by the Company and the Tax Indemnitee shall have determined in good faith that compliance with any such requirement shall not result in any material adverse effect to it or its Affiliate’s interests (where such certification, information, documentation, reporting or similar requirement is not otherwise required to be made by the Tax Indemnitee under applicable law), unless the Tax Indemnitee shall have been indemnified by the Company against such consequences in a manner which is reasonably satisfactory to the Tax Indemnitee;

(xiv)                       Taxes imposed on a Tax Indemnitee where the Tax Indemnitee’s breach of its contest obligations effectively precludes the Company’s ability to contest the Tax;

(xv)                          Taxes imposed on any Tax Indemnitee resulting from an amendment to any Operative Document that was not requested by the Company and as to which the Company is not a party and the Tax Indemnitee (or, in the case of the Owner Participant, the Owner Lessor, if acting at the express direction of the Owner Participant) is a party unless such amendment (i) was required by Applicable Law or the Operative Documents, (ii) is necessary to conform with any amendment to any Operative Document requested by the Company in writing or (iii) is made during the continuance of a Company Event of Default;

(xvi)                       Taxes imposed under Section 4975 of the Code or under Subtitle B of Title I of ERISA on a particular Tax Indemnitee as a result of a breach of representation or covenant given by such Indemnitee under Section 6.4(h), 6.5 or 9.10 with respect to the source of funds used to provide the Lessor Notes or the Equity Contributions, as applicable;

(xvii)                    Taxes imposed or collected under Sections 1441 through 1446 of the Code;

(xviii)                 Taxes in the nature of an intangible or similar tax imposed on a leasehold property interest;

(xix)                       Taxes (other than Taxes that are or are in the nature of sales, use, property, ad valorem, rental, stamp, transfer, excise, license and value added taxes or Taxes collected by withholding against payments under the Indenture or the Lessor Notes) to the extent imposed as a result of the situs, organization, place of business or the activities of the Tax Indemnitee in the jurisdiction imposing such Taxes (other than a place of business, situs or activities attributable to the Tax Indemnitee solely by reason of (A) the transactions contemplated by the Operative Documents, (B) the Company being organized or having its place of business in the taxing jurisdiction, (C) any part of the Facility being located, operated or used in the taxing jurisdiction or (D) any payment contemplated by the Operative Documents being made by or on behalf of the Company from the taxing jurisdiction);

(xx)                          Penalties, additions to Tax or interest imposed on a Tax Indemnitee attributable to such Tax Indemnitee’s failure to comply with the requirements imposed on it under Section 6011, 6111 or 6112 of the Code or the Treasury Regulations promulgated thereunder;

(xxi)                       Taxes imposed on the Owner Lessor or any Related Party attributable to the Owner Lessor being treated as other than a disregarded entity or pass through entity for tax purposes;

(xxii)                    Taxes imposed on a Tax Indemnitee in the nature of a payroll tax; and

(xxiii)                 Taxes that are being contested in good faith in an appropriate proceeding while such proceeding is pending or subject to any appeal pending a final judgment, subject the Owner Participant’s right to obtain an advance in accordance with Section 12.2(g)(iii)(E).

(c)                                  Payment. Each payment required to be made by the Company to a Tax Indemnitee pursuant to this Section 12.2 shall be paid either (i) when due directly to the applicable taxing authority, by the Company if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 15 days following the Company’s receipt of the Tax Indemnitee’s written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) subject to Section 12.2(g) below, in the case of amounts that are being contested pursuant to such Section 12.2(g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which the Company has requested review and determination pursuant to Section 12.2(d) below, the completion of such review and determination; provided, however, in no event later than the date that is five Business Days prior to the date on which such Taxes are required to be paid to the applicable taxing authority (but subject to the Company’s option under Section 12.2(g)(iii)(E) hereof). Any amount payable to the Company pursuant to Section 12.2(e) or Section 12.2(f) below shall be paid within 15 days after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under Section 12.2(e) or receives a refund or credit giving rise to a payment under Section 12.2(f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Any amount that would be payable to the Company pursuant to Section 12.2(e) or Section 12.2(f) below but for the fact that such amount would be in excess of the amount of indemnity(ies) previously paid to the Tax Indemnitee by the Company may be used as an offset against any future general tax indemnity payments owed by the Company to such Tax Indemnitee. Upon the final determination of any contest pursuant to Section 12.2(g) below in respect of any Taxes for which the Company has made a Tax Advance, the amount of the Company’s obligation under Section 12.2(a) above shall be determined as if such Tax Advance had not been made. Any obligation of the Company under this Section 12.2 and the Tax Indemnitee’s obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination. All payments required to be made by the Company pursuant to this Section 12.2 shall be made on an After-Tax Basis.

(d)                                 Independent Examination. Within 15 days after the Company receives any computation from a Tax Indemnitee, the Company may request in writing that an independent public accounting firm jointly selected by the Tax Indemnitee and the Company review and determine on a confidential basis the amount of any indemnity payment owed by the Company to the Tax Indemnitee pursuant to this Section 12.2 (and/or the amount of any reverse payment owed by the Tax Indemnitee to the Company pursuant to Section 12.2(e) or Section 12.2(f) below). The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination; provided, that (i) such accounting firm shall agree in writing in a manner reasonably satisfactory to the Tax Indemnitee to maintain the confidentiality of such information and (ii) neither any Tax Indemnitee nor the Company shall be required to disclose any of its tax returns or books that such Tax Indemnitee or the Company, as the case may be, reasonably deems to be confidential in connection with such verification. The parties hereto agree that each Tax Indemnitee shall have sole control over the positions taken with respect to its own tax returns and filings. The parties hereto further agree that the independent public accounting firm’s sole responsibility shall be to verify the computation of any payment pursuant to this Section 12.2 and that matters of interpretation of this Agreement or any other Operative Document are not within the scope of the independent accountant’s responsibility. The fees and disbursements of the accounting firm will be paid for by the Company, unless the verification results in an adjustment in the Company’s favor of the lesser of (i) $100,000 and (ii) five percent or more of the present value of the aggregate indemnity payment or payments computed by the Tax Indemnitee (determined using a discount rate of six percent), in which case the fees and disbursements will be paid for by the Tax Indemnitee. In the event the accounting firm determines that the Tax Indemnitee’s computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Company and the Tax Indemnitee (absent manifest error). Such accounting firm shall be requested to make its determination within 30 days.

(e)                                  Tax Benefit. If, as the result of any Taxes paid or indemnified against by the Company under this Section 12.2, the aggregate Taxes actually paid by the Tax Indemnitee in connection with such payment for any taxable year are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a “Tax Benefit”), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable under Section 12.2(a) above and provided no Significant Company Default or Company Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 12.2(e) shall be deferred until the Significant Company Default or Company Event of Default has been cured), such Tax Indemnitee shall pay to the Company the lesser of (A) (y) the amount of such Tax Benefit plus (z) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity(ies) paid pursuant to this Section 12.2 giving rise to such Tax Benefit; provided, that any excess of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Company to make payment to such Tax Indemnitee pursuant to this Section 12.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax

Benefit that is required to be repaid or recaptured will be treated as Taxes for which the Company must indemnify the Tax Indemnitee pursuant to this Section 12.2 without regard to Section 12.2(b) (other than Section 12.2(b)(iii)).

(f)                                   Tax Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Company pursuant to this Section 12.2, the Tax Indemnitee promptly shall pay to the Company the lesser of (A)(x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit if the payment of such refund or credit by the Tax Indemnitee to the Company is not deductible against such Tax) plus (y) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payments to the Company under clause (x) above and this clause (y) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity(ies) paid pursuant to this Section 12.2 in respect of such refunded or credited Taxes; provided, that any excess of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Company to make payment to such Tax Indemnitee pursuant to this Section 12.2; and provided, further, that if at the time such payment is due to the Company a Significant Company Default or Company Event of Default shall have occurred and be continuing, such amount shall not be payable until such Significant Company Default or Company Event of Default has been cured. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which the Company must indemnify the Tax Indemnitee pursuant to this Section 12.2 without regard to Section 12.2(b) (other than Section 12.2(b)(iii)). If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Company pursuant to this Section 12.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to the Company the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by the Company prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest if the payment of such interest by the Tax Indemnitee to the Company is not deductible against such Tax).

(g)                                  Contests.

(i)                                     Notice of Contest. If written claim for payment is made by any taxing authority against a Tax Indemnitee for Taxes with respect to which the Company may be liable for payment of indemnity hereunder (a “Tax Claim”), the Tax Indemnitee shall be required to provide written notice to the Company of such Tax Claim as soon as practicable (but in no event more than 10 days after receipt of such claim) after receipt and shall furnish the Company with copies of such Tax Claim and all other writings received from the demanding jurisdiction with respect to such Taxes; provided, however, that any failure to so notify the Company shall not alter the Tax Indemnitee’s rights except to the extent that such failure materially adversely affects the Company’s ability to conduct a contest of the indemnified Taxes. The Company shall be entitled for a period of 30 days from the receipt of such notice (or such shorter period as is reasonably specified by the Tax Indemnitee if any contest of the Taxes must be commenced prior to the expiration of 30 days) to request in writing that such Tax Indemnitee contest the imposition of such Taxes at the Company’s sole cost and expense and the Tax Indemnitee shall not pay such Taxes within this period.

(ii)                                  Control of Contest. Subject to Section 12.2(g)(iii) below, the Company will be entitled to contest (acting through counsel selected by the Company and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (x) such contest can be pursued in the name of the Company, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee (with each Tax Indemnitee agreeing to use all reasonable efforts to sever the contest of any indemnified Tax from the contest of any unindemnified Tax, so that the Company can control the contest of the indemnified Tax) or (z) such Tax Indemnitee requests that the Company control such contest; provided, that any control of a contest described in clauses (x) and (y) is subject to the condition that the Tax Indemnitee in its reasonable judgment determines that permitting the Company to conduct or continue to conduct such contest will not adversely impact other Taxes of such Tax Indemnitee (and if the Tax Indemnitee determines at any time that there will be an adverse impact on other Taxes of the Tax Indemnitee, then the Tax Indemnitee shall control, or regain control, of such contest). With respect to all other Tax Claims requested to be contested by the Company, subject to Section 12.2(g)(iii) below, the Tax Indemnitee shall contest such claim, including seeking judicial review of any adverse administrative determination and appealing any adverse judicial determination, and the Tax Indemnitee shall control the contest of the claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably acceptable to the Company).

(iii)                               In either case, the party conducting such contest shall consult in good faith with and keep reasonably informed the other party and its designated counsel (and shall provide the other party with copies of any documents, reports or claims issued by or sent to the relevant auditing agent or taxing authority as well as redacted portions of tax returns) with respect to such Tax Claim, but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment; provided, however, that if the Tax Indemnitee is the controlling party, the Tax Indemnitee may not settle the Tax Claim without the consent of the Company, which consent may not be unreasonably withheld. All contests shall be at the Company’s sole cost and expense with no after tax cost to the Tax Indemnitee.

(iv)                              Conditions of Contest. Notwithstanding the foregoing, in no event shall the Company be permitted to contest (or shall the Tax Indemnitee be required to contest) any Tax Claim (A) if the contest of such Tax Claim involves a material risk of sale, forfeiture or loss of, or the creation of any material Lien (other than a Permitted Lien) on the Facility or any portion or Component thereof unless the Company has adequate reserves or shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee or the Taxes shall have been paid in either manner specified in clause (E) below, (B) if a Significant Company Default or a Company Event of Default has occurred and is continuing, (C) unless the Company shall have agreed to pay and shall pay, to such Tax Indemnitee on demand, and on an After-Tax Basis, all reasonable out-of-pocket costs and expenses that such Tax Indemnitee may incur in connection with contesting the asserted Taxes, including all reasonable legal, accounting and investigatory fees and disbursements, (D) unless the Company shall have provided the Tax Indemnitee with an opinion of counsel selected by the Company and reasonably acceptable to the Tax Indemnitee that a reasonable basis exists for the contest of such Tax Claim; provided, that if the contested issue shall have previously been decided by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.2(g), such opinion shall be that, as a result of a change in law or fact, it is more likely than not that the Tax Indemnitee will prevail, (E) unless, if such contest involves payment of the Tax, the Company either advances to the Tax Indemnitee on an interest-free basis, and with no after-tax cost to such Tax Indemnitee, the amount of such Tax (a “Tax Advance”) or pays such Tax Indemnitee the amount payable by the Company under this Section 12.2 with respect to such Tax, (F) unless the amount of the Taxes in controversy, taking into account the amount of all similar and logically related Taxes with respect to the transactions contemplated by the Operative Documents in respect of the Facility that could be raised in any other year (including any future year) not barred by the statute of limitations, exceeds $10,000, (G) unless the Company shall acknowledge in writing its liability to indemnify the Tax Indemnitee hereunder in respect of such Tax Claim if the contest is not successful; provided, that such acknowledgment of liability will not be binding if the contest is resolved on a basis from which it can be established that the Company would not be required to indemnify the Tax Indemnitee under this Section 12.2 in the absence of such acknowledgement, or (H) in the case of a judicial appeal, if the appeal is to the U.S. Supreme Court.

(v)                                 Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 12.2, a Tax Indemnitee will not be required to contest and may in its sole discretion settle any Tax Claim without the Company’s consent if such Tax Indemnitee shall waive its rights to indemnification pursuant to this Section 12.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded as a result of the Tax Indemnitee’s declination to take action with respect to the Tax Claim).

(h)                                 Reports.

(i)                                     If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 12.2, the Company shall (A) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (B) either (y) if permitted by Applicable Laws and not otherwise directed by the Tax Indemnitee, prepare such report, statement or return for the appropriate Tax Indemnitee in such manner as will show the ownership of the Facility by the Owner Lessor for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee, and timely file such report, statement or return with the appropriate taxing authority or (z) if the Company is not permitted by law to file such report, statement or return, or if so directed by the Tax Indemnitee, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee; provided, however, that if such report, statement or return requires information within the control of the Tax Indemnitee and its Affiliates, and not available to the Company or its Affiliates, that is not provided to the Company within a reasonable amount of time of the Company’s request, the Company shall instead prepare (and furnish to the Tax Indemnitee within the time frame discussed above) a draft of such report, statement or return by completing those portions of such report, statement or return which can be completed based upon the information then available to the Company (and the Company otherwise agrees to provide the Tax Indemnitee with the information in respect of the transactions contemplated by the Operative Documents that is within its control and is necessary to file such report, statement or return).

(ii)                                  Each Tax Indemnitee and the Company will timely provide the other, at the Company’s expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this Section 12.2(h), but only if and to the extent that such Tax Indemnitee is legally entitled to furnish such information. The Company (A) shall hold each Tax Indemnitee harmless on an After-Tax Basis from and against all liabilities arising out of any insufficiency or inaccuracy of any report, statement or return if such insufficiency or inaccuracy results from the insufficiency or inaccuracy of any information to be supplied by the Company pursuant to this Section 12.2(h) in preparing and filing such report, statement or return and (B) shall indemnify each Tax Indemnitee for all liabilities, costs and expenses (including the attorneys’, accountants’ and other professional fees for tax related filings or reviews) of such Tax Indemnitee with respect to all returns, reports or statements to which this Section 12.2(h) applies.

(i)                                     Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Company may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Company, to the terms of this Section 12.2 prior to making any payment to such Tax Indemnitee under this Section 12.2. Subject to the preceding sentence, the Company’s obligations under this Section 12.2 shall inure to the benefit of each and every Tax Indemnitee without regard to whemer such Tax Indemnitee is a party to this Agreement.

(j)                                    Construction Period. To the extent that any Tax Claim would be indemnifiable by the Company under Section 12.2(a), but constitutes a Tax Claim related to the Facility prior to the Lease Commencement Date for which a Tax Indemnitee seeks indemnification, then with respect to the period from the Construction Closing Date to the Lease Commencement Date, the Company shall not be obligated to indemnify any Tax Indemnitee other than the Owner Lessor pursuant to Section 12.2(a) for such Tax Claim (it being understood and agreed the foregoing shall not limit the Company’s obligation pursuant to Section 12.2(a) to indemnify the Owner Lessor for any Tax Claim resulting from the Owner Lessor’s obligations pursuant to the next sentence, but shall be subject to the recourse limitations set forth in Section 2.18, to the extent applicable). Subject to the provisions of Section 12.3, the Owner Lessor shall indemnify and keep harmless each Tax Indemnitee from any Tax Claim that would be indemnifiable by the Company pursuant to Section 12.2(a) but for the provisions of the preceding sentence.

(k)                                 Withholding Taxes.

(i)                       The Owner Lessor shall withhold any Taxes required to be withheld on any payment to the Owner Participant or any Noteholder. The amount payable to the Owner Participant or any Noteholder shall be reduced by the amount of any withholding Taxes required to be withheld by the Owner Lessor pursuant to the preceding sentence and the Company and Owner Lessor shall have no liability or obligation to any Person with respect to any withholding Taxes, except to the extent that such withholding Taxes arise as the result of a Change in Law, in which case the Company shall be responsible for, and shall indemnify and hold harmless the Owner Lessor and any Tax Indemnitee (without duplication of any indemnification required in Section 12.2(a)), on an After-Tax Basis against, such withholding Taxes. In the event there is a Change in Law and a withholding Tax is otherwise indemnifiable under this Section 12.2(k), any payments made after the Change in Law under the Operative Documents to the Owner Participant or any Noteholder shall be increased to the amount necessary so that the amount received by the Owner Participant and such Noteholder equals the amount that would have been received if no withholding Tax were payable. If a Tax Indemnitee is permitted under Applicable Laws to file or complete a form, certificate or other document that would entitle such Tax Indemnitee to an exemption from or reduction in a withholding Tax indemnified hereunder, the Company shall provide such form, certificate or other document to such Tax Indemnitee on a timely basis and each such Tax Indemnitee hereby covenants to execute and deliver to the Company any such form, certificate or other document in such manner as shall entitle such Tax Indemnitee to enjoy such exemption or reduction to the fullest extent permitted under Applicable Laws with respect to each payment hereunder unless such Tax Indemnitee reasonably determines in its sole discretion that providing such form, certificate or other document will adversely affect it. In accepting and carrying out its duties with respect to withholding Taxes pursuant to this Section 12.2(k), the Owner Lessor shall act as the duly authorized agent of the Company under the withholding provisions of Chapter 3 of the Code. The Company shall file notice of such appointment with the Office of the Assistant Commissioner (International) in accordance with Treasury Regulation § 1.1441 -7(c). Such agency shall terminate in the event that Changes in Law are amended so as to release the Company of the obligation to withhold Taxes with respect to payments made by the Company under the Facility Lease and in any event upon termination or expiration of the Facility Lease.

(ii)                    If and to the extent the Owner Lessor has attempted to comply with its obligation to withhold Taxes in accordance with clause (i) and a Tax Claim regarding withholding Taxes is made against the Owner Lessor, as between the Company and the Owner Lessor, the Company shall be responsible for, and the Company shall indemnify and hold harmless the Owner Lessor (without duplication of any indemnification required by Section 12.2(a)) on an After-Tax Basis against, such Tax Claim.

Section 12.3               Limit on the Owner Lessor’s Indemnity Obligations. (a) Each Indemnitee and Tax Indemnitee agrees that the Owner Lessor’s obligations to indemnify and hold harmless any such Indemnitee or Tax Indemnitee, as the case may be, under this Article XII are not individual or personal obligations of the Owner Lessor, but solely in its capacity as

Owner Lessor, and that such obligations of the Owner Lessor shall be limited to net amounts that the Owner Lessor receives under Section 12.1(a) (as specified in the parenthetical set forth in Section 12.1(g)) on account of the Owner Lessor’s obligations under Section 12.1(g) and Section 12.2(a) (as specified in the parenthetical set forth in Section 12.2(j) on account of the Owner Lessor’s obligations under Section 12.2(j), respectively. To the extent that the Owner Lessor receives insufficient funds under such Section 12.1(a) or such Section 12.2(a) to satisfy its indemnity obligations under Section 12.1(g) or Section 12.2(j), respectively, then such amounts received under such Section 12.1(a) or Section 12.2(a) shall be distributed pro rata to the Owner Participant and the Noteholders based on the ratio of the outstanding Construction Balance of each such Participant.

(b)                                 Nothing in this Article XII is intended as or shall be construed as a limitation on the right of any Indemnitee or Tax Indemnitee to make indemnification, contribution or other claims of any kind against the Company to the extent that such claims otherwise may be made, with respect to any matter, including indemnification for Claims or Tax Claims, as the case may be, by the Company under this Article XII.

(c)                                  To the extent that any indemnity payments of the Owner Lessor contemplated by the first paragraph of this Section 12.3 are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Owner Lessor to a trustee, debtor in possession, receiver or other Person under the Bankruptcy Code, common law or equitable cause, then to such extent, the Indemnitee or Tax Indemnitee, as the case may be, who received any such payments from the Owner Lessor (or any portion thereof) shall repay any such amounts to the Owner Lessor, or as may otherwise be directed by a court of competent jurisdiction.

(d)                                 The indemnification obligations of the Owner Lessor under this Article XII shall survive and be reinstated to the same extent, for the same period and in the same manner as the indemnification obligations of the Company.

(e)                                  The right of any Indemnitee or Tax Indemnitee to seek indemnification from the Owner Lessor under this Article XII is subject to and conditioned upon compliance by any such Indemnitee or Tax Indemnitee, as the case may be, with the notice, cooperation, appointment of counsel, contest rights and other provisions in Section 12.1 and Section 12.2, as the case may be, except that any reference in such Sections to the “Company” shall be deemed to be a reference to the “Owner Lessor”.

Section 12.4               Environmental Indemnity. The Company agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify each Indemnitee from and against any and all Environmental Claims imposed or incurred or suffered by or asserted against such Indemnitee in any way relating to or resulting from or arising out of or attributable to, in whole or in part:

(a)                                 the presence in, on, at, under, from or relating to the Facility, the Site, any Component or any portion of any thereof of any Hazardous Substance, or any Releases of any Hazardous Materials in, on, at, under, onto, from or relating to, the Facility, the Site, any Component or any portion of any thereof,

(b)                                 any activity (including construction of the Facility) carried on or undertaken with respect to the Facility, the Site, any Component or any portion of any thereof, and whether by the Company or any of its Affiliates or any predecessor thereof or any employees, agents, sublessees, contractors or subcontractors of the Company, any of its Affiliates or any predecessor in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on, under or from, or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Facility, the Site, any Component or any portion of any thereof,

(c)                                  loss of or damage to any property or the environment arising from, or in any way related to the Facility, the Site, any Component or any portion of any thereof, the Company or any of its Affiliates (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from, or in any way related to the Facility, the Site any Component or any portion of any thereof, the Company or any of its Affiliates,

(d)                                 any actual or alleged claim concerning lack of compliance with Environmental Laws by the Facility or the Owner Lessor, the Company or any of the Company’s Affiliates with respect to the Facility (including any claim arising from the failure or alleged failure to obtain or comply with any Governmental Approval required by any Environmental Law for the construction or operation of the Facility), the Site, any Component or any portion of any thereof, or any act or omission causing an Environmental Condition that requires remediation or would allow any Governmental Authority to record a Lien against the Facility, the Site, any Component or any portion thereof, or

(e)                                  any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Material, in each case arising from, or in any way related to, the Facility, the Site any Component or any portion of any thereof, the Company, any of its Affiliates, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws.

Notwithstanding the foregoing provisions of this Section 12.4, the Company shall not be obligated to indemnify an Indemnitee under this Section 12.4 for any Claim to the extent that such Claim is attributable to the gross negligence or willful misconduct of such Indemnitee or is subject to the exclusion set forth in Section 12.1(b)(i).

ARTICLE XIII

SUPPLEMENTAL FINANCING OF REQUIRED MODIFICATIONS; OPTIONAL

REFINANCINGS; SUPPLEMENTAL FINANCING OF COST OVERRUNS, ETC.; RIGHT

OF OWNER PARTICIPANT TO ASSUME LESSOR NOTES.

Section 13.1               Financing Required Modifications. (a) After the Lease Commencement Date and upon the written request of the Company delivered at least ninety (90) days prior to any proposed financing of the cost of any Required Modification, each of the other parties hereto agrees to cooperate with the Company to (i) allow the Owner Lessor to issue Additional Lessor Notes to finance such Required Modification, which Additional Lessor Notes will rank pari passu with the Lessor Notes then outstanding and (ii) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by Section 13.1(b)(iv). The Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance any such Required Modification by making an Additional Equity Contribution in such amount, if any, as it may determine in its sole discretion. The Company shall have no obligation to accept, and the Owner Participant shall not be obligated to provide, such financing.

(b)                                 The Owner Lessor’s obligation under Section 13.1(a) to finance such Required Modification through the issuance of Additional Lessor Notes under Section 2.10 of the Indenture and/or the acceptance of an Additional Equity Contribution (any financing of a Required Modification through the issuance of such Additional Lessor Notes under the Indenture and/or the acceptance of an Additional Equity Contribution being called a “Supplemental Modification Financing”) is subject to the conditions set forth in Section 2.10 of the Indenture, if applicable, and the following additional conditions:

(i)                       the Board of Directors of the Company shall have approved such proposed Supplemental Modification Financing;

(ii)                    the Reference Debt of the Company shall be rated at least BBB- by S&P, Baa3 by Moody’s and BBB- by Fitch (or, if no such Reference Debt exists, the Company’s then-current corporate or indicative credit rating shall be at least BBB- from S&P, Baa3 from Moody’s and BBB- from Fitch);

(iii)                 the Additional Lessor Notes shall have a final maturity date no later than the date that is three (3) years prior to the expiration date of the Basic Lease Term or, if either is then in effect or already elected by the Company, the Renewal Lease Term or the FMV Renewal Lease Term, and will be fully repaid out of additional Basic Lease Rent or Renewal Lease Rent, as adjusted pursuant to the Operative Documents;

(iv)                appropriate adjustments to Basic Lease Rent, Renewal Lease Rent, the EBO Amount, the EBO Date, the FPO Amount and Termination Values (determined without regard to any tax benefits associated with such Required Modifications unless the Owner Participant is making an Additional Equity Contribution) shall be made to protect the Owner Participant’s Net Economic Return;

(v)                   the Company shall have paid (or arranged for payment to be made from the proceeds of the Additional Lessor Notes or the Additional Equity Contribution), on an After-Tax Basis, all reasonable out-of-pocket costs and expenses incurred by the other Funding Parties (including the reasonable fees and expenses of counsel to such Funding Parties), in each case, to the extent incurred in connection with any financing pursuant to this Section 13.1;

(vi)                no Company Event of Default or Significant Company Default has occurred and is continuing unless the Modifications to be constructed with the proceeds of the Additional Lessor Notes and/or Additional Equity Contributions shall cure such default;

(vii)             Modifications shall be made in compliance with the Operative Documents;

(viii)          the principal amount of such Additional Lessor Notes is not less than $15,000,000 and not greater than 100% of the cost of the Modifications being financed, provided, that the aggregate principal amount outstanding of the Lessor Notes (including the Additional Lessor Notes) shall not exceed 85% of the Fair Market Sales Value of the Facility taking in account such Modifications (such fair market value shall, at the reasonable request of the Owner Participant, be determined by the Appraiser);

(ix)                the Owner Participant shall have received (A) a favorable legal opinion of tax counsel selected by the Owner Participant to the effect that such Supplemental Modification Financing will not result in any unindemnified incremental tax risk to the Owner Participant or any of its Affiliates, (B) an indemnity from the Company against any such incremental tax risks in form and substance reasonably satisfactory to the Owner Participant or (C) any other indemnity arrangement against such incremental tax risks satisfactory to the Owner Participant;

(x)                   the Owner Participant shall suffer no adverse accounting effects under GAAP;

(xi)                to the extent that, at the time of such Supplemental Modification Financing, a safe harbor exists under Section 467 of the Code, which, if met, would provide that such Supplemental Modification Financing does not cause any adverse impact under Section 467 of the Code to the Owner Participant or Owner Lessor, such safe harbor shall be satisfied; and

(xii)             the Company shall have made, or delivered, such representations, warranties, covenants, opinions or certificates as the Owner Participant or the Indenture Trustee may reasonably request.

(c)                                  Notwithstanding the prior provision dealing with the financing of Modifications through the Facility Lease, the Company shall at all times have the right, subject to compliance with Section 7.24 and Section 7.25, to finance Modifications to the Facility other than through the Facility Lease; provided, that no Lien on the Facility or any part thereof or interest therein shall arise as a result thereof.

Section 13.2               Optional Refinancing of the Lessor Notes. (a) On and after the Lease Commencement Date, the Company shall have the right, exercisable on up to six (6) occasions during the Basic Lease Term (but no more than two (2) times in any five (5) year period), to request the Owner Lessor to, and the Owner Lessor in such event shall, refund or refinance any of the Lessor Notes, in whole or in part (and the Owner Participant agrees to instruct the Owner Lessor to take actions to refund or refinance the Lessor Notes as provided herein), in either the public or private market through the borrowing of loans and/or the issuance of New Lessor Notes; provided, that any refinancing under this Section 13.2 shall be subject to the conditions set forth in Section 2.10 and Section 7.2 of the Indenture and satisfaction of the following additional conditions:

(i)                       the Owner Participant shall receive (A) a legal opinion of tax counsel selected by the Owner Participant to the effect that such refinancing, including any payments to be made in connection therewith, (1) shall not result in any unindemnified incremental tax risk to the Owner Participant, (2) qualifies for the safe harbor set forth in Treasury Regulations Section 1.467-l(f)(6)(i) and (3) qualifies as qualified non-recourse indebtedness under Treasury Regulation Section 1.861-10T; provided, however, that if the Company’s Reference Debt is rated lower than BBB- from S&P, Baa3 from Moody’s or BBB- from Fitch (or, if no such Reference Debt exists, the Company’s then-current corporate or indicative credit rating is lower than BBB- from S&P, Baa3 from Moody’s and BBB- from Fitch) immediately prior to giving effect to any such refinancing, then such legal opinion shall state that such refinancing shall not result in any incremental tax risk to the Owner Participant, (B) an indemnity from the Company against any such incremental tax risks in form and substance reasonably satisfactory to the Owner Participant or (C) any other indemnity arrangement against such incremental tax risks satisfactory to the Owner Participant;

(ii)                    optional refinancings of the Lessor Notes for each refinancing shall be in a minimum aggregate principal amount of $100,000,000;

(iii)                 the Owner Lessor shall be able to issue and sell such debt upon terms and conditions substantially the same as those then existing, or on such modified terms and conditions as may be reasonably acceptable to the Owner Participant and in an amount adequate to accomplish such refunding or refinancing, but not in excess of the amount necessary to accomplish such refunding or refinancing;

(iv)                the loans and/or the New Lessor Notes shall have a final maturity no later than that of the Initial Lessor Notes issued on the Construction Closing Date and will be fully repaid out of Basic Lease Rent during the Basic Lease Term;

(v)                   Basic Lease Rent, Renewal Lease Rent, the EBO Amount, the EBO Date, the FPO Amount and Termination Values shall be changed only to reflect the change in the interest rate and made to protect the Owner Participant’s Net Economic Return;

(vi)                the Company shall have paid (or arranged for payment to be made from the proceeds of the loans and/or the New Lessor Notes) any Make-Whole Premium that is then due and payable;

(vii)             the Owner Participant shall suffer no adverse accounting effects under GAAP;

(viii)          the refinancing, when taken as a whole, shall not have resulted in any other material adverse effect on the Owner Lessor and the Owner Participant, taken as a whole;

(ix)                all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor and the Owner Participant and any conditions set forth therein shall be met;

(x)                   there shall be no change to the amortization schedule or the payment dates for principal and interest payments from the amortization schedule and payment dates of the Lessor Notes being refinanced;

(xi)                each of the Funding Parties (other than the Company) shall have received from the Company an Officer’s Certificate dated the date the loans and/or the New Lessor Notes are made stating that all conditions precedent to the making of such loans and/or the New Lessor Notes have been satisfied or waived;

(xii)             the consummation of any transaction contemplated by such refinancing shall not violate any Applicable Laws;

(xiii)          the Company shall have made or delivered such representations, warranties, opinions or certificates as the Owner Participant may reasonably request;

(xiv)         all necessary authorizations, approvals, consents and other Governmental Approvals in connection with such refinancing shall have been obtained from each Person or Governmental Authority whose authorization, approval or consent is necessary to consummate such refinancing with respect to the Company and the other Funding Parties, and such authorizations, approvals, consents and Governmental Approvals shall be in full force and effect on the closing date of such refinancing; and

(xv)            no Company Event of Default or Significant Company Default shall have occurred and be continuing.

(b)                                 The Company shall pay (or shall arrange for payment thereof to be made from the proceeds of the financing contemplated by this Section 13.2), on an After-Tax Basis, all reasonable out-of-pocket costs and expenses incurred by the other Funding Parties (including the reasonable fees and expenses of counsel of such Funding Parties), in each case to the extent incurred in connection with any financing pursuant to this Section 13.2.

Section 13.3               Financing of Cost Overruns. Etc. (a) At any time prior to the Lease Commencement Date, if the Company shall determine that the sum of the Available

Owner Participant Commitment and the amounts on deposit in Accounts are insufficient to pay for any Cost Overruns or are insufficient to pay any scheduled principal payments due in respect of the Lessor Notes, then the Company shall be permitted to request, pursuant to a Commitment Increase Request delivered at least ninety (90) days prior to any proposed financing, that the Owner Participant increase its Owner Participant Commitment. The Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance any such Cost Overruns or such principal payments by increasing its Owner Participant Commitment to make Additional Equity Contributions in such amount, if any, as it may determine in its sole discretion. The Company shall have no obligation to accept and the Owner Participant shall not be obligated to increase its Owner Participant Commitment.

(b)                                 Alternatively, the Company shall have the right to arrange the financing of such Cost Overruns or such principal payments by seeking additional financing in favor of the Owner Lessor from other financial institutions not currently parties to the Overall Transaction in either the public or private market through the issuance of Additional Lessor Notes in the manner set forth in Section 2.10 of the Indenture or otherwise (including through the borrowing of loans or other debt obligations (the “Loans”)).

(c)                                  Any Additional Lessor Notes or Loans (i) will rank pari passu with the Lessor Notes then outstanding, (ii) shall vote on any matter required by the Operative Documents in one class based on the aggregate total outstanding principal amount of all Lessor Notes (including any outstanding Lessor Notes and all such Additional Lessor Notes) and any Loans and (iii) shall share ratably in the benefits of this Agreement and the other Operative Documents with the outstanding Lessor Notes.

(d)                                 The Owner Lessor’s obligation under Section 13.3(a) and 13.3(b) to finance such Cost Overruns or such principal payments through the issuance of Additional Lessor Notes, the acceptance of an Additional Equity Contributions or as contemplated by Section 13.3(b) (any financing of Cost Overruns or such principal payments being called a “Supplemental Cost Overrun Financing”) is subject to the following additional conditions:

(i)                       the Additional Lessor Notes and/or Loans shall have a final maturity date no later than the expiration date of the Basic Lease Term and will be fully repaid out of additional Basic Lease Rent, as adjusted pursuant to the Operative Documents;

(ii)                    the Company shall have paid (or arranged for payment to be made from the proceeds of the Additional Lessor Notes, the Additional Equity Contributions and/or the Loans), on an After-Tax Basis, all reasonable out-of-pocket costs and expenses incurred by the other Funding Parties (including the reasonable fees and expenses of counsel to such Funding Parties), in each case to the extent incurred in connection with any financing pursuant to this Section 13.3;

(iii)                 no Company Event of Default or Significant Company Default has occurred and is continuing unless the financing of such Cost Overruns or such principal payments with the proceeds of the Additional Lessor Notes, the Additional Equity Contributions and/or the Loans shall cure such default;

(iv)                if such Cost Overruns or such principal payments are to be financed through the issuance of Additional Lessor Notes or through the borrowing of Loans, the aggregate outstanding principal amount of Lessor Notes and/or Loans, after giving effect to such Supplemental Cost Overrun Financing and the payment of any principal payment due in respect of the Lessor Notes with the proceeds thereof, if any, shall not exceed the sum of the original Note Commitments plus $50,000,000 without the prior written consent of the Owner Participant; and

(v)                   the Company shall have made, or delivered, such representations, warranties, covenants, opinions or certificates as the Owner Participant or the Indenture Trustee may reasonably request.

Section 13.4               Cooperation. Each of the Funding Parties will cooperate with and reasonably assist the Company in connection with any refinancing of the Lessor Notes or in order to allow the Owner Lessor to issue Additional Lessor Notes, borrow Loans and/or accept Additional Equity Contributions to finance any Cost Overruns or any principal payments, so long as such refinancing or additional financing is in accordance with the terms of the Operative Documents. The Owner Participant, the Owner Lessor and the Indenture Trustee (acting on the instruction of the Required Noteholders) will execute such agreements and documents as may be necessary with respect to any refinancing or additional financing contemplated by this Article XIII and the Owner Participant will instruct the Owner Lessor to act accordingly.

Section 13.5               Right of Owner Participant to Assume Notes. (a) Upon the occurrence and during the continuance of an Indenture Event, of Default resulting from a Company Event of Default (but in any event prior to the consummation of any sale by the Indenture Trustee of all or any portion of the Collateral), the Owner Participant shall have the right (but not the obligation) to assume, on a recourse basis as joint obligor, all but not less than all of the obligations of the Owner Lessor then outstanding under the Lessor Notes by providing written notice thereof to the Indenture Trustee, subject to the satisfaction of the following conditions:

(i)                       (A) the Owner Participant shall be at such time the direct or indirect, wholly-owned subsidiary of the OP Guarantor and (B) the OP Guarantor either is, or is a direct or indirect wholly-owned subsidiary of, a Person whose Reference Debt is rated AAA by S&P and Aaa by Moody’s;

(ii)                    no Indenture Event of Default, nor any event that with the passage of time or the giving of notice or both would become an Indenture Event of Default, shall then exist other than such resulting from a then existing Company Event of Default or any event that with the passage of time or the giving of notice or both would become a Company Event of Default;

(iii)                 the Owner Participant shall become jointly and severally liable for all of the obligations of the Owner Lessor under the Lessor Notes (including any Make Whole Premium that may become payable under the Indenture after the assumption of the Lessor Notes and all such obligations shall become direct, primary, recourse obligations of the Owner Participant) pursuant to an assumption agreement (which assumption agreement may be combined with the amendment of the Indenture in order to effectuate the assumption by the Owner Participant, on a joint and several basis, of the obligations and liabilities of the Owner Lessor under the Lessor Notes) which, among other things, (A) shall contain representations, warranties, covenants and defaults substantially the same as the representations, warranties, covenants and defaults (other than with respect to the payment of Rent) of the Company under the Facility Lease and this Agreement, (B) shall contain appropriate amendments to the provisions of the Indenture in order to (1) release the Facility Lease from the Collateral, (2) remove any cross-default to the Facility Lease under the Indenture and (3) terminate all of the Indenture Trustee’s rights in respect of the Facility Lease and (C) shall otherwise be in form and substance acceptable to the Indenture Trustee;

(iv)                the OP Guarantor or a wholly-owned subsidiary thereof shall guarantee the obligations of the Owner Participant under such assumption agreement and any other Assumption Document (as hereinafter defined) pursuant to a guaranty agreement which shall be in form and substance acceptable to the Indenture Trustee;

(v)                   after giving effect to such assumption, the Lien of the Security Documents shall be and remain a valid and first priority perfected security interest in the Collateral securing the obligations of the Owner Participant and the Owner Lessor under the Lessor Notes and the Owner Participant’s obligations under such assumption agreement (and the Indenture Trustee and its counsel shall receive evidence reasonably satisfactory to each of the same);

(vi)                the Indenture Trustee shall have received one or more opinion(s) of counsel (which shall contain customary qualifications), which opinion(s) and counsel shall be reasonably satisfactory to each of them and their respective counsel, to the effect that (A) such assumption agreement has been duly authorized, executed and delivered on behalf of the Owner Participant, (B) the guaranty specified in clause (iv) above has been duly authorized, executed and delivered on behalf of the guarantor party thereto, (C) such assumption agreement, the amended Indenture and the Lessor Notes constitute legal, valid and binding obligations of the Owner Participant, enforceable against it in accordance with their respective terms, (D) such guaranty agreement constitutes the legal, valid and binding obligation of the guarantor party thereto, enforceable against such party in accordance with its terms, (E) the amended Indenture and the Lessor Notes constitute valid, legal and binding obligations of the Owner Lessor, enforceable against it in accordance with their respective terms, (F) all Governmental Approvals and filings required in connection with such assumption and such guaranty have been obtained and (G) addressing such other issues as the Indenture Trustee shall reasonably request, subject, in the case of the enforceability opinions to be rendered pursuant to clauses (C), (D) and (E), to the limitation that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

(vii)             the Owner Participant shall have paid all amounts then due and owing (including overdue interest) under the Lessor Notes (other than principal thereof then due and owing as a result of any acceleration of the Lessor Notes);

(viii)          after giving effect to such assumption (and the payment in clause (vii) above), no Indenture Event of Default shall have occurred and be continuing;

(ix)                the Rating Agencies shall have confirmed that after such assumption, the Certificates shall be rated at least A by S&P, Baa2 by Moody’s and A-by Fitch;

(x)                   either (A) the Indenture Trustee and the Noteholders receive an opinion of counsel of a nationally-recognized law firm in form and substance reasonably satisfactory to the Indenture Trustee stating that neither the Noteholders nor the Certificateholders will recognize income, gain or loss for U.S. federal tax purposes as a result of the assumption or (B) the Owner Participant shall indemnify the Noteholders and the Certificateholders against any potential adverse tax effect as a result of such assumption in form and substance reasonably acceptable to the Indenture Trustee;

(xi)                the Indenture Trustee shall have received an Officer’s Certificate of an Authorized Officer of the Owner Participant stating that (A) the conditions precedent required by this Agreement for such assumption have been complied with (assuming that all documents, opinions and other matters which must be acceptable or reasonably acceptable to a receiving party are so acceptable to such party), (B) there is no pending or, to the knowledge of the Owner Participant, threatened, action, suit, investigation or proceeding against the Owner Participant that questions the validity of any documentation related to such assumption, the Lessor Notes and the Indenture (each, an “Assumption Document”) or the assumption contemplated thereby or which, if adversely determined, would have a material adverse effect on the ability of the Owner Participant to perform its obligations under any Assumption Document and (C) after giving effect to the assumption by the Owner Participant, (1) each representation and warranty of the Owner Participant made pursuant to the Assumption Documents is true and correct in all material respects and (2) the Owner Participant is not insolvent within the meaning of any applicable preferential transfer, fraudulent conveyance or bankruptcy law;

(xii)             the Indenture Trustee shall have received an Officer’s Certificate of an Authorized Officer of the guarantor party to the guaranty specified in clause (iv) above stating that (A) there is no pending or, to the knowledge of such party, threatened, action, suit, investigation or proceeding against such party or that questions the validity of the guaranty agreement or which, if adversely determined, would have a material adverse effect on the ability of such party to perform its obligations under such guaranty agreement and (B)(1) each representation and warranty of such party made pursuant to such guaranty agreement is true and correct in all material respects and (2) such party is not insolvent within the meaning of any applicable preferential transfer, fraudulent conveyance or bankruptcy law; and

(xiii)          the Owner Participant shall have paid, on an After-Tax Basis, all reasonable documented out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the other Funding Parties (other than the Company) to the extent incurred in connection with such assumption and other transactions referred to in this Section 13.5.

(b)                                 The rights of the Owner Participant under this Section 13.5 shall not be deemed to limit in any respect the Indenture Trustee’s rights and remedies under the Indenture upon the occurrence of an Indenture Event of Default; provided, that, upon the foregoing conditions being satisfied prior to the consummation of any sale by the Indenture Trustee of all or any portion of the Collateral, all Indenture Events of Default arising from Company Events of Default shall be deemed cured and the Lien of the Security Documents shall be terminated solely with respect to the Owner Lessor’s right, title and interest to the Facility Lease (and all Rent thereunder) and the Owner Participant and the Owner Lessor (to the exclusion of the Indenture Trustee) may exercise all rights of the Owner Lessor under the Facility Lease.

ARTICLE XIV

FORCE MAJEURE, CASUALTY, CONDEMNATION AND EVENT OF LOSS DURING

THE CONSTRUCTION PERIOD

Section 14.1               Force Majeure Event during the Construction Period. (a) If the Company believes that any event of Force Majeure (including an event of Force Majeure resulting from a Casualty or a Condemnation) has occurred during the Construction Period, the Company will provide written notice thereof to the Owner Lessor and the Indenture Trustee within five (5) Business Days of obtaining Actual Knowledge of the underlying event giving rise to such event of Force Majeure. The Company shall also set forth in such notice whether such event of Force Majeure may delay Completion of the Facility, may increase Project Costs or may constitute a Construction Event of Loss. The actual occurrence of an event of Force Majeure shall be subject to the reasonable determination of the Owner Lessor (who shall consult with a nationally recognized engineering firm selected by the Owner Lessor from whom the Owner Lessor and the Company shall receive written confirmation that such determination is reasonable; provided, however that, in the event that such engineering firm is not, or deems itself not, capable of confirming such determination, in whole or in part, such determination may be confirmed by another suitable third-party expert). In connection with any notice given by the Company pursuant to the first sentence of this Section 14.1(a), no payment shall be made under Section 11.4 in connection with such notice until the determination referred to in the preceding sentence is confirmed by such engineering firm or such suitable third-party expert, as the case may be. If the Company fails timely to notify the Owner Lessor of any event of Force Majeure, such event shall not give rise to a Non-Recourse Event, nor shall the Company otherwise be entitled to any limitations on its recourse as a result of such event pursuant to Section 2.18, 11.5, 12.1(g) or 12.2(j). The Company acknowledges and agrees that the failure to obtain any Governmental Approval (or any consequence of such failure) from (i) the Arizona Corporation Commission under Title 40 of the Arizona Revised Statutes (as such statute is in effect on the Construction Closing Date) or (ii) the Arizona Registrar of Contractors under Section 32-1101 of the Arizona Revised Statutes (as such statute is in effect on the Construction Closing Date), in either case, with respect to any of the transactions contemplated by the Transaction Documents shall in no event constitute an event of Force Majeure for purposes of this Section 14.1 or any other provision of the Operative Documents.

(b)                                 In the event the Company believes any such event of Force Majeure not constituting a Construction Event of Loss will cause Completion of the Facility to occur later than the Outside Completion Date, the Company shall request that the Outside Completion Date be extended by the Owner Lessor for the minimum period reasonably necessary to achieve Completion in light of such event of Force Majeure (an “Extension Request”). In the event the Company believes any such event of Force Majeure not constituting a Construction Event of Loss will cause an increase to Project Costs by an amount that would create a shortfall in the Construction Budget, the Company shall make a Commitment Increase Request in an amount equal to such shortfall pursuant to Section 2.7 of the Construction Agency Agreement (or arrange additional funding commitments in an amount equal to such shortfall pursuant to Section 13.3(b)). Any such Extension Request or Commitment Increase Request shall be in writing delivered to the Owner Lessor not later than ten (10) Business Days after obtaining Actual Knowledge of such event of Force Majeure (but in no event later than thirty (30) days after the occurrence of such event of Force Majeure) and shall set forth a revised Construction Budget and shall contain a certification that (i) states the facts and circumstances giving rise to such event of Force Majeure, the expected duration of such event of Force Majeure and the date the Company reasonably believes Completion of the Facility will be achieved and (ii) confirms that the sum of (A) the Available Owner Participant Commitment (including any requested increases thereto pursuant to Section 2.7 of the Construction Agency Agreement), any amounts remaining on deposit in the Accounts and any additional funding commitments arranged pursuant to Section 13.3(b) and (B) any Casualty Insurance Proceeds, Condemnation Proceeds and other proceeds paid or amounts made available with respect to such event of Force Majeure, will be adequate to achieve Completion within such requested extension period; provided, however, that if such information is not reasonably available, the Company shall identify such information not available and indicate when it expects to obtain such information. In the event the Company fails timely to make any such request (or fails to include the required information in such request to the extent such information is reasonably available to the Company), such event shall not give rise to a Non-Recourse Event and the Company shall not otherwise be entitled to any limitations on its recourse as a result of such event pursuant to Section 2.18, 11.5, 12.1(g) or 12.2(j). The Owner Lessor shall consult with the Engineering Consultant and consider any Extension Request in its sole discretion and the Owner Participant shall consider any Commitment Increase Request in its sole discretion and either (i) such parties shall accede to such requests (whereupon the provisions of Section 14.3 shall be applicable, including with respect to the disbursement of any amounts deposited in the segregated account established pursuant to Section 14.2(c)) or (ii) the Owner Lessor shall be entitled to declare a Company Event of Default has occurred (whereupon the provisions of Article XI shall be applicable); provided, however, that the accession of the Owner Participant with respect to any Commitment Increase Request shall not be required to the extent that additional funding commitments in an amount equal to the shortfall shall have been arranged pursuant to Section 13.3(b). The Company shall also supply to the Owner Lessor, the Indenture Trustee and the Engineering Consultant such other information as either of the Owner Lessor or the Indenture Trustee may reasonably request in connection with an event of Force Majeure.

(c)                                  The provisions of this Section 14.1 shall not apply after the Lease Commencement Date.

Section 14.2               Casualty and Condemnation Occurrences during the Construction Period.

(a)                                 Notice of Casualty and Condemnation. If, during the Construction Period, all or any portion of the Facility suffers a Casualty or the use of, access to, occupancy of or title to the Facility or any part thereof is the subject of a Condemnation, the Company shall give notice thereof to the Owner Lessor and the Indenture Trustee within three (3) Business Days of obtaining Actual Knowledge thereof (or in the case of a Casualty or Condemnation constituting a Construction Event of Loss, within five (5) Business Days of the occurrence thereof). The Company shall also give the Owner Lessor and the Indenture Trustee written notice of any potential Condemnation proceedings with respect to the Facility within five (5) Business Days of obtaining Actual Knowledge thereof.

(b)                                 Casualty and Condemnation Proceedings. Unless the Company shall have delivered a Recourse Notification pursuant to Section 3.1(b) of the Construction Agency Agreement, the Owner Lessor shall have the right to control the negotiations with (i) the insurers in the case of any such Casualty and (ii) the relevant Governmental Authorities in the case of any such Condemnation proceedings; provided, that the Owner Lessor may direct the Company to, and the Company shall if so directed, control such negotiations and choose to participate in such negotiations in any manner as the Owner Lessor may elect.

(c)                                  Casualty Insurance Proceeds and Condemnation Proceeds. All Casualty Insurance Proceeds on account of any damage to or destruction of the Facility or any part thereof during the Construction Period and all Condemnation Proceeds payable with respect to a Condemnation occurring during the Construction Period shall be paid directly to a segregated account controlled by the Indenture Trustee, or if received by the Company, shall be held in trust and immediately paid over to the Indenture Trustee to be deposited into such account. Any portion of Casualty Insurance Proceeds and Condemnation Proceeds to be held in such segregated account by the Indenture Trustee shall be invested in Permitted Investments in accordance with Section 4.2(c) of the Indenture.

(d)                                 Casualty or Condemnation Not Arising from Force Majeure. In the event any Casualty or Condemnation not arising from an event of Force Majeure occurs that does not constitute a Construction Event of Loss, the Company shall certify (which certification shall be subject to confirmation by the Engineering Consultant) not later than thirty (30) days after the occurrence of such Casualty or Condemnation that (A) the Facility will be restored and completed in accordance with the terms this Agreement and the terms of the Construction Agency Agreement and the Facility can reasonably be expected to achieve Completion on or prior to the Outside Completion Date and (B) the estimated costs to complete the construction of the Facility are anticipated to be less than or equal to the sum of (i) the Available Owner Participant Commitment (including any requested increases thereto pursuant to Section 2.7 of the Construction Agency Agreement), the amount of funds remaining on deposit in the Accounts and any additional funding commitments arranged pursuant to Section 13.3(b) and (ii) any Casualty Insurance Proceeds, Condemnation Proceeds and other proceeds or amounts received or reasonably anticipated to be received as a result of a Casualty and Condemnation. In the event the Company fails timely to comply with the provisions of the immediately preceding, sentence, the Owner Lessor may declare that such failure constitutes a Company Event of Default (whereupon, the provisions of Article XI shall apply).

(e)                                  Casualty or Condemnation Arising from Force Majeure. In the event that any Casualty or Condemnation arising from an event of Force Majeure occurs, the provisions of Section 14.1 shall apply to such Casualty or Condemnation.

(f)                                   Construction Event of Loss. Any Construction Event of Loss shall constitute a Company Event of Default (whereupon the provisions of Article XI shall apply).

(g)                                  Construction Period Application. The provisions of this Section 14.2 shall not apply after the Lease Commencement Date.

Section 14.3               Repair. The Company shall be permitted to request disbursements out of Casualty Insurance Proceeds and Condemnation Proceeds held by the Indenture Trustee pursuant to Section 14.2(c) solely for the reconstruction, restoration, repair and completion of construction of the Facility and request Advances therefor, subject to the satisfaction of any applicable conditions in Section 14.2(c) and the following conditions: (i) the Owner Lessor and the Indenture Trustee shall have received a revised Construction Budget, which Construction Budget shall evidence that the sum of (x) the Available Owner Participant Commitment (including any requested increases thereto pursuant to Section 2.7 of the Construction Agency Agreement), the amount of funds remaining on deposit in the Accounts and any additional funding commitments arranged pursuant to Section 13.3(b) and (y) any Casualty Insurance Proceeds, Condemnation Proceeds and other proceeds or amounts received or receivable by the Indenture Trustee as a result of a Casualty and Condemnation shall be sufficient in the reasonable opinion of the Engineering Consultant to complete the Facility on or before the Outside Completion Date (subject to any extension of such date pursuant to Section 14.1(b)), (ii) the Indenture Trustee shall have received a requisition with respect to each requested disbursement in form and substance reasonably satisfactory to the Owner Lessor (A) requesting funds in an amount not exceeding the cost of work completed or incurred since the last disbursement, together with reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workman-like manner and in accordance with the EPC Contract and the other Construction Documents and (B) confirming that sufficient funds are available to complete the Facility (the reasonableness of such requisition and supporting evidence and confirmations reasonably satisfactory to the Owner Lessor except that no such confirmation shall be required if the aggregate amount to be requested in connection with such Casualty or Condemnation in any one fiscal year is less than $5,000,000), (iii) at the time of any such disbursement, no Company Event of Default shall have occurred and be continuing and (iv) the Company shall take such other actions as Owner Lessor may reasonably request in connection therewith. The provisions of this Section 14.3 shall not apply after the Lease Commencement Date.

ARTICLE XV

SPECIAL COMPANY TRANSFERS

Section 15.1               Special Company Transfers. (a) So long as no Significant Company Default or Company Event of Default has occurred and is continuing, in the event of a Burdensome Buyout Event or a Deemed Loss, the Company may in each such case, in lieu of purchasing the Facility (and terminating the Facility Lease) in accordance with the terms of the Facility Lease, upon not less than 30 days’ written notice to the Owner Participant and the Indenture Trustee, purchase, subject to the limitations set forth in Section 15.1(b) below, all of the Member Interest (any purchase under this Section 15.1 being referred to as the “Special Company Transfer”) on the applicable Termination Date at a price equal to the Special Company Transfer Amount determined as of the date of such transfer and keep the Facility Lease (and the Lessor Notes and the Certificates) in effect; provided, that such purchase either (i) is approved by the Required Noteholders or (ii) would not, in the reasonable opinion of the Indenture Trustee (acting pursuant to an opinion of counsel), result in more than an immaterial risk of the merger of the interests of the Owner Lessor and the Company in the Facility Lease or the Site Sublease (which opinion, if to the effect that such a purchase would result in more than an immaterial risk of such a merger of interests, must be evidenced by an opinion of counsel selected by the Indenture Trustee and reasonably satisfactory to the Company). On the applicable Termination Date, the Company (or its designee) shall pay to the Owner Participant the Special Company Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant on such date under the Operative Documents (including all costs and expenses of the Owner Participant and all sales, stamp, ad valorem, rental, license, property use, value added and other Taxes covered by Section 12.2 associated with the Special Company Transfer pursuant to this Section 15.1, to the extent such amounts have not otherwise been reimbursed by the Company pursuant to this Section 15.1, it being understood that any transfer pursuant to this Section 15.1 shall not be considered a voluntary or involuntary transfer, assignment, sale or other disposition for purposes of Section 12.2). Subsequent to such transfer, the Company and the Owner Lessor may, without the consent of any other Funding Party, waive the Deemed Loss or the Burdensome Buyout Event that gave rise to the Special Company Transfer event and the Facility Lease shall continue in full force and effect in accordance with its terms.

(b)                                 The Company’s ability to elect a Special Company Transfer pursuant to Section 15.1(a) shall be subject to the limitations in Sections 9.1 (a)(i), (ii), (iii), (iv), (v), (vi) and 9.1(d) and to the following additional condition that the Owner Participant shall have suffered no detriment from such Special Company Transfer (as compared to those that would have resulted had the Company terminated the Facility Lease and purchased the Facility) or (y) the Owner Participant shall be indemnified by the Company from any such reasonably anticipated detriment in a matter reasonably satisfactory to the Owner Participant.

(c)                                  Concurrently with the payment of all sums required to be paid pursuant to Section 15.1(a) (or on such later date of transfer of the Member Interest in accordance with clause (ii) below) (i) the Company shall cease to have any liability to the Owner Participant with respect to the Operative Documents, except for obligations (including those contained in Section 12.1 and Section 12.2 hereof and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document or that have otherwise accrued but have not been paid as of such date, (ii) the Owner Participant will transfer (by an appropriate instrument of transfer) the Member Interest to the Company (or its designee) and (iii) the Owner Participant shall cease to have any liability or obligations under the Operative Documents or otherwise in respect of the Facility, except for liabilities and obligations surviving pursuant to the express terms of any Operative Document or that have otherwise accrued, but not been paid as of such date; provided, however, that if the Lien of the Security Documents has not been terminated or discharged, such transfer shall not be made to the Company, but shall be made to the Company’s designee promptly upon the Company’s designation of such designee and such designee will agree not to transfer the Member Interest to the Company until such Lien is terminated or discharged. At the time of any transfer under this Section 15.1, the Owner Participant shall represent and warrant as to the absence of Owner Participant’s Liens and Liens attributable to the OP Guarantor, the Equity Investor or the Owner Participant on the Member Interest. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 15.1 shall not effect a merger of the Company’s interest in the Facility, the Facility Lease and Ground Interest with the Owner Lessor’s interest in the Facility and the Ground Interest.

(d)                                 The Company will pay, on an After-Tax Basis, all reasonable out-of-pocket costs and expenses incurred by the other Funding Parties (including the reasonable fees and expenses of counsel to such Funding Parties) in each case to the extent incurred in connection with any transfer pursuant to this Section 15.1.

Section 15.2               Assignment of Facility Lease. The Company covenants and agrees that, except as otherwise provided in Section 7.22 hereof or Section 21.4 of the Facility Lease, it shall not assign the Facility Leasehold Interest (or any part thereof) without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee (acting on the instruction of the Required Noteholders); provided, however, that the Company may assign the Facility Leasehold Interest, in whole but not in part, without such consent as collateral for its Master Indenture Secured Obligations; provided, further, that, neither the trustee nor the holders of the Master Indenture Secured Obligations may take assignment of the Facility Leasehold Interest (or any part thereof) by foreclosure or otherwise under the Master Indenture, nor shall the trustee or the holders of the Master Indenture Secured Obligations cause the Facility Leasehold Interest (or any part thereof) to be assigned to any other Person in connection with a foreclosure or otherwise under the Master Indenture, without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee (acting on the instruction of the Required Noteholders). Except as otherwise provided in the Transaction Documents, the Company shall not assign the Facility Leasehold Interest if such assignment could result in the Facility being considered tax exempt use property.

ARTICLE XVI

MISCELLANEOUS

Section 16.1               Bankruptcy of Lessor Estate. (a) If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes and (iii) the Indenture Trustee actually receives any Excess Amount (as defined below) which reflects any payment by the Owner Participant on account of clause (ii) above, the Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 16.1, “Excess Amount” means the amount by which such payment exceeds the amount that would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 16.1 shall prevent the Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Agreement (other than referred to in clause (ii)).

(b)                                 The Indenture Trustee agrees that should the Lessor Estate become a debtor subject to the provisions of the Bankruptcy Code, it shall upon the written request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by it under Applicable Law and will not have any adverse impact on any Noteholder, the Indenture Trustee or the Collateral other than as contemplated by the preceding paragraph, make the election referred to in Section 1111 (b)(1)(A)(i) of the Bankruptcy Code or any successor provision if, in the absence of such election, the Indenture Trustee would have recourse against the Owner Participant for the payment of the Indebtedness represented by the Lessor Notes in circumstances in which such Noteholders or the Indenture Trustee, as the case may be, would not have recourse under the Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

Section 16.2               Transfer of Title; Assumption of Lessor Notes by the Company. Each of the parties hereto (other man the Company) covenants and agrees that if the Company elects to terminate the Facility Lease and purchase the Facility, the Ground Interest and the Project Document Interest pursuant to the terms of the Facility Lease and the other Operative Documents, each such Person will execute and deliver appropriate documentation transferring all right, title and interest in the Facility, the Ground Interest and the Project Document Interest to the Company (including such bills of sale and other instruments and documents as the Company shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Facility, the Ground Interest and the Project Document Interest in the Company). If the Company, in connection with such purchase, elects to assume the obligations of the Owner Lessor pursuant to the Indenture, each of the other parties hereto will execute and deliver appropriate documentation permitting the Company to assume such obligations on the basis of full recourse to the Company, maintaining the Lien of the Security Documents on the Facility, the Ground Interest, the Project Document Interest and the other Collateral, releasing the Owner Participant and the Owner Lessor from all future obligations in respect of the Lessor Notes and all of the Operative Documents and all such other actions as are reasonably necessary to permit such assumption by the Company.

Section 16.3               Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing, executed by each of the Company, the Owner Lessor, the

Independent Manager, the Trust Company, the Indenture Trustee, the Owner Participant and, subject to the provisions of Section 7.2 of the Indenture, the Required Noteholders (provided, that, in the case of Section 7.24, Section 7.25 or Section 11(q), such instrument or instruments shall only be required to be executed by the Company, the Owner Lessor and the Owner Participant); provided, however, that Sections 2.3 (as such section relates to Noteholders), Article V, Article X, Article XII (as it relates to any Noteholder), this Section 16.3 and the definition of “Required Noteholders” may not be terminated, amended or compliance therewith waived without an instrument or instruments in writing executed by all of the Noteholders; and provided, further, that Article X and Article XII (as it relates to the Indenture Trustee) may not be terminated, amended or compliance therewith waived without an instrument or instruments in writing executed by the Indenture Trustee.

Section 16.4               Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications or other electronic communication device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thiereof, or (c) in the case of notice by such a telecommunications or other electronic communication device, upon transmission thereof; provided, that such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed to each party hereto at its address set forth on Schedule III or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto. A copy of all notices provided for herein (except for notices relating to indemnities) shall be sent by the party giving such notice to each of the other parties hereto.

Section 16.5               Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by the Company under Section 12.1, Section 12.2 and Section 12.4 shall, subject to Section 12.1(b) and Section 12.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason) of the Construction Agency Agreement or the Facility Lease or the transfer or other disposition of the respective interests of the other Funding Parties in, to and under this Agreement and the other Operative Documents.

Section 16.6               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Member Interest pursuant to a transfer permitted under Section 9.1 and each successive holder of the Lessor Notes pursuant to a transfer permitted by the Indenture. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

Section 16.7               GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 16.8               Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Laws, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 16.9               Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 16.10        Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 16.11        Limitation of Liability. (a) No party to this Agreement shall have any obligation or duty to the other parties with respect to the transactions contemplated hereby except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and none of the Trust Company, the Independent Manager, the Indenture Trustee or the Pass Through Trustees shall be liable for performance by any other party hereto of such other party’s obligations or duties hereunder or thereunder. In addition, under no circumstances whatsoever shall the Owner Participant, the Equity Investor or the OP Guarantor be liable to the Company or any other Person in connection with the transactions contemplated hereby for any action or inaction on the part of any other party hereto, including the Owner Lessor or the Independent Manager, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor or the Independent Manager, unless such action or inaction is at the written direction or with the written consent of the Owner Participant.

(b)                                 The Trust Company is entering into the Operative Documents to which it is a party solely as manager under the LLC Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate; provided, however, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

(c)                                  None of the Trust Company, the Independent Manager, the Owner Participant or the Equity Investor or any Affiliates thereof (other than the Owner Lessor), will be personally liable to any Noteholder or in the case of the Independent Manager or the Owner Participant, to the Indenture Trustee or the Noteholders, for any amounts payable with respect to the Lessor Notes. All payments of principal of, premium, if any, and interest on the Lessor Notes (other than payments made in connection with an optional prepayment or purchase by the

Owner Lessor or Owner Participant) will be made only from the Collateral or the income and proceeds received by the Indenture Trustee therefrom (including Basic Lease Rent or. Renewal Lease Rent payable by the Company pursuant to the Facility Lease).

Section 16.12        Effectiveness. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on October 21, 2003, the date of execution and delivery by each of the parties hereto.

Section 16.13        Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent. (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court and (iii) to the extent permitted by Applicable Laws, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents or the subject matter hereof or thereof may not be enforced in or by such court.

(b)                                 TO THE EXTENT PERMITTED BY APPLICABLE LAWS, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

(c)                                  By the execution and delivery of this Agreement, the Company designates, appoints and empowers CT Corporation System, 111 8th Avenue, New York, New York, as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York in connection with the Overall Transaction for so long as any obligation of such Person shall remain outstanding hereunder or under any of the other Operative Documents. The Company shall grant an irrevocable power of attorney to CT Corporation System in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of the Company shall remain outstanding hereunder or under the Operative Documents. The cost of appointing CT Corporation System as authorized agent for service of process shall be a Transaction Expense to be paid by the Owner Lessor from Advances and included in the Construction Budget.

Section 16.14        Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

Section 16.15        Consent to Security Filings. Pursuant to Applicable Law, each of the Company and the Owner Lessor authorizes the Indenture Trustee to file or record financing statements and other filing or recoding documents or instruments with respect to the Collateral without the signature of the Company or the Owner Lessor in such form and in such offices as the Indenture Trustee determines appropriate in order to carry out the intent and purpose of the Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Indenture Trustee thereunder.

Section 16.16        No Partnership, Etc. The parties hereto intend that nothing contained in this Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them or, prior to any transfer of the Facility pursuant to the express provisions of the Facility Lease, as affecting, for United States federal income tax purposes, the status of the Equity Investor as the owner of the Facility and the Facility Lease as a “true lease”.

Section 16.17        Confidentiality. Each of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee and the Noteholders agrees to maintain the confidential nature of, and shall not use or disclose the Company’s financial information or confidential information identified by the Company as such, including the Fuel Supply Agreement and the Fuel Transportation Agreement (other than pursuant to a confidentiality agreement substantially similar to the terms of this Section 16.17 or in the case of the Fuel Supply Agreement and/or the Fuel Transportation Agreement, such other form of confidentiality agreement reasonably satisfactory to the respective Project Participants party to such agreements) without first obtaining the Company’s prior written consent; provided, that nothing in this Section 16.17 shall require the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholders to obtain any consent of the Company in connection with and the Company hereby authorizes the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee and the Noteholders to freely disclose any financial information or confidential information with respect to the Company, the Facility, the Site, any Project Document or any Operative Document or the parties thereto without any consent of the Company in connection with (a) exercising any of their respective rights under the Operative Documents, including those exercisable upon the occurrence of a Company Event of Default or an Indenture Event of Default, (b) providing information about the Company, the Facility, the Site, any Project Document or any Operative Document or the parties thereto to any Person acquiring, or potentially acquiring, any interest from the Owner Lessor under the Operative Documents and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of the Company or otherwise (if, in the case of any such Person potentially acquiring such an interest from the Owner Lessor, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to the terms of this Section 16.17 or in the case of the Fuel Supply Agreement and/or the Fuel Transportation Agreement, such other form of confidentiality agreement reasonably satisfactory to the respective Project Participants party to such agreements), (c) any situation in which any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder is required by Applicable Law or required by any Governmental Authority to disclose information, (d) providing information to counsel to any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder in connection with the transactions contemplated by any of the Operative Documents, (e) providing information to independent auditors or other expert consultants retained by any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder, (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder or any employee or agent thereof, (g) any information that is independently developed by any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder and (h) any information that is disclosed to any of the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee or any Noteholder by a third party that has no obligation of confidentiality with respect to the information disclosed. Notwithstanding anything herein to the contrary, the Owner Lessor, the Independent Manager, the Owner Participant, the Indenture Trustee, and the Noteholders (and any employee, representative or other agent of any such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Operative Documents and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

Section 16.18        Security for Owner Lessor’s Obligation to the Indenture Trustee. In order to secure the Secured Obligations, the Owner Lessor will assign and grant a Lien to the Indenture Trustee of all of the Owner Lessor’s right, title and interest in, to and under this Participation Agreement (other than Excepted Payments). The Company hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Security Documents. Unless and until the Company shall have received written notice from the Indenture Trustee that the Lien of the Security Documents has been fully terminated, the Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Participation Agreement to the extent set forth in and subject in each case to the exceptions set forth in the Security Documents.

Section 16.19        Lease of Fuel Handling Facilities. The Company and the Owner Lessor agree that in connection with any purchase or accession to title of, or other acquisition of an ownership interest in, the Fuel Handling Facilities by the Company (including pursuant to Article 5 of the Support and Operating Agreement and Article III of any Supplemental Fuel Handling Agreement), the Company will lease all such interests in the Fuel Handling Facilities (and any related easements or other attendant use rights) to the Owner Lessor for a fair market value rent (to be determined by appraisal at the time of such accession to title or other acquisition of an ownership interest) and the Owner Lessor will sublease such interests back to the Company for the same fair market value. The terms of such lease and sublease shall extend for the remaining term of the Facility Lease, including any Renewal Lease Term or FMV Renewal Lease Term, unless the Owner Lessor acquires such interests pursuant to Section 16.20(b). Each of the Company and the Owner Lessor agrees to enter into all appropriate documentation to implement such lease and sublease at least thirty (30) days prior to any purchase or accession to title of any interest in the Fuel Handling Facilities by the Company and to effect such lease and sublease as of the date title to such interest passes to the Company. Each of the Company and the Owner Lessor further agrees that it shall pay for its own costs related to such transactions.

Section 16.20        Purchase and Sale of Interests in Fuel the Handling Facilities and Common Facilities. (a) The Company hereby covenants that in the event it purchases any interests in the Fuel Handling Facilities or (ii) the Common Facilities, it shall not suffer to exist any Lien, other than Permitted Liens or any Lien arising as a result of the Master Indenture, until any right of the Owner Lessor to purchase or lease such facilities in the manner set forth in this Section 16.20 has lapsed.

(b)                                 The Owner Lessor shall have the right, but not the obligation, to purchase all, but not less than all, of the interests the Company owns in the Fuel Handling Facilities and the Common Facilities on the earlier to occur of (i) the date the last payment of Basic Lease Rent is due at the end of the Basic Lease Term and (ii) the date of any termination of the Facility Lease pursuant to the Operative Documents as a result of which the Lessee does not maintain control of the Facility, in each case, in exchange for the fair market value of such interests, as determined by the Appraiser with respect to such date calculated on the Lease Commencement Date. The Owner Lessor shall notify the Company of its intent to exercise any such rights to purchase any such interests at least sixty (60) days prior to the date set forth in clause (i) above and within sixty (60) days of the occurrence of the date set forth in clause (ii) above. Each of the Owner Lessor and the Company agrees to enter into all appropriate documentation to effect such sale, (A) with regard to clause (i) above, at least thirty (30) days prior to the last Rent Payment Date of the Basic Lease Term and to effect such purchase on the last Rent Payment Date of the Basic Lease Term and (B) with regard to clause (ii) above, as soon as is commercially feasible. Upon any such sale, the Company agrees that the interests will be sold free and clear of all Liens (other than Permitted Liens of the type specified in clause (i), (ii), (iii), (iv)(A) (but only to the extent such lien relates to real property taxes related to the Fuel Handling Facilities or the Common Facilities or (viii) of the definition thereof). Each of the Company and the Owner Lessor further agrees that it shall pay for its own costs related to such sale.

(c)                                  Unless the Owner Lessor shall have previously notified the Company that it intends to exercise the purchase rights set forth in Section 16.20(b), upon notice to the Company not later than thirty (30) days prior to the date the last payment of Basic Lease Rent is due at the end of the Basic Lease Term, the Owner Lessor shall have the right to lease all, but not less than all, of the interests then owned by the Company in the Fuel Handling Facilities or the Common Facilities for a period of years specified in such notice, which period shall be one year up to that number of years remaining until the end of the useful life of the Facility as determined by an independent appraiser selected (and paid for) by the Owner Lessor at the time of such election. The lease payments shall be made semi-annually at a rate equal to the Fair Market Rental Value thereof determined at the commencement of any such lease period. Within thirty (30) days of the expiration of any such lease period, upon notice, the Owner Lessor shall have the right to (i) lease any such Fuel Handling Facilities and/or Common Facilities for a subsequent period pursuant to similar terms and conditions, including an ongoing right to extend, or (ii) purchase such Fuel Handling Facilities and/or Common Facilities in exchange for the fair market value of such interests, as determined by an independent appraiser selected (and paid for) by the Owner Lessor. At the end of any subsequent lease term elected pursuant to clause (i) of the previous sentence, the lessee shall be entitled to make the same elections to continue to lease or to purchase or to do neither, as is set forth in the prior sentence. Each of the Owner Lessor and the Company agrees to enter into all appropriate documentation to effect such sale as soon as is commercially feasible. Each of the Company and the Owner Lessor further agrees that it shall pay for its own costs related to such sale.

(d)                                 To the extent the Owner Lessor does not elect to exercise any lease or purchase right set forth in Section 16.20(c), the Owner Lessor shall have no further obligation to the Company relating to the Fuel Handling Facilities or the Common Facilities, other than the payment of any accrued but unpaid rent relating to such facilities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC. as Construction Agent and as Lessee

By:	/s/ H. J. Thompson
Name: H. J. Thompson
Title: Chairman and President

WELLS FARGO DELAWARE TRUST COMPANY,
not in its individual capacity, except as expressly
provided herein, but solely in its capacity as
Independent Manager under the LLC Agreement

By:	/s/ Michael Orendorf
Name: Michael Orendorf
Title: Vice President

SPRINGERVILLE UNIT 3 HOLDING LLC,
as Owner Lessor

By: WELLS FARGO DELAWARE TRUST
COMPANY, not in its individual capacity, but
solely in its capacity as Independent Manager
under the LLC Agreement

By:	/s/ Michael Orendorf
Name: Michael Orendorf
Title: Vice President

SPRINGERVILLE UNIT 3 OP LLC,
as Owner Participant

By: WELLS FARGO DELAWARE TRUST
COMPANY, not in its individual capacity, but
solely in its capacity as Independent Manager
under the OP LLC Agreement

By:	/s/ Michael Orendorf
Name: Michael Orendorf
Title: Vice President

WILMINGTON TRUST COMPANY, not in
its individual capacity, but solely as
Indenture Trustee under the Indenture

By:	/s/ Janel R. Havrilla
Name: Janel R. Havrilla
Title: Financial Services Officer

WILMINGTON TRUST COMPANY, not in
its individual capacity, but solely as trustee
under the Series A Pass Through Trust
Agreement and the Series B Pass Through
Trust Agreement

By:	/s/ Janel R. Havrilla
Name: Janel R. Havrilla
Title: Financial Services Officer

Appendix A

to Participation

Agreement

APPENDIX A — DEFINITIONS

GENERAL PROVISIONS

In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

(i)                                     the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning provided for in such other Operative Document;

(ii)                                  any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement is in effect;

(iii)                               words in the singular include the plural and vice versa;

(iv)                              words referring to a gender include any gender;

(v)                                 a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

(vi)                              a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

(vii)                           a definition of or reference to any document, instrument or agreement includes each amendment or supplement to, or restatement, replacement, substitution, successor, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

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(viii)                        a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time unless otherwise specified;

(ix)                              if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (vii) above, to the document, instrument or agreement as so executed and delivered;

(x)                                 a reference to any Person (as hereinafter defined) includes such Person’s successors and permitted assigns;

(xi)                              any reference to “days” shall mean calendar days unless “Business Days” or “LIBOR Business Days” (as hereinafter defined) are expressly specified;

(xii)                           if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a day that is not a Business Day or a LIBOR Business Day, as the case may be, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day or the next succeeding LIBOR Business Day, as the case may be, with the same effect as if the same was exercised or made on such date or day and no interest shall accrue or be payable with respect to such payment;

(xiii)                        words such as “hereunder”, “hereto”, “hereof and “herein” and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

(xiv)                       a reference to “including” means including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

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DEFINED TERMS

“Account Bank” shall mean Wilmington Trust Company, in its capacity as Account Bank under the Indenture, together with its successors and assigns in such capacity.

“Accountant” shall mean a Person engaged in the practice of accounting that is certified as a public accountant and (except as otherwise expressly provided in the Master Indenture) may be employed by or affiliated with the Company.

“Accounting Requirements” unless specifically provided for in a different manner herein, shall mean the requirements of the system of accounts prescribed by RUS, so long as RUS is the holder of any Master Indenture Secured Obligation; provided, however, that if the Company is specifically required by FERC to employ the system of accounts prescribed by FERC, then “Accounting Requirements” means the system of accounts prescribed by FERC; provided, further, however, that if RUS is not a holder of any Master Indenture Secured Obligation or, if a holder thereunder, RUS does not prescribe a system of accounts applicable to the Company, and the Company is not specifically required by FERC to employ the system of accounts prescribed by FERC, or FERC does not prescribe a system of accounts applicable to the Company, then “Accounting Requirements” means the requirements of GAAP applicable to similar entities conducting business similar to that of the Company.

“Accounts” shall have the meaning specified in Section 2.2(b) of the Disbursement Agreement.

“Actual Knowledge” shall mean, with respect to any Funding Party, actual knowledge of an Authorized Officer (or other employee whose responsibilities include the administration of the Operative Documents or the Overall Transaction) of such Funding Party, provided, however, that such Authorized Officer shall in any event be deemed to have actual knowledge of any matter as to which such Funding Party has been given notice pursuant to and in accordance with the provisions of the Transaction Documents to which such Funding Party is a party or from any Governmental Authority; provided, further that neither the Owner Manager nor the Trust Company shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer or employee of the Trust Company having actual knowledge of such fact, unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company.

“Additional Certificates” shall mean any additional certificates issued by any Pass Through Trust in connection with the issuance of Subsequent Lessor Notes relating thereto.

“Additional Construction Document” shall mean any material contract or undertaking to which the Company or the Owner Lessor is a party relating to the development, construction, operation, administration or maintenance of the Facility or the Upgrades entered into after the Construction Closing Date.

“Additional Equity Contribution” shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the cost

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of any Required Modification, Cost Overrun or principal payment financed pursuant to either Section 13.1 or Section 13.3 of the Participation Agreement.

“Additional Insurance Beneficiaries” shall mean the Equity Investor, the Owner Participant, the Owner Manager, the Owner Lessor, the Pass Through Trustees (each individually and in their respective trustee capacities) and the Indenture Trustee (individually and as trustee) for itself and on behalf of the Secured Parties as additional insureds or loss payees (as the case may be) as described in Schedule 7.29 of the Participation Agreement.

“Additional Lessor Notes” shall have the meaning specified in Section 2.10 of the Indenture.

“Advances” shall mean any advance of funds pursuant to Section 2.2, 2.3 or 4.3(a) of the Participation Agreement or any withdrawal and distribution of funds from the Note Proceeds Account, the Equity Proceeds Account and/or the Inflow Account pursuant to Section 2.2, 2.3 or 4.3(a) of the Participation Agreement and Article 3 of the Disbursement Agreement, in each case, made in accordance with the Operative Documents.

“Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” when used with respect to any particular Person shall mean the power to direct, or cause the direction of, the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled” and “under common control” have meanings correlative to the foregoing; provided, however, that (i) any Person owning, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other members of the Governing Body of a corporation, or 10% or more of the partnership or other ownership interests of any other Person, is deemed to control such corporation or other Person, (ii) under no circumstance shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant, nor shall any of the Owner Lessor, Equity Investor, the OP Guarantor or the Owner Participant be considered to be an Affiliate of the Trust Company, (iii) the Equity Investor and all Affiliates of the Equity Investor shall be deemed to be Affiliates of the Owner Participant and (iv) the OP Guarantor and all Affiliates of the OP Guarantor shall be deemed to be Affiliates of the Equity Investor and the Owner Participant.

“After-Tax Basis” shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient is subject to applicable income taxes at the highest marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods and (ii) all related tax benefits are utilized at the highest

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marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods, and shall take into account the deductibility of state and local income taxes for U.S. Federal income tax purposes.

“AFUDC” shall have the meaning given it by Accounting Requirements.

“Allocated Rent” shall have the meaning specified in Section 3.2(b) of the Facility Lease.

“Annual Debt Service Requirements” shall mean, for any fiscal year or any 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation, the principal of, premium, if any, and interest (whether capitalized or expensed) on all Debt of the Company or a Restricted Subsidiary as well as lease payments on lease obligations described in clause (xii) below whether or not such payments are “Debt” according to Accounting Requirements, coming due at Maturity or Stated Maturity in such 12-month period or fiscal year. For such purposes, the following rules shall apply:

(i)                                     Committed Take Out of Long-Term Debt — If the Company or a Restricted Subsidiary has received a binding commitment from any bank, investment banking firm, savings and loan association, insurance company, or similar institution to refund or purchase any of its Long-Term Debt (as defined in accordance with Accounting Requirements) at its Stated Maturity or any earlier date (or, if due on demand, or payable in respect of any required purchase of such Debt by the Company or such Restricted Subsidiary, at any date on which demand may be made), then for the period beginning on the refinancing date set forth in such commitment and thereafter to Stated Maturity, the principal and interest which will be coming due on the new Long-Term Debt after it is refinanced or purchased shall be used in making pro forma calculations required by the Master Indenture instead of the existing principal and interest on the Long-Term Debt being purchased or refinanced.

(ii)                                  Amortization of Principal of Balloon Debt — The amount of principal of Balloon Debt for any preceding or succeeding fiscal year or 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation may be calculated using the original principal amount of such Balloon Debt amortized over the full term (from date of issuance to Stated Maturity) of such Debt with level annual principal payments and at an assumed interest rate equal to the rate borne by such Balloon Debt on the date of calculation.

(iii)                               Consensual Sinking Fund for Principal of Balloon Debt — If the Company or any Restricted Subsidiary obligated thereon shall deliver to the trustee under the Master Indenture a resolution of the Governing Body of the Company or such Restricted Subsidiary providing for the retirement of (and the instrument creating such Balloon Debt shall permit the retirement of), or for the establishment of a sinking fund for, such Balloon Debt according to a fixed schedule stated in such resolution, then for so long as all installments previously scheduled have been paid or deposited to the sinking fund established with respect to such Debt on or before the times required by such schedule,

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the principal of (and, in the case of retirement, or to the extent provided for by the sinking fund, the premium, if any, and interest and other debt service charges on) such Balloon Debt shall be computed as if the same were due in accordance with such schedule.

(iv)                              Escrowed Payments with Respect to Defeased Debt — Principal of and interest on Debt, or portions thereof, shall not be included in the computation of the Annual Debt Service Requirements for any fiscal year or 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation for principal or interest payable from Defeasance Obligations irrevocably deposited or set aside in trust for the payment of such defeased Debt at the time of such calculation.

(v)                                 Interest Rate of Variable Rate Debt — In making prospective calculations of interest on Variable Rate Debt, a rate equal to the average rate borne by such Debt during the 24-month period immediately prior to such calculation shall be used; provided that if such Debt has not been outstanding during all or any of the prior 24 months, then the interest rate on comparable debt shall be used; provided further, however, that if there is no comparable debt which was outstanding during such 24-month period, an interest rate equal to 110% of the current yield for U.S. Department of Treasury obligations of a comparable maturity to the longest interest rate mode of such Variable Rate Debt (other than the long or fixed rate mode) shall be used to calculate the interest rate on such Variable Rate Debt.

(vi)                              Guarantees — Actual amounts paid or required to have been paid by the Company or any Restricted Subsidiary on account of Guarantees shall be included in historical calculations of Annual Debt Service Requirements of the Restricted Group. If the Company or a Restricted Subsidiary guaranteeing such Debt is required by an Accountant which is Independent to show the probability of such payments and the estimated amount of such payments payable in the Company’s financial reports, then the estimated probable amount of principal, premium, if any, and interest coming due on such Debt shall be included in any computation of the prospective Annual Debt Service Requirements of the Company or such Restricted Subsidiary for such period or fiscal year, until such time as the entity whose obligation is guaranteed or obligated on such Debt cures all defaults related thereto.

(vii)                           Commercial Paper — With respect to any Debt issued in the form of commercial paper with maturities not exceeding 270 days, the interest rate on such Debt shall be calculated in the manner provided in clause (v) of this definition. If such commercial paper is not backed by a Credit Support Agreement, the principal of such Debt shall be calculated in the manner provided in clauses (ii) or (iii) of this definition.

(viii)                        Payments made by a Credit Provider — If the Company or any Restricted Subsidiary has entered into a Credit Support Agreement in connection with an issue of Debt, payments due under the Credit Support Agreement, from either the Company or such Restricted Subsidiary, shall be included in such calculation except to the extent that the payments are already taken into account under clauses (i) through (vii) above. With

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respect to any calculation of historic data, only those payments actually made in the subject period shall be taken into account in making such calculation and, with respect to prospective calculations, only those payments reasonably expected to be paid by the Company or such Restricted Subsidiary to the Credit Provider in reimbursement of amounts actually paid plus applicable interest in the subject period shall be taken into account in making the calculation.

(ix)                              Hedge Agreements — In the event there shall have been issued or entered into in respect of all or a portion of any Debt a Hedge Agreement and (A) interest on such Debt or portion of such Debt is payable at a variable rate of interest for any future period of time or is calculated at a varying rate per annum, (B) a fixed rate is specified as payable by the Company or any Restricted Subsidiary issuing such Debt in such Hedge Agreement or such Debt taken together with the Hedge Agreement results in a net fixed rate payable by the Company or such Restricted Subsidiary for such period of time (the “Hedge Fixed Rate”), (C) the counterparty to such Hedge Agreement is rated in the two highest generic rating categories by any Rating Agency and (D) an event of default has not occurred and is continuing under such Hedge Agreement, then such Debt shall be deemed for all purposes hereunder to bear interest for such period of time at the Hedge Fixed Rate and all provisions hereof applicable for fixed rate debt shall apply with respect thereto. Conversely, in the event there shall have been issued or entered into in respect of all or a portion of any Debt, a Hedge Agreement and (A) interest on such Debt or portion of such Debt is payable at a fixed rate of interest for any future period of time or is calculated at a fixed rate per annum, (B) a variable rate is specified as payable by the Company or any Restricted Subsidiary issuing such Debt in such Hedge Agreement or such Debt taken together with the Hedge Agreement results in a net variable rate payable by the Company or such Restricted Subsidiary for such period of time (the “Hedge Variable Rate”), (C) the counterparty to such Hedge Agreement is rated in the two highest generic rating categories by any Rating Agency and (D) an event of default has not occurred and is continuing under such Hedge Agreement, then such Debt shall be deemed for all purposes hereunder to bear interest for such period of time at the Hedge Variable Rate and all provisions hereof applicable for variable rate debt shall apply with respect thereto.

(x)                                 Calculation of Principal of Periodic Funding Obligations and Discount Obligations — In the case of Periodic Funding Obligations and Discount Obligations on any date, the principal amount thereof payable upon the Maturity shall be the lesser of the amount payable upon the Stated Maturity thereof or the amount that would be payable if the Maturity of such Debt were such date. Except for the purpose of making pro forma calculations under Article IV of the Master Indenture, the principal amount of a Periodic Funding Obligation shall not include any amount not then advanced and outstanding thereunder. The principal amount of a Periodic Funding Obligation shall be reduced as the principal amount of such Periodic Funding Obligation is paid or otherwise reduced. Such payment or reduction shall be treated as a payment unless the Company retains the right to have such amount readvanced. If any such payment or reduction shall not be treated as a payment because the Company retains the right to readvance such amount, once that right to readvance expires or is terminated, such payment or reduction may

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thereupon be treated as a payment under such Sections. The principal amount of such a Periodic Funding Obligation may be evidenced from time to time by an Officers’ Certificate delivered to the Owner Participant and the Indenture Trustee and the holder of such Periodic Funding Obligation. Following any timely objection by the holder, the Owner Participant and the Indenture Trustee may require such other evidence of the principal amount of such Periodic Funding Obligation as shall be satisfactory to the Indenture Trustee and the Owner Participant.

(xi)                              Calculation of Principal and Interest on Certain Notes With Periodic Rollovers of Principal — For purposes of calculating the principal payable on any portion or advance of Debt as to which the principal matures periodically and is subject to rollovers at the election of the obligor, the Company may elect to use either the most immediate Stated Maturity of such portion of the loan or advance if it intends to pay such Debt at such Stated Maturity (including any premium) or the last Stated Maturity of such portion of the principal or advance on such Debt. The applicable prior provisions shall apply for purposes of calculating the interest rate on such Debt.

(xii)                           Lease Obligations — All lease payments for generating facilities (including lease payments for the Craig Generating Station Unit 3), transmission facilities, fuel transportation facilities, fuel storage facilities and drag lines, exclusive of taxes, paid during the relevant calculation period shall be included in the calculation of Annual Debt Service Requirements.

(xiii)                        Fixed Rate Debt — For the purpose of calculating interest on any Debt that bears interest at a fixed rate of interest, the actual fixed rate of interest shall be used.

“Applicable Laws” shall mean all existing and future applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes and ordinances of any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitration board, administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” shall mean:

(i)                                     with respect to any LIBOR Rate Equity Contribution, 3.50% per annum; and

(ii)                                  with respect to any Base Rate Equity Contribution, 2.50% per annum.

“Appraisal Procedure” shall mean (except with respect to the Closing Appraisal or the confirmation of the Closing Appraisal on the Lease Commencement Date and any appraisal undertaken to determine Fair Market Sales Value or Fair Market Rental Value after a Company Event of Default shall have occurred and be continuing in connection with the exercise or remedies) an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of “Appraisal Procedures”. The Owner Participant and the Company will consult with the intent of selecting a mutually acceptable Independent Appraiser within fifteen days of the determination that an appraisal is required to be conducted. If a

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mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value or remaining useful life or other determination to be made by such appraiser shall be determined by such Independent Appraiser. If the Owner Participant and the Company are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant and one shall be appointed by the Company (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Company (or its designee) does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and the Company. If the appraisers appointed by the Owner Participant and the Company are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Company shall jointly appoint the third Independent Appraiser within 15 days after the appraisers determine that they are unable to so agree. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and the Company, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Company. Any Fair Market Sales Value determination of spare parts or a Severable Modification shall take into consideration any Liens or encumbrances to which the spare parts or Severable Modification being appraised is subject and that are being assumed by the transferee. Any appraisal determined in accordance with the foregoing must be delivered within thirty (30) days after the date on which the last of the appraisers is appointed pursuant to the process set forth above.

“Appraiser” shall mean Deloitte & Touche LLP, a licensed appraiser pursuant to Title XI of FIRREA.

“Appurtenant Rights” shall mean, with respect to the Site, (i) all agreements, easements, servitudes, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments, prescriptions, advantages and other rights and benefits at any time belonging or pertaining to such Site or the Facility thereon, including, the Common Easements, the Shared Facilities Easements, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

“Arizona Corporation Commission” shall mean The Arizona Corporation Commission, as established in the State of Arizona pursuant to Article XV, Section 1 of the Arizona Constitution.

“Assigned Documents” shall have the meaning specified in clause (2) of the Granting Clause of the Indenture.

“Assignment and Assumption Agreement” shall mean the Project Document Assignment and Assumption Agreement, dated as of the date of the Participation Agreement, by

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and between the Company and the Owner Lessor, substantially in the form of Exhibit H to the Participation Agreement.

“Authorized Agent” shall have the meaning specified in each Pass Through Trust Agreement.

“Authorized Company Representative” shall mean any person identified in writing to the Depositary Bank by an Authorized Officer of the Company as a representative of the Company authorized to execute and deliver Drawing Certificates pursuant to the Disbursement Agreement.

“Authorized Officer” shall mean, with respect to any Person, (i) its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (A) that has the power to take the action in question and has been authorized, directly or indirectly, by the Governing Body of such Person, (B) working under the direct supervision of such Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (C) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents and the Overall Transaction, (ii) with respect to the Owner Lessor, the Owner Manager, (iii) with respect to the Owner Manager, an officer in its corporate trust administration department and (iv) with respect to the Indenture Trustee and any Pass Through Trustee, an officer in their corporate trust administration departments with direct responsibility for the administration of the Overall Transaction.

“Available Funding Proceeds” shall mean (i) the proceeds of Advances, (ii) all amounts provided by the Owner Participant pursuant to Section 4.4 of the Participation Agreement, (iii) other amounts provided by the Participants in their sole discretion pursuant to Section 2.7 of the Construction Agency Agreement, (iv) any amounts provided pursuant to Section 13.3 of the Participation Agreement and (v) Other Available Amounts.

“Available Owner Participant Commitment” shall mean, as to the Owner Participant at any time, an amount equal to the excess, if any, of (i) the Owner Participant Commitment then in effect over (ii) the aggregate amount of all outstanding Equity Contributions made by the Owner Participant.

“Average Member Rate” shall mean the Company’s average Class A wholesale rate charged to its members. On the Construction Closing Date, the Company’s Average Member Rate was 4.36 cents per kilowatt-hour.

“Balloon Debt” shall mean a promissory note repayable in periodic installments of a specified amount usually representing interest, with a much larger final payment, which may be the entire principal amount.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, 11 U.S.C. § 101 et seq.

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“Base Case Projections” shall mean the projections of operating results for the Company over a twenty year period commencing the year prior to the Lease Commencement Date showing, at a minimum, as of the Construction Closing Date, good faith estimates of revenue, operating expenses and the sources and uses of revenues over the forecast period.

“Base Rate” shall mean, for any day, a rate per annum equal to the greater of (i) the Federal Funds Rate in effect for such day plus 1/2 of 1% and (ii) the Prime Rate in effect on such day. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum quoted in The Wall Street Journal (Eastern Edition) under the “Money Rates” section as the “Prime Rate” for such date of determination. If The Wall Street Journal ceases to publish such rate, the Owner Participant shall designate a substitute reference for such rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Equity Contributions” shall mean Equity Contributions that bear Equity Yield at rates based upon the Base Rate.

“Basic Lease Rent” shall have the meaning specified in Section 3.2(a) of the Facility Lease.

“Basic Lease Term” shall have the meaning specified in Section 3.1 of the Facility Lease.

“BNSF” shall mean The Burlington Northern and Sante Fe Railway, a Delaware Corporation.

“Breakage Costs” shall mean an amount equal to the amount, if any, required to compensate the Owner Participant for any additional losses (including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Owner Participant to fund its obligations under the Operative Documents, but excluding any lost profits) that it may sustain or incur pursuant to Section 2.15 of the Participation Agreement.

“Budget Category” shall have the meaning specified in Section 3.1(h)(i) of the Participation Agreement.

“Budget Category Amount” shall have the meaning specified in Section 3.1 (h)(i) of the Participation Agreement.

“Burdensome Buyout Event” shall mean any event described in Section 13.1 or 13.2 of the Facility Lease giving rise to the Company’s Burdensome Buyout Option under Section 13.3 of the Facility Lease.

“Burdensome Buyout Option” shall have the meaning specified in Section 13.3 of the Facility Lease.

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“Business Day” shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Denver, Colorado or the city and state in which the corporate trust administration department of the Owner Manager is located or the city and state in which the corporate trust office of the Pass Through Trustees is located or the city and state in which the corporate trust office of the Indenture Trustee is located.

“Called Principal” shall mean, with respect to the Lessor Notes, the principal of the Lessor Notes that is to be prepaid pursuant to Article III of the Indenture or has become or is declared to be immediately due and payable pursuant to Section 5.4 of the Indenture, as the context requires.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Casualty” shall mean an event of any damage or casualty relating to the Facility or any part thereof.

“Casualty Insurance Proceeds” shall mean any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any damage to, or destruction in whole or in part of, the Facility.

“Certificate Purchase Agreement” shall mean the Certificate Purchase Agreement, dated as of October 14, 2003, by and between the Company, the Owner Lessor and the Initial Purchaser.

“Certificateholders” shall mean each of the holders of Certificates, and each of such holder’s successors and permitted assigns.

“Certificates” shall mean, collectively, the Series A Certificates and the Series B Certificates.

“Certificates Registers” shall mean the Series A Certificate Register and the Series B Certificate Register.

“Change in Law” shall mean any change in, or the introduction, adoption, effectiveness or phase-in of any Applicable Law or in the interpretation, reinterpretation or application thereof or compliance by any Person with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Construction Closing Date.

“Change in Lease Accounting” shall mean any amendment, modification, interpretation, Financial Accounting Standards Board (“FASB”) technical bulletin, addition or other change (including any change to GAAP, FAS 13 and EITF 97-1) that (i) is formally

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proposed by FASB, including the Emerging Issues Task Force (“EITF”), the SEC, the IRS or any other applicable Governmental Authority, (ii) becomes effective during the Commitment Period and (iii) adversely affects the accounting treatment of the Owner Lessor during the Facility Lease Term with respect to the Overall Transaction.

“Change Order” shall mean any “Scope Change” as defined in Section 1.1 of the EPC Contract.

“Claim” shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim (including any Environmental Claim), action, suit, proceeding (whether civil or criminal), order, judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and related charges of whatsoever kind and nature.

“Closing Appraisal” shall mean the appraisal, dated the Construction Closing Date, prepared by the Appraiser and addressed to the Owner Participant and the Equity Investor, which Closing Appraisal shall:

(i)                                     confirm that the Facility Cost shall be equal to the aggregate fair market value of the Facility and the Upgrades on the Lease Commencement Date;

(ii)                                  determine the economic useful life of the Facility and confirm that the Facility shall be reasonably estimated on the Lease Commencement Date to have (i) a remaining economic useful life equal to 133.33% of the Basic Lease Term and (ii) a fair market value at the end of the Basic Lease Term equal to at least 20% of the Facility Cost, without regard to inflation or deflation during the Basic Lease Term;

(iii)                               confirm that it is reasonable to expect that upon expiration or termination of the Facility Lease, it will be commercially feasible for a party other than the Company to operate the Facility;

(iv)                              allocate the percentage of the Facility Cost eligible for each category of Depreciation Deduction;

(v)                                 confirm that the Facility is an integrated facility;

(vi)                              confirm the EBO Amount and the FPO Amount; and

(vii)                           address any other matters that the Owner Participant or the Equity Investor shall request.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

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“Collateral” shall mean the collective reference to all Property of the Owner Lessor and the proceeds of any such collateral, in each case, as may be subjected from time to time to the Liens intended to be created by any Security Document.

“Commercial Capacity” shall mean the capacity specified in the Performance Guarantees set forth in the EPC Contract.

“Commercial Operation” shall mean the capability of the Facility to operate as a commercial generation facility operating at Commercial Capacity.

“Commitment” shall mean (i) with respect to any Noteholder, the Note Commitment of such Noteholder and (ii) with respect to the Owner Participant, the Owner Participant Commitment of the Owner Participant.

“Commitment Increase Request” shall have the meaning specified in Section 2.7 of the Construction Agency Agreement.

“Commitment Period” shall mean the period from and including the Construction Closing Date to the Commitment Termination Date.

“Commitment Termination Date” shall mean the earliest of:

(i)                                     the Outside Completion Date;

(ii)                                  the Lease Commencement Date;

(iii)                               the occurrence of any Company Event of Default and the Indenture Trustee (or the Owner Lessor, acting at the direction of the Indenture Trustee), shall have (a) commenced its exercise of remedies pursuant to Article XI of the Participation Agreement or (b) given notice to the Company that the Commitments have been terminated;

(iv)                              the date the Construction Agency Agreement terminates in accordance with its terms; and

(v)                                 any other date on which the Commitments shall terminate as provided in the Operative Documents.

“Common Easements” shall mean the easements granted to the Owner Lessor in or pursuant to Section 3.1.2 of the Site Lease.

“Common Facilities” shall have the meaning specified in Exhibit M to the Support and Operating Agreement.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA

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or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

“Company” shall mean Tri-State Generation and Transmission Association, Inc., a Colorado cooperative corporation.

“Company Default” shall mean an event that with the passage of time or the giving of notice or both would be a Company Event of Default.

“Company Event of Default” shall have the meaning set forth in Section 11.1 of the Participation Agreement.

“Competitor” shall have the meaning specified in Section 9.1(b) of the Participation Agreement.

“Completion” shall mean the achievement of “Substantial Completion” (as defined in the EPC Contract) with respect to the Facility pursuant to the EPC Contract.

“Completion Certificate” shall have the meaning specified in Section 4.3(e) of the Participation Agreement.

“Completion Date” shall mean the date of Completion of the Facility.

“Completion Escrow Account” shall have the meaning specified in Section 2.2(a) of the Disbursement Agreement.

“Component” shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

“Component A Portion of Termination Value” shall mean the amounts set forth in Exhibit A-5 to the Facility Lease under the heading “Component A Portion of Termination Value as of Termination Date”.

“Component A Portion of Termination Value Cap” shall mean, the amounts as set forth on Schedule IV to the Participation Agreement for each Rent Payment Date on or after the date listed opposite such amount.

“Condemnation” shall mean a seizure, condemnation, confiscation or other taking of, or requisition of title to or use of, the Facility or any part thereof or the Site by any Governmental Authority (or other Person acting under color of Governmental Authority).

“Condemnation Proceeds” shall mean any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation of the Facility or any part thereof or the Site by any Governmental Authority (or any Person acting under color of Governmental Authority).

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“Consolidated Tangible Net Worth” shall mean, as of the date of any determination thereof with respect to any Person, the total amount of all assets of such Person and its consolidated Subsidiaries (determined in accordance with GAAP), less the sum of (a) the consolidated liabilities of such Person and its consolidated Subsidiaries (determined in accordance with GAAP) and (b) assets properly classified as “intangible assets” in accordance with GAAP.

“Consolidated Tax Group Member” shall mean any member of the consolidated tax group of any partner of the Equity Investor.

“Constitutive Document” shall mean, with respect to any Person that is a corporation, its certificate of incorporation or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement; and with respect to any Person that is a grantor trust, its trust agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

“Construction Agency Agreement” shall mean the Construction Agency Agreement, dated as of the date of the Participation Agreement, between the Construction Agent and the Owner Lessor, substantially in the form of Exhibit A to the Participation Agreement.

“Construction Agency Person” shall mean (a) the Company and any Affiliate thereof (other than a Non-Controlling Affiliate), (b) any contractor, subcontractor or person performing services or providing materials, property or equipment with respect to construction of the Facility and (c) any other third party for which the Company and any Affiliate (other than a Non-Controlling Affiliate) thereof has control or supervisory authority (by contract or otherwise).

“Construction Agent” shall mean the Company in its capacity as agent under the Construction Agency Agreement.

“Construction Balance” shall mean, at any time, (i) the then outstanding principal amount of the Lessor Notes together with accrued but unpaid interest thereon, Make-Whole Premium, if any, and any amounts then due and owing to the Noteholders pursuant to Article XII of the Participation Agreement plus (ii) the total amount of Equity Contributions made by the Owner Participant as of such date together with accrued but unpaid Equity Yield thereon, all Breakage Costs, if any, and any amounts then due and owing to the Owner Participant pursuant to Article XII of the Participation Agreement.

“Construction Budget” shall mean the budget attached as Schedule 3.1(h)(i) to the Participation Agreement, which budget sets forth all costs anticipated on the Construction Closing Date to be incurred for the development, construction, start-up and testing of the Facility and the Upgrades, as may be amended, modified or adjusted in accordance with Section 7.19 of the Participation Agreement.

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“Construction Closing” shall have the meaning specified in Section 2.16 of the Participation Agreement.

“Construction Closing Date” shall have the meaning specified in Section 2.16 of the Participation Agreement.

“Construction Contract Milestones” shall mean, collectively, Mechanical Completion, Initial Operation, Completion, Final Acceptance and Project Completion.

“Construction Documents” shall mean, collectively, the EPC Contract, the Interconnection Agreement, the Supplemental Construction Agreement and any other Additional Construction Documents or other agreements with architects or contractors entered into by the Construction Agent in connection with the construction of the Facility or the Upgrades and in accordance with the Construction Agency Agreement and Section 7.18 of the Participation Agreement.

“Construction Event of Loss” shall mean an Event of Loss specified in clause (i) or (ii) of the definition of “Event of Loss” or a Condemnation of all or substantially all of the Facility or the Site that prevents the Company from constructing, operating or maintaining all or substantially all of the Facility or the Site by any Governmental Authority.

“Construction Period” shall mean the period that commences on the Construction Closing Date and ends on the Lease Commencement Date.

“Construction Purchase” shall mean the purchase of the Facility and the Ground Interest by the Construction Agent pursuant to the terms set forth in Article XI of the Participation Agreement.

“Construction Return” shall mean the relinquishment by the Company of all of its right, title and interest in the Facility, the Ground Interest and the Project Document Interest pursuant to Section 11.4(b)(iii) or (iv) of the Participation Agreement.

“Construction Return Date” shall mean any date specified by the Owner Lessor as a Construction Return Date in a written notice sent to the Company in accordance with Article XI of the Participation Agreement.

“Construction Schedule” shall mean a schedule for the construction of the Facility and the Upgrades prepared by the Construction Agent, the EPC Contractor and TEP and approved by the Owner Participant, the Indenture Trustee and the Engineering Consultant, as set forth on Schedule 3.1(h)(i) to the Participation Agreement, as the same may be amended from time to time pursuant to Section 7.19 of the Participation Agreement.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

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“Corporate Trust Office” shall have the meaning specified in each Pass Through Trust Agreement.

“Cost Overrun” shall have the meaning specified in Section 2.7 of the Construction Agency Agreement.

“Craig Generating Station Unit 3” shall mean the Company’s interest under those five separate leases assumed by the Company on April 15, 1992 from Colorado-Ute Electric Association, Inc. (“Colorado-Ute”) relating to the electric generating facility located near Craig, Colorado, between the Company (as successor to Colorado-Ute) and The Bank of New York (as successor to the United States Trust Company of New York) (as owner trustee under five separate owner trusts) or their successors or assigns and as such leases may be amended from time to time.

“Credit Provider” shall mean the Person entering into a Credit Support Agreement with the Company or the issuer of a series of Related Bonds in connection with the issuance of a series of Master Indenture Secured Obligations and identified in writing as such to the trustee under the Master Indenture.

“Credit Support Agreement” shall mean, collectively, a revolving credit agreement, agreement establishing a line of credit, letter of credit, reimbursement agreement, third-party guarantee or loan guarantee agreement (including by the RUS), bond insurance policy, commitment to purchase Master Indenture Secured Obligations or commitment or other contract or agreement of similar import authorized, recognized and approved by the Governing Body of the Company as a Credit Support Agreement under the Master Indenture in connection with the authorization, issuance, security, or payment of Master Indenture Secured Obligations or an issue of any Related Bonds.

“Debt” for the purposes of Section 7.24 of the Participation Agreement only, with respect to the Company or any Restricted Subsidiary, shall mean all:

(i)                                     indebtedness incurred or assumed for borrowed money or indebtedness incurred for the reimbursement of monies advanced under any Credit Support Agreement if, in either case, categorized as debt according to Accounting Requirements;

(ii)                                  lease obligations if categorized as debt according to Accounting Requirements;

(iii)                               all indebtedness of any Person (other than indebtedness otherwise treated as Debt hereunder) described in clauses (i) or (ii) above that is guaranteed (whether by payment or collection), by the Company or any Restricted Subsidiary; provided, that none of the following shall constitute Debt:

(A)                               guarantees of performance or payment by any Person under contracts to pay for fuel for the System;

(B)                               indemnifications as to tax consequences on safe harbor leases; and

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(C)                               guaranties of performance by any Person for other than payment of indebtedness incurred or assumed for borrowed money or for the reimbursement of monies advanced under any Credit Support Agreement if in either case categorized as debt according to Accounting Requirements.

For the purpose of computing “Debt”, there shall be excluded any particular Debt if, upon or prior to the Stated Maturity thereof, there shall have been irrevocably deposited with the proper depository in trust the necessary funds (or Defeasance Obligations that will at their Stated Maturity provide sufficient funds for the payment, redemption or satisfaction of such Debt at its Maturity) with the irrevocable direction to use such funds or Defeasance Obligations for such payment and, thereafter, such funds or Defeasance Obligations so deposited shall not be included in any computation of the assets of the Company, and the income from any such funds or Defeasance Obligations shall not be included in the calculation of Net Margins Available for Debt Service.

“Debt/Equity Ratio” shall mean, at the time of determination, the ratio of (i) the aggregate principal amount of all Lessor Notes then outstanding to (ii) the aggregate amount of the Equity Contributions that have actually been funded pursuant to the Participation Agreement.

“Debt Funding Amount” shall mean, with respect to any Advance made pursuant to Sections 2.3 and 4.3(a)(i) of the Participation Agreement, subject to the proviso in the definition of “Equity Funding Amount”, the Total Funding Amount multiplied by 0.90, provided. that the Debt Funding Amount shall equal zero when no funds remain on deposit in the Note Proceeds Account; provided, further, that in no event shall the Debt Funding Amount be used to fund all or any portion of the Equity Yield Amount.

“Debt Service Ratio” shall mean, for any period of time, the financial ratio determined by dividing Net Margins Available for Debt Service of the Restricted Group for such period by the Annual Debt Service Requirements on all Debt of the Restricted Group for such period.

“Deed of Trust Trustee” shall mean Lawyers Title Insurance Corporation, in its capacity as Deed of Trust Trustee under the Indenture, together with its successors and assigns in such capacity.

“Deemed Loss” shall mean the occurrence of any of the of the following events: (i) on the Lease Commencement Date, a Change in Law shall have occurred that, in the reasonable judgment of the Owner Participant, would make the Owner Participant’s or the Owner Lessor’s participation in the Overall Transaction, illegal or subject any of them to any materially burdensome regulation or require the cancellation, termination or suspension of any Operative Document, (ii) within 15 days after the Lease Commencement Date, the Owner Participant and the Equity Investor shall not have received an opinion of tax counsel to the Owner Participant, addressed to the Owner Participant and the Equity Investor, consistent in scope with the opinion delivered pursuant to Section 3.1(o) of the Participation Agreement, (iii) within 15 days after the Lease Commencement Date, the Owner Participant shall have delivered a legal opinion to the Company that a Material Adverse Tax Law Change would or could

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reasonably be expected to render any of the Tax Assumptions inaccurate, (iv) on the Lease Commencement Date, the Company’s then-current corporate or indicative credit rating is not rated at least BBB- from S&P, Baa3 from Moody’s and BBB- from Fitch, (v) on or after the Lease Commencement Date, a Regulatory Event of Loss shall have occurred or (vi) on the Lease Commencement Date, a Change in Lease Accounting shall have occurred, the effect of which has not been minimized to the reasonable satisfaction of the Owner Participant on or before the two year anniversary of the Lease Commencement Date pursuant to the provisions of Section 10.3(e) of the Facility Lease.

“Defeasance Obligations” shall mean non-callable securities described in clause (i) of the definition of Permitted Investments.

“Delay LP Tax Amount” shall mean the amount equal to the product of (i) 39.55% and (ii) all amounts paid to the Owner Lessor as Delay Liquidated Damages on or prior to the Lease Commencement Date less any amount (A) to the extent the receipt of such amount is offset by a currently deductible expense or (B) the receipt of which is properly treated as an adjustment with respect to the cost of the Facility upon receipt by the Owner Lessor.

“Delay Liquidated Damages” shall mean the “Late Completion Payments” as defined in Section 1.1 of the EPC Contract.

“Depositary Bank” shall mean Wilmington Trust Company, in its capacity as Depositary Bank under the Disbursement Agreement, together with its successors and assigns in such capacity.

“Depreciation Deductions” shall have the meaning set forth in Section 1(b) of the Tax Indemnity Agreement.

“Disbursement Agreement” shall mean the Disbursement Agreement, dated as of the date of the Participation Agreement, among the Company, the Owner Lessor, the Owner Participant, the Depositary Bank and the Indenture Trustee, substantially in the form of Exhibit E to the Participation Agreement.

“Discount Obligation” shall mean any secured obligation under the Master Indenture that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof.

“Discount Rate” shall mean the rate equal to 7%.

“Discounted Value” shall mean, with respect to the Called Principal of any Lessor Notes, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the such Lessor Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Dollars” and the sign “$” shall mean lawful money of the United States.

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“Drawdown Schedule” shall have the meaning specified in Section 3.1 (h)(ii) of the Participation Agreement.

“Drawing Certificate” shall mean a Drawing Certificate described in Section 3.3 of the Disbursement Agreement in substantially the form of Exhibit A to the Disbursement Agreement.

“EBO Amount” shall mean the amount set forth in Exhibit B to the Facility Lease under the heading “EBO Amount”.

“EBO Date” shall mean the date set forth in Exhibit B to the Facility Lease under the heading “EBO Date”.

“Economic Dispatch Price” shall mean, for each individual generating unit, the sum of its (i) marginal cost of production (including, its variable cost of fuel and variable operation and maintenance costs), (ii) start-up costs (either hot or cold) in the event that such unit needs to be started to provide capacity and energy to the Lessee when dispatched, (iii) fixed operation and maintenance costs and (iv) the cost of financing, including, to the cost of servicing Indebtedness relating to each such unit. Economic Dispatch Price shall be measured at the point of delivery of the Lessee’s Load Demand.

“EITF 97-1” shall mean the Emerging Issues Task Force Consensus No. 97-1.

“EITF 97-10” shall mean the Emerging Issues Task Force Consensus No. 97-10.

“Eligible Project Costs” shall mean, as of any date of determination thereof, the aggregate amount of Project Costs, if any, that have been paid or that are then due and payable with respect to the Facility or the Upgrades and that are capitalized by the Owner Lessor in accordance with EITF 97-10 and in accordance with GAAP (including FAS 34), but excluding Non-Eligible Project Costs.

“Enforcement Notice” shall have the meaning specified in Section 8.3(a) of the Indenture.

“Engineering Consultant” shall mean R.W. Beck or such other nationally recognized engineering firm reasonably acceptable to the Company as the Owner Participant shall designate.

“Engineering Consultant’s Certificate” shall have the meaning specified in Section 3.2(g) of the Participation Agreement.

“Engineering Report” shall mean the report of the Engineering Consultant, dated as of October 14, 2003, relating to the Facility.

“Environmental Claim” shall mean any administrative, regulatory or judicial action, fee, cause of action, obligation, suit, liability, loss, damage, proceeding, decree, judgment, penalty, fine, demand, demand letter, order, directive, claim (including any claim

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involving liability in tort, strict, absolute or otherwise), lien, sanction, notice of noncompliance or violation, legal or consultant fee or expense, or cost of investigation, remediation or proceeding, relating in any way to any Environmental Law, or arising from the actual or alleged presence or Release of any Hazardous Material (hereinafter, “Liabilities”) including, and regardless of the merit of such Liability, any and all Liabilities for (i) investigation, delineation, assessment, abatement, correction, enforcement, mitigation, cleanup, removal, response, remediation or other activities related to the actual or alleged presence or Release of Hazardous Materials, (ii) damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief related to violations of Environmental Law or the actual or alleged presence or Release of Hazardous Materials or (iii) any alleged or actual injury or threat of injury to human health, safety, natural resources or the environment in connection with a violation of Environmental Law or the actual or alleged presence or Release of Hazardous Materials.

“Environmental Condition” shall mean any event or condition, including the presence or Release of any Hazardous Material at, into, on or under any land, water, air or otherwise within or into the environment or within any structure, or the presence of wetlands or protected species or organism which does or reasonably could (i) require assessment, investigation, abatement, correction, clean-up, mitigation, removal, remediation or any other response action, (ii) give rise to an Environmental Claim or any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under or relating to any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, (iv) constitute a violation of or non-compliance with any Environmental Law, (v) result in or contribute to the actual or threatened loss of or damage to any property, natural resources, wildlife or environmental media, or the death of or injury to any Person or (vi) result in limitations under Environmental Law on the development or use of the Property.

“Environmental Consultant” shall mean URS Corporation.

“Environmental Laws” shall mean all applicable federal, state and local statutes, laws, ordinances, codes, rules, regulations, consent decrees, administrative orders, administrative directives, injunctions, deed restrictions, applicable judgments and any other legally enforceable requirements of any Governmental Authority relating to, regulating or imposing liability or mandatory standards of conduct concerning public health, safety or the environment or natural resources, as have been, are now, or may at any time hereafter be in effect or as of such other time as the context in any Transaction Document may require.

“Environmental Report” shall mean, collectively, the “Phase I Environmental Site Assessment-Tucson Electric Power Co.’s Springerville Power Plant, Springerville, Arizona”, dated January 20, 2002 and the “Phase II Environmental Site Investigation-Tucson Electric Power Co.’s Springerville Power Plant, Springerville, Arizona”, dated March 22,2002, each of which was prepared by the Environmental Consultant.

“EPC Contract” shall mean the Turnkey Engineering, Procurement and Construction Agreement for Coal-Fired Electric Generation Facility, dated as of October 20, 2003 (as amended by Amendment No. 1 to Turnkey Engineering, Procurement and Construction

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Agreement for Coal-Fired Electric Generation Facility, dated as of October 21, 2003), by and between the Owner Lessor and the EPC Contractor.

“EPC Contractor” shall mean, collectively, Bechtel Power Corporation and Bechtel Construction Company, and each other Person who may from time to time be acting as EPC Contractor in accordance with the provisions of the Operative Documents.

“EPC Contractor Consent” shall mean the Acknowledgement, Consent and Agreement, dated as of the date of the Participation Agreement, among the EPC Contractor, the Company, the Owner Lessor and the Indenture Trustee, substantially in the form of Exhibit K to the Participation Agreement.

“EPC Contractor Payments” shall mean amounts payable to the EPC Contractor from time to time under the EPC Contract, as set forth in the Construction Budget, whether or not such costs are paid on or prior to the Lease Commencement Date.

“EPC Security” shall mean the “Security” as defined in Section 1.1 of the EPC Contract.

“Equipment” shall mean all equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Owner Lessor using the proceeds of the Lessor Notes and/or the Equity Contributions and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Facility together with any Replacement Components and any Non-severable Modifications, including, but without limiting the generality of the foregoing, all storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems, telephones, communications systems, televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

“Equity” or “Equities” shall be defined in accordance with Accounting Requirements.

“Equity Commitment Fee” shall have the meaning specified in Section 2.5 of the Participation Agreement.

“Equity Contributions” shall mean all contributions of equity made by the Owner Participant to the Owner Lessor pursuant to the Participation Agreement.

“Equity Funding Amount” shall mean, with respect to any Advance pursuant to Sections 2.3 and 4.3(a)(ii) of the Participation Agreement, the Total Funding Amount less the Debt Funding Amount; provided, however, that, in any event, the Equity Funding Amount shall include, and be an amount sufficient to fund the entire portion of the Equity Yield Amount

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requested to be advanced on any Requested Funding Date and to the extent that the Equity Funding Amount calculated pursuant to the above formula is not sufficient to fund the entire portion of the Equity Yield Amount requested to be advanced on any Requested Funding Date, the Equity Funding Amount shall be increased, and the Debt Funding Amount shall be correspondingly decreased, such that the Debt Funding Amount is never required to fund the Equity Yield Amount.

“Equity Investor” shall mean Springerville Unit 3 Partnership LP, a Delaware limited partnership.

“Equity Proceeds Account” shall have the meaning specified in Section 2.2(b) of the Disbursement Agreement.

“Equity to Capitalization Ratio” shall mean the ratio of the Equity of the Restricted Group to the Debt plus Equity of the Restricted Group; provided, that Guarantees or Credit Support Agreements shall only be counted in the calculation of the Equity to Capitalization Ratio as provided in clauses (vi) and (viii), respectively, of the definition of “Annual Debt Service Requirements”, respectively.

“Equity Yield” shall mean, with respect to each Advance of Equity Contributions made by the Owner Participant during the Construction Period and for any Yield Period with respect to each such Advance of Equity Contributions, (i) with respect to any LIBOR Rate Equity Contribution, the sum of the LIBOR Rate for such Yield Period plus the Applicable Margin or (ii) with respect to any Base Rate Equity Contribution, the sum of the Base Rate for such Yield Period plus the Applicable Margin.

“Equity Yield Amount” shall mean the aggregate amount of Project Costs consisting of Equity Yield and/or Equity Commitment Fees to be funded as an Advance in response to a Funding Request or a Final Funding Request, as the case may be, from the Company made in accordance with Section 2.3 or Section 4.3(a)(ii), as the case may be, of the Participation Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is under common control as described in Section 414 of the Code.

“Escrow Interest Tax Amount” shall mean the amount equal to the product of (i) 39.55% and (ii) income from investments of moneys in the Note Proceeds Account and the Equity Proceeds Account, as the case may be, pursuant to Section 3.9 of the Disbursement Agreement.

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any

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regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Event of Loss” shall mean any of the following events:

(i)                                     the loss of the Facility or the use thereof, due to destruction or damage to the Facility that is beyond economic repair or that renders the Facility permanently unfit for normal use; or

(ii)                                  any damage to the Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Facility; or

(iii)                               a Condemnation of all or substantially all of the Facility or the Site that results in a loss of title by the Owner Lessor or that prevents the Company from using, constructing, operating or maintaining all or substantially all of the Facility or the Site by any Governmental Authority (a “Requisition”) following exhaustion of all permitted appeals or an election by the Company not to pursue such appeals (provided that no such contest may be conducted without the consent of the Owner Participant while a Company Event of Default or a Significant Company Default shall have occurred and be continuing, nor shall any contest extend beyond the earlier of (x) the date that is one year after the loss of such title or (y) the date that is 36 months prior to the end of the Basic Lease Term or, if either is then in effect or elected by the Company, the Renewal Lease Term or the FMV Renewal Lease Term), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or, if either is then in effect or elected by the Company, the Renewal Lease Term or the FMV Renewal Lease Term; or

(iv)                              if elected by the Owner Participant and only in circumstances where the termination of the Facility Lease and transfer of the Facility to the Company (or its designee) shall remove the basis of the regulation described below, subjection of the Owner Lessor’s or the Owner Participant’s or the Equity Investor’s interest in the Facility, the Facility Lease or any other Operative Document, or any part thereof, to any rate of return regulation by any Governmental Authority or subjection of the Owner Participant, the Equity Investor or the Owner Lessor to any public utility regulation of any Governmental Authority or any Applicable Laws that, in the reasonable opinion of the Owner Participant, is materially burdensome, in either case, by reason of the participation of the Owner Lessor, the Equity Investor or the Owner Participant in the transactions contemplated by the Operative Documents and not, in any event, as a result of (A) investments, loans or other business activities of the Owner Participant or any of its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or any of its Affiliates or the nature of any of the Properties from time to time

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owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or any of its respective Affiliates or (B) a failure of the Owner Participant or any of its Affiliates to perform routine, administrative or ministerial actions, the performance of which would not subject the Owner Participant or any of its Affiliates to any adverse consequence (in the reasonable opinion of the Owner Participant acting in good faith), provided, that the Company, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (iv) (a “Regulatory Event of Loss”), at the cost and expense of the Company and so long as there shall be no material adverse consequences to the Owner Lessor or the Owner Participant as a result of such cooperation or the taking of such reasonable measures.

“Event of Loss Payment” shall have the meaning specified in Section 10.2(a) of the Facility Lease.

“EWG Status Orders” shall mean an order that is validly issued by FERC determining that the referenced entity is an “exempt wholesale generator” in accordance with Section 32 of PUHCA and that is final and in full force and effect, and all applicable periods for the filing of any request for rehearing have expired.

“Excepted Payments” shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Company Event of Default exists) payable to either the Trust Company (in its individual capacity), the Owner Manager, the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor or to their related Indemnitees and respective successors and permitted transferees (other than the Indenture Trustee) pursuant to Section 12.1 or 12.2 of the Participation Agreement or Section 7.1 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or the TEP Indemnity Agreement, (B) any amount payable by the Company to the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents or (C) any amount that may be payable by the Company to the Owner Participant or the Owner Lessor as reimbursement resulting from the exercise by the Owner Participant or the Owner Lessor of cure rights pursuant to Section 5.3 of the Indenture (to the extent permitted under Section 5.3 of the Indenture), (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Schedule 7.29 of the Participation Agreement or (B) proceeds of personal injury, third-party property damage liability or other liability insurance maintained under any Operative Document for the benefit of the Owner Lessor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price for the Member Interest, (iv) any amounts payable to the Owner Participant upon exercise by the Company of the Special Company Transfer pursuant to Section 15.1 of the Participation Agreement, (v) all other fees expressly payable to the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor, the Owner Manager or the Trust Company under the Operative Documents, (vi) if the Company exercises its right to assume the Lessor Notes, any Termination Value (or amounts calculated by reference thereto) or purchase price payable by the Company in connection therewith, (vii) any payments in respect of interest, or any payments

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made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (vi) above that constitute Excepted Payments and (viii) any right to take any action for the enforcement of any of the above provisions.

“Excepted Rights” shall mean the rights of the Owner Lessor as set forth in Section 6.4 of the Indenture.

“Excess Amount” shall have the meaning specified in Section 16.1 of the Participation Agreement.

“Excess LP Amount” shall have the meaning specified in Section 4.5(c) of the Participation Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Excluded Taxes” shall have the meaning specified in Section 12.2(b) of the Participation Agreement.

“Existing Facilities Upgrade Reimbursement Agreement” shall mean the Existing Facilities Upgrade Reimbursement Agreement, dated as of October 20,2003, by and between the Owner Lessor and the Unit 4 Owner.

“Expenses” shall have the meaning given to it in accordance with Accounting Requirements.

“Extension Request” shall have the meaning specified in Section 14.1(b) of the Participation Agreement.

“Facility” shall mean the approximately 400 (net) megawatt coal-fired electric generating facility known as “Unit 3” to be developed, installed, assembled, constructed and operated on the Site, and all Equipment, buildings, structures and other improvements constructed and installed pursuant to the Construction Agency Agreement, as more fully described on Schedule I to the Facility Lease.

“Facility Cost” shall mean (i) prior to the Lease Commencement Date, $973,156,581.25 and (ii) on and after the Lease Commencement Date, actual Project Costs less the sum of (A) the Targeted LD Amount and the Excess LD Amount determined pursuant to Section 4.5 of the Participation Agreement, (B) the Unit 4 Owner Option Purchase Amount and (C) all Equity Yield and Equity Commitment Fees and any Breakage Costs payable in respect of the Equity Contributions.

“Facility Lease” shall mean the Facility Lease Agreement, dated as of the date of the Participation Agreement, by and between the Owner Lessor and the Lessee, substantially in the form of Exhibit B to the Participation Agreement.

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“Facility Lease Term” shall mean the term of the Facility Lease, including the Basic Lease Term, the Renewal Lease Term and the FMV Renewal Lease Term.

“Facility Leasehold Interests” shall mean all estate, right, title and interest of the Company in and to the Facility, the Operative Documents, the Ground Interest and the Project Document Interest as represented by the Facility Lease, the Site Sublease and the Assignment and Assumption Agreement.

“Fair Market Rental Value” or “Fair Market Sales Value” shall mean with respect to any Property or service as of any date, the cash rent or cash price obtainable in an arm’s length lease, sale or supply contract, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the Property or service in question, and shall, in the case of the Facility, be determined (except pursuant to Section 16 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 5,6,7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Facility is free and clear of all Liens (other than Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens), (iv) taking into account the remaining term of the Site Lease and the Site Sublease and (v) in the case of the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value or the Fair Market Rental Value, as the case may be, of the Facility is to be determined during the continuance of a Company Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 16 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an “as-is”, “where-is” and “with all faults” basis and shall take into account all Liens (other than Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens); provided, however, that, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Facility, Fair Market Sales Value or Fair Market Rental Value, as the case may be, of the Facility shall be equal to $0.00. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value or Fair Market Rental Value, as the case may be, of the Facility within thirty (30) days after a request therefor has been made, the Fair Market Sales Value or Fair Market Rental Value, as the case may be, of the Facility shall be determined by appraisal pursuant to the Appraisal Procedure. Any fair market value determination of a spare part or a Severable Modification shall take into consideration any Liens or encumbrances to which the spare part or the Severable Modification being appraised is subject and that are being assumed by the transferee, and that such spare part or Severable Modification is being transferred on an “as-is”, “where-is” basis.

“FAS 13” shall mean Statement of Financial Accounting Standards (SFAS) No. 13, as amended and interpreted from time to time.

“FAS 34” shall mean Statement of Financial Accounting Standards (SFAS) No. 34, as amended and interpreted from time to time.

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“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Owner Participant from three (3) federal funds brokers of recognized standing selected by it.

“Federal Power Act” shall mean the Federal Power Act, as amended from time to time.

“FERC” shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

“FFB” shall mean the Federal Financing Bank, an instrumentality and wholly owned corporation of the United States or any agency or department of the United States or any successor entitled to the rights and powers thereof with respect to the Master Indenture Secured Obligations.

“FFB Note” shall mean a promissory note of the Company evidencing indebtedness to FFB.

“Final Acceptance” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Final Funding Request” shall have the meaning specified in Section 4.2(b) of the Participation Agreement.

“Financial Officer” shall mean (i) the Executive Vice President and General Manager of the Company and (ii) the Chief Financial Officer of the Company.

“FIRREA” shall mean the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989.

“Fitch” shall mean Fitch Ratings, a wholly owned subsidiary of Finalac, S.A., and its successors and assigns.

“Fixed Price Purchase Option” shall mean the purchase option of the Lessee provided for in Section 15.2(b) of the Facility Lease.

“FMV Renewal Lease Term” shall have the meaning specified in Section 15.1(d) of the Facility Lease.

“Force Majeure” shall mean any event occurring during the Construction Period (the existence of which was not known and could not have been discovered through the exercise of reasonable due diligence by any Construction Agency Person prior to the Construction Closing Date) beyond the control of each Construction Agency Person including, but not limited to, any such events that are acts of God, acts of civil or military authority, explosion or fire,

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flood, epidemic, earthquake, civil disturbances, war, acts of terror, riot, sabotage, insurrections, but excluding any event that (i) results from a Full Recourse Event, (ii) could have been avoided through commercially reasonable efforts or (iii) could have been avoided through the commercially reasonable expenditure of funds by a Construction Agency Person from the proceeds of Advances or Other Available Amounts.

“Forward Fix Adjustment and Breakage Costs” shall mean an amount equal to the amount, if any, required to compensate the OP Guarantor for any losses, costs or expenses incurred under the Forward Fix Transaction Documents, by reason of changes in Schedule IV to the Participation Agreement, the trade date of the forward fix swap and the calculation period thereof.

“Forward Fix Transaction Documents” shall mean the Interest Rate and Currency Exchange Agreement, dated as of September 14,1998, the Confirmation, dated as of the date of Participation Agreement, and the Confirmation, to be dated as of November 13,2006, each between AIG Financial Products Corp. and the OP Guarantor.

“FPO Amount” shall mean the amount set forth on Exhibit B to the Facility Lease under the heading “FPO Amount”.

“FPO Date” shall mean the date set forth on Exhibit B to the Facility Lease under the heading “FPO Date”.

“Fuel Handling Facilities” shall have the meaning specified in Section 1.1 of the Support and Operating Agreement.

“Fuel Handling Facilities Leases” shall have the meaning specified in Section 1.1 the Support and Operating Agreement.

“Fuel Supply Agreement” shall mean the Coal Sales Agreement, dated as of October 21, 2003, by and between the Owner Lessor and Powder River.

“Fuel Transportation Agreement” shall mean the Rail Transportation Agreement, dated as of October 21, 2003, by and between the Owner Lessor and BNSF.

“Full Recourse Event” shall mean (i) a Company Event of Default caused by or resulting from (A) a Company Event of Default described in Section 11(i) of the Participation Agreement with respect to the Company, (B) fraud, misapplication of funds or illegal acts on the part of any Construction Agency Person or (C) willful misconduct on the part of any Construction Agency Person, including any willful breach by any Construction Agency Person of any of its obligations, covenants, representations or warranties under any Operative Document, any Project Document or any Governmental Action or (ii) a Company Event of Default in existence after the date of a Recourse Notification.

“Funding Parties” shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents, including the Company, the Trust Company, the Owner Manager, the Pass Through Trustees, the other Noteholders, the Depositary

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Bank, the Owner Participant, the Owner Lessor, the Indenture Trustee, the Equity Investor, the OP Guarantor and the Initial Purchaser.

“Funding Request” shall have the meaning specified in Section 2.3(c) of the Participation Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governing Body” of any Person shall mean the board of directors, board of trustees, management committee, managing partner or other governing entity.

“Governmental Approvals” shall mean any and all permits, acceptances, authorizations, certificates, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, binding written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, any and all such environmental and operating permits and licenses that are required for the construction, use, occupancy, zoning and operation of the Facility as provided in the Construction Agency Agreement and the Facility Lease.

“Governmental Authority” shall mean any nation or government, any state, provincial or other political subdivision thereof (whether federal, state or local), any court and any administrative agency or other regulatory body, instrumentality, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Interest” shall mean all right, title and interest of the Owner Lessor in the Site and the Appurtenant Rights provided pursuant to the Site Lease.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (i) the guaranteeing person or (ii) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be

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deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable is not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guaranteed Completion Date” shall mean the “Guaranteed Substantial Completion Date” as defined in Section 1.1 of the EPC Contract.

“Guarantees” shall have the meaning specified in clause (iii) of the definition of “Debt”.

“Hazardous Material” shall mean:

(i)                                     any “hazardous substance”, as defined by any Environmental Law;

(ii)                                  any “solid waste” or “hazardous waste”, as defined by any Environmental Law;

(iii)                               any petroleum product or petroleum (including crude oil or any fraction thereof);

(iv)                              any coal or coal combustion waste; or

(v)                                 any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or other substance (including polychlorinated biphenyls, urea formaldehyde insulation, asbestos, mercury or radioactive materials) the use or Release of which is regulated, prohibited or restricted pursuant to any Environmental Laws or which could otherwise result in the imposition of liability under any Environmental Laws.

“Hedge Agreement” shall mean an interest rate swap, collar, floor, forward or other hedging agreement, arrangement or security, however denominated, expressly identified pursuant to its terms as being entered into in connection with and in order to hedge interest rate fluctuations on all or a portion of any Debt.

“Indebtedness” of any Person at any date shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (vi) all

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obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (viii) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above; (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (x) for the purposes of Section 11(p) and (q) of the Participation Agreement only, all obligations of such Person in respect of the Hedge Agreements.

“Indemnitee” shall have the meaning specified in Section 12.1(a) of the Participation Agreement.

“Indenture” shall mean the Indenture, Leasehold Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated as of the date of the Participation Agreement, by and between the Owner Lessor and the Indenture Trustee and, as set forth in the granting clause contained therein, by the Owner Lessor in favor of the Deed of Trust Trustee for the benefit of the Indenture Trustee, substantially in the form of Exhibit C to the Participation Agreement.

“Indenture Default” shall mean an event that with the passage of time or the giving of notice or both would be an Indenture Event of Default.

“Indenture Event of Default” shall have the meaning specified in Section 5.2 of the Indenture.

“Indenture Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture, and each other Person that may from time to time be acting as Indenture Trustee in accordance with the provisions of the Indenture.

“Indenture Trustee Office” shall mean the office to be used for notices to the Indenture Trustee from time to time pursuant to Section 16.4 of the Participation Agreement.

“Indenture Trustee Account Collateral” shall have the meaning specified in Section 4.8(c) of the Indenture.

“Indenture Trustee’s Account” shall have the meaning specified in Section 4.8(a) of the Indenture.

“Indenture Trustee’s Lien” shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Indenture Trustee that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Indenture Trustee specified therein, (ii) Taxes imposed upon the Indenture Trustee that are not indemnified against by the Company or the Owner Lessor pursuant to any Operative Document or (iii) Claims against or affecting the Indenture Trustee arising out of the voluntary or involuntary transfer by

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the Indenture Trustee (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Indenture Trustee in the Lessor Estate.

“Independent” when used with respect to any specified Person shall mean such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary of the Company and (iii) is not connected with the Company or any Subsidiary of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Appraiser” shall mean a disinterested, licensed professional appraiser of industrial property who (i) meets the personal property qualifications criteria established by the Appraisal Foundation, (ii) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers, (iii) is in the regular employ, or is a principal of, a nationally recognized appraisal firm, (iv) has substantial experience in the business of appraising facilities similar to the Facility and (v) is a licensed appraiser pursuant to Title XI of FIRREA (if FIRREA is in effect at the time of determination).

“Inflow Account” shall have the meaning specified in Section 2.2(a) of the Disbursement Agreement.

“Initial Lessor Notes” shall have the meaning specified in Section 2.2 of the Indenture.

“Initial Operation” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Initial Purchaser” shall mean Credit Suisse First Boston LLC.

“Insurance Consultant” shall mean Marsh USA or such other insurance consultant reasonably acceptable to the Company as the Owner Participant shall designate.

“Insurance Report” shall mean the report of the Insurance Consultant, dated as of October 21,2003, relating to the Facility.

“Insurance Requirements” shall mean, as the case may be, the terms and conditions of any insurance policy required by Schedule 7.29 of the Participation Agreement to be maintained by the Construction Agent and/or the Lessee or to be maintained or arranged, on behalf of the Owner Lessor, by the Construction Agent and/or the Lessee, and all requirements of the issuer of any such policy, as set forth on such Schedule 7.29 to the Participation Agreement.

“Intercompany Transfer Agreement” shall mean the Intercompany Transfer Agreement, dated as of October 20,2003, by and among TEP, Unisource Energy Development Company, an Arizona corporation, and the Company.

“Interconnection Agreement” shall mean the Interconnection and Operating Agreement, dated as of October 20,2003 (as amended by Amendment No. 1 to Interconnection

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and Operating Agreement, dated as of October 21, 2003), by and between the Owner Lessor and TEP.

“IRS” shall mean the Internal Revenue Service of the United States Department of Treasury or any successor or predecessor agency thereto.

“Joint Development Agreement” shall mean the Amended and Restated Joint Development Agreement, dated as of October 20,2003, by and among TEP, SRP, the Company and Unisource Energy Development Company, an Arizona corporation.

“Land Acquisition Costs” shall mean, with respect to the Facility, all costs, fees and expenses incurred in connection with the acquisition of an interest (whether leasehold or otherwise) in the Site, including interest on the Lessor Notes, if the proceeds of such Lessor Notes were used to fund such costs, fees and expenses.

“Lead Arranger” shall mean Credit Suisse First Boston.

“Lease Advisor” shall mean Credit Suisse First Boston.

“Lease Commencement Closing” shall have the meaning specified in Section 4.1(b) of the Participation Agreement.

“Lease Commencement Date” shall have the meaning specified in Section 4.1 (b) of the Participation Agreement.

“Lease Periods” shall mean the periods identified under the column heading “Lease Periods” on Exhibit A-2 to the Facility Lease.

“Lease Term Debt/Equity Ratio” shall mean the Debt/Equity Ratio, which shall not exceed 81/19 (with a minimum equity investment in the Facility (as determined for United States Federal income tax purposes) by the Owner Participant of 13.5%), which, upon making the required adjustments in accordance with Section 3.4(a)(i) of the Facility Lease, minimizes the Lessee’s Rental Objectives.

“Lessee” shall mean the Company, as lessee of the Facility under the Facility Lease.

“Lessee Section 467 Interest” shall have the meaning specified Section 3.2(c) of the Facility Lease.

“Lessee Section 467 Loan Balance” shall have the meaning specified in Section 3.2(c) of the Facility Lease.

“Lessee’s Load Demand” shall mean, for any period, the sum of (i) all wholesale or retail power that the Lessee is obligated to provide to customers to meet the reliable electric needs of its customers by statute, franchise, regulatory requirement or contract and (ii) any other wholesale or retail power that the Lessee is obligated, or in its reasonable judgment determines,

35

to supply to its customers during such period on any basis, including, to non-firm or economy sales. The Lessee’s Load Demand shall be adjusted to compensate for the physical ability to deliver power to the necessary points of delivery from the Facility.

“Lessee’s Lower-Cost Firm Resources” shall mean (i) those individual generating units, if any, that are (A) owned or controlled by the Lessee, (B) have an obligation to provide power to the Lessee when dispatched by the Lessee and (C) have a lower Economic Dispatch Price than the Facility and (ii) those contracts pursuant to which the Lessee has an obligation to purchase power, regardless of (x) whether the Lessee owns or controls the generating units serving such contracts and (y) the Economic Dispatch Price of such generating units. The Lessee’s Lower-Cost Firm Resources shall be calculated at the point of delivery of the power provided to each customer.

“Lessee’s Rental Objectives” shall mean the minimization of (i) the cash Rent payable by the Lessee over the Facility Lease Term or (ii) the Rent payable by the Lessee over the Facility Lease Term for GAAP accounting purposes of the Lessee.

“Lessor” shall mean the Owner Lessor, as lessor of the Facility under the Facility Lease.

“Lessor Estate” shall mean all estate, right, title and interest of the Owner Lessor in, to and under the Ground Interest, the Facility, the Project Document Interest, the Components or any part thereof, the other Collateral, the Facility Lease, the Site Lease, the Site Sublease and the other Operative Documents, including all funds and Equity Contributions advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Basic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent and Termination Value, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Lessor, the Owner Manager or the Trust Company, for their own accounts, the Owner Participant, the Indenture Trustee or the Noteholders), Condemnation awards, purchase price, sale proceeds, indemnity or other payments and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Project Document Interest, the Components or any part thereof, the Facility Lease, the Site Lease, the Site Sublease and the other Operative Documents (except for amounts owing to any Funding Party (other than the Company) or to any Related Party, pursuant to Article XII of the Participation Agreement). Notwithstanding the foregoing, the Lessor Estate shall not include any Excepted Payment or Excepted Right.

“Lessor Notes” shall mean the Initial Lessor Notes and the Subsequent Lessor Notes.

“Lessor Section 467 Interest” shall have the meaning specified Section 3.2(c) of the Facility Lease.

“Lessor Section 467 Loan Balance” shall have the meaning specified in Section 3.2(c) of the Facility Lease.

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“Liabilities” shall have the meaning specified within the definition of “Environmental Claim”.

“LIBOR Base Rate” shall mean, with respect to each day during each Yield Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Yield Period commencing on the first day of such Yield Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Yield Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “LIBOR Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying LIBOR rates as may be selected by the Owner Participant.

“LIBOR Business Day” shall mean a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

“LIBOR Rate” shall mean with respect to each day during each Yield Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of l%):

LIBOR Base Rate
1.00 – Eurocurrency Reserve
Requirements

“LIBOR Rate Equity Contributions” shall mean Equity Contributions that bear Equity Yield at rates based upon the LIBOR Rate.

“LIBOR Rate Tranche” shall mean collectively, the LIBOR Rate Equity Contributions the then current Yield Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Equity Contributions shall have been made on the same date).

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, easement or encumbrance, lien (statutory or other), charge, lease or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same economic effect as any of the foregoing).

“Liquidated Damages” shall mean collectively, the Performance Liquidated Damages and the Delay Liquidated Damages.

“List of Competitors” shall mean the initial list attached as Schedule 9.1(b) of the Participation Agreement and any modified or supplemented list of competitors updated pursuant to the terms of Section 9.1(b) of the Participation Agreement.

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“LLC Agreement” shall mean the Limited Liability Company Agreement, dated as of October 14, 2003, entered into by the Owner Manager and the Owner Participant, substantially in the form of Exhibit I to the Participation Agreement.

“Loans” shall have the meaning specified in Section 13.3(b) of the Participation Agreement.

“Long-Term Debt” shall have the meaning given it in accordance with the Accounting Requirements.

“Loss Payment Date” shall have the meaning specified in Section 10.2 of the Facility Lease.

“MACRS” shall mean the modified accelerated cost recovery system provided under Section 168 of the Code.

“Major Expenditure” shall mean an expenditure made in connection with (i) repairs, betterments, replacements or improvements to the Facility in accordance with Section 7.1 of the Facility Lease, but only to the extent that expenditures for such repairs, betterments, replacements or improvements can be capitalized for United States Federal income tax purposes, (ii) a Replacement Component installed in accordance with Section 7.2 of the Facility Lease, but only to the extent that such Replacement Component can be capitalized for United States Federal income tax purposes, (iii) a Required Modification made in accordance with Section 8.1 of the Facility Lease or (iv) an Optional Modification that is a Non-Severable Modification made in accordance with Section 8.2 of the Facility Lease.

“Major Expenditure Account” shall have the meaning specified in Section 2.2(a) of the Disbursement Agreement.

“Make-Whole Premium” shall mean, with respect to any Lessor Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Lessor Note over the amount of such Called Principal; provided, that the Make-Whole Premium may in no event be less than zero.

“Mandate Letter” shall mean the Mandate Letter, dated July 25, 2003, between the Company and GE Structured Finance, Inc., and the letter, dated June 18, 2003, from GE Structured Finance, Inc. to the Lease Advisor and the Lead Arranger.

“Market and Fuel Consultant” shall mean Pace Global Energy Services, LLC or such other market and fuel consultant reasonably acceptable to the Company as the Owner Participant shall designate.

“Market Price” shall mean the then-current market price per MWh or MW, as the case may be, for power for delivery to the Lessee during the delivery period, as reasonably determined by the Owner Lesser, the Lessee and the holder of the non-recourse note described in Section 10.3(c) of the Facility Lease, through a competitive solicitation, on a non-discriminatory basis. The Owner Lessor shall have a right of first refusal to provide power under conditions

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similar to those set forth in the competitive solicitation and the Lessee shall have the right to compel the Owner Lessor to provide power under terms similar to those set forth in the competitive solicitation.

“Master Indenture” shall mean from time to time any of:

(i)                                     the Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended and restated as of December 15, 1999, entered into by and between the Company and Wells Fargo Bank West, National Association (f.k.a. Norwest Bank Colorado, National Association), as Trustee, after giving effect to any consent or waiver with respect thereto and to any amendment or modification thereof, in each case given or made in accordance with the terms thereof and by the parties thereto; or

(ii)                                  if the indenture referred to in clause (i) above shall be terminated or canceled, then any secured indenture or loan agreement, at such time in effect, between or among the Company and any bank or banks or any other noteholders, in either case, for borrowed monies or to be used for general corporate purposes of the Company and which contains the largest original aggregate loan commitment(s) after giving effect to any consent or waiver with respect thereto and to any amendment or modification thereof, in each case given or made in accordance with the terms thereof and by the parties thereto, and, as between agreements having the same original aggregate loan commitment(s), then the one which has the most recent date; or

(iii)                               if the indenture referred to in clause (i) above and all of the agreements, if any, which could apply under clause (ii) above have been terminated or canceled, then, so long as clause (ii) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under clauses (i) and (ii) to be so terminated or canceled as in effect immediately prior to such termination or cancellation, exclusive of any modification to the terms of such agreement or arrangement that were made solely in connection with the termination thereof.

“Master Indenture Secured Obligations” shall mean all Indebtedness of the Company entitled to the benefit of the Lien of the Master Indenture issued, authenticated and delivered pursuant to Article II of the Master Indenture or any supplement to or amendment of the Master Indenture entered into pursuant to Article IX thereof.

“Material Adverse Effect” shall mean, with respect to the Company, a material adverse change in or material adverse effect on (i) the business, operations, Property, condition (financial or otherwise) or economic prospects of the Company and its Subsidiaries or on the operation of the Facility, (ii) the ability of the Company to perform or comply with its obligations under the Transaction Documents, (iii) the validity or enforceability of any such Transaction Document or the rights, interests and remedies of the Funding Parties (other than the Company) thereunder or (iv) the Indenture Trustee’s security interests in the Collateral, or its ability to realize on the Collateral, following an exercise of remedies under any Security Document.

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“Material Adverse Tax Law Change” shall mean, in the written opinion of an independent tax counsel selected by the Owner Participant and reasonably acceptable to the Company, a proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation by the IRS or any Federal court of United States Federal income tax law as in effect on the Construction Closing Date, the effect of which would or could reasonably be expected to render inaccurate any of the Tax Assumptions or which could reasonably be expected to adversely affect the Owner Participant’s Net Economic Return or which otherwise could reasonably be expected to adversely affect the Owner Participant, which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed on or after the date that is three Business Days prior to the Construction Closing Date (in the case of any opinion delivered in connection with the Construction Closing Date) or three Business Days prior to the Lease Commencement Date (in the case of any opinion delivered in connection with the Lease Commencement Date); provided, however, that any proposed amendment, modification, addition or change shall include only those items contained in a credible proposal. A proposed change in tax law shall include, among other things, any notice or press release issued by the IRS or the Treasury Department or any other U.S. government official to the effect that income tax regulations or other guidance may be forthcoming and will or may be effective as of (or as of a date preceding) the date of such notice or press release.

“Material Project Documents” shall mean, collectively, the Construction Documents, the EPC Security, the Springerville Project Agreement, the Supplemental Fuel Handling Agreements, the Support and Operating Agreement, the Shared Facilities Agreement, the Existing Facilities Upgrade Reimbursement Agreement, the Power Purchase Agreement, the O&M Agreement and, when entered into, each Additional Construction Document, together with any replacement or substitute agreement for any of the foregoing.

“Maturity” when used with respect to any Debt shall mean the date on which the principal of such Debt or any installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration or call for optional or sinking fund redemption, prepayment or otherwise.

“Mechanical Completion” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Member Interest” shall mean the membership interest owned by the Owner Participant in the Owner Lessor.

“Memoranda” shall mean, collectively, the Memorandum of Facility Lease, the Memorandum of Site Lease, the Memorandum of Site Sublease, the Memorandum of Support and Operating Agreement, the Memorandum of Tucsonel Lease and the Memorandum of Shared Facilities Agreement.

“Memorandum of Facility Lease” shall mean the Memorandum of Facility Lease Agreement, dated as of the date of the Participation Agreement, by and between the Owner Lessor and the Company, substantially in the form of Exhibit R to the Participation Agreement.

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“Memorandum of Shared Facilities Agreement” shall mean the Memorandum of Shared Facilities Agreement with Option, Use and Access Rights, dated as of October 20, 2003, by and between the Owner Lessor and the Unit 4 Owner.

“Memorandum of Site Lease” shall mean the Memorandum of Ground Lease and Easement Agreement, dated as of October 20, 2003, by and between the Site Lessor and the Site Lessee, substantially in the form of Exhibit S to the Participation Agreement.

“Memorandum of Site Sublease” shall mean the Memorandum of Site Sublease Agreement, dated as of the date of the Participation Agreement, by and between the Site Sublessor and the Site Sublessee, substantially in the form of Exhibit T to the Participation Agreement.

“Memorandum of Support and Operating Agreement” shall mean the Memorandum of Support and Operating Agreement with Option, Use and Access Rights, dated as of October 20, 2003, by and between TEP and the Owner Lessor.

“Memorandum of Tucsonel Lease” shall mean the Memorandum of Lease, dated as of October 20, 2003, by and between Tucsonel and the Owner Lessor.

“Modification” shall mean a modification, alteration, betterment, addition, enlargement or improvement to the Facility, including any Required Modifications and Optional Modifications, but not Components, made pursuant to the terms of the Facility Lease.

“Monthly Progress Report” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Moody’s” shall mean Moody’s Investors Service, Inc., a division of Dun & Bradstreet Corporation, and its successors and assigns.

“Multiemployer Plan” shall mean a “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA.

“Net Margins” shall have the meaning given to it in accordance with Accounting Requirements.

“Net Margins Available for Debt Service” for any period, shall mean the amount of excess (deficit) of Revenues over Expenses for such period for the Company and the Restricted Subsidiaries plus amounts which have been deducted for such period for or to make provision for:

(i)                                     interest on Debt (including capitalized interest);

(ii)                                  amortization of Debt discount or premium on issuance of Debt and amortization of refinancing or prepayment premium;

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(iii)                               depreciation, depletion, obsolescence, amortization of property rights, and other similar items not requiring an outlay of cash;

(iv)                              the amount, if any, included in Net Margins for accrued taxes imposed on income;

(v)                                 lease expenses for generating facilities (including lease expenses for the Craig Generating Station Unit 3), transmission facilities, fuel transportation facilities, fuel storage facilities and drag lines, exclusive of taxes, paid during the relevant calculation period; and

(vi)                              legislatively authorized competitive transition charges or other similar stranded investment-related or similar revenues collected from customers for the purpose of payment of Debt incurred by the Company to the extent not already included in Net Margins, but without taking into account:

(i)                                     income from funds or securities irrevocably deposited or set aside in trust or escrowed for the payment of principal, premium, if any, or interest or other debt service charges on Debt, if such debt service charges are excluded from the Annual Debt Service Requirements to which such Net Margins Available for Debt Service are to be compared pursuant to clause (iv) of the definition of Annual Debt Service Requirements or pursuant to clause (2) of the definition of Outstanding; or

(ii)                                  either deferred assets or deferred liabilities created as a result of the treatment of deferred taxes in accordance with Accounting Requirements.

“New Lessor Notes” shall have the meaning specified in Section 2.10 of the Indenture.

“Non-Controlling Affiliate” shall mean any Affiliate of the Company whose financial results are not required to be reported on a consolidated basis with the financial results of the Company (or any entity of which the Company is a Subsidiary) in accordance with GAAP.

“Non-Eligible Expenses” shall mean all (a) all fees, costs, expenses and any other items identified in clauses (x), (xii) and (xxiv) of the definition of Project Costs, (b) all fees, costs, expenses and any other items identified in clauses (ii), (iv)(A), (v), (vi), (viii)(A) and (x) of the definition of Transaction Expenses and (c) interest on the Lessor Notes to the extent that the proceeds of such Lessor Notes remain on deposit in the Note Proceeds Account, in each case, as designated by the Company in the Funding Requests (but subject to the provisions of Section 2.18 of the Participation Agreement).

“Non-Eligible Project Costs” shall mean all capitalized Equity Yield and Non-Eligible Expenses, as designated by the Company in the Funding Requests (but subject to the provisions of Section 2.18 of the Participation Agreement).

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“Non-Recourse Event” shall mean a Company Event of Default occurring prior to the Lease Commencement Date that is directly attributable to the occurrence of one or more events of Force Majeure affecting the Facility as reasonably determined by the Owner Lessor (who shall consult with a nationally recognized engineering firm selected by the Owner Lessor from whom the Owner Lessor and the Company shall receive written confirmation that such determination is reasonable; provided, however, that, in the event that such engineering firm is not, or deems itself not, capable of confirming such determination, in whole or in part, such determination may be confirmed by another suitable third-party expert), so long as the Construction Agent has timely and completely complied with its obligation in respect thereof under Section 14.1 of the Participation Agreement. It is agreed and understood that no payment shall be made under Section 11.4 of the Participation Agreement until the determination referred to in the preceding sentence is confirmed by such engineering firm or such suitable third-party expert.

“Non-Recourse Payment Obligation” shall mean any payment obligations arising solely from an event of Force Majeure so long as the Construction Agent has timely complied with its obligations in respect thereof pursuant to Section 14.1 of the Participation Agreement.

“Non-Severable Modifications” shall mean any Modification to the Facility that is not a Severable Modification.

“Note Commitment” shall mean (i) the obligation of each Pass Through Trustee to purchase the Initial Lessor Notes from the Owner Lessor in a principal amount not to exceed the amount set forth under the heading “Lessor Note Commitment” opposite such Pass Through Trustee’s name on Schedule I to the Participation Agreement and (ii) in the case of any Subsequent Lessor Notes, the obligation of the relevant Noteholders to purchase Subsequent Lessor Notes from the Owner Lessor in a principal amount not to exceed the amount set forth in the relevant supplement delivered in accordance with Section 2.10 of the Indenture. The original aggregate amount of all Note Commitments is $760,000,000.

“Note Proceeds Account” shall have the meaning specified in Section 2.2(a) of the Disbursement Agreement.

“Note Register” shall have the meaning specified in Section 2.7 of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.7 of the Indenture.

“Noteholders” shall mean the holders of Initial Lessor Notes, who shall initially be the Pass Through Trustees, and any holder of Subsequent Lessor Notes.

“Notice of Construction Purchase” shall have the meaning specified in Section 11.4(a) of the Participation Agreement.

“Notice to Proceed” shall have the meaning specified in Section 1.1 of the EPC Contract.

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“Obsolescence Termination Date” shall have the meaning specified in Section 14.1 of the Facility Lease.

“Offering Circular” shall mean, collectively, (i) the Preliminary Confidential Offering Circular, dated October 6, 2003, with respect to the Certificates and (ii) the Confidential Offering Circular, dated October 14, 2003, with respect to the Certificates.

“Officer’s Certificate” shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.

“O&M Agreement” shall mean the Operation and Maintenance Agreement, dated as of October 20, 2003 (as amended by Amendment No. 1 to Operation and Maintenance Agreement, dated as of October 21, 2003), by and between the Owner Lessor and the Operator.

“Operative Documents” shall mean the Participation Agreement, the Facility Lease, the Site Lease, the Site Sublease, the Assignment and Assumption Agreement, the Construction Agency Agreement, the Indenture, the other Security Documents, the Lessor Notes, the Pass Through Trust Agreements, the Certificates, the LLC Agreement, the Tax Indemnity Agreement, the TEP Indemnity Agreement, the OP Guaranty and the Swap Agreement.

“Operator” shall mean TEP, in its capacity as operator under the O&M Agreement.

“OP Guarantor” shall mean the General Electric Capital Corporation, a Delaware corporation, or any Person that shall guaranty the obligations of a Transferee under the Operative Documents in accordance with Section 9.1(a) of the Participation Agreement.

“OP Guaranty” shall mean the OP Guaranty, dated as of the date of the Participation Agreement and substantially in the form of Exhibit J to the Participation Agreement, executed by the OP Guarantor in favor of the Funding Parties, or any other guaranty agreement entered into pursuant to Section 9.1 of the Participation Agreement substantially in the form of Exhibit J to the Participation Agreement.

“OP Interest” shall mean the membership interest in the Owner Participant owned by the Equity Investor.

“OP LLC Agreement” shall mean the Limited Liability Company Agreement, dated as of October 14, 2003, by and between the Trust Company (in its capacity as independent manager thereunder) and the Equity Investor, pursuant to which the Owner Participant shall be governed.

“OP Member” shall mean the Equity Investor.

“Optional Modification” shall have the meaning specified in Section 8.2 of the Facility Lease.

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“Other Available Amounts” shall mean any insurance proceeds, including Casualty Insurance Proceeds, available under related insurance policies maintained by or on behalf of the Lessee, the Owner Lessor or the Construction Agent, Condemnation Proceeds, letter of credit proceeds, proceeds under surety bonds and similar proceeds consisting of available cash that are payable to the Lessee, the Owner Lessor or the Construction Agent in settlement of a Claim or claim for use in the construction of the Facility.

“Outside Completion Date” shall mean December 21, 2006; provided, that to the extent that an unanticipated delay in the Construction Schedule arises and the Company either (i) arranges for additional sources of financing for any additional Project Costs arising therefrom and any scheduled principal payments due in respect of the Lessor Notes during any such period of delay in accordance with Section 13.3 of the Participation Agreement and Section 2.7 of the Construction Agency Agreement (or, if applicable, Section 14.1 of the Participation Agreement) or (ii) provides a Recourse Notification pursuant to Section 3.1(b) of the Construction Agency Agreement, the Outside Completion Date may be extended in order to appropriately account for such delay, provided, further, that in no event shall the Outside Completion Date be extended to later than the fifth anniversary of the Construction Closing Date.

“Outstanding” when used with respect to Master Indenture Secured Obligations shall mean, as of the date of determination, all Master Indenture Secured Obligations theretofore entered into pursuant to the Master Indenture, except:

(i) Master Indenture Secured Obligations theretofore canceled by the trustee under the Master Indenture or delivered to the trustee under the Master Indenture or the Master Indenture Secured Obligations registrar for cancellation pursuant to the terms of the Master Indenture or any supplement to or amendment of the Master Indenture entered into pursuant to Article IX thereof authorizing such Master Indenture Secured Obligations;

(ii) Master Indenture Secured Obligations for whose payment or redemption monies or Defeasance Obligations in the necessary amount have been deposited pursuant to the terms of Article V of the Master Indenture;

(iii) Master Indenture Secured Obligations in exchange for or in lieu of which other Master Indenture Secured Obligations have been authenticated and delivered pursuant to the terms of the instruments evidencing such Master Indenture Secured Obligations; and

(iv) Master Indenture Secured Obligations alleged to have been destroyed, lost or stolen which have been paid pursuant to the terms of the instruments evidencing such Master Indenture Secured Obligations or the supplement to or amendment of the Master Indenture entered into pursuant to Article IX thereof authorizing such Master Indenture Secured Obligations;

provided, however, that in determining whether the holders under the Master Indenture of the requisite principal amount of Outstanding Master Indenture Secured Obligations have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Master Indenture

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Secured Obligations owned by the Company or any other obligor upon such Master Indenture Secured Obligations or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the trustee under the Master Indenture shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Master Indenture Secured Obligations which the trustee under the Master Indenture has actual knowledge to be so owned shall be so disregarded. Master Indenture Secured Obligations so owned which have been pledged in good faith to a pledgee may be regarded as Outstanding if the pledgee establishes to the satisfaction of the trustee under the Master Indenture the pledgee’s right so to act with respect to such Master Indenture Secured Obligations and that the pledgee is not the Company or any other obligor upon such secured obligations or any Affiliate of the Company or such other obligor.

“Overall Transaction” shall mean the transactions contemplated by the Operative Documents and the Project Documents.

“Overdue Rate” shall mean a rate of interest per annum equal to 8.625%.

“Owner Lessor” shall mean Springerville Unit 3 Holding LLC, a Delaware limited liability company.

“Owner Lessor’s Lien” shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Trust Company, the Owner Manager or the Owner Lessor or any of their respective Affiliates that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company, the Owner Manager or the Owner Lessor specified therein, (ii) Taxes imposed upon the Trust Company, the Owner Manager or the Owner Lessor or any of their respective Affiliates that are not indemnified against by the Company pursuant to any Operative Document or are not related to or that are in violation of any Operative Document or the transactions contemplated thereby or (iii) Claims against or affecting the Trust Company, the Owner Manager or the Owner Lessor or any of their respective Affiliates arising out of the voluntary or involuntary transfer by the Trust Company, the Owner Manager or the Owner Lessor of any portion of the interest of the Trust Company, the Owner Manager or the Owner Lessor in the Facility, the Ground Interest, the Project Document Interest and the other Collateral, other than as contemplated or permitted by the Operative Documents.

“Owner Manager” shall mean Wells Fargo Delaware Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as independent manager under the LLC Agreement, and each other Person that may from time to time be acting as independent manager in accordance with the provisions of the LLC Agreement.

“Owner Participant” shall mean Springerville Unit 3 OP LLC, a Delaware limited liability company.

“Owner Participant Commitment” shall mean the obligation of the Owner Participant, if any, to make Advances of Equity Contributions to the Owner Lessor pursuant to Sections 2.2, 2.3(b) and 4.3(a)(ii) of the Participation Agreement and, if required, to fund the

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additional Equity Contributions pursuant to Section 4.4 of the Participation Agreement in amounts not to exceed the amount set forth opposite the Owner Participant’s name on Schedule I to the Participation Agreement. The original aggregate amount of the Owner Participant Commitment is $180,177,500.

“Owner Participant Structure” shall mean the capital structure of the Owner Participant described on Schedule 6.4(n) to the Participation Agreement.

“Owner Participant’s Lien” shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the OP Guarantor, the Equity Investor or the Owner Participant that are not related to, or that are in violation of, any Operative Document or the transactions contemplated thereby or that are in breach of any covenant or agreement of the OP Guarantor, the Equity Investor or the Owner Participant set forth therein, (ii) Taxes against the OP Guarantor, the Equity Investor or the Owner Participant that are not indemnified against by the Company pursuant to the Operative Documents or (iii) Claims against or affecting the OP Guarantor, the Equity Investor or the Owner Participant arising out of the voluntary or involuntary transfer by the OP Guarantor, the Equity Investor or the Owner Participant (other than transfers requested by the Company and except as contemplated or permitted by the Operative Documents or in connection with the exercise of remedies during the continuance of a Company Event of Default) of any portion of the Member Interest, the OP Interest or any other direct or indirect ownership interest in the Equity Investor, the Owner Participant or the Owner Lessor.

“Owner Participant’s Net Economic Return” shall mean the Owner Participant’s anticipated (i) net after-tax yield calculated according to the multiple investment sinking fund method of analysis, (ii) aggregate GAAP income and total after-tax cash flow and (iii) to the extent that the Company’s objective is other than minimizing the average annual Basic Lease Rent over the Basic Lease Term, the cumulative equity free cash flow over the ten years following any applicable adjustment.

“Partial Casualty Event” shall have the meaning specified in Section 10.7 of the Facility Lease.

“Partial Recourse Amount” shall mean, from time to time, an amount equal to (i) the Partial Recourse Percentage of the aggregate Eligible Project Costs (other than Land Acquisition Costs) plus (ii) 100% of the amount of Land Acquisition Costs plus (iii) 100% of the amount of all Liquidated Damages paid to the Construction Agent or to the Indenture Trustee and not applied by the Construction Agent in the manner provided in the Operative Documents; less (iv) the sum of the Unreimbursed Lessee Funded Amounts, if any.

“Partial Recourse Event” means a Company Event of Default occurring prior to the Lease Commencement Date that is neither a Full Recourse Event nor a Non-Recourse Event.

“Partial Recourse Percentage” means 89.95%.

“Participants” shall mean, collectively, the Owner Participant and the Noteholders (each such Person is individually, a “Participant”).

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“Participation Agreement” shall mean the Participation Agreement, dated as of October 21,2003, by and among the Company, the Owner Lessor, the Owner Manager, the Trust Company, the Owner Participant, the Indenture Trustee and the Pass Through Trustees.

“Pass Through Trust Agreements” shall mean, collectively, the Series A Pass Through Trust Agreement and the Series B Pass Through Trust Agreement.

“Pass Through Trustees” shall mean, collectively, the Series A Pass Through Trustee and the Series B Pass Through Trustee.

“Pass Through Trusts” shall mean, collectively, the Series A Pass Through Trust and the Series B Pass Through Trust.

“Patronage Capital Equity” shall mean the ending balance of the consolidated statement of equity as set forth in the Company’s financial statements.

“Paving Agent” shall have the meaning specified in Section 2.5(a) of the Indenture.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Performance Guarantees” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Performance Testing” shall mean (i) any testing of the Facility (including the “Performance Tests” as defined in the EPC Contract) for the purpose of determining whether the Performance Guarantees have been met and (ii) any other testing of the Facility required under the terms of the EPC Contract.

“Performance Liquidated Damages” shall mean the amounts paid or payable under the EPC Contract as “Performance Guarantee Payments” (as defined in Section 1.1 thereof) payable to the Owner Lessor or the Construction Agent as performance liquidated damages or similar payments payable to the Owner Lessor or the Construction Agent under the EPC Contract or any other Construction Document excluding any amounts payable as Delay Liquidated Damages by the EPC Contractor pursuant to Section 7.2 of the EPC Contract.

“Periodic Funding Obligation” shall mean an offering of Debt, all or a portion of the proceeds of which are to be advanced to the Company or any Restricted Subsidiary in one or more advances in the future. Periodic Funding Obligations include, but are not limited to, FFB Notes, which are currently entitled “Future Advance Promissory Notes”.

“Permitted Encumbrances” shall mean all matters shown as exceptions on Schedule B to the Title Policies as in effect on the Construction Closing Date.

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“Permitted Investments” shall mean:

(i)                                     direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii)                                  investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A-1 by S&P or P-l by Moody’s;

(iii)                               investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a rating of A-1 by S&P or P-1 by Moody’s;

(iv)                              fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)                                 shares in any money market mutual fund registered under the Investment Company Act of 1940, as amended, that is rated in the highest category by any of the Rating Agencies.

“Permitted Liens” shall mean (i) the interests of the Funding Parties (other than the Company) under any of the Operative Documents, (ii) all Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens, (iii) Liens permitted pursuant to Article 9 of the Site Lease, Section 8 of the Site Sublease and Section 4.1.1 of the Shared Facilities Agreement, (iv) Liens for (A) taxes not yet due and payable or (B) taxes being contested in good faith, if the Company has established (and is maintaining in accordance with GAAP) adequate reserves held in cash or Permitted Investments for such taxes, (v) suppliers’, vendors’, workmen’s, repairmen’s, employee’s, mechanics’, materialmen’s or other like Liens arising in the ordinary course of business for amounts the payment of which is either (A) not yet delinquent or (B) being contested in good faith, if (1) the Company has established (and is maintaining in accordance with GAAP) adequate reserves held in cash or Permitted Investments for the discharge of such Lien and (2) such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility, the Ground Interest, the Project Document Interest or the other Collateral (or any material part of any thereof) or are bonded for the amount required under Applicable Law to release any such Lien, (vi) pre-judgment Liens for claims against the Company that are being diligently contested in good faith and liens arising out of judgments or awards against the Company with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal

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or review and so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility, the Ground Interest, the Project Document Interest or the other Collateral (or any material part of any thereof) or are bonded for the amount required under Applicable Law to release any such Lien, (vii) Liens on the Facility Leasehold Interests securing the Company’s obligations under the Master Indenture to the extent permitted by Section 15.2 of the Participation Agreement and Section 21.4(c) of the Facility Lease and (viii) Permitted Encumbrances.

“Person” shall mean any natural person, corporation, cooperative, partnership, limited liability company, joint venture, joint-stock company, firm, association, trust, unincorporated organization, government or political subdivision thereof, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean at a particular time, an “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), and to which the Company or any Commonly Controlled Entity has any liability (including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA) at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having an obligation to contribute under Section 4212 of ERISA.

“Plan Assets” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA and “plan” as defined in Section 4975(e)(1) of the Code.

“Powder River” shall mean the Powder River Coal Company, a Delaware corporation and a wholly owned subsidiary of Peabody Energy Corporation.

“Power Purchase Agreement” shall mean the Power Purchase Agreement, dated as of October 20, 2003, by and between the Owner Lessor and SRP.

“Pricing Assumptions” shall mean the “Pricing Assumptions” attached as Schedule IV to the Participation Agreement.

“Prohibited Transaction” has the respective meanings assigned to that term in Section 4975 of the Code and in Section 406 of ERISA.

“Project Completion” shall mean the achievement of “Project Completion” (as defined in the EPC Contract) with respect to the Facility pursuant to the EPC Contract.

“Project Completion Date” shall mean the date of Project Completion of the Facility.

“Project Costs” shall mean, without duplication, the fees, expenses, costs and other items related to acquiring, designing, engineering, surveying, developing, financing, constructing, installing, starting-up, testing and maintaining the Facility and the Site and specified below:

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(i)                                     EPC Contractor Payments and the Upgrade Payments;

(ii)                                  the costs of development, architectural and engineering services and all professional fees related to the Facility and the Site, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

(iii)                               start-up and testing costs and the costs of acquiring, leasing and preparing the Site;

(iv)                              the cost of spare parts, fuel, sewer, interconnection, power and water for construction and start-up, and utility interconnection costs and preparation costs, costs of acquisition and construction of fuel handling facilities and other related facilities for the Facility and all other amounts payable by the Construction Agent under all applicable Operative Documents and Project Documents;

(v)                                 all other Facility-related costs, fuel-related costs, expenses of the Construction Agent with respect to items that may be reimbursed by the EPC Contractor or any other Project Participant pursuant to warranty or other claims, pre-commercial operation fees and expenses, initial working capital costs, initial reserve fund requirements and all other expenses to complete the acquisition, construction and refinancing of the Facility and the Upgrades;

(vi)                              the fees and charges incurred in connection with securing all Governmental Approvals required to be taken, given or obtained in connection with the development, construction, ownership, maintenance or operation of the Facility and the Site;

(vii)                           any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings and each Advance contemplated by the Operative Documents with respect to the Facility and the Site;

(viii)                        all premiums for insurance with respect to the Facility required to be maintained under Schedule 7.29 of the Participation Agreement and all amounts actually paid by the Construction Agent for the purpose of rebuilding or repairing the Facility in connection with a Casualty or Condemnation occurring during the Construction Period to the extent attributable to any deductible applicable to such insurance;

(ix)                              all expenses relating to environmental audits, inspections or studies with respect to the Site;

(x)                                 fees and other expenses relating to the Closing Appraisal of the Facility, the Upgrades and the Site;

(xi)                              fees and expenses of the Insurance Consultant, any insurance panel convened pursuant to Section 4(b) of Schedule 7.29 to the Participation Agreement (except that the fees and expenses of any such insurance panel shall not be considered Project Costs to the extent that it is determined that any insurance required to be procured

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pursuant to such Schedule 7.29 was commercially available and that such insurance was not procured due to any act or omission by the Construction Agent), the Fuel and Market Consultant, the Environmental Consultant and the Engineering Consultant;

(xii)                           all Equity Yield and Equity Commitment Fees and any Breakage Costs payable in respect of the Equity Contributions;

(xiii)                        all interest and any Make-Whole Premium payable in respect of the Lessor Notes;

(xiv)                       (1) any sales, use, transaction privilege, property (real or personal), tangible or intangible taxes incurred in connection with the Facility, the Upgrades and the Site and (2) any Tax indemnifiable pursuant to Section 12.2(a) of the Participation Agreement and not excluded pursuant to Section 12.2(b) of the Participation Agreement and any Tax payable by the Company pursuant to Section 12.2(a) of the Participation Agreement, all to the extent not payable by the Company pursuant to Section 12.2(j) of the Participation Agreement;

(xv)                          ordinary course settlement payments by the Owner Lessor under the Swap Agreement;

(xvi)                       all amounts payable to the Lead Arranger and any other fees and expenses associated with the financing contemplated by the Overall Transaction, to the extent provided in the Construction Budget;

(xvii)                    all legal, accounting, engineering fees and expenses and any other Transaction Expenses, to the extent not otherwise included in any other clause of this definition;

(xviii)                 general and administrative expenses directly attributable to the Facility and the Site;

(xix)                       operation and maintenance expenses incurred prior to the Lease Commencement Date;

(xx)                          the funding of the Completion Escrow Account;

(xxi)                       project development expenses and construction management fees, in each case, as shown in the Construction Budget;

(xxii)                    such other items with respect to the Facility, the Upgrades and the Site as the Owner Participant may approve in writing;

(xxiii)                 any other amounts to be funded from proceeds of Advances pursuant to the Operative Documents;

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(xxiv)                any losses on investments incurred upon liquidation thereof pursuant to Section 3.9 of the Disbursement Agreement; and

(xxv)                   any other items included in the Construction Budget.

“Project Document Interest” shall mean all right, title and interest of the Owner Lessor in and to all Project Documents.

“Project Documents” shall mean, collectively, the EPC Contract, the Supplemental Construction Agreement, the Power Purchase Agreement, the Fuel Supply Agreement, the Fuel Transportation Agreement, the O&M Agreement, the Existing Facilities Upgrade Reimbursement Agreement, the Supplemental Fuel Handling Agreements, the Interconnection Agreement, the Unit 1 Supplemental Agreement, the Tucsonel Lease, the EPC Security, the Springerville Project Agreement, the Support and Operating Agreement, the Shared Facilities Agreement and, when entered into, each Additional Construction Document, together with any replacement or substitute agreement for any of the foregoing.

“Project Obligations” shall have the meaning specified in Section 2.1(a) of the Construction Agency Agreement.

“Project Participants” shall mean, collectively, the Company, the Owner Lessor, the EPC Contractor, TEP, SRP, BNSF, Powder River, the Operator and the Unit 4 Owner.

“Property” shall mean any right or interest in or to property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including the capital stock of any Person.

“Proportional Rent” shall have the meaning specified in Section 3.2(c) of the Facility Lease.

“Prudent Utility Practice” shall mean, at a particular time, either (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the United States at such time, but, in any event, a standard of care and usage no less than that which the Company and its Affiliates would apply with respect to other electric generating facilities and related properties owned, leased or operated by them or (ii) with respect to any matter to which the practices referred to in clause (i) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. “Prudent Utility Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

“PUHCA” shall mean the Public Utility Holding Company Act of 1935, as amended from time to time.

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“Punch List” shall mean the “Punch List” as defined in Section 1.1 of the EPC Contract.

“Purchase Option Date” shall have the meaning specified in Section 15.2 of the Facility Lease.

“Qualified Owner Lessor” shall mean a bank or trust company (i) (A) incorporated in the State of Delaware or (B) otherwise incorporated or having its principal office in another state of the United States; provided, that in the case of this clause (B) the Company and the Indenture Trustee (so long as the Lien of the Security Documents shall not have been discharged) shall have each received an opinion of counsel in such state in substantially the form of the opinions to be delivered by counsel to the Owner Manager on the Construction Closing Date and as to such matters arising from a change in law in such state as the Company and the Indenture Trustee may reasonably request, (ii) that has a Consolidated Tangible Net Worth of at least $150,000,000 and (iii) that is a federally insured depository institution organized under the laws of the State of Delaware, another state of the United States or of the United States.

“Rating Agencies” shall mean Fitch, S&P and Moody’s or, if at the time the rating of any such Rating Agency is required such Rating Agency no longer provides the relevant rating (other than as a result of the rated Person choosing not to have such rating), such other rating agency of national recognition selected by the Company.

“Ratings Reaffirmation” shall mean a reaffirmation by each of the Rating Agencies of their then-current credit ratings of any outstanding Certificates, after giving effect to any transactions giving rise to a request for such reaffirmation.

“Recourse Notification” shall have the meaning specified in Section 3.1 of the Construction Agency Agreement.

“Reference Debt” shall mean, with respect to any Person, the long-term unsecured Indebtedness of such Person not benefiting from any guarantee, support agreement or other credit enhancement.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System.

“Regulatory Event of Loss” shall mean an Event of Loss specified in clause (iv) of the definition of “Event of Loss”.

“Reinvestment Notice” shall mean a notice executed by an Authorized Officer of the Company and delivered to the Owner Participant, and, so long as the Lien of the Security Documents shall not have been terminated or discharged, the Indenture Trustee relating to a Partial Casualty Event, which notice shall (i) set forth in reasonable detail the nature of the proposed restoration or replacement relating to such Partial Casualty Event and the estimated cost and time to complete such restoration or replacement and (ii) state that (A) no Significant Company Default or Company Event of Default has occurred and is continuing, (B) such restoration or replacement is technologically and economically feasible, (C) the net cash

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proceeds of such Partial Casualty Event, together with other resources available to the Company, are sufficient to pay the estimated cost of completing such restoration or replacement and (D) the Company has sufficient resources (through business interruption insurance or otherwise) to pay all principal, interest and other fixed charges projected to become due and payable with respect to Basic Lease Rent (or Renewal Lease Rent) prior to the completion of such restoration or replacement; provided, however, that, with respect to the receipt of proceeds of $100,000,000 or more, to the extent reasonably requested, the Engineering Consultant shall have certified as to the reasonableness, in light of Prudent Utility Practices, of the Company’s repair and replacement plans as set forth in such notice.

“Reinvestment Yield” shall mean, (x) with respect to the Called Principal of the Series A Lessor Note, 0.35 % and (y) with respect to the Called Principal of the Series B Lessor Note, 0.40%, in each case, over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page P-X-1” on the Bloomberg Financial Markets (or such other display as may replace Page P-X-1 on Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

“Related Bonds” means any series of taxable or tax exempt debt issued by a non-profit corporation or any governmental authority with respect to which the Company is an obligor.

“Related Party” shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided, that the Owner Manager and the Owner Lessor shall not be treated as Related Parties to each other except that the Owner Lessor will be treated as a Related Party to the Owner Manager to the extent that the Owner Manager acts at the written direction or with the written consent of the Owner Lessor and each of the Owner Lessor and the Owner Manager shall be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor or the Owner Manager acts at the written direction or with the written consent of the Owner Participant.

“Release” shall mean the actual or threatened release, deposit, disposal or leakage of any Hazardous Material at, into, upon, from or under any land, water or air, or otherwise into

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the environment or within any structure, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying and placement.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (A) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (B) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Lessor Notes, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Lessor Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.5 or 5.4 of the Indenture.

“Renewal Lease Rent” shall mean the scheduled Rent payable on each Rent Payment Date during the Renewal Lease Term or the FMV Renewal Lease Term, as applicable, as determined in accordance with Section 15.1 of the Facility Lease.

“Renewal Lease Term” shall mean the renewal term elected by the Lessee pursuant to Section 15.1(b) of the Facility Lease.

“Rent” shall mean Basic Lease Rent, Renewal Lease Rent, if any, and Supplemental Lease Rent.

“Rent Payment Date” shall mean (i) during the Basic Lease Term, each January 31 and July 31 of each year during the Basic Lease Term and the last day of the Basic Lease Term and (ii) during the Renewal Lease Term or the FMV Renewal Lease Term, as applicable, the first day of the Renewal Lease Term or the FMV Renewal Lease Term, as applicable, and each anniversary thereof.

“Replacement Component” shall have the meaning specified in Section 7.2 of the Facility Lease.

“Reportable Event” shall mean a “reportable event” described in Section 4043(c) of ERISA.

“Requested Funding Date” shall have the meaning specified in Section 2.3(c) of the Participation Agreement.

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“Required Modification” shall have the meaning specified in Section 8.1 of the Facility Lease.

“Required Noteholders” shall mean, as of any date of determination, Noteholders holding in the aggregate more than 50% of the total outstanding principal amount of the Lessor Notes; provided, however, that any Lessor Note held by the Company and/or any Affiliate of the Company shall not be considered outstanding for purposes of this definition unless the Company and/or Affiliate shall hold title to all the Lessor Notes outstanding.

“Required Participants” shall mean the Required Noteholders and the Owner Participant.

“Required Rent Adjustment Information” shall mean the Facility Cost, the final amounts of the Lessor Notes and Equity Contributions actually funded as contemplated by the Participation Agreement, the amount of the Unit 4 Owner Option Purchase Amount, if any, the Lease Commencement Date, the placed in service date referenced in Section 1(h) of the Tax Indemnity Agreement, the accrued interest on the Lessor Notes up to such placed in service date, the accrued Equity Yield on the Equity Contributions up to the placed in service date, the amount of Transaction Expenses and the amount of any Liquidated Damages paid on or prior to the Lease Commencement Date.

“Requisition” shall have the meaning specified in clause (iii) of the definition of “Event of Loss”.

“Restricted Group” shall mean the Company and all Restricted Subsidiaries.

“Restricted Subsidiary” shall mean any Subsidiary of the Company that has become a Restricted Subsidiary pursuant to Section 4.17 of the Master Indenture. Restricted Subsidiaries on the Construction Closing Date are listed on Schedule 6.1(ee) to the Participation Agreement.

“Return Conditions” shall have the meaning specified in Section 5.2 of the Facility Lease.

“Revenues” shall have the meaning given to it in accordance with Accounting Requirements.

“RUS” shall mean the Rural Utilities Service (as successor in interest to the Rural Electrification Administration), an agency of the United States Department of Agriculture, or if at any time after the execution of the Master Indenture RUS is not existing and performing the duties of administering a program of rural electrification as currently assigned to it, then the entity performing such duties at such time.

“RUS Loan Agreement” shall mean that certain Amended and Consolidated Loan Contract, dated as of July 31, 2003, between the RUS and the Company.

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“Scheduled Closing Date” shall mean October 21, 2003, or any date set for the Construction Closing.

“SEC” shall mean the Securities and Exchange Commission or any successor or predecessor agency thereto.

“Section 467 Interest” shall mean and include the Lessor Section 467 Interest and the Lessee Section 467 Interest.

“Section 467 Loan” shall have the meaning specified in Section 3.2(c) of the Facility Lease.

“Section 467 Loan Balance” shall mean and include the Lessor Section 467 Loan Balance and the Lessee Section 467 Loan Balance.

“Secured Obligations” shall have the meaning specified in the Granting Clause of the Indenture.

“Secured Parties” shall have the meaning specified in the Granting Clause of the Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the Indenture, the Disbursement Agreement, the Memorandum of Facility Lease, the Memorandum of Site Lease and the Memorandum of Site Sublease, the EPC Contractor Consent, the TEP Consent, the SRP Consent, the Unit 4 Owner Consent, UCC financing statements and all other documents, agreements and instruments executed and delivered in order to establish, preserve, protect and perfect the Lien of the Indenture Trustee in the Collateral.

“Series A Certificate Register” shall mean the “Register” specified in Section 3.4 of the Series A Pass Through Trust Agreement.

“Series A Certificates” shall mean one or more, as the context may require, of the 6.040% Pass Through Certificates issued on the Construction Closing Date by the Series A Pass Through Trust and any certificates issued in replacement therefor pursuant to Section 3.5 of the Series A Pass Through Trust Agreement.

“Series A Lessor Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Series A Pass Through Trust” shall mean the Tri-State 2003-Series A Pass Through Trust created pursuant to the Series A Pass Through Trust Agreement.

“Series A Pass Through Trust Agreement” shall mean the Series A Pass Through Trust Agreement, dated as of the date of the Participation Agreement, by and between the

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Company and the Series A Pass Through Trustee, substantially in the form of Exhibit D-1 to the Participation Agreement.

“Series A Pass Through Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as Pass Through Trustee under the Series A Pass Through Trust Agreement, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Series A Pass Through Trust Agreement.

“Series B Certificate Register” shall mean the “Register” specified in Section 3.4 of the Series B Pass Through Trust Agreement.

“Series B Certificates” shall mean one or more, as the context may require, of the 7.144% Pass Through Certificates issued on the Construction Closing Date by the Series B Pass Through Trust and any certificates issued in replacement therefor pursuant to Section 3.5 of the Series B Pass Through Trust Agreement.

“Series B Lessor Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Series B Pass Through Trust” shall mean the Tri-State 2003-Series B Pass Through Trust created pursuant to the Series B Pass Through Trust Agreement.

“Series B Pass Through Trust Agreement” shall mean the Series B Pass Through Trust Agreement, dated as of the Construction Closing Date, by and between the Company and the Series B Pass Through Trustee, substantially in the form of Exhibit D-2 to the Participation Agreement.

“Series B Pass Through Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as Pass Through Trustee under the Series B Pass Through Trust Agreement, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Series B Pass Through Trust Agreement.

“Settlement Date” shall mean, with respect to the Called Principal of any Lessor Notes, the date on which such Called Principal is to be prepaid pursuant to Article III of the Indenture or has become or is declared to be immediately due and payable pursuant to Section 5.2 of the Indenture, as the context requires.

“Severable Modification” shall mean any Modification that is both removable without, other than in an immaterial respect, causing irreparable damage to the Facility and not a Required Modification.

“Shared Facilities” shall have the meaning specified in Section 4.1.1 of the Shared Facilities Agreement.

“Shared Facilities Agreement” shall mean the Shared Facilities Agreement, dated as of October 20, 2003, by and between the Owner Lessor and the Unit 4 Owner.

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“Shared Facilities Easements” shall mean the easements granted to the Owner Lessor in or pursuant to Section 3.1.1 of the Site Lease.

“Significant Company Default” shall mean any of the following: (i) the Company shall fail to make any payment of Basic Lease Rent, Renewal Lease Rent, the EBO Amount, the FPO Amount or Termination Value (or any amounts computed by reference to Termination Value) or of any Project Costs constituting interest or principal on the Lessor Notes or Equity Yield on the Equity Contributions, in each case, after the same shall have become due and payable, (ii) the Company shall fail to make any other payment under the Operative Documents (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) when due in excess of $1,000,000 and (iii) any event or circumstance that is, or with the passage of time or the giving of notice or both would become, a “Company Event of Default” under clauses (g), (i) or (k) of Section 11.1 of the Participation Agreement.

“Significant Company Event” shall mean the occurrence of any of the following with respect to the Company: (i) the Average Member Rate charged to each member of the Company shall be raised by the Company, as a result of any action or inaction of the Company, above the rate that equals 120% of the Average Member Rate that existed as of the Construction Closing Date, (ii) Patronage Capital Equity of the Company shall decrease by 20% from the Patronage Capital Equity of the Company, as a result of any action or inaction of the Company, individually or in the aggregate, as of the Construction Closing Date, excluding any decreases to Patronage Capital Equity as a result of distributions of member’s patronage capital permitted pursuant to Section 7.25 of the Participation Agreement or (iii) the Company shall have failed to deliver to the Owner Lessor, on each January 1 and July 1 after the Construction Closing Date to and including on the Lease Commencement Date, a certificate signed by a Financial Officer certifying that the Company shall have complied with clauses (i) and (ii) hereof during the period from the date of the last such certification, as a result of any action or inaction of the Company, individually or in the aggregate.

“Significant Design Document” shall have the meaning specified in Section 1.1 of the EPC Contract.

“Single Employer Plan” shall mean a plan that is covered by the Title IV of ERISA, but that is not a Multiemployer Plan.

“Site” shall mean that certain tract or parcel of real immovable property situated in Springerville, Arizona, as more fully described on Exhibit A to the Site Lease and Exhibit A to the Site Sublease.

“Site Lease” shall mean the Ground Lease and Easement Agreement, dated as of October 20, 2003, by and between the Site Lessor and the Site Lessee, substantially in the form of Exhibit F to the Participation Agreement.

“Site Lease Term” shall mean the “Term” as defined in Section 1.1 of the Site Lease.

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“Site Lessee” shall mean the Owner Lessor, as site lessee of the Ground Interest under the Site Lease.

“Site Lessor” shall mean TEP, as site lessor of the Ground Interest under the Site Lease.

“Site Sublease” shall mean the Site Sublease Agreement, dated as of the date of the Participation Agreement, by and between the Site Sublessor and the Site Sublessee, substantially in the form of Exhibit G to the Participation Agreement.

“Site Sublease Term” shall have the meaning specified in Section 1.1 of the Site Sublease.

“Site Sublessee” shall mean the Company, as site sublessee of the Ground Interest under the Site Sublease.

“Site Sublessor” shall mean the Owner Lessor, as site sublessor of the Ground Interest under the Site Sublease.

“S&P” shall mean Standard & Poor’s Ratings Services (a division of The McGraw-Hill Companies, Inc.) and its successors and assigns.

“Special Company Transfer” shall have the meaning specified in Section 15.1 of the Participation Agreement.

“Special Company Transfer Amount” shall mean for any date, the amount determined as follows:

(i) the Component A Portion of Termination Value under the Facility Lease on the applicable Termination Date; plus

(ii) any unpaid amount in respect of Basic Lease Rent (but only to the extent not required to be applied by the Indenture Trustee to any amounts due and payable to the Secured Parties pursuant to the Indenture) or Renewal Lease Rent due before the date of such determination.

“Special Tax Advisor” shall mean Deloitte & Touche LLP, not in its capacity as the Appraiser.

“Springerville Generating Station” shall mean the existing integrated electricity generating facility near the town of Springerville, Arizona, consisting of two 380 MW coal-fired units, known as “Unit 1” and “Unit 2”, the Fuel Handling Facilities and other equipment and systems associated with such power generation plant and the additional electricity generating facilities known as “Unit 3” and “Unit 4” to be constructed near the same location.

“Springerville Project Agreement” shall mean the Springerville Project Agreement, dated as of April 15, 1987 (including Amendment No. 2 and Agreement Regarding

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Accession to Springerville Project Agreement, dated as of October 20,2003, by and among TEP, the Owner Lessor, the Unit 4 Owner, the Company and San Carlos Resources Inc.), to which the Owner Lessor and the Company will become a party on the Construction Closing Date.

“SRP” shall mean Salt River Project Agricultural Improvement and Power District, an agricultural improvement district organized under the laws of the State of Arizona.

“SRP Consent” shall mean the Consent and Agreement, dated as of the date of the Participation Agreement, by and among SRP, the Company, the Owner Lessor and the Indenture Trustee, substantially in the form of Exhibit M to the Participation Agreement.

“Stated Maturity” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date specified in such obligation as the date on which the principal of such obligation or such installment of principal (whether as a result of scheduled amortization or otherwise) or interest is due and payable

“Subsequent Lessor Notes” shall have the meaning specified in Section 2.10 of the Indenture.

“Subsidiary” shall mean, with respect to any Person, any corporation (including a business trust or a cooperative corporation), partnership, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock or membership or other ownership interests having voting power to elect or appoint a majority of the members of the Governing Body of such corporation is owned by such Person or in the case of any other type of entity, a majority of the Persons performing similar functions as a Governing Body is at the time directly or indirectly owned or appointed by such Person, by the such Person and one or more other of such Subsidiaries of such Person; or by one or more other Subsidiaries of such Person. Unless otherwise indicated, “Subsidiary” shall mean a Subsidiary of the Company. The Company’s Subsidiaries on the Construction Closing Date are listed on Schedule 6.1(ee) to the Participation Agreement.

“Supplemental Construction Agreement” shall mean the Supplemental Construction Agreement, dated as of October 20, 2003 (as amended by Amendment No. 1 to Supplemental Construction Agreement, dated as of October 21, 2003), by and between the Owner Lessor and TEP.

“Supplemental Cost Overrun Financing” shall have the meaning specified in Section 13.3(c) of the Participation Agreement.

“Supplemental Fuel Handling Agreements” shall mean, collectively, (i) the Supplemental Fuel Handling Agreement, dated as of October 20, 2003, among (A) Tucsonel, (B) San Carlos Resources Inc., an Arizona corporation, (C) Wilmington Trust Company and William J. Wade, not in their respective individual capacities, but solely as owner trustee and cotrustee, respectively, under and pursuant to the separate Trust Agreements, each dated as of December 15, 1986, as amended, with DaimlerChrysler Services North America, LLC (as successor-in-interest to Chrysler Capital Corporation), CILCORP Lease Management, Inc., MWR Capital, Inc., Pacific Harbor Capital, Inc. (as successor-in-interest to Northern Leasing Company, Inc.),

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Philip Morris Capital Corporation, and Comcast MO Financial Services, Inc. (as successor-in-interest to U S WEST Financial Services, Inc.), respectively, (D) the Owner Lessor, (E) the Company and (F) the Unit 4 Owner;

(ii) the Supplemental Fuel Handling Agreement, dated as of October 20, 2003, among (A) The Bank of New York (as successor to United States Trust Company of New York in such capacity) and Thomas B. Zakrzewski, not in their respective individual capacities, but solely as owner trustee and cotrustee, respectively, under and pursuant to the Trust Agreement, dated as of December 1, 1984, as amended, with J.C. Penney Corporation, Inc. (formerly known as J.C. Penney Company, Inc., (B) San Carlos Resources Inc., an Arizona corporation, (C) Wilmington Trust Company and William J. Wade, not in their respective individual capacities, but solely as owner trustee and cotrustee, respectively, under and pursuant to the separate Trust Agreements, each dated as of December 15, 1986, as amended, with DaimlerChrysler Services North America, LLC (as successor-in-interest to Chrysler Capital Corporation), CILCORP Lease Management, Inc., MWR Capital, Inc., Pacific Harbor Capital, Inc. (as successor-in-interest to Northern Leasing Company, Inc.), Philip Morris Capital Corporation, and Comcast MO Financial Services, Inc. (as successor-in-interest to U S WEST Financial Services, Inc.), respectively, (D) the Owner Lessor, (E) the Company and (F) the Unit 4 Owner; and

(iii) the Supplemental Fuel Handling Agreement, dated as of October 20, 2003, among (A) The Bank of New York (as successor to United States Trust Company of New York in such capacity) and Thomas B. Zakrzeswki, not in their respective individual capacities, but solely as owner trustee and cotrustee, respectively, under and pursuant to the Trust Agreement, dated as of December 1, 1984, as amended, with General Foods Credit Corporation, (B) San Carlos Resources Inc., an Arizona corporation, (C) Wilmington Trust Company and William J. Wade, not in their respective individual capacities, but solely as owner trustee and cotrustee, respectively, under and pursuant to the separate Trust Agreements, each dated as of December 15, 1986, as amended, with DaimlerChrysler Services North America, LLC (as successor-in-interest to Chrysler Capital Corporation), CILCORP Lease Management, Inc., MWR Capital, Inc., Pacific Harbor Capital, Inc. (as successor-in-interest to Northern Leasing Company, Inc.), Philip Morris Capital Corporation, and Comcast MO Financial Services, Inc. (as successor-in-interest to U S WEST Financial Services, Inc.), respectively, (D) the Owner Lessor, (E) the Company and (F) the Unit 4 Owner.

“Supplemental Lease Rent” shall mean any and all amounts, liabilities, indemnities and monetary obligations (other than Basic Lease Rent and Renewal Lease Rent) that the Company assumes or agrees to pay under the Operative Documents (whether or not identified as “Supplemental Lease Rent”) to the Owner Lessor or any other Person, including Termination Value.

“Supplemental Modification Financing” shall have the meaning specified in Section 13.1(b) of the Participation Agreement.

“Support and Operating Agreement” shall mean the Support and Operating Agreement, dated as of October 20, 2003 (as amended by Amendment No. 1 to the Support and

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Operating Agreement, dated as of October 21, 2003), by and between the Owner Lessor and TEP.

“Support Arrangements” shall have the meaning specified in Section 5.2(h) of the Facility Lease.

“Support Services” shall mean, from and after expiration or earlier termination of the Facility Lease, certain mutually agreed services and rights necessary for the Owner Lessor to be able to operate, use and maintain the Facility and the Common Facilities and sell power therefrom in a manner consistent with Company’s operation of the Facility during the Facility Lease Term (assuming such operation was in accordance with the terms of the Facility Lease), including (i) any services that may become necessary as a result of the inability of the Owner Lessor to hold any Governmental Approval, (ii) access rights available to the Company during the Site Lease Term and (iii) intellectual property rights obtained and maintained in accordance with any Transaction Document.

“Survey” shall mean a survey of the Site, certified to the Owner Lessor, the Owner Participant, the Indenture Trustee and the Title Company, in a manner reasonably satisfactory to each such Person, dated within thirty (30) days of the Construction Closing Date, by an independent professional licensed land surveyor reasonably satisfactory to each such Person, which shall be made in accordance with the 1997 Minimum Standard Detail Requirements for ALTA/ACSM Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping.

“Swap Agreement” shall mean the Master Agreement between the Owner Lessor and the Swap Counterparty, dated as of the date of the Participation Agreement, the ISDA Schedule to such Master Agreement, dated as of the date of such Master Agreement, between the Owner Lessor and the Swap Counterparty and the related confirmation thereunder.

“Swap Counterparty” shall mean Credit Suisse First Boston, International, in its capacity as Party A under the Swap Agreement.

“Swap Obligations” shall mean all obligations of the Owner Lessor to the Swap Counterparty under the Swap Agreement.

“Swap Termination Obligations” shall mean the aggregate amount of Swap Obligations payable to the Swap Counterparty by the Owner Lessor, as the fixed rate payor, upon the early unwind of all or a portion of the Swap Agreement, net of all amounts payable to the Owner Lessor by the Swap Counterparty, as floating-rate payor thereunder.

“System” shall mean all properties or any interests therein owned and operated by the Company or any Restricted Subsidiary for the purpose of the generation, production, transmission, control, operation, processing, sale, management and distribution of electric power and energy, the mining of coal and natural gas and associated activities generally engaged in by generation and transmission companies such as the Company. System shall include, without limiting the generality of the foregoing, the Company’s or any Restricted Subsidiary’s ownership interest in all electric production facilities or rights to the output thereof, transmission lines,

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substations, transformers, distribution lines, conservation and load management facilities, communications and telecommunications equipment, structures, lands, buildings (including but not limited to headquarters, warehouses and office buildings), facilities for the mining, production and transportation of fuel consumed in the production of electricity and water rights, permits, lands, easements, franchises and leaseholds, and all improvements, replacements, renewals and extensions of and additions to any of the foregoing at any time made and now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary. System shall also include all contract rights and other intangible assets of the Company or any Restricted Subsidiary used and useful in connection with the System, including any contractual rights to joint ownership or operation of any generation or transmission facility and any common facilities, and any contractual arrangement for the long-term or short-term interconnection, interchange exchange, pooling, wheeling, transmission purchase or sale of electric power and energy. System shall not include Excluded Property (as defined in the Master Indenture).

“Targeted LD Amount” shall have the meaning specified in Section 4.5(a) of the Participation Agreement.

“Tax” or “Taxes” shall mean all fees (including license, documentation and registration fees), taxes (including income, receipts, gross receipts, gains, transaction privilege, franchise, rental, turn-over, excise, sales, use, stamp, value-added, ad valorem and property taxes (personal and real, tangible and intangible)), license, levies, exports, duties, recording charges or fees, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

“Tax Advance” shall have the meaning specified in Section 12.2(g)(iv)(E) of the Participation Agreement.

“Tax Assumptions” shall mean the items described in Section 1 of the Tax Indemnity Agreement.

“Tax Benefit” shall have the meaning specified in Section 12.2(e) of the Participation Agreement.

“Tax Claim” shall have the meaning specified in Section 12.2(g)(i) of the Participation Agreement.

“Tax Indemnitee” shall have the meaning specified in Section 12.2(a) of the Participation Agreement.

“Tax Indemnity Agreement” shall mean the Tax Indemnity Agreement, dated as of the date of the Participation Agreement, by and between the Owner Participant and the Company.

“TEP” shall mean Tucson Electric Power Company, an Arizona public service corporation.

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“TEP Consent” shall mean the Acknowledgement, Consent and Agreement, dated as of the date of the Participation Agreement, by and among TEP, the Company, the Owner Lessor and the Indenture Trustee, substantially in the form of Exhibit L to the Participation Agreement.

“TEP Indemnity Agreement” shall mean the Indemnity Agreement, dated as of the date of the Participation Agreement, by TEP to and for the benefit of the Owner Lessor, substantially in the form of Exhibit U to the Participation Agreement.

“Termination Date” shall mean each of the monthly dates during the Facility Lease Term identified as a “Termination Value Date” on Exhibit A-4 to the Facility Lease.

“Termination Value” shall mean, as of any date during the Basic Lease Term, the amount specified in Column C of Exhibit A-4 to the Facility Lease (unless another column is expressly referenced, then such column of Exhibit A-4) under the caption “Termination Value” opposite the Termination Date with respect to which the amount is determined (as such Exhibit A-4 may be adjusted from time to time as provided in Section 3.4 of the Facility Lease or as expressly provided in any Operative Document).

“Title Company” shall mean Lawyers Title Insurance Corporation and its reinsurers.

“Title Policies” shall mean the loan policy no. H01-0304540 issued by the Title Company.

“Total Funding Amount” shall mean the aggregate amount to be funded as an Advance in response to a Funding Request or a Final Funding Request, as the case may be, from the Company made in accordance with Section 2.3 or 4.3(a), as the case may be, of the Participation Agreement.

“Transaction Documents” shall mean the collective reference to the Operative Documents and the Project Documents.

“Transaction Expenses” shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the Overall Transaction on the Construction Closing Date and through and including the Lease Commencement Date:

(i)                                     any upfront fees of the Noteholders, the cost of the Closing Appraisal, the cost of title insurance, all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording of the Memoranda (other than the Memorandum of Facility Lease and the Memorandum of Site Sublease), the Site Lease, the Indenture, any other Operative Document (other than the Facility Lease and the Site Sublease) or Project Document and any other document required to be filed or recorded pursuant to the provisions of the Operative Documents (excluding the Facility Lease and the Site Sublease) or the Project Documents and any Uniform Commercial Code filing

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fees in respect of the perfection of any security interests created by the Operative Documents or as otherwise reasonably required by the Indenture Trustee;

(ii)                                  all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording of the Memorandum of Facility Lease, the Memorandum of Site Sublease, the Facility Lease or the Site Sublease and any other document required to be filed or recorded pursuant to the provisions of the Facility Lease or the Site Sublease;

(iii)                               the reasonable fees and expenses of the Engineering Consultant, the Environmental Consultant, the Insurance Consultant and the Market and Fuel Consultant and any other consultants retained by the Equity Investor or the OP Guarantor (excluding any fees or compensation to its advisors) and approved in advance by the Company, which approval shall not be unreasonably withheld;

(iv)                              (A) the reasonable legal fees, expenses and disbursements of counsel to the Funding Parties (other than the Company) relating to the negotiation, preparation, execution and delivery of the Facility Lease and the Site Sublease and (B) all other reasonable legal fees, expenses and disbursements of counsel to the Funding Parties (other than the Company);

(v)                                 at the Company’s option, the reasonable legal fees, expenses and disbursements of counsel to the Company other than those relating to the negotiation, preparation, execution and delivery of the Facility Lease and the Site Sublease;

(vi)                              the fees and reasonable out-of-pocket costs and expenses of the Lease Advisor;

(vii)                           the reasonable arrangement and underwriting fees, discounts and commissions payable to, and reasonable out-of-pocket costs and expenses of, the Initial Purchaser, the Indenture Trustee, the Pass Through Trustees, the Depositary Bank and the Lead Arranger;

(viii)                        (A) any other reasonable, documented out-of-pocket expenses of the Funding Parties relating to the Facility Lease and the Site Sublease approved by the Company and (B) all other reasonable, documented out-of-pocket expenses of the Funding Parties approved by the Company;

(ix)                              the fees and expenses of the Rating Agencies in connection with the rating of the Certificates;

(x)                                 the fees and expenses of Credit Suisse Asset Management, LLC in connection with the management and investment of the amounts on deposit in the Note Proceeds Account and certain other Accounts;

(xi)                              the premiums and other fees and expenses relating to the Title Policies; and

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(xii)                           the initial fees and expenses of the Trust Company, the Owner Manager, the Pass Through Trustees, the Indenture Trustee and the Depositary Bank in connection with the execution and delivery of the Operative Documents to which each is or will be a party.

“Transfer Agreement” shall mean an assignment and assumption agreement substantially in the form of Exhibit P to the Participation Agreement.

“Transferee” shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

“Tri-State” shall mean Tri-State Generation and Transmission Association, Inc., a Colorado cooperative corporation.

“Trust Company” shall mean Wells Fargo Delaware Trust Company, a Delaware banking corporation, in its individual capacity.

“Tucsonel” shall mean Tucsonel Inc., an Arizona corporation.

“Tucsonel Lease” shall mean the Lease, dated as of October 20, 2003, by and between Tucsonel and the Owner Lessor.

“Type” shall mean, with respect to an Equity Contribution, whether such Equity Contribution is a LIBOR Rate Equity Contribution or a Base Rate Equity Contribution.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unit 1 Supplemental Agreement” shall mean the Unit 1 Supplemental Agreement, dated as of October 20,2003, by and among TEP, the Owner Lessor, the Unit 4 Owner, the Indenture Trustee and Wilmington Trust Company and William J. Wade, not in their respective individual capacities, but solely as Owner Trustee and Cotrustee, respectively, under and pursuant to the separate Trust Agreements, each dated as of December 15,1986, as amended, with DaimlerChrysler Services North America LLC (as successor-in-interest to Chrysler Capital Corporation), CILCORP Lease Management, Inc., MWR Capital, Inc., Pacific Harbor Capital, Inc. (as successor-in-interest to Northern Leasing Company, Inc.), Philip Morris Capital Corporation and Comcast MO Financial Services, Inc. (as successor-in-interest to U S WEST Financial Services, Inc.), respectively.

“Unit 4 Owner” shall mean Springerville Four, LLC, a Delaware limited liability company and a subsidiary of SRP.

“Unit 4 Owner Consent” shall mean the Consent and Agreement, dated as of the date of the Participation Agreement, by and among the Unit 4 Owner, the Company, the Owner Lessor and the Indenture Trustee, substantially in the form of Exhibit N to the Participation Agreement.

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“Unit 4 Owner Option Base Amount” shall mean, collectively, the “Reimbursable Amount” as defined in Section 1.1 of the Shared Facilities Agreement and the “Reimbursable Amount” as defined in Section 1.1 of the Existing Facilities Upgrade Reimbursement Agreement.

“Unit 4 Owner Option Other Amount” shall have the meaning specified in Section 2.19(a) of the Participation Agreement.

“Unit 4 Owner Option Purchase Amount” shall have the meaning specified in Section 2.19(a) of the Participation Agreement.

“Unit 4 Owner Options” shall have the meaning specified in Section 2.19(a) of the Participation Agreement.

“United States” or “U.S.” shall mean the United States of America.

“Unreimbursed Indemnity Payments” shall mean, as of any date of determination, the aggregate amount of payments incurred prior to the Lease Commencement Date and paid by the Company pursuant to Article XII of the Participation Agreement for which the Company has not been reimbursed by Available Funding Proceeds.

“Unreimbursed Lessee Funded Amounts” shall mean, as of any date of determination, (x) prior to the occurrence of a Company Event of Default, the aggregate amount of Unreimbursed Indemnity Payments and (y) on and after the occurrence of a Company Event of Default, the sum of (i) the aggregate amount of Unreimbursed Indemnity Payments and (ii) the aggregate amount paid by the Company in respect of Project Costs pursuant to the Owner Lessor’s exercise of remedies prior to the Lease Commencement Date for which the Company has not been reimbursed by Available Funding Proceeds.

“Upgrade Payments” shall mean amounts payable with respect to the development, installation, assembly and construction of the Upgrades, as set forth in the Construction Budget, whether or not such costs are paid on or prior to the Lease Commencement Date.

“Upgrades” shall mean the existing “Station Construction Work” and the “Project Construction Work”, as each such term is defined in the Supplemental Construction Agreement.

“Variable Rate Debt” shall mean any Debt the interest rate on which is periodically reset based on a market rate, index or formula during the term thereof.

“Verifier” shall mean the Lease Advisor or another nationally recognized firm of accountants or lease advisors chosen by the Owner Participant and reasonably acceptable to the Company.

“Work” shall have the meaning specified in Section 1.1 of the EPC Contract.

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“Yield Payment Date” shall mean (i) as to any Base Rate Equity Contribution, the last day of each month to occur while such Equity Contribution is outstanding and the final maturity date of such Equity Contribution, (ii) as to any LIBOR Rate Equity Contribution having a Yield Period of three months or shorter, the last day of such Yield Period, (iii) as to any LIBOR Rate Equity Contribution having a Yield Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Yield Period and the last day of such Yield Period and (iv) as to any Equity Contribution, the date of any repayment or prepayment made in respect thereof.

“Yield Period” shall mean, with respect to any LIBOR Rate Equity Contribution, (i) initially, the period beginning on (and including) the date on which such LIBOR Rate Equity Contribution is made or continued as, or converted into, a LIBOR Rate Equity Contribution and ending on one, two, three, six or, if available, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last LIBOR Business Day of such month) as the Owner Lessor (acting on the instruction of the Company) may select and (ii) thereafter, each period commencing on the last day of the next preceding Yield Period applicable to such LIBOR Rate Equity Contribution and ending one, two, three, six or, if available, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last LIBOR Business Day of such month) as the Owner Lessor (acting on the instruction of the Company) may select; provided, however, that all of the foregoing provisions relating to Yield Periods are subject to the following:

(A)                                the Owner Lessor shall not be permitted to select Yield Periods with respect to Equity Contributions to be in effect at any one time which have expiration dates occurring on more than five (5) different dates (or such other larger number of dates and on such terms as may be agreed to by the Owner Participant);

(B)                                Yield Periods commencing on the same date for Equity Contributions comprising part of the same Advance shall be of the same duration;

(C)                                if any Yield Period would otherwise end on a day that is not a LIBOR Business Day, such Yield Period shall be extended to the next succeeding LIBOR Business Day (unless the result of such extension would be to carry such Yield Period into another calendar month, in which case such Yield Period shall end on the LIBOR Business Day immediately LIBOR Business Day);

(D)                                no Yield Period may end later than the Lease Commencement Date; and

(E)                                 any Yield Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Yield Period) shall end on the last LIBOR Business Day of the calendar month at the end of such Yield Period.

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SCHEDULE I

to the Participation

Agreement

Commitments of the Participants

Lessor Note Commitment

Series A Pass Through Trustee	$355,000,000

Series B Pass Through Trustee	$405,000,000

Owner Participant Commitment

Owner Participant	$180,177,500

Springerville Construction Closing Date Funding Amounts

Schedule II - Section 2.2

October 21, 2003

Series A Proceeds	$352,160,000.00

Series B Proceeds	$400,950,000.00

Owner Participant	$12,203,143.76

Total Funding	$765,313,143.76

SCHEDULE III

to the Participation

Agreement

Notice Addresses

1.               Springerville Unit 3 Partnership LP (as Equity Investor)

Wells Fargo Delaware Trust Company

919 N. Market Street, Suite 700 Wilmington, DE 19801

Phone: 302-575-2004

Fax: 302-575-2006

Attention: Ann Roberts Dukart

copy to:

120 Long Ridge Road

Stamford, CT 06927

Fax: 203-357-4890

Attention: Account Manager — Springerville

2.               Springerville Unit 3 OP LLC (as Owner Participant)

Wells Fargo Delaware Trust Company

919 N. Market Street, Suite 700 Wilmington, DE 19801

Phone: 302-575-2004

Fax: 302-575-2006

Attention: Ann Roberts Dukart

copy to:

120 Long Ridge Road

Stamford, CT 06927

Fax: 203-357-4890

Attention: Account Manager — Springerville

3.               Springerville Unit 3 Holding LLC (as Owner Lessor)

Wells Fargo Delaware Trust Company

919 N. Market Street, Suite 700 Wilmington, DE 19801

Phone: 302-575-2004

Fax: 302-575-2006

Attention: Ann Roberts Dukart

copy to:

120 Long Ridge Road

Stamford, CT 06927

Fax: 203-357-4890

Attention: Account Manager — Springerville

4.               Wells Fargo Delaware Trust Company (as Owner Manager)

919 North Market Street

Suite 700

Wilmington, Delaware 19801

Attention: Ann Roberts Dukart

5.              Wilmington Trust Company (individually and as Pass Through Trustee under the Pass Through Trust Agreements)

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

6.              Wilmington Trust Company (individually and as Indenture Trustee on behalf of the Secured Parties)

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

7.              Wilmington Trust Company (individually and as Depositary Bank)

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

8.              Tri-State Generation and Transmission Association, Inc. (as Lessee and Construction Agent)

1100W. 116th Ave,

Westminster, CO 80234

Fax: (303) 254 6063

Attn: Robert E. Temmer

9.              Credit Suisse First Boston LLC (as Initial Purchaser)

Eleven Madison Avenue,

New York, N.Y. 10010-3629

10.       General Electric Capital Corporation (as OP Guarantor)

120 Long Ridge Road

Stamford, CT 06927

Attention: Account Manager — Springerville

2

Springerville Unit 3 Holding LLC

Schedule IV to

Participation Agreement

PRICING ASSUMPTIONS

	Facility Cost	$939,177,500.00

Loan Amount	Series A	$355,000,000.00
	Series B	$405,000,000.00
	Total	$760,000,000.00

	Lease Transaction Expenses	$1,000,000.00

	Lease Closing Date	Dec 15 2006

	Lease Term	34 years

	Rent Payment Dates	Jan and July 31 of each year

	Short Bond Rate	6.040%

	Long Bond Rate	7.144%

	110% of the Long Term AFR (semi-annual)	5.680%

	Estimated Economic Useful Life	60 years

	Depreciation Method	$61,200,000.00 using PICKLE depreciation (Straight line over 60 years)
		(Straight line over 60 years)
		$877,977,500 using 20 year MACRS
		(150% declining balance switching to straight line - 20 year life)
		Mid-quarter convention for first year

	Anticipated Lease Commencement Date for Funding Swap:	Dec 15 2006 - Apr 15 2007

	Interest Rate if Bank Loan is Utilized:	6.350%

	EBO Date:	Jan 30 2035

	Accrued Interest on Bonds at Lease Commencement Date:	18,894,881.25

	Interest Income Added to Basis for Optimization:	15,084,000.00

	Component A Portion of Termination Value Cap

Component
A Portion of
Termination	For Rental
Value Cap	Dates on and after

295,000,000.00	Lease Commencement Date
255,000,000.00	12th anniversary of the Lease Commencement Date
235,000,000.00	18th anniversary of the Lease Commencement Date
205,000,000.00	22nd anniversary of the Lease Commencement Date
105,000,000.00	6 months after the 29th anniversary of the Lease Commencement Date

SCHEDULE 3.1(a)

to the Participation

Agreement

Operative Documents to be Executed and Delivered
on the Construction Closing Date

Participation Agreement

Construction Agency Agreement

Facility Lease

Indenture

Series A Pass Through Trust Agreement

Series B Pass Through Trust Agreement

Disbursement Agreement

Site Lease

Site Sublease

Assignment and Assumption Agreement

LLC Agreement

OP Guaranty

EPC Contractor Consent

Unit 4 Owner Consent

TEP Consent

SRP Consent

Series A Lessor Note

Series B Lessor Note

Series A Certificates

Series B Certificates

TEP Indemnity Agreement

Tax Indemnity Agreement

UCC-1 Financing Statements

Memorandum of Site Lease

Memorandum of Facility Lease

Memorandum of Site Sublease

Swap Agreement

Schedule 3.1(h)(i) to

Participation Agreement

Construction Budget

Springerville Unit 3 Holding LLC

Construction Month	0	1	2	3	4	5	6	7	8	9	10	11	12
Invoice Date For EPC	21-Oct-03	1-Nov-03	1-Dec-03	1-Jan-04	1-Feb-04	l-Mar-04	1-Apr-04	1-May-04	1-Jun-04	1-Jul-04	l-Aug-04	1-Sep-04	1-Oct-04
EO Construction Month		21-Nov-03	21-Dec-03	21-Jan-04	21-Feb-04	21-Mar-04	21-Apr-04	21-May-04	21-Jun-04	21-Jul-04	21-Aug-04	21-Sep-04	21-Oct-04
EO Financial Month	21-Oct-03	30-Nov-03	31-Dec-03	31-Jan-04	29-Feb-04	31-Mar-04	30-Apr-04	31-May-04	30-Jun-04	31-Jul-04	31-Aug-04	30-Sep-04	31-Oct-04
Payment Date For EPC	21-Oct-03	26-Nov-03	30-Dec-03	29-Jan-04	26-Feb-04	30-Mar-04	29-Apr-04	27-May-04	29-Jun-04	29-Jul-04	30-Aug-04	29-Sep-04	28-Oct-04

Construction Draw Schedule
Turnkey EPC Unit3 ($/kw)	60,245	10,002	17,422	14,541	15,153	21,432	18,483	13,014	17,349	23,944	32,529	30,295	23,713
Turnkey EPC Units 1&2 Upgrades	2,446	1,390	940	1,872	940	1,249	2,499	1,629	1,280	1,959	4,915	2,884	5,286
Coal Yard Modifications	102	378	337	583	0	429	388	0	0	0	859	583	777
Capital Items Excl. from EPC (See Separate List at inputsll62)	1,658	500	125	75	625	1,100	900	593	818	1,100	0	250	1,000
Passing Rail	0	0	0	0	0	0	0	0	0	0	0	0	0
Spares Not in EPC	0	0	0	0	0	0	0	0	0	0	0	0	600
Owner’s Contingency -	0	0	0	0	0	0	0	0	0	0	0	0	0
Development Cost	21,539	0	0	0	0	0	0	0	0	0	0	0	0
Development Fee	9,742	0	0	0	0	0	0	0	0	0	0	0	0
Pre-commercial O&M - After Targeted Reductions	135	91	70	34	35	35	35	35	35	36	36	66	117
Az State Sales Tax	515	86	149	124	130	183	158	111	148	205	278	259	203
Project Management	144	130	120	116	152	116	110	128	110	128	110	110	110
Insurance	4,558	0	0	0	0	0	0	0	0	0	0	0	0
Fuel/Lime Inventory (30 Days Fuel, 10 Days Lime)	0	0	0	0	0	0	0	0	0	0	0	0	0
Working Capital (Assume Credit Line in Place)	0	0	0	0	0	0	0	0	0	0	0	0	0
Outage Costs U1/U2 for Env. Upgrades (see Inputs!S56)	0	0	0	0	0	0	0	0	0	0	0	0	0
Fuel for Testing	0	0	0	0	0	0	0	0	0	0	0	0	0
Underwriting Spreads	6,890	0	0	0	0	0	0	0	0	0	0	0	0
Structuring Fee	8,100	0	0	0	0	0	0	0	0	0	0	0	0
Equity Construction Funding Upfront Fee	1,792	0	0	0	0	0	0	0	0	0	0	0	0
CSFB Out of Pocket Expenses	350	0	0	0	0	0	0	0	0	0	0	0	0
Roadshow Expenses	105	0	0	0	0	0	0	0	0	0	0	0	0
Printer Expenses	200	0	0	0	0	0	0	0	0	0	0	0	0
Commitment Fees - Equity	0	103	102	100	99	98	96	96	94	91	89	86	84
CSFB Counsel Fees and Expenses	3,495	0	0	0	0	0	0	0	0	0	0	0	0
GE Counsel Fees and Expenses	1,817	0	0	0	0	0	0	0	0	0	0	0	0
Other Equity Expenses (Appraisal, Consultants, etc.)	290	0	0	0	0	0	0	0	0	0	0	0	0
Equity Trustee Fees	85	0	0	0	0	0	0	0	0	0	0	0	0
Bond Trustee Fees	83	0	0	0	0	0	0	0	0	0	0	0	0
Independent Engineer	158	13	13	13	13	13	13	13	13	13	13	13	13
IDC - Long Bond	0	0	0	7,958	0	0	0	0	0	14,469	0	0	0
IDC - Short Bond	0	0	0	5,899	0	0	0	0	0	10,725	0	0	0
IDC - Equity	0	72	79	90	108	117	131	144	153	164	194	217	237
IDC - Interest Income	0	(1,080)	(1,062)	(1,034)	(988)	(964)	(928)	(894)	(872)	(842)	(764)	(706)	(654)
Taxes on Interest Income	0	0	750	0	0	0	858	0	858	0	0	858	0

Sub-Total Monthly Expense	124,449	11,685	19,044	30,371	16,266	23,808	22,744	14,869	19,986	51,991	38,259	34,914	31,485

1

Construction Month	13	14	15	16	17	18	19	20	21	22	23	24	25
Invoice Date For EPC	1-Nov-04	1-Dec-04	1-Jan-05	1-Feb-05	1-Mar-05	1-Apr-05	1-May-05	1-Jun-05	1-Jul-05	1-Aug-05	1-Sep-05	1-Oct-05	l-Nov-05
EO Construction Month	21-Nov-04	21-Dec-04	21-Jan-05	21-Feb-05	21-Mar-05	21-Apr-05	21-May-05	21-Jun-05	21-Jul-05	21-Aug-05	21-Sep-05	21-Oct-05	21-Nov-05
EO Financial Month	30-Nov-04	31-Dec-04	31-Jan-05	28-Feb-05	31-Mar-05	30-Apr-05	31-May-05	30-Jun-05	31-Jul-05	31-Aug-05	30-Sep-05	31-Oct-05	30-Nov-05
Payment Date For EPC	29-Nov-04	30-Dec-04	28-Jan-05	25-Feb-05	30-Mar-05	28-Apr-05	27-May-05	29-Jun-05	28-Jul-05	30-Aug-05	29-Sep-05	28-Oct-05	29-Nov-05

Construction Draw Schedule
Turnkey EPC Unit3 ($/kw)	21,725	25,250	29,729	20,997	27,063	18,178	16,066	14,417	14,880	14,068	12,828	10,216	8,106
Turnkey EPC Units 1&2 Upgrades	6,519	3,417	2,637	2,226	4,296	3,957	2,064	694	184	15	15	15	15
Coal Yard Modifications	0	1,850	1,033	0	644	215	0	0	0	0	0	0	0
Capital Items Excl. from EPC (See Separate List at inputsll62)	0	125	0	0	75	1,000	0	0	300	800	200	300	0
Passing Rail	0	0	0	0	0	0	0	0	0	0	0	0	0
Spares Not in EPC	600	600	600	600	600	600	600	600	600	0	0	0	0
Owner’s Contingency -	0	0	0	0	0	0	898	898	898	898	898	898	0
Development Cost	0	0	0	0	0	0	0	0	0	0	0	0	0
Development Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
Pre-commercial O&M - After Targeted Reductions	178	178	188	190	190	189	189	329	359	324	389	429	371
Az State Sales Tax	186	216	254	180	232	156	137	123	127	120	110	87	69
Project Management	110	128	109	109	118	109	109	109	119	128	128	128	128
Insurance	3,558	0	0	0	0	0	0	0	0	0	0	0	0
Fuel/Lime Inventory (30 Days Fuel, 10 Days Lime)	0	0	0	0	0	0	0	0	0	0	0	0	0
Working Capital (Assume Credit Line in Place)	0	0	0	0	0	0	0	0	0	0	0	0	0
Outage Costs U1/U2 for Env. Upgrades (see Inputs!S56)	5,589	0	0	0	0	1,835	0	0	0	0	0	0	0
Fuel for Testing	0	0	0	0	0	0	0	0	0	0	0	0	0
Underwriting Spreads	0	0	0	0	0	0	0	0	0	0	0	0	0
Structuring Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
Equity Construction Funding Upfront Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
CSFB Out of Pocket Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Roadshow Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Printer Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Commitment Fees - Equity	82	80	76	75	73	71	70	69	66	65	64	63	63
CSFB Counsel Fees and Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
GE Counsel Fees and Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Other Equity Expenses (Appraisal, Consultants, etc.)	0	0	0	0	0	0	0	0	0	0	0	0	0
Equity Trustee Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
Bond Trustee Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
Independent Engineer	13	13	13	13	13	13	13	13	13	13	13	13	13
IDC - Long Bond	0	0	14,469	0	0	0	0	0	14,469	0	0	0	0
IDC - Short Bond	0	0	10,725	0	0	0	0	0	10,725	0	0	0	0
IDC - Equity	255	277	296	331	345	364	380	391	402	426	436	445	452
IDC - Interest Income	(607)	(550)	(501)	(411)	(375)	(325)	(285)	(255)	(228)	(164)	(139)	(116)	(97)
Taxes on Interest Income	0	858	0	0	0	261	0	261	0	0	261	0	0

Sub-Total Monthly Expense	38,208	32,443	59,628	24,309	33,274	26,622	20,241	17,649	42,914	16,693	15,203	12,478	9,119

2

Construction Month	26	27	28	29	30	31	32	33	34	35	36	37	38
Invoice Date For EPC	1-Dec-05	1-Jan-06	l-Feb-06	1-Mar-06	l-Apr-06	1-May-06	1-Jun-06	l-Jul-06	1-Aug-06	1-Sep-06	1-Oct-06	1-Nov-06	1-Dec-06
EO Construction Month	21-Dec-05	21-Jan-06	21-Feb-06	21-Mar-06	21-Apr-06	21-May-06	21-Jun-06	21-Jul-06	21-Aug-06	21-Sep-06	21-Oct-06	21-Nov-06	21-Dec-06
EO Financial Month	31-Dec-05	31-Jan-06	28-Feb-06	31-Mar-06	30-Apr-06	31-May-06	30-Jun-06	31-Jul-06	31-Aug-06	30-Sep-06	31-Oct-06	30-Nov-06	31-Dec-06
Payment Date For EPC	29-Dec-05	30-Jan-08	27-Feb-06	30-Mar-06	27-Apr-06	30-May-06	29-Jun-06	28-Jul-06	30-Aug-06	28-Sep-06	30-Oct-06	28-Nov-06	28-Dec-06

Construction Draw Schedule
Turnkey EPC Unit3 ($/kw)	7,551	6,930	6,364	4,806	3,439	3,150	4,583	6,012	5,006	3,605	505	489	332
Turnkey EPC Units 1&2 Upgrades	15	15	15	15	15	15	15	15	0	1,000	0	0
Coal Yard Modifications	0	0	0	0	0	0	0	0	0	0	0	0	0
Capital Items Excl. from EPC (See Separate List at inputsll62)	325	0	0	0	0	0	0	0	0	0	0	0	0
Passing Rail	0	0	0	0	0	0	0	0	0	0	0	0	0
Spares Not in EPC	0	0	0	0	0	0	0	0	0	0	0	0	0
Owner’s Contingency -	0	0	0	0	0	0	0	3,833	3,833	3,833	3,833	3,833	3,833
Development Cost	0	0	0	0	0	0	0	0	0	0	0	0	0
Development Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
Pre-commercial O&M - After Targeted Reductions	377	410	469	444	456	482	1,023	1,399	732	732	381	381	381
Az State Sales Tax	65	59	54	41	29	27	39	51	43	31	4	4	3
Project Management	128	128	128	128	128	128	128	128	128	133	0	0	0
Insurance	0	0	0	0	0	0	0	0	0	0	0	0	0
Fuel/Lime Inventory (30 Days Fuel, 10 Days Lime)	0	0	0	0	0	0	0	0	0	0	0	0	3,932
Working Capital (Assume Credit Line in Place)	0	0	0	0	0	0	0	0	0	0	0	0	0
Outage Costs U1/U2 for Env. Upgrades (see Inputs!S56)	0	0	0	0	0	0	0	0	0	0	0	0	0
Fuel for Testing	0	0	0	0	0	0	0	0	0	82	82	82	82
Underwriting Spreads	0	0	0	0	0	0	0	0	0	0	0	0	0
Structuring Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
Equity Construction Funding Upfront Fee	0	0	0	0	0	0	0	0	0	0	0	0	0
CSFB Out of Pocket Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Roadshow Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Printer Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Commitment Fees - Equity	62	60	60	59	56	53	49	26	20	13	10	6	0
CSFB Counsel Fees and Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
GE Counsel Fees and Expenses	0	0	0	0	0	0	0	0	0	0	0	0	0
Other Equity Expenses (Appraisal, Consultants, etc.)	0	0	0	0	0	0	0	0	0	0	0	0	0
Equity Trustee Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
Bond Trustee Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
Independent Engineer	13	13	13	13	13	13	13	13	13	13	13	13	0
IDC - Long Bond	0	14,469	0	0	0	0	0	14,469	0	0	0	0	0
IDC - Short Bond	0	10,725	0	0	0	0	0	10,725	0	0	0	0	0
IDC - Equity	457	463	482	486	491	517	543	580	796	857	917	950	984
IDC - Interest Income	(84)	(70)	(20)	(9)	0	0	0	0	0	0	0	0	0
Taxes on Interest Income	261	0	0	0	9	0	9	0	0	9	0	0	9

Sub-Total Monthly Expense	9,170	33,200	7,564	5,983	4,635	4,385	6,401	37,250	10,570	10,308	5,745	5,758	9,555

3

Construction Month
Invoice Date For EPC
EO Construction Month
EO Financial Month
Payment Data For EPC	Total

Construction Draw Schedule
Turnkey EPC Unit3 ($/kw)	584,417
Turnkey EPC Units 1&2 Upgrades	56,462
Coal Yard Modifications	8,178
Capital Items Excl. from EPC (See Separate List at inputsll62)	11,869
Passing Rail	0
Spares Not in EPC	6,000
Owner’s Contingency -	28,391
Development Cost	21,539
Development Fee	9,742
Pre-commercial O&M - After Targeted Reductions	11,929
Az State Sales Tax	5,000
Project Management	4,399
Insurance	8,116
Fuel/Lime Inventory (30 Days Fuel, 10 Days Lime)	3,932
Working Capital (Assume Credit Line in Place)	0
Outage Costs U1/U2 for Env. Upgrades (see Inputs!S56)	7,423
Fuel for Testing	328
Underwriting Spreads	6,890
Structuring Fee	8,100
Equity Construction Funding Upfront Fee	1,792
CSFB Out of Pocket Expenses	350
Roadshow Expenses	105
Printer Expenses	200
Commitment Fees - Equity	2,532
CSFB Counsel Fees and Expenses	3,495
GE Counsel Fees and Expenses	1,817
Other Equity Expenses (Appraisal, Consultants, etc.)	290
Equity Trustee Fees	85
Bond Trustee Fees	83
Independent Engineer	630
IDC - Long Bond	80,301
IDC - Short Bond	59,521
IDC - Equity	15,029
IDC - Interest Income	(15,025)
Taxes on Interest Income	5,259

Sub-Total Monthly Expense	939,177

4

Schedule 3.1(h)(ii) to

Participation Agreement

DRAWDOWN SCHEDULE

	Series A Bond	Series B Bond	Equity	Total
Date	Drawdown	Drawdown	Drawdown	Drawdown

Oct 21 2003	0	112,003,916	12,444,880	124,448,795
Nov 30 2003	0	10,519,955	1,168,884	11,688,839
Dec 31 2003	0	17,143,447	1,904,827	19,048,274
Jan 31 2004	0	27,337,903	3,037,545	30,375,448
Feb 29 2004	0	14,644,091	1,627,121	16,271,212
Mar 31 2004	0	21,432,455	2,381,384	23,813,839
Apr 30 2004	0	20,475,259	2,275,029	22,750,287
May 31 2004	0	13,388,586	1,487,621	14,876,207
Jun 30 2004	0	17,994,085	1,999,343	19,993,428
Jul 31 2004	0	46,798,846	5,199,872	51,998,718
Aug 31 2004	0	34,441,699	3,826,855	38,268,554
Sep 30 2004	0	31,432,075	3,492,453	34,924,527
Oct 31 2004	0	28,347,284	3,149,698	31,496,983
Nov 30 2004	25,357,971	9,040,401	3,822,041	38,220,413
Dec 31 2004	29,210,786	0	3,245,643	32,456,428
Jan 31 2005	53,678,468	0	5,964,274	59,642,742
Feb 28 2005	21,893,012	0	2,432,557	24,325,569
Mar 31 2005	29,961,757	0	3,329,084	33,290,841
Apr 30 2005	23,975,649	0	2,663,961	26,639,610
May 31 2005	18,234,281	0	2,026,031	20,260,312
Jun 30 2005	15,901,354	0	1,766,817	17,668,171
Jul 31 2005	38,640,266	0	4,293,363	42,933,629
Aug 31 2005	15,043,248	0	1,671,472	16,714,720
Sep 30 2005	13,701,902	0	1,522,434	15,224,336
Oct 31 2005	11,250,673	0	1,250,075	12,500,748
Nov 30 2005	8,227,847	0	914,205	9,142,052
Dec 31 2005	8,273,305	0	919,256	9,192,561
Jan 31 2006	29,901,184	0	3,322,354	33,223,537
Feb 28 2006	6,829,166	0	758,796	7,587,962
Mar 31 2006	4,919,131	0	1,088,459	6,007,590
Apr 30 2006	0	0	4,661,486	4,661,486
May 31 2006	0	0	4,412,483	4,412,483
Jun 30 2006	0	0	6,430,270	6,430,270
Jul 31 2006	0	0	37,154,812	37,154,812
Aug 31 2006	0	0	10,485,437	10,485,437
Sep 30 2006	0	0	10,225,327	10,225,327
Oct 31 2006	0	0	5,664,700	5,664,700
Nov 30 2006	0	0	5,679.474	5,679,474
Dec 31 2006	0	0	9,477,167	9,477,167

Total	355,000,000	405,000,000	179,177,484	939,177,484

SCHEDULE 3.1(q)

to the Participation

Agreement

Recordings and Filings on the Construction Closing Date

Lease Extracts:

1.              Memorandum of Facility Lease to be filed in the Office of the County Recorder, Apache County, Arizona

2.              Memorandum of Site Lease to be filed in the Office of the County Recorder, Apache County, Arizona

3.              Memorandum of Site Sublease to be filed in the Office of the County Recorder, Apache County, Arizona

4.              Memorandum of Tusconel Lease to be filed in the Office of the County Recorder, Apache County, Arizona

Indenture Filings:

Debtor	Secured Parties	Filing Jurisdictions
Springerville Unit 3 Holding LLC, as Owner Lessor	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties	Office of County Recorder, Apache County, Arizona

UCC-1 Financing Statements:

Debtor	Secured Parties/ Assignee, if applicable	Filing Jurisdictions
Springerville Unit 3 Holding LLC, as Owner Lessor	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties	Delaware Secretary of State
Springerville Unit 3 Holding LLC, as Owner Lessor (Fixture filing)	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties	Office of County Recorder, Apache County, Arizona
Tri-State Generation and Transmission Association, Inc., as Lessee (Precautionary Filing re: Transmitting Utility)	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties, as assignee from Springerville Unit 3 Holding LLC	Arizona Secretary of State
Tri-State Generation and Transmission Association, Inc., as Lessee (Precautionary UCC-1 Filing)	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties, as assignee from Springerville Unit 3 Holding LLC	Colorado Secretary of State
Tri-State Generation and Transmission Association, Inc., as Lessee (Precautionary Fixture Filing)	Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture for the benefit of the Secured Parties, as assignee from Springerville Unit 3 Holding LLC	Office of County Recorder, Apache County, Arizona

2

Other Filings:

1.             Amendment No. 2 and Agreement Regarding Accession to Springerville Project Agreement to be filed in the Office of the County Recorder, Apache County, Arizona

2.             Memorandum of Shared Facilities Agreement to be filed in the Office of the County Recorder, Apache County, Arizona

3.             Memorandum of Support and Operating Agreement to be filed in the Office of the County Recorder, Apache County, Arizona

4.             Intercompany Transfer Agreement to be filed in the Office of the County Recorder, Apache County, Arizona

5.             Supplemental Fuel Handling Agreements to be filed in the Office of the County Recorder, Apache County, Arizona

6.             Acknowledgment Regarding Ownership of Certain Emissions Control Upgrades by and among the Owner Lessor, the Company, the Indenture Trustee and TEP, to be filed in the Office of the County Recorder, Apache County, Arizona

7.             Acknowledgment Regarding Ownership of Certain Common Facilities Additions by and among the Owner Lessor, the Company, the Indenture Trustee and TEP to be filed in the Office of the County Recorder, Apache County, Arizona

8.             Acknowledgment Regarding Ownership of Certain Fuel Handling Facilities Upgrades by and among the Owner Lessor, the Company, the Indenture Trustee and TEP to be filed in the Office of the County Recorder, Apache County, Arizona

3

Schedule 6.1(d)

Part A: Governmental Approvals Obtained

Approval	Issuing Agency	Date Issued

Air Permit	USEPA/ADEQ	Revised permit issued on April 29, 2002

Certificate of Environmental Compatibility	Arizona Corporation Commission/Power Plant and Transmission Line Sitting Committee	Issued on November 1, 2002

Form 7460-1, Notice of Proposed Construction or Alteration (planned construction of structures)	FAA	Approved on April 14, 2003

AZPDES Construction General Permit	ADEQ	Notice of Intent Form completed and submitted on May 22, 2003

Authority to Transact Business in Arizona (Company)	ACC	Application approved and filed on August 26, 2003

Authority to Transact Business in Arizona (Owner Lessor)	ACC	Application approved and filed on October 16, 2003

Contractor’s Licenses A- (General Engineering) and B- 01 (General Commercial Contracting) (EPC Contractor)	Arizona Registrar of Contractors

Class A- (General Engineering) license (#ROC074991) issued January 21, 1988; Class B- 01 (General Commercial Contracting) license (#ROC074992) issued January 21, 1988; both licenses renewed through January 31, 2004

Contractor’s Licenses, A- (General Engineering) and B- 01 (General Commercial Contracting) (TEP)	Arizona Registrar of Contractors	Class A- (General Engineering) license (#ROC188083) issued August 15, 2003; Class B- 01 (General Commercial

Approval	Issuing Agency	Date Issued
Contracting) license (#ROC124585) issued July 31, 1997 and renewed through July 31, 2005

Part B: Governmental Approvals to be Obtained

Approval	Issuing Agency	Date Required

Form 7460-1, Notice of Proposed Construction or Alteration (planned construction of crane(s) in excess of 200 feet)	FAA	To be submitted and approved prior to ground- breaking

Approval of response by Errol Montgomery & Associates (“M&A”) to issues identified in ADWR’s technical analysis of water monitoring plan submitted by M&A	ADWR/ACC	No statutory deadline; ADWR’s response to water monitoring plan is pending

SPCC Plan	USEPA	To be in place before storage of the applicable oil

State Air Permit	ADEQ Air Quality Division (AQD)	Application to be submitted post-closing and prior to commencement of construction of the batch plant

Building Permits (construction office, future warehouse expansion and well field piping enclosure)	County or Municipality Based Department	To be obtained before construction

Form 7460-2, Part I (Unit 3 Stack and Unit 3 Boiler Building)	FAA	To be submitted at least 10 days before construction of each structure begins

Form 7460-2, Part I (Construction Cranes in excess of 200 feet)	FAA	To be submitted at least 10 days before construction of each structure begins

2

Approval	Issuing Agency	Date Required

Form 7460-2, Part II (Unit 3 Stack and Unit 3 Boiler Building)	FAA	To be submitted within 5 Days after construction reaches its greatest height

Form 7460-2, Part II (Construction Cranes in excess of 200 feet)	FAA	To be submitted within 5 days after construction reaches its greatest height

Hazardous Waste—Initial Notification of Regulated Waste Activity	ADEQ	To be submitted upon generation of hazardous waste

MSDS, Emergency Chemicals Inventory Form/Facility Emergency Response Plan	Local Emergency Planning Committee/Arizona Emergency Response Commission/County or Municipality Based Fire Department	Agencies to be notified within 60 days after chemical threshold for new chemical is triggered

Toxic Chemical Release Form	USEPA	Tier II and Form R forms are to be filed before March 1 and July 1, respectively, of the year after the calendar year in which there is site activity above regulatory thresholds

Permit For Above Ground Fuel Storage Tank	Fire Marshall	To be obtained before installation of above-ground tank system

Certificate of Occupancy	County or Municipality Based Department	To be obtained before occupation of habitable structure

Amendment to Aquifer Protection Permit for Unit 3 Pond Structures	ADEQ	Request for amendment to be submitted after new pond structures design has been completed

Modification of SWPPP required by AZPDES Storm Water Discharge Permit	ADEQ	Modification to occur before operation of Unit 3

3

Approval	Issuing Agency	Date Required

Certificate of Representation	USEPA	Certificate to be submitted within 60 days after the appointment and approval of a Designated Representative

Title IV Operating Permit	USEPA	Application to be submitted 24 months before operation of Unit 3

Radioactive Materials License	Arizona Radiation Regulatory Agency	To be obtained before radioactive sources are on-site

MSDS, Emergency Chemicals Inventory Form/Facility Emergency Response Plan	Local Emergency Planning Committee/Arizona Emergency Response Commission/County or Municipality Based Fire Department	Agencies to be notified within 60 days after chemical threshold for new chemicals is triggered

Revised SPCC Plan	USEPA	To be submitted before operation of Unit 3

Facility Response Plan	USEPA	If required, to be developed before storage of oil for Unit 3

Notice of Termination of AZPDES Construction General Permit	ADEQ	To be prepared and submitted 30 days after final stabilization has been achieved

New Unit Operation Notification	USEPA/ADEQ	To be given 45 days before commercial commencement of Unit 3, or not later than 45 days before the date on which a new stack or FGD system exhausts emissions into the atmosphere

Monitoring Plan Submittal	USEPA/ADEQ	To be submitted 45 days before initial certification testing

4

Approval	Issuing Agency	Date Required

Risk Management Plan for Ammonia for SCR On-Site	USEPA/FBI	To be submitted on the first date on which a regulated substance (ammonia) is present above a threshold quantity in a process

Fire Safety Approval (Fire Protection System for Units 3 and 4)	Fire Marshall or equivalent	To be obtained before fire system construction

Fire Safety Approval (Fire Protection System for Existing Temporary Construction Offices)	Fire Marshall or equivalent	To be obtained before fire system construction

Initial Certification Test Notification	USEPA/ADEQ	To be submitted 21 days before first scheduled day of certification testing

Initial Certification Application	USEPA/ADEQ	To be submitted within 45 days after completing all initial certification tests

Quarterly Reports	USEPA/ADEQ	To be submitted within 30 days after the end of each calendar quarter

Notice of Intention to Drill	Arizona Department of Water Resources	Notice to be submitted before ground water well is drilled

5

Schedule 6.1(h)

None

Disclosure Schedule 6.1(1)

Environmental Matters

1.                                      Units 1 and 2 of the Springerville Generating Station are the subjects of litigation in the United States District Court for the District of Arizona relating to claims by an environmental group alleging that the federal Clean Air Act New Source Performance Standards were applicable to the construction of these Units. See Grand Canyon Trust v. Tucson Elec. Power Co., No. Civ. 01-2189-PCT-EHC (D. Ariz.)

2.                                      Units 3 and 4 of the Springerville Generating Station are the subjects of Administrative petitions filed by the Grant Canyon Trust with the United States Environmental Protection Agency on April 29, 2002 pursuant to Section 505 of the Clean Air Act alleging that Unit 3 the federal Clean Air Act Prevention of Significant Deterioration and the Maximum Achievable Control Technology provisions apply to this Unit.

3.                                      Unit 4 of the Springerville Generating Station is the subject of an appeal from Decision No. 65347 issued on November 1, 2002 by the Arizona Corporation Commission. The appeal is captioned Grand Canyon Trust and the Land and Water Fund of the Rockies vs. Arizona Corporation Commission and is filed in the Superior Court of the State of Arizona in the County of Maricopa, Case No. CV2003-000436. The appeal alleges that Unit 4 failed to meet the demonstration of need requirements of the Arizona Corporation Commission.

4.                                      All environmental conditions set forth in the Conclusions in Section Seven (7.0) of the Phase I Environmental Site Assessment Tucson Electric Power Company’s Springerville Power Plant, Springerville, Arizona dated January 20, 2002 prepared for Tucson Electric Power Company by URS Corporation.

5.                                      All environmental conditions set forth in the Conclusions and Recommendations at Section Six (6.0) of the Phase II Investigation Tucson Electric Power Springervillle Power Plant, Springerville, Arizona dated March 22, 2002 prepared for Tucson Electric Power Company by URS Corporation.

6.                                      All environmental matters or Environmental Conditions that are included or referenced in or otherwise disclosed in the Engineering Report (Section 3.1(k)), the Environmental Report (Section 3.1(y)) or listed or otherwise disclosed in the documents listed in Attachment A to this Schedule 6.1(1) which documents, information and materials have been provided for the Parties due diligence review.

7.                                      Except as disclosed in this Schedule, the Company states that it does not have Actual Knowledge of any material violation of Environmental Laws, Releases or liabilities as more fully set forth in Section 6.1 at the Company’s various facilities.

ATTACHMENT A

TO

SCHEDULE 6.1(1)

Environmental Matters

1.                                      Environmental Permits

a)     Environmental Permit Matrix

b)     ACC Certificate of Environmental Compatibility dated 11/1/02

c)      FAA Determination of No Hazard to Air Navigation

d)     AZPDES Notice of Intent

e)      Aquifer Protection Permit-Permit for Units 1&2 Attached

2.                                      Load Flow Study

a)     Generation Interconnection and Transmission Access Impact Study

b)     Preliminary Report on Springerville Generation Expansion

3.                                      Operations

a)     Cost & Expense Detail, Springerville 3 Projection (5 years)

b)     Springerville Insurance Estimates

4.                                      Financial Statements

a)     Annual Report 2000

b)     Annual Report 2001

c)      Annual Report 2002

5.                                      Environmental Assessments

a)     URS Phase I ESA dated 1/20/02

b)     URS Phase I ESA dated 3/22/02

c)      Errol Montgomery & Assoc., Inc. Wellfield Evaluation and Groundwater Monitoring Investigation dated 10/01

6.                                      Summary and analysis of challenges to Permits

a)     David Lamoreaux memorandum

7.                                      Title V Permit and application

a)             ADEQ Air Quality Class I Permit No. 100154 issued April 29, 2002

b)             Addendum to Technical Support Document and Statement of Basis for Modification to Tucson Electric Power Company, Springerville Generating Station dated April 29, 2002

b)     Application for Title V Modification dated 3/01

c)      Air Quality Impact Analysis dated 8/01

d)     Technical Support Document dated 12/21/01

e)              ADEQ Air Quality Class I Permit No. 1000105 issued July 26, 1999

f)               Technical Support Document and Statement of Basis dated July 26, 1999

8.                                      Projected Costs of complying with CAA and Clear Skies

a)     Costs for complying with CAA are synonymous with Unit 3 installation and operating costs as the plant will be built and operated in compliance with the current CAA

b)     TEP has not performed an analysis of potential costs associated with Unit 3 for complying with the Clear Skies Act

9.                                      Notices of Violation, consent agreements, consent orders

a)     ADEQ Notice of Violation dated 6/01/01, resolved as of 7/17/01

b)     No other NOVs, consent agreements, or consent orders for Units 1 & 2 for five years

10.                               Impact of New Source Review for Unit 3

a)             PSD provisions for Unit 3 addressed in Application for Title V Permit Modification

11.                               Memorandum regarding “Initial Comments — Springerville Power Plant Site Visit” dated September 26, 2003 prepared by Geomatrix Consultants.

Schedule 6.1(p)

None

Schedule 6.1(u)

None

Schedule 6.1(ee)

1.              Western Fuels-Colorado, LLC

2.              An owner trust created under a trust agreement, by and between Tri-State Generation and Transmission Association, Inc. and The Bank of New York, dated as of September 5, 1984, relating to an 8% undivided ownership interest in the Craig Station Unit 3.

Schedule 6.4(n)

Owner Participant Structure

*The LP interest will be held in multiple units.

Schedule 7.29

To Participation Agreement

Insurance Requirements

The Company shall maintain, or shall cause the EPC Contractor or Operator, as the case may be, to maintain, insurance of the kinds and for the periods indicated below:

1.                                      Insurance by the EPC Contractor. The Company shall cause the EPC Contractor to maintain, or shall maintain for the EPC Contractor (other than in the case of Workers’ Compensation Insurance), in full force and effect at all times on and after the Construction Closing Date and continuing during the period required in the EPC Contract, insurance policies with responsible insurance companies rated in the most recent edition of Best’s Key Rating Guide with a rating of “A” or better and a financial size category of “VIII” or higher (or an equivalent rating from a nationally recognized rating agency or as otherwise agreed to by the Owner Lessor) with limits and coverage not less than the limits and coverage provisions required by the EPC Contract.

(a)                                 Endorsements. All policies of liability insurance to be maintained by the EPC Contractor shall provide for waivers of subrogation in favor of the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties and their respective officers and employees (and such other persons as may be required by the Operative Documents). These policies shall be endorsed as follows:

(i)                                     to provide a severability of interests and cross liability clause;

(ii)                                  that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Company, the Owner Lessor, the Owner Participant or the Secured Parties; and

(iii)                               to name the Company, the Owner Lessor, the Owner Participant,the Indenture Trustee and the Secured Parties and their respective officers and employees (and such other Persons as may be required by the Operative Documents) as additional insureds.

(b)                                 Evidence of Insurance. The Company shall cause the EPC Contractor, prior to the Construction Closing Date and upon request from time to time, to deliver to the Owner Lessor, the Owner Participant and the Indenture Trustee evidence of insurance that is satisfactory to the Owner Lessor, the Owner Participant and the Indenture Trustee, including, when available, certified copies of all insurance policies.

(c)                                  Subcontractors. All major contractors and subcontractors shall, prior to performing work for the Facility valued in excess of $5,000,000, supply proper evidence of the following insurance: workers’ compensation, employer’s liability, general liability and automobile liability insurance. In addition, evidence of excess or umbrella liability limits or other coverages in amounts deemed consistent with prudent industry practice shall be provided to the Company. Such insurance supplied by the parties shall, with the exception of workers’ compensation:

(i)                                     add the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents) as additional insured;

(ii)                                  be primary as respects insurance provided by the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents);

(iii)                               waive rights of subrogation against the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents); and

(iv)                              continue in force until obligations of contractor and subcontractor are fulfilled.

2.                                      Insurance by the Company. The Company shall procure (or cause to be procured) at its own expense and maintain in full force and effect all insurance policies as required hereafter, with not less than the limits and coverage provisions set forth below, with companies that are nationally recognized and rated in the most recent edition of Best’s Key Rating Guide with a rating of “A;VIII” or an equivalent rating from a nationally recognized rating agency or as otherwise agreed by the Owner Lessor. As of the date hereof, such acceptable insurance companies shall include but not be limited to Federated Rural Electric Insurance Exchange so long as Federated Rural Electric Insurance Exchange (i) maintains a rating of “A-;VI” with Best’s Key Rating and (ii) coverage limits do not exceed an aggregate of $1,000,000 per occurrence.

Policies required below shall be effective on or before the Construction Closing Date and maintained in full force and effect throughout the term of the Participation Agreement except as otherwise specified below in respect of policies required by Sections 2(g), (h) and (i).

Construction and Operating Period

(a)                                 Workers’ Compensation Insurance. Workers’ compensation insurance or self-insurance as required by applicable state laws and such other forms of insurance which the Company, the Construction Agent, EPC Contractor and subcontractors are required by law to provide during construction of the Facility, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of the local employees of Company, Construction Agent, EPC Contractor and subcontractors who are working on the Facility.

(b)                                 Employer’s Liability Insurance. Employer’s liability insurance with a $1,000,000 minimum limit per accident. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(c)                                  General Liability Insurance. General liability insurance written on “occurrence” policy form or, solely with respect to AEGIS or EIM, on a “claims first made” policy form against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for premises/operations, products-completed operations, blanket contractual liability, explosion, collapse and underground coverage, broad form property damage, independent contractor’s and personal injury insurance, and sudden and accidental pollution legal liability with a $ 1,000,000 minimum limit per occurrence and in the annual aggregate for combined bodily injury and property damage. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(d)                                 Automobile Liability Insurance. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, non-owned and hired motor vehicles, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(e)                                  Excess Liability. Excess liability insurance of not less than $50,000,000 per occurrence and in the aggregate in respect of products and completed operations liability. Such coverages shall be on a per occurrence basis or, solely with respect to AEGIS or EIM, on a “claims first made” basis and inclusive of coverage provided by the policies described in paragraphs 2(c), 2(d) and, with respect to employer’s liability, paragraph 2(b) above, the limits on which shall apply toward the limit set forth in this section. If the policy or policies provided under this paragraph (e) contain(s) aggregate limits applying to more than one location or to other operations of the Company or Construction Agent or any of their Affiliates in addition to the Facility, and such limits are diminished below $25,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance (such that the limits applying under such policy or policies to the Facility are diminished below $25,000,000), the Company shall, within five (5) Business Days after obtaining knowledge of such event, inform the Indenture Trustee and the Owner Lessor, and within thirty (30) Business Days after shall purchase an additional excess liability insurance policy satisfying the requirements of this paragraph (e).

The amounts of insurance required in the foregoing paragraphs 2(b), (c), (d) and this paragraph 2(e) may be satisfied by Company purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

(f)                                   Aircraft Liability Insurance. Company shall insure all owned, hired or non-owned aircraft or helicopters in an amount not less than $50,000,000. Such cover can be included in paragraph 2(e) above.

Construction Period Only. The insurance policies required by Sections 2(g) and (h) below shall be effective on or before the Construction Closing Date and maintained in full force and effect until care, custody and control of the Facility has transferred to the Owner Lessor as provided in the EPC Contract and operational insurance as set forth in Section 2(i) below is in place.

(g)                                  Builder’s Risk Insurance. A builder’s risk insurance policy on an “all risk” basis including coverage for the perils of earth movement (including but not limited to earthquake and volcanic eruption), flood, comprehensive boiler and machinery coverage including mechanical breakdown and electrical malfunction. Such insurance shall be on a completed value form, with no periodic reporting requirements, for a limit not less than the full insurable value of the Facility and providing coverage for (1) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, spare parts, fuel and other properties constituting a part of the Facility (2) transit including ocean and air transit if any equipment is to be moved by vessel or aircraft, with sub-limits sufficient to insure the full replacement value of equipment items, (3) off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the Site, (4) removal of debris, (5) hazardous material cleanup, (6) performance testing as required in the EPC Contract, and (7) expediting expenses. The deductible for all such insurance shall not exceed (A) $1,000,000 per occurrence for operational testing coverage and (B) $500,000 per occurrence for all other physical damage losses. The marine transit policy (which may be written separately) shall be on a “warehouse to warehouse” basis and contain ninety (90) day concealed damage discovery clause. The builder’s risk coverage shall not contain an exclusion for mechanical breakdown or resultant damage caused by faulty workmanship, design or materials. Coverage shall remain in effect until replaced by physical damage insurance as specified in Section 2(i) below.

If the insurance company providing the physical damage insurance is different from the company providing the boiler and machinery insurance required in this Section, then a joint loss agreement between them will be required and included as part of the respective policies.

(h)                                 Delayed Startup Insurance. Delay in startup insurance will be obtained as an extension of the Builder’s Risk Insurance and marine transit policy in an amount equivalent to eighteen (18) months of principal and interest on the debt and equity yield during construction, taxes, insurance, costs of operation and maintenance, labor, utilities, and general and administrative expenses. This extension shall include coverage for expense or loss caused by delays resulting from (1) loss or damage to the Facility during construction and testing, (2) loss or damage to any equipment while in storage away from the Facility Site, (3) loss or damage to equipment during inland or ocean transit and (4) loss or damage to equipment while at manufacturer’s or supplier’s premises caused by fire, lightning, explosion or impact by aircraft, and, with respect to the steam turbine supplier’s locations in Japan, including coverage for accidental damage out of lifting/loading operations. The deductible or waiting period shall not exceed sixty (60) days from the planned completion date.

The insurance policies required by Sections 2(g) and (h) above shall be amended to waive any rights by the insurer to subrogate against the EPC Contractor, all sub-contractors, the Company, the Owner Lessor, the Indenture Trustee, the Secured Parties and their respective officers and employees (and such other Persons as may be required by the Operative Documents) and include as insureds all sub-contractors and the Company.

Operations Period Only. Coverages required by Section 2(i) below shall be maintained in full force and effect at all times on and after the date care, custody and control of the Facility passes to the Owner Lessor under the EPC Contract.

(i)                                     Physical Damage Insurance. Property damage insurance on an “all risk” basis, boiler and machinery insurance covering the Facility including coverage against damage or loss caused by earth movement (including but not limited to earthquake, and volcanic eruption) and flood and providing coverage for (1) the Facility in an amount equal to the then current “replacement cost” of the Facility subject to the approval of the Owner Lessor and the Indenture Trustee, and (2) Inland and Marine transit, if applicable, with sub-limits sufficient to insure the full replacement value of the property or equipment prior to its being removed from the Facility and while located away from the Facility prior to the movement of any equipment from the Facility. For purposes of this Section 2(i), “replacement cost” shall mean the full replacement value of the Facility, including any improvements, equipment, spare parts, and fuel, without deduction for physical depreciation and/or obsolescence; all such insurance may have deductibles of not greater than $2,000,000 per occurrence, except for the steam turbine units, generators or heat recovery steam generators, which shall not have a deductible greater than $5,000,000 per occurrence. Such insurance shall (1) not include any coinsurance provision, (2) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances, and (3) include debris removal. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, or resultant damage caused by faulty workmanship, design or materials.

If the insurance company providing the physical damage insurance is different from the company providing the boiler and machinery insurance required in this paragraph, then a joint loss agreement between them will be required and included as part of the respective policies.

(j)                                    Business Interruption. As an extension of the property insurance described in paragraph 2(i) or as a separate policy, in the event the Company’s credit rating at any time shall be less than BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch, the Company shall maintain business interruption insurance in an amount equal to eighteen (18) months of continuing expenses (including, without limitation, lease payments), and debt service of the Facility during the interruption of business due to physical loss or damage coverage under paragraph 2(i). This insurance shall include coverage for contingent business interruption arising from loss or damage to property and equipment of all suppliers and customers of the Facility including the Common Facilities, Fuel Handling Facilities and fuel suppliers and energy purchasers. Such insurance shall also cover service interruption and extra expense each in an amount not less than $5,000,000. Such coverage shall contain an agreed amount endorsement waiving any coinsurance penalty. Deductibles shall not exceed sixty (60) days.

General Requirements for Construction and Operations

(k)                                 Endorsements. All policies of insurance to be maintained by the Company shall provide for waivers of subrogation in favor of the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties and their respective officers and employees (and such other Persons as may be required by the Operative Documents). All policies of liability insurance required to be maintained by the Company under this Section 2, other than employer’s liability, shall be endorsed as follows, or contain equivalent wording:

(i)                                     to provide a severability of interest and cross liability clause;

(ii)                                  that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Owner Lessor, the Owner Participant, the Indenture Trustee or the other Secured Parties; and

(iii)                               to name the Owner Lessor, the Owner Participant, the Indenture Trustee, Secured Parties and their respective officers and employees (and such other persons as may be required by the Operative Documents) as additional insureds.

(l)                                     Waiver of Subrogation. The Company hereby waives any and every claim for recovery from the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under the Operative Documents to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Company shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(m)                             Subcontractors. All major contractors and subcontractors shall, prior to performing work for the Facility valued in excess of $5,000,000, supply proper evidence of the following insurance: workers’ compensation, employer’s liability, general liability and automobile liability insurance. In addition, evidence of excess or umbrella liability limits or other coverages in amounts deemed consistent with prudent industry practice shall be provided to the Company. Such insurance supplied by the parties shall, with the exception of workers’ compensation:

(i)                                     add Company, Owner Lessor, Indenture Trustee and Secured Parties (and such other Persons as may be required by the Operative Documents) as additional insured;

(ii)                                  be primary as respects insurance provided by Company, Owner Lessor, Indenture Trustee and Secured Parties (and such other Persons as may be required by the Operative Documents);

(iii)                               waive rights of subrogation against Company, Owner Lessor, Indenture Trustee and Secured Parties (and such other Persons as may be required by the Operative Documents); and

(iv)                              continue in force until obligations of contractor and subcontractor are fulfilled.

3.                                      Insurance by the Operator. The Company shall cause the Operator to procure, at its own expense, and to maintain in full force and effect at all times that the Facility is being operated (and, in any event, no later than the date on which the Operator has employees at the Facility), insurance policies with responsible insurance companies rated in the most recent edition of Best’s Key Rating Guide with a rating of “A” or better and a financial size category of “VIII” or higher (and other companies acceptable to the Owner Lessor and the Indenture Trustee), with limits and coverage provisions sufficient to satisfy the limits and coverage provisions set forth below.

(a)                                 General Liability Insurance. General liability insurance written on “occurrence” policy forms or, solely with respect to AEGIS or EIM, on “claims first made” policy form, against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for premises/operations, products-completed operations, blanket contractual liability, explosion, collapse and underground coverage, broad form property damage, independent contractor’s and personal injury insurance, and sudden and accidental pollution legal liability with a $ 1,000,000 minimum limit per occurrence and in the annual aggregate for combined bodily injury and property damage. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(b)                                 Automobile Liability Insurance. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, non-owned and hired motor vehicles with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions where applicable. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(c)                                  Workers’ Compensation Insurance. Workers’ compensation insurance or self-insurance as required by applicable state laws.

(d)                                 Employer’s Liability Insurance. Employer’s liability insurance for all employees of the Operator with a $1,000,000 minimum limit per accident. A maximum deductible of $1,000,000 per occurrence shall be permitted.

(e)                                  Excess Liability Insurance. Excess liability insurance written on “occurrence” policy forms or, solely with respect to AEGIS or EIM, on “claims first made” policy form covering claims in excess of the underlying insurance described in the foregoing Sections 3(a), (b) and (d), with a $50,000,000 minimum limit per occurrence.

The amounts of insurance required in the foregoing Sections 3(a), (b), (d) and this Section 3(e) may be satisfied by Operator purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

(f)                                   Endorsements. All policies of liability insurance to be maintained by the Operator shall provide for waivers of subrogation in favor of the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee, the Secured Parties and their respective officers and employees (and such other persons as may be required by the Operative Documents). These policies shall also be endorsed as follows:

(i)                                     to provide a severability of interests and cross liability clause;

(ii)                                  that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Company, the Owner Lessor, the Indenture Trustee or the Secured Parties; and

(iii)                               to name the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties and their respective officers (and such other Persons as may be required by the Operative Documents) as additional insureds.

(g)                                  Subcontractors. All major contractors and subcontractors shall, prior to performing work for the Facility valued in excess of $5,000,000, supply proper evidence of the following insurance: workers’ compensation, employer’s liability, general liability and automobile liability insurance. In addition, evidence of excess or umbrella liability limits or other coverages in amounts deemed consistent with prudent industry practice shall be provided to the Lessee. Such insurance supplied by the parties shall, with the exception of workers compensation:

(i)                                     add the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents) as additional insured;

(ii)                                  be primary as respects insurance provided by the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents);

(iii)                               waive rights of subrogation against the Company, the Owner Lessor, the Owner Participant, the Indenture Trustee and the Secured Parties (and such other Persons as may be required by the Operative Documents); and

(iv)                              continue in force until obligations of contractor and subcontractor are fulfilled.

4.                                      General Conditions applying to all Insurance required under this Schedule 7.29

(a)                                 Amendment by the Owner Lessor and Owner Participant. The Owner Lessor and the Owner Participant may at any time amend the requirements and approved insurance companies (i.e., insurance companies which did not meet the ratings requirements of this Schedule but were acceptable to the Owner Lessor) of this Schedule due to (i) new information not known by the Company, the Owner Lessor, the Owner Participant or the Secured Parties on the Construction Closing Date or (ii) changed circumstances after the Construction Closing Date which in the reasonable judgment of the Owner Lessor and the Owner Participant (which opinion shall be confirmed by the Insurance Consultant) either renders such coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims.

(b)                                 Amendment Due to Commercial Unfeasibility.

(i)                                     If any insurance required to be maintained by Company pursuant to this Schedule (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis at the time of renewal, the Company shall provide written notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee, accompanied by a letter from the Company’s insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee, the Owner Lessor, the Owner Participant and the Company shall immediately enter into in good faith negotiations in order to obtain an alternative to such insurance.

(ii)                                  In the event that the Owner Lessor, the Owner Participant and the Company cannot reach a resolution acceptable to such parties within five (5) days, the Owner Lessor shall make arrangements for the formation of an insurance panel consisting of the Company’s insurance advisor (or broker), the Owner Lessor’s insurance advisor (or broker) and an independent insurance expert from an internationally recognized insurance brokerage firm, chosen by the Owner Lessor and reasonably acceptable to the Company. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Schedule, and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

(iii)                               If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation not less than fifteen (15) days before the date for renewal of such insurance which shall be conclusive and binding on each of the Company, the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee. The Owner Lessor and the Owner Participant shall issue a waiver to the Company for a period of one (1) year upon the insurance expert certifying that the relevant insurance is not available on a commercially reasonable basis and the Company having implemented the recommendation of the insurance expert.

(iv)                              All fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Company.

(c)                                  Application of Proceeds. All payments received by any Participant or the Company under any insurance policies obtained by the Company pursuant to Section 7.29 of the Participation Agreement and Sections 2(g), (h), (i) and (j) of this Schedule shall promptly be paid to the Indenture Trustee and deposited in a segregated account established by the Indenture Trustee pursuant to Section 4.2(c) of the Indenture for application in accordance with the provisions thereof and the other Operative Documents.

(d)                                 Conditions.

(i)                                     The Company shall promptly notify the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee of any loss in excess of $5,000,000 covered by any insurance maintained pursuant to Sections 2(g), (h), (i) and (j).

(ii)                                  All policies of insurance required to be maintained pursuant to Sections 2(g), (h), (i) and (j), shall provide that the proceeds of such policies shall be payable solely to the Indenture Trustee, so long as the Lien of the Security Documents shall not have been terminated or discharged, and thereafter, to the Owner Lessor pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or New York Standard Mortgage Endorsement without contribution. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Owner Lessor, the Owner Participant and the Secured Parties (and such other Persons as may be required by the Operative Documents) regardless of any breach or violation by the Company of warranties, declarations or conditions contained in such policies, any action or inaction of the Company or others, or any foreclosure relating to the Facility or any change in ownership of all or any portion of the Facility (the foregoing may be accomplished by the use of the Lender Loss Payable Endorsement required above).

(iii)                               Subject to Section 14.2(b) of the Participation Agreement (in the case of insurance carried under Sections 2(g) and (h)), a loss under any insurance required to be carried under Sections 2(g), (h), (i) and (j), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Company, subject to the approval of the Owner Lessor, if such loss is in excess of $5,000,000. In addition the Company may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $10,000,000 the terms of such settlement is concurred with by the Owner Lessor.

(iv)                              All policies of insurance required to be maintained pursuant to this Schedule shall be endorsed so that if at any time should they be canceled, or coverage be reduced which affects the interests of the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Secured Parties, such cancellation or reduction shall not be effective as to the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the

Secured Parties for 30 days (except for non-payment of premium which shall be for 10 days) after receipt by the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Secured Parties of written notice of such insurer of such cancellation or reduction.

(v)                                 All policies of insurance required to be maintained pursuant to Sections 2(g), (h), (i) and (j) shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood and earth movement.

(e)                                  Evidence of Insurance. On the Construction Closing Date and on an annual basis at each policy anniversary, the Company shall furnish, or cause to be furnished, to the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule. Upon request, the Company will promptly furnish the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained or caused to be maintained by the Company.

(f)                                   Report. On the Construction Closing Date and annually thereafter, the Company shall furnish, or cause to be furnished, to the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, a report of an independent insurance broker, signed by an officer of the broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule. In addition the broker will advise the Owner Lessor, the Owner Participant and, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Company pursuant to this Schedule.

(g)                                  Failure to Maintain Insurance. In the event the Company fails, or fails to cause the EPC Contractor or the Operator, to take out or maintain the full insurance coverage required by this Schedule, the Owner Lessor, the Owner Participant or, so long as the Lien of the Security Documents has not been terminated or discharged, the Indenture Trustee, upon 30 days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Owner Lessor, the Owner Participant or the Indenture Trustee shall become an additional obligation of the Company to the Owner Lessor, the Owner Participant or the Indenture Trustee, as the case may be, and the Company shall forthwith pay such amounts to the Indenture Trustee together with interest thereon at the Overdue Rate from the date so advanced.

(h)                                 No Duty of Owner Lessor, Owner Participant or Indenture Trustee. No provision of this Schedule or any provision of the Participation Agreement or any other Transaction Document shall impose on the Owner Lessor, the Owner Participant or the Secured Parties any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Company, nor shall the Owner Lessor, the Owner Participant or the Secured Parties be responsible for any representations or warranties made by or on behalf of the Company to any insurance company or underwriter. Any failure on the part of any of the foregoing to pursue or obtain the evidence of insurance required by this Schedule from the Company and/or failure by any of the foregoing to point out any noncompliance of such evidence of insurance shall not constitute a waiver of any of the requirements of this Schedule.

(i)                                     Maintenance of Insurance. The Company shall at all times maintain or cause to be maintained the insurance coverage required under the terms of the Transaction Documents.

(j)                                    “Claims Made” Policies for Certain Types of Insurance. If any liability insurance required under the provisions of this Schedule is allowed to be written on a “claims first made” basis, then such insurance shall include the following:

(i)                                     The retroactive date (as such term is specified in each of such policies) shall be no later the Construction Closing Date; and

(ii)                                  Each time any policy written on a “claims first made” basis is not renewed or the retroactive date of such policy is to be changed, the Company shall obtain or cause to be obtained retroactive coverage for each such policy or policies the broadest extended reporting period coverage, or “tail” coverage, which shall be acceptable to the Owner Lessor.